Filed Pursuant to Rule 424(b)(3)
Registration No. 333-139657
PROSPECTUS DATED JUNE 15, 2007

OZARK ETHANOL, LLC
A Delaware Limited Liability Company

Class A Limited Liability Company Units

Offering Price: $2.00 per Unit
Minimum Purchase Requirement: 10,000 Units ($20,000)
Additional Investments: 5,000 Units ($10,000)

Ozark Ethanol, LLC, a Delaware limited liability company, is offering Class A limited liability company units (“Class A Units” or “Units”). We intend to use the offering proceeds for the purpose of developing, constructing and commencing operations of a 54 million gallon per year corn-based dry mill fuel-grade ethanol plant near Nevada, Missouri. Depending on the amount of equity we raise in this offering, we will require senior and subordinated debt financing ranging from approximately $37,500,000 to $87,500,000 in order to fully capitalize the project.

We are offering the Units at a purchase price of $2.00 per Unit. The minimum purchase required is 10,000 Units for a minimum investment of $20,000. Additional Units may be purchased in increments of 5,000 Units ($10,000). This offering will close no later than September 13, 2008.

Subscriptions will require a cash payment equal to at least 10% of the total subscription amount together with a promissory note for the balance. We may require payment of the amount due on the promissory notes at any time after we have received $30,000,000 or more in subscriptions. Subscriptions will be held in escrow until we have received (a) $30,000,000 or more in offering proceeds in cash, consisting of initial cash payments and cash payments on promissory notes, exclusive of interest, and (b) written commitments from lending sources to provide senior and subordinated debt which, combined with the offering proceeds and funds received or receivable from our previous equity offerings, grants and other resources, would equal at least $120,000,000. If these conditions are not satisfied by September 13, 2008 or if we decide to abandon the offering at any time, the escrow agent will promptly return the subscriptions to investors, with interest on the cash payments held in escrow. If we are unable to complete and commence operations of our plant after subscriptions have been released from escrow, the value of your Units would very likely decline significantly or be lost entirely.

The Units are speculative securities subject to several significant risks including the following:

•	No public or other market for the Units exists or is expected in the future.

•	The Units are subject to substantial transfer restrictions.

•	Holders of the Units will have no direct role in our management and very limited voting rights.

•	Debt that we will incur will subject investors’ Units to high leverage and significant risk of loss.

•	Holders of Units may incur tax liabilities with no corresponding distributions of cash flow.

See “Risk Factors” beginning on page 11 for risks you should consider before purchasing the Units.

Our officers and managers will sell the Units directly to investors on a best efforts basis without the assistance of an underwriter. No commissions will be paid to any person in connection with this offering.

			Proceeds to Company
			Before Deducting
	Number of Units	Price to Investors	Offering Expenses

Per Unit		$2.00	$2.00
Total Minimum Offering	15,000,000	$30,000,000	$30,000,000
Total Maximum Offering	40,000,000	$80,000,000	$80,000,000

Neither the Securities and Exchange Commission nor any state securities authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

NOTICES TO INVESTORS

This prospectus does not constitute an offer to sell or the solicitation of an offer to purchase any securities in any state or jurisdiction in which or to any person to whom the offer or sale of the securities would be unlawful.

We have registered this offering for sale of the Units in Missouri, Kansas and Illinois. These securities have not been registered under the securities laws of any other state or jurisdiction. We may also offer and sell the Units in other states in reliance on exemptions from the registration requirements of the laws of those other states.

The securities to be issued in this offering will be subject to substantial restrictions on resale or transfer under the terms of our Limited Liability Company Agreement.

No person has been authorized to give any information or to make any representations other than as contained in or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us.

The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of the company since the date of this prospectus or that the information contained herein is correct as of any subsequent time.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” our financial statements and notes to those statements, and attached appendices, before you decide to invest.

Our Company

Ozark Ethanol, LLC (referred to herein as “we,” “us,” the “company” or “Ozark Ethanol, LLC”) is a limited liability company organized under the laws of the state of Delaware on May 16, 2006. We intend to construct and operate a 54 million gallon per year (“mmgy”) corn-based dry mill fuel-grade ethanol plant near Nevada, Missouri. Currently, we are a development stage company with no revenues from operations. To date, our efforts have been devoted principally to developing plans for our project, engaging service providers and related activities. We will not generate revenue until we complete construction of our proposed plant, which we are targeting for the second quarter of 2009, or earlier if possible. We intend to use the proceeds of this offering to pay for a portion of the development, construction and start-up costs we expect to incur in connection with our plans to build and operate the plant. We will also need a significant amount of debt financing in order to complete our project.

As of the date of this prospectus, we have 2,700,000 Units issued and outstanding for which we received total consideration of $2,005,000 in cash from 37 members.

Our principal executive and operating offices are located at 300 West Kneeland Street, Liberal, Missouri 64762. Our Chair is Jim McClendon. See “Management.” You may contact us by telephone at (417) 843-3835 and by facsimile at (417) 843-3836.

The Offering

We are offering a minimum of 15,000,000 Units and a maximum of 40,000,000 Units at a purchase price of $2.00 per Unit. You must purchase a minimum of 10,000 Units ($20,000) to participate in the offering and invest in our company. You may purchase additional Units in increments of 5,000 Units ($10,000). The minimum amount which must be purchased in this offering in order for the offering to close successfully is $30,000,000 and the maximum offering amount is $80,000,000.

The offering will close upon the earlier to occur of our acceptance of subscriptions for Units for the maximum offering amount of $80,000,000 or September 13, 2008. We may also decide to close the offering prior to that date if we have sold the $30,000,000 minimum offering amount and determine that the offering proceeds, together with committed debt financing and funds received or receivable from our previous equity offerings, grants and other resources, are sufficient to capitalize our project. We reserve the right to modify or terminate the offering, to waive conditions to the purchase of Units and to reject subscriptions in whole or in part. If we abandon the project for any reason, we will terminate the offering.

After the offering, we will have 42,700,000 Units issued and outstanding if we sell the maximum number of Units offered in this offering and 17,700,000 Units issued and outstanding if we sell the minimum number of Units offered. These amounts include 2,700,000 Units issued in our previous development and seed capital financings. A Unit represents an ownership interest in our capital, profits, losses and distributions.

Subscriptions will require a cash payment equal to at least 10% of the total subscription amount together with a promissory note for the balance. We may require payment of the amount due on the promissory notes at any time after we have received $30,000,000 or more in subscriptions. Subscriptions will be held in escrow until we have received (a) $30,000,000 or more in offering proceeds in cash, consisting of initial cash payments and cash payments on promissory notes, exclusive of interest, and (b) written commitments from lending sources to provide senior and subordinated debt which, combined with the offering proceeds and funds received or receivable from our previous equity offerings, grants and other resources, would equal at least $120,000,000. If these conditions are not satisfied on or prior to September 13, 2008 or if we decide to abandon the offering at any time, the escrow agent will promptly return the subscriptions to investors, with interest on the cash payments held in escrow. If we are unable to complete and commence operations of our plant after subscriptions have been released from escrow, the value of your Units would very likely decline significantly or be lost entirely.

The reason that we chose to require subscribers to make a cash payment equal to at least 10% of the total subscription amount and to provide a promissory note for the balance is to limit the amount of cash which subscribers would be required to supply during an offering which could last for several months. We believe that the 10% cash portion of the subscriptions is a sufficient amount to indicate the intent of the subscribers to be fully committed to their subscriptions while allowing them the use of their available cash for other purposes until we call for payment of the promissory notes. The promissory notes, which could represent as much as 90% of the total proceeds of this offering, will be due upon 30 days’ written notice from us after we have received the minimum $30,000,000 in subscriptions required for this offering. The success of our offering will depend on the investors’ willingness and ability to pay the outstanding balances on their promissory notes. Although we may retain the initial cash payment and may seek damages from investors who default on their promissory notes, defaults could cause us to fall short of the equity investment we will require to obtain debt financing and complete our project.

Our officers and managers will sell the Units directly to investors on a best efforts basis without the assistance of an underwriter. We will not pay commissions to our officers, managers or any other person for any sales of Units in this offering. Our managers, officers, affiliates and business partners may purchase Units in this offering.

We have registered this offering for sale of the Units in Missouri, Kansas and Illinois. We may also offer and sell the Units in other states in reliance on exemptions from registration which may be available under the laws of those other states. In certain states we or certain of our officers and managers may be required to register or otherwise qualify to sell Units in those states.

Our Ethanol Project

We intend to construct and operate a 54 mmgy corn-based dry mill fuel-grade ethanol plant near Nevada, Missouri. We expect our plant will be able to convert, on an annual basis, approximately 19.3 million bushels of corn into approximately 54 million gallons of ethanol and 172,000 tons of distillers dried grains (“distillers grains”).

Our 54 mmgy capacity is the expected design or “nameplate” capacity of our plant to produce undenatured or “pure” ethanol. After adding a denaturant, such as gasoline, to the ethanol to make it unsuitable for use other than as a fuel, the total volume of denatured ethanol produced by our plant is expected to be 56.7 mmgy. All references in this prospectus to our plant capacity and operations use our design capacity. References to capacity in the ethanol industry generally frequently do not differentiate among design capacity, denatured production capacity and actual production.

We have an option to purchase a site for our plant which we acquired from individual landowners. The option expires on August 31, 2007 and has no provision for extension. If we are unable to exercise this option prior to our ability to release subscriptions from escrow, we may find it necessary to pay more than the purchase price for the site provided in the option or to locate an alternative site. Our board of managers reserves the right to change the location of the site for our plant, in its sole discretion, for any reason.  A final determination regarding our plant site will be made after our investigations regarding the suitability of the site subject to our option and any other sites that we may consider is complete. Access to transportation facilities, availability of utilities, environmental considerations and regulatory permits required will impact significantly our site and construction decisions.

We have entered into an agreement with Delta-T Corporation (“Delta-T”) to supply process technology for our plant. We expect to enter into an agreement with an engineering, procurement and construction (“EPC”) contractor for the construction of our plant at the time we complete our equity and debt financing. The EPC agreement will set forth in detail the final design and construction services to be provided by the contractor. The plant will be built to operate using natural gas at its energy source. We expect that Delta-T or our EPC contractor will provide us with preliminary engineering assistance prior to our receipt of sufficient equity and debt financing to design, construct and commence operations of our plant. Delta-T has provided the basic technology for numerous ethanol plants throughout the country.

We have developed a preliminary budget for the design, engineering and construction of our plant at a total estimated cost of $88,000,000. The cost of plant construction could exceed the estimate provided in the preliminary budget. If that occurs, we would seek to provide the additional funds necessary from our budgeted construction contingency, from supplemental loans or from supplemental equity investments. If funds from those sources are unavailable or inadequate to complete our plant, we could be forced to sell our project or go out of business.

We estimate that construction of our plant will require 18 months. We hope to have sufficient equity and debt financing for our project and to receive all permits necessary to commence construction by September 2007. If these targets are met, we expect to substantially complete construction of the plant and begin production by the second quarter of 2009, or earlier if possible.

After we commence operations at our plant, we expect to sell all of the ethanol and distillers grains that we produce. Distillers grains is a high protein, high-energy animal feed ingredient which is the corn residue which remains from the production of ethanol. We presently do not plan to market any carbon dioxide produced by the plant. We expect to retain an ethanol marketing consultant or broker to assist us in marketing and selling our production in regional and national markets. We expect to review proposals and approve an agreement with an experienced ethanol marketer prior to our commencement of operations. We anticipate that the ethanol marketing agreement will provide for compensation to the marketer in an amount of approximately $.01 to $.03 per gallon of ethanol sold. We will attempt to market the distillers grains produced by our plant in local markets. However, livestock numbers are limited in Missouri and are unlikely to support the purchase of our distillers grains at the prices we desire. Therefore, we expect to retain a consultant or broker to assist us in marketing our production in regional, national and export markets.

Our Financial Plan

We are a development-stage company with no operating history, no revenues from operations and a small amount of financial assets. See “Selected Financial Data” and our financial statements contained in this prospectus for detailed information regarding our financial position.

We estimate the equity and debt capital that we will require to design and construct our plant and commence operations will be approximately $120,000,000. We have received approximately $2,073,000 in development and seed capital, grants and other income. We are seeking additional equity capital of $30,000,000 to $80,000,000, senior debt financing of approximately $37,500,000 to $75,000,000 and subordinated debt financing of up to an estimated $12,500,000 to finance the project. The amount of senior debt financing that we will require will depend upon how much equity we raise in this offering and the debt to equity ratio that the senior lender will require us to maintain. The subordinated debt would most likely be required if the proceeds from this offering are in the lower range of what we are seeking.

We have not yet obtained any financing proposals from a commercial bank or other source for our senior or subordinated debt financing. Normally banks and other sources of debt financing for ethanol projects will not submit detailed proposals to fund projects until adequate equity financing is reasonably assured. In addition, terms of debt financing are subject to change in the marketplace, and terms discussed prematurely may not be available when the financing is actually needed. The terms of debt financing will also vary depending on the amount of equity raised and the debt-equity ratio implied by the equity available. As a consequence, there is no assurance that we will be able to obtain the necessary debt financing sufficient to capitalize the project. Subscriptions that we receive in this offering will not be released from escrow to us until we have written commitments to provide senior and subordinated debt which, combined with the offering proceeds and funds received or receivable from our previous equity offerings, grants and other resources, would equal at least $120,000,000.

Terms of Membership and Limited Liability Company Agreement

The Units that you purchase in this offering will represent two distinct rights in our company. Membership entitles a holder of Units to vote on matters submitted for consideration by our members and to enjoy certain other non-financial rights such as the right to review certain information concerning our business and records. All holders of Units, whether or not they are members, are entitled to the financial or economic rights associated with the Units.

As part of your subscription to purchase Units in this offering, you will be required to execute a signature page to our Limited Liability Company Agreement by which you agree to become a party to our Limited Liability Company Agreement. If your subscription to purchase 10,000 Units or more is accepted by our board of managers and you agree to become a party to our Limited Liability Company Agreement, you will become a member of Ozark Ethanol, LLC. Our Limited Liability Company Agreement governs us, our board of managers, our members and any other holders of our Units. Each member will have one vote in the election of managers and with respect to other matters submitted to our members. However, the number of votes for each member is capped at five percent (5%) of the outstanding Class A Units. Our members will be entitled to vote on a limited number of matters such as electing future managers, some types of amendments to our Limited Liability Company Agreement, dissolving the company and any matters that our board deems appropriate to be voted on by the members.

As a Unit holder, you will have a capital account to which your contributions will be credited. Your capital account will be increased by the share of our profits and other items of income or gain which are allocated to you. Your capital account will be decreased by your share of our losses, other items of expense or loss and any distributions that are made to you. Under the present terms of our Limited Liability Company Agreement, we will allocate our profits and losses to Unit holders on a basis pro rata to the number of Units each of them holds.

Our Limited Liability Company Agreement gives our board of managers the power and authority to create one or more additional classes or series of Units, to set forth the designation and number of authorized Units of any additional class or series, to fix the relative rights and preferences of any such additional class or series, any or all of which rights and preferences may be senior or superior to those of the Units being offered by this prospectus.

In the opinion of our counsel, Lindquist & Vennum PLLP, we will be treated as a partnership for federal income tax purposes. As a consequence, we will not pay any federal income taxes as a company. Instead, we will allocate our taxable net income to our Unit holders. Our Unit holders will be required to include the income allocated to them in their own taxable income. Because the allocated taxable income is not the same as distributions made by our company, you may be required to pay taxes on your share of our income without receiving any distributions from us. Our Unit holders may be able to deduct losses incurred by us and allocated to them. However, the ability to deduct losses is subject to a number of limitations such as those contained in tax provisions relating to basis, passive losses and at-risk investments.

Our Limited Liability Company Agreement and a Unit transfer policy adopted by our board of managers impose significant restrictions on the transfer of our Units. Transfers are subject to approval by our board of managers and our board of managers will not approve transfers which could cause us to lose our tax status or violate federal or state securities laws. As a result, you may not be able to complete a transfer that you wish to make and may be required to assume the risks of an investment in us for an indefinite period of time.

If you do not qualify as a member or your member status is terminated, you would lose certain rights, such as voting rights, and we could redeem your Units. The minimum number of Class A Units required for membership is 5,000 Units. In addition, you may be terminated as a member if you die or cease to exist, violate our Limited Liability Company Agreement or take actions contrary to our interests, and for other reasons. If you are terminated as a member (other than upon death, dissolution or a complete transfer), our board of managers will have the right, but not the obligation, to redeem your Units at 80% of the average sale price for Units, as determined by our board of managers, in the six months immediately prior to the board’s decision to redeem your Units. We may exercise our right to redeem your Units at any time following termination.

Our Management

Our Limited Liability Company Agreement provides that our board of managers has the principal power and responsibility to govern our business and affairs. Our chief executive officer and other officers, who are elected or appointed by the board of managers, manage our operations. Subject to limited powers to approve amendments to our Limited Liability Company Agreement proposed by our board of managers or to cause us to dissolve, our members have virtually no role in our management.

Our board of managers consists of not less than nine managers, as determined from time to time by resolution of the board of managers. Managers are elected by members representing the respective classes of Units which may be outstanding at any time. There is no maximum number of managers specified by our Limited Liability Company Agreement. Currently, our board of managers has eleven managers who represent our Class A Units, the only class of Units outstanding. Managers are elected for three-year terms, which may be staggered to preserve continuity on the board. The terms of our current managers will expire in 2007. Thereafter, we expect that managers will be elected for three-year staggered terms. Managers are elected by the affirmative vote of a majority of Units held by members present in person, by proxy or written ballot at an annual meeting of our members or special meeting called for the purpose of electing managers. There is no cumulative voting for managers. We may agree to give members or lenders who supply significant amounts of equity or debt capital to us the right to designate managers to serve on our board of managers. Under the terms of our option to purchase our Nevada, Missouri plant site, the sellers will become holders of our Class A Units and one of the sellers will have the right to become a member of our board of managers upon closing of the site purchase. Our board has already elected one of the sellers, E. Regar Todd, Jr., to our board of managers in advance of the obligation to do so.

Each manager elected by the members will serve until his or her successor is duly elected and qualified, or until the manager’s death, resignation or removal. Managers designated by significant equity or debt financing sources would likely be subject to removal and replacement by the financing source. Information regarding our current managers, including business experience, may be found under “Management — Board of Managers.”

Distributions to our Unit Holders

We have not made any cash distributions to our Unit holders since our inception. We do not intend to declare any distributions until after we have commenced operations of our plant, generated income and reserves sufficient for our needs and satisfied any limitations on distributions imposed by our lenders. Thereafter, our board of managers may make distributions of “net cash flow” at times and in aggregate amounts determined by the board in its sole discretion. Subject to that discretion and lenders’ restrictions, we intend to make cash distributions sufficient to discharge our members’ anticipated combined federal, state and local income tax liabilities (based on our board’s estimate of anticipated federal and Missouri statutory rates) arising from our allocations to them of taxable income. We may also declare further distributions or find it necessary to curtail distributions from time to time. “Net cash flow” means the gross cash proceeds of our operations less the portion thereof used to pay or establish reserves for all of our expenses, debts, obligations and liabilities including capital improvements, replacements, and contingencies, all as reasonably determined by our board of managers. Net cash flow is not reduced by depreciation, amortization, cost recovery deductions or similar allowances, but is increased by any reductions of reserves previously established. The definition of net cash flow may be amended by the affirmative vote of a majority of our board of managers without any approval by our members.

Holders of Class A Units are entitled to equivalent per Unit distributions. If Units of any other class are issued in the future, each Unit of that other class will have the distribution rights established for that class by the board of managers without member approval.

Suitability for Investors

The Units are speculative, are subject to significant restrictions on transfer and involve a high degree of risk. Accordingly, the Units are suitable only as a long-term investment for persons who can afford to lose their entire investment. The board of managers reserves the right to reject any subscription, in whole or in part, for any reason, including if the board determines that an investment in the Units is not suitable for any investor.

Completion of Subscriptions

In order to purchase Units in this offering, you must:

(1) Read, complete and sign the subscription agreement included in the Subscription Package in the form attached as Appendix C to this prospectus;

(2) Prepare a check payable to “US Bank, Escrow Agent for Ozark Ethanol, LLC” in the amount of not less than 10% of the total purchase price for the Units for which you wish to subscribe;

(3) Sign a full recourse promissory note for the remaining balance of your purchase price included in the Subscription Package in the form attached as Appendix C to this prospectus;

(4) Sign a copy of the signature page to our Limited Liability Company Agreement included in the Subscription Package in the form attached as Appendix C to this prospectus; and

(5) Mail or deliver items (1) through (4) to us at 300 West Kneeland Street, Liberal, Missouri 64762.

Your promissory note for the balance of your subscription will be due and payable within 30 days after we give you written notice requesting the payment. This notice may be given by us at any time after we have received and deposited in escrow subscriptions for the $30,000,000 minimum amount of proceeds required for this offering to close. If we choose to continue the offering and seek additional subscriptions, we may elect to defer our request for payment until we decide to terminate the offering. If we have received sufficient proceeds to request payment in full but elect to continue the offering, we may require you to pay the full purchase price at the time of subscription for the Units you wish to purchase.

If payment is not made when due on your promissory note, the unpaid amount will accrue interest at a rate of 12% per year. You will be required to reimburse us for any expenses we incur to collect the outstanding balance. If your promissory note is in default, we may retain the cash portion of your subscription, up to 10% of the total subscription amount, and seek legal remedies for the amount in default plus interest.

In your subscription agreement, you will be required to make representations to us that you are aware that the Units are subject to significant restrictions on transfer and that an investment in the Units is suitable for you. You should review these representations and other provisions of the subscription agreement carefully before signing it. The subscription agreement also requires you to provide information concerning the registration of your Units, your residence, and your taxpayer identification or social security number.

By signing the signature page to our Limited Liability Company Agreement, you will agree to be bound by the Limited Liability Company Agreement as a member of Ozark Ethanol, LLC and holder of our Class A Units. Although the signature page to our Limited Liability Company Agreement that you will be provided for signature will be separate from the Agreement itself for convenience of completing your subscription, you are encouraged to read carefully and thoroughly the full text of the Limited Liability Company Agreement, which is contained as Appendix B to this prospectus.

Escrow of Subscriptions

Until the conditions to release subscription proceeds from escrow have been satisfied, all subscriptions for Units will be deposited in an interest-bearing escrow account that we have established with US Bank, as escrow agent, under an escrow agreement between the bank and us. The items deposited with the escrow agent will include the original subscription agreement, cash payment, promissory note and executed signature page to our Limited Liability Company Agreement. The escrow agent will not release the subscription documents and proceeds from the escrow account to us until specific conditions of release are satisfied. Those conditions are: our receipt of (a) $30,000,000 or more in offering proceeds in cash, consisting of initial cash payments and cash payments on promissory notes, exclusive of interest, and (b) written commitments to provide senior and subordinated debt which, combined with the offering proceeds and funds received or receivable from our previous equity offerings, grants and other resources, would equal at least $120,000,000. If we fail to satisfy the terms of the escrow by September 13, 2008 or if we decide to abandon the offering at any time, the escrow agent will promptly return all subscriptions to investors, including your subscription agreement, your cash payments, your promissory note, and your signature page to our Limited Liability Company Agreement, together with nominal interest on your cash payments held in escrow.

The debt financing commitments required to satisfy the second condition to release subscriptions from escrow will not be definitive or binding commitments to lend us the amounts we require to complete our project. The commitments will be subject to various terms and conditions and the definitive loan agreements will be subject to negotiation and execution by the lender and us. Even if final loan agreements are signed, we may need to satisfy various conditions before the lenders will make the loans. Accordingly, your subscription will very likely be released from escrow before it is certain that our required loan proceeds will be available to us.

We will require an air emission source permit and other permits in order to construct and commence operations of our plant. Thus, your subscription will be released from escrow before we will be assured that all permits necessary for construction and operation of our plant will be received by us.

Under the terms of the escrow agreement, the escrow agent will receive no compensation for its services as escrow agent. Reimbursement for expenses and reasonable compensation for any extraordinary services will be paid by us and not from the escrowed subscription proceeds or from investment earnings on the escrowed funds.

Risk Factors to Consider

An investment in our Units involves significant risks. See “Risk Factors” beginning on page 11 for important risks you should consider before purchasing Units in this offering. These risks include, but are not limited to, risks that can be summarized as follows:

•	We are a start-up business venture with no operating history and have no experience in the ethanol industry, which may make it difficult for us to complete and operate our proposed plant and market any ethanol we produce.

•	We will require substantial debt financing in addition to the proceeds of this offering; there is no certainty that sufficient debt financing will be available to us or on terms that will allow us to operate successfully and make distributions to our members.

•	We are and will remain highly dependent on contractors and consultants to assist us in planning, developing, constructing and operating our plant, obtaining corn and other inputs for our plant and marketing our ethanol and distillers grains.

•	The selection and purchase of a suitable site for our operations and the design, construction and operation of our plant will require compliance with numerous federal, state and local regulations, including the necessity to obtain environmental and other permits, which could delay or cause the failure of our project and business.

•	Our business will depend on one primary product, ethanol, with the result that the availability and price of corn and natural gas, the supply and price of ethanol and other alternative fuels, technological advances in the fuels industry and competition in the marketplace will determine our success or failure.

•	Our members and Unit holders have very limited power to affect our management and our Units are subject to substantial restrictions on transferability, with the result that an investment in our Units will involve the assumption of the risks of investment for an indefinite period without the ability to mitigate those risks.

•	Distributions of any cash to our Unit holders may be limited by operating losses, operating cash requirements, debt covenants and other factors, but because Unit holders will be taxed on any profits we generate, Unit holders may be required to cover their tax obligations with funds from other sources.

The foregoing summaries of the risks which will be encountered in any investment in our Units are summaries only. Your attention is directed to the section of this prospectus entitled “Risk Factors” beginning on page 11 for an expanded discussion of the foregoing and other risks relevant to this offering, your investment, our company and our proposed business.

Prospective investors must rely upon their own analysis of the terms of this offering, the terms of our Units and Limited Liability Company Agreement and our proposed business, including the risks involved, in making a decision to invest in our Units. An investment in our Units is suitable only for investors who can assume the financial risks of an investment in us for an indefinite period of time and who can afford to lose their entire investment. We make no representations or warranties of any kind with respect to the likelihood of the success of our business, the value of our Units, any financial returns that we may generate or any tax benefits or consequences that may result from an investment in us.

State Securities Registrations and Exemptions

We have registered the Units for sale directly to investors in the states of Missouri, Kansas and Illinois. We expect to offer and sell Units in certain other states in reliance on exemptions from the registration requirements of the laws of those other states. Where permitted under applicable securities laws, we plan to advertise in local media, mail information to area residents and hold informational meetings for potential investors. State securities laws and regulations will apply to our offering in each state where Units are offered or sold.

Contacts for Information

Prospective investors and their representatives are invited to contact us for additional information and to ask questions of us with respect to this offering, our Units and our proposed business. We will be pleased to respond to questions and provide additional information if we have the information requested or can acquire it without unreasonable effort or expense and are permitted to provide it under applicable securities laws. If you have questions or wish to request additional information, please contact us by telephone at (417) 843-3835 or by e-mail at the fuel@ozarkethanol.com, or write to us or visit our business office at 300 West Kneeland Street, Liberal, Missouri 64762. You may also contact the following officers and managers at the telephone numbers listed below:

Telephone
Name	Position	Number

Jim McClendon	Chair and Manager	(417) 843-4191
Kyle Kirby	Vice Chair and Manager	(417) 214-1411
Kerry Rose	President, Chief Operating Officer and Manager	(417) 214-1156
Brad Williams	Treasurer and Manager	(417) 214-0823
Roger Robins	Secretary and Manager	(913) 851-4215
Martin Bunton	Vice President, Investor/Member Relations, and Manager	(417) 843-6465
Matt Bunton	Vice President, Commodities and Risk Management, and Manager	(417) 214-2085
Mike Bunton	Vice President, Site and Utilities, and Manager	(417) 214-1275
Douglas Meng	Vice President, Insurance and Liability, and Manager	(816) 931-6363
Joe Pace	Vice President, Grants and Incentives, and Manager	(417) 214-1763
E. Regar Todd, Jr.	Vice President, Construction and Engineering, and Manager	(417) 667-1468

RISK FACTORS

An investment in our Units will involve substantial risks. An investment in our Units is suitable only for investors who can assume the financial risks of an investment for an indefinite period of time and who can afford to lose their entire investment. Prospective purchasers of our Units should carefully consider the Risk Factors set forth below, and the other information provided about us and the Units in this prospectus, before deciding to make an investment in the Units.

Risks Related to the Offering

The offering price for our Units has been arbitrarily determined and may bear very little or no relationship to the current value of the Units or the value which the Units might have in the future.

The offering price for the Units in this offering has been arbitrarily determined by us based on our estimate of capital and expense requirements, not based on perceived market value, book value or other established criteria. The $2.00 per Unit offering price is substantially higher than the $.74 per Unit average purchase price paid by investors in our development and seed capital financings. Consequently, you will pay substantially more for Units than was paid by prior investors in us. There has been no independent appraisal or valuation of us or of our Units by any independent appraiser or investment bank. The Units may have a current value significantly less than the offering price and there is no assurance that the Units will ever obtain a value equal to or greater than the offering price.

The Units sold in this offering will be diluted in value and may be subject to further dilution in value.

Prior to this offering, we have issued a total of 2,700,000 Units at an average price of $.74 per Unit. Those Units are dilutive to the value of the Units offered in this offering.

Current Unit holders will realize an immediate average increase of at least $1.19 per Unit in the pro forma net tangible book value of their Units if the minimum number of Units is sold in this offering at a price of $2.00 per Unit, and an average increase of at least $1.34 if the maximum number of Units is sold at a price of $2.00 per Unit. Purchasers of Units in this offering will realize an immediate dilution of at least $0.25 per Unit in the net tangible book value of their Units if the minimum number of Units is sold at a price of $2.00 per Unit, and a decrease of at least $0.10 per Unit if the maximum numbers of Units is sold at a price of $2.00 per Unit. Consequently, you will incur an immediate dilution of your investment in us upon completion of this offering.

Under the terms of our option to purchase our Nevada, Missouri plant site, a portion of the purchase price will be payable in Units, which will require us to issue to the sellers up to 116,000 Units upon closing of the purchase. For purposes of the option, the Units have been valued at $2.00 per Unit, the offering price in this offering. The dilution figures above do not give effect to the issuance of Units upon purchase of our site.

We may, in the future, issue warrants or options in order to obtain adequate debt financing, as compensation to managers, officers, employees or consultants, or for other purposes. If warrants are issued, your equity interest in us would be diluted and the value of your Units could be reduced, particularly if the purchase price for Units in the warrants is lower than the price for Units in this offering. We may also adopt a Unit incentive plan or otherwise grant Units or options in order to attract and retain key personnel to operate our plant. These actions, if taken, could cause additional dilution to your investment, a reduction in your equity interest and a reduction in the value of your Units. See “Dilution.”

If we fail to sell the minimum number of Units in this offering, we will terminate the offering and return your subscription funds to you with nominal interest.

The minimum subscription price for Units sold to complete this offering successfully is $30,000,000. In addition, in order to close the offering and release the subscription funds from escrow, we must have commitment letters for debt financing which, when combined with the proceeds of this offering and funds received or receivable from our previous equity offerings, grants and other resources, will equal the $120,000,000 that we believe will be sufficient to complete construction of our plant and commence operations. If we do not sell Units with a purchase price of at least $30,000,000 or a greater amount as may be necessary to fund our project by September 13, 2008, we will be required to promptly return all subscriptions to investors with nominal interest on subscription funds held in escrow. Consequently, after the date of your subscription, you could expect to earn a return on the funds that you remit with your subscription which may be substantially less than what you could earn from alternative investments.

We are selling the Units in this offering ourselves, without the assistance of an underwriter, and have no commitments from any prospective purchasers of the Units, which means that the offering may fail and your subscription funds may be returned.

We are not using an underwriter or outside placement agent to assist us in selling the Units in this offering. We have no commitments from any prospective purchasers to subscribe for our Units. Our managers and officers have no broker-dealer experience, have limited or no experience with public offerings of securities. Although they are committed to dedicate the time necessary to bring this offering to a successful conclusion as quickly as possible, they have significant responsibilities in their primary occupations, principally farming, and consequently have limited time to devote to this offering. Thus, there is no assurance that we will be successful in attracting investors for our Units or that the offering will be successful. If the offering is unsuccessful, we will be required to return your subscription funds to you.

The conditions to release of subscriptions from escrow do not provide complete protection from risks which may be encountered before we can build and commence operations of our plant.

Subscriptions in this offering may be released from escrow if we have received cash and payments on promissory notes for the $30,000,000 minimum proceeds of this offering, and commitment letters from debt financing sources for the balance we will require to construct and commence operations of our plant. Even if we satisfy the conditions to release subscriptions from escrow, there are many other contingencies that could prevent us from completing our plant and operating our business successfully. Many of those contingencies are discussed in the other paragraphs of the “Risk Factors” section of this prospectus. The conditions to release of subscriptions from escrow do not provide protection from those risks, and if we are unable to complete and commence operations of our plant after subscriptions have been released from escrow, the value of your Units would very likely decline significantly or be lost entirely.

Even if we obtain commitment letters for the required debt financing, a debt financing commitment obligates the lender to provide the debt financing only if we satisfy all of the conditions of the commitment. Those conditions will likely include, among others, execution of a definitive loan agreement satisfactory to the lender, assurance that the total cost of the project will be within a specified amount, execution of engineering and construction contracts acceptable to the lender, issuance of all regulatory permits, receipt of binders or commitments for title and other insurance coverage, receipt of subscriptions for a specified amount of equity investments and other business, financial and closing covenants and conditions. If we are unable to satisfy the loan commitment conditions after breaking escrow, we may be forced to locate an alternative lending source, seek additional equity capital to complete our project or terminate our plans, liquidate our assets and return any remaining subscription funds to investors.

We will require an air emission source permit and other permits in order to construct and commence operations of our plant. Thus, subscriptions will be released from escrow before we will be assured that all permits necessary for construction and operation of our plant will be received by us. If we are unable to secure any necessary permit, we may be required to change our plant design or operating plans, find a different site for our plant or liquidate our assets at a loss to our investors.

We could encounter difficulties in collecting subscription proceeds represented by promissory notes.

Investors are required to deposit at least 10% of the total purchase price for the Units they wish to purchase at the time they subscribe for Units in this offering and to submit a promissory note for the remaining balance. The promissory notes, which could represent as much as 90% of the total proceeds of this offering, will be due upon 30 days’ written notice from us after we have received the minimum $30,000,000 in subscriptions required for this offering. The success of our offering will depend on the investors’ willingness and ability to pay the outstanding balances on their promissory notes. Although we may retain the initial cash payment and may seek damages from investors who default on their promissory notes, defaults could cause us to fall short of the equity investment we will require to obtain debt financing and complete our project.

If you default on your promissory note, we may cancel your subscription, retain your initial cash payment, commence legal action for payment of your promissory note and seek damages from you.

If you fail to pay the balance due on the promissory note that you execute for the balance (up to 90%) of the purchase price for the Units for which you subscribe, interest will accrue on the amount due at a rate of 12% per annum. We may commence legal proceedings to collect the amount due and any related expenses, including expenses of collection. In addition, we will have the right to retain the initial amounts paid on your subscription, up to 10% of the total subscription amount, as liquidated damages and cancel your subscription in exchange for our cancellation of your promissory note. We will also have the right to seek damages for any harm suffered by us as a consequence of your default.

You will not be allowed to withdraw your subscription for Units after you submit it to us.

After you submit your subscription for Units, you will not be allowed to withdraw your subscription for any reason unless a material change in this offering requires us to make a rescission offer to investors. If we complete the offering, your initial cash payment and proceeds of your promissory note will be invested in Units. Thereafter, because there are significant restrictions on transfer of our Units and you will have no other right to withdraw your investment or to request redemption of your Units, your investment will be difficult to liquidate. Even if our offering fails, your initial cash payment will be unavailable to you until the offering is terminated and subscriptions are returned to investors. Consequently, if you subscribe for Units in this offering, you should be prepared to have the amount of your investment unavailable to you for an indefinite period.

Risks Related to Our Financial Plan

Even if we raise a substantial amount of equity in this offering, if we do not secure the debt financing necessary to construct and operate our plant, we would very likely be unable to proceed with our project and may be required to modify our financial plan substantially or to liquidate.

In addition to the $30,000,000 to $80,000,000 in equity capital that we hope to raise in this offering, we will require $37,500,000 to $75,000,000 in senior debt financing and may require up to an estimated $12,500,000 in subordinated debt financing to construct and commence operations of our proposed plant. We may also need to obtain additional debt financing to operate our plant following construction. We presently have no commitments from any bank, lender or financial institution for our debt financing. We will not release subscriptions in this offering from escrow until we receive written debt financing commitments in an amount which, together with our offering proceeds and funds received or receivable from our previous equity offerings, grants and other resources, would equal the $120,000,000 that we believe would be sufficient for us to construct and commence operations of our plant. If we are unable to obtain commitments for debt financing in a sufficient total amount and on acceptable terms, we will likely be forced to abandon our project and return your subscription.

Although our receipt of debt financing commitments is a condition to the release of subscriptions from escrow, the lender or lenders will not be fully bound by the commitments. A commitment letter is a conditional agreement to lend, typically subject to several terms and conditions and to the negotiation, execution and delivery of a loan agreement and other agreements and documents required by the lender. The lender could decline to provide financing if the terms and conditions in the commitment letter are not satisfied. Thus, your subscription will very likely be released from escrow and we may begin spending the proceeds of this offering, including your investment, before there is complete assurance that loan commitments received by us will result in adequate or satisfactory debt financing for our project.

If for any reason expected debt financing fails or becomes unavailable after subscriptions have been released from escrow, we may be unable to construct the plant, we may need to seek alternative lenders or invite other equity investors to participate in our project on terms unfavorable to us and our existing Unit holders, our ownership of the project or your interest in us could be substantially diluted, any distributions made by us could be greatly reduced, we may be forced to sell our entire interest in the project at a price which reflects a minimal asset value and the value of your Units would very likely decline significantly or be lost entirely.

The terms of any debt or supplemental equity financing may require us to issue warrants to the lender or investor. If we issue warrants to purchase additional Units, your equity interest in us would be diluted and the value of your Units could be reduced, particularly if the purchase price for Units in the warrants is lower than the price for Units in this offering.

Our debt financing agreements will contain restrictive covenants that will limit distributions and impose restrictions on our use of working capital, and these restrictions could hinder our operations and reduce the value of your investment.

Under the terms of any debt financing agreements signed by us, lenders may require that we spend the proceeds we raise in this offering before they release any loan proceeds to us. Thus, your invested funds will very likely be at risk prior to funds from debt financing sources. In addition, the terms of our debt financing agreements will contain financial, maintenance, organizational, operational and other restrictive covenants. These covenants may make it more difficult for us to operate because they will have significant impacts on our operations, such as:

•	Reducing funds available for operations and distributions because a substantial portion of our cash flow must be used to service the debt;

•	Limiting our ability to obtain additional debt financing, enter into lease financing arrangements or place liens on our assets;

•	Making us vulnerable to increases in prevailing interest rates;

•	Placing us at a competitive disadvantage because we may be substantially more leveraged than some of our competitors;

•	Limiting our ability to make capital expenditures or investments in excess of prescribed amounts;

•	Subjecting all or substantially all of our assets to liens, with the result that there may be virtually no assets left for Unit holders in the event of a liquidation;

•	Limiting our ability to adjust to changing market conditions, which could make us more vulnerable to a downturn in the general economic conditions of our business;

•	Limiting our ability to make distributions to our Unit holders, even for the purpose of covering tax liabilities, or to redeem or repurchase Units; and

•	Restricting our freedom to merge or consolidate with or to sell our assets to another company or entity.

If we are unable to service our debt, we may be forced to reduce or delay planned capital expenditures, sell assets, restructure our indebtedness or seek additional equity capital. In addition, if we default on the debt, we may be forced to liquidate or the lender may foreclose on the debt and sell our plant and other assets for an amount less than the outstanding debt. If that occurs, your Units could be worth little or nothing.

Significant increases in the cost of the plant may require us to obtain additional debt financing, which may be difficult and expensive to obtain, or may not be available at all.

Certain events and conditions, including among others, delays, change orders we may submit and site conditions that may differ from what we expect, could lead to significant increases in our plant costs. Delays and changes are not uncommon in major construction projects. We may change the location of the plant if we do not move forward with our primary proposed site, if we find another site that better suits our needs, or if we cannot obtain necessary permits and approvals or utilities and other services, or cannot obtain them at a reasonable cost.

Changing the location of the plant from our primary site may increase the cost of the plant and delay construction and start-up operations of the plant. Increases in the cost of the plant will require us to procure additional debt financing, which may be difficult and expensive to obtain, or may not be available at all.

Risks Related to us as a Development-Stage Company

We are a recently formed company, have no operating history or experience operating an ethanol plant and may have difficulties successfully completing and operating the plant.

We are a recently organized company with no operating history and limited resources. We are subject to all of the risks typically encountered by development stage companies. Our lack of an operating history and inexperience may make it difficult for us to successfully develop, complete and operate our ethanol plant. If we do not manage the development, construction and start-up of our plant successfully, our ability to generate operating income, meet our debt obligations and make distributions on our Units could be adversely affected and the value of your Units could be reduced significantly.

Our managers and officers have very limited experience in the ethanol industry or in managing a public company, which increases the risk that we will be unable to manage our development and operate successfully.

We are highly dependent on our managers and officers to develop and operate our ethanol plant and manage our business. Our managers and officers have substantial business experience but have little or no experience in raising large amounts of equity and debt capital, building and operating an ethanol plant, or managing a public company. Our managers and officers have very little or no experience in the ethanol industry. Our managers and officers have other business commitments that will continue to require most of their time and attention. Our managers and officers have devoted substantial time and efforts to us and expect to continue to spend the time and efforts necessary to construct our plant and provide overall direction for us after full-time management is hired and the plant commences operations. Although we expect to hire additional personnel and enter into agreements with contractors and consultants to assist us in constructing our plant and with respect to all aspects of our operations, there is no assurance that we will be able to hire employees or sign agreements satisfactory to us. If our managers and officers are unable or find it difficult to manage our development and operations successfully, our potential to succeed as a business and the value of your Units will be adversely affected.

We will depend on key service providers for assistance and expertise in beginning operations and any failure or loss of these relationships could delay our operations, increase our expenses and hinder our success.

We must establish and maintain relationships with several providers for contracting, consulting and other services. Delta-T and our EPC contractor will be essential providers during our development, construction and start-up phase. Other consultants will provide services relating to securing transportation and utility services, ensuring environmental compliance and obtaining required permits, contracting for supplies of corn and other inputs and, eventually, marketing our ethanol and distillers grains. If we should lose our relationship with any of these key providers, particularly our EPC contractor, or if any of these providers should fail to perform, we would be forced to locate and retain alternative providers. As a consequence, due to the critical nature of these services, our commencement of operations could be very seriously delayed, our start-up expenses could be significantly increased and our business could be greatly harmed, even to the point of failure of our company.

There are several agreements and relationships that remain to be negotiated, executed and implemented which will have a critical impact on our operations, expenses and profitability.

We have several agreements, documents and relationships that remain to be negotiated, executed and implemented before we can develop and construct our plant and commence operations. In some cases, the parties with whom we would need to establish a relationship have yet to be identified. Examples include agreements with debt financing sources, a definitive agreement with our EPC contractor to construct our plant, agreements to supply us with access to transportation facilities and utilities, agreements to supply us with corn and natural gas, contracts with other utilities, contracts to sell our production and agreements with numerous consultants. Our expectations regarding the likely terms of these agreements and relationships, as discussed in this prospectus, could vary greatly from the terms of any agreement or relationship that may eventually be executed or established. If we are unable to enter into these agreements or relationships on satisfactory terms, or if revisions or amendments to existing terms become necessary, our plant and commencement of operations could be delayed, our expenses could be increased, our profitability and the likelihood of distributions to our Unit holders could be adversely affected and the value of your investment could decline or vanish.

We have incurred losses since we were organized and may never operate profitably.

During the period from our inception through February 28, 2007, we have incurred a net loss from operations of approximately $203,235. We will continue to incur significant losses until we commence operations of our plant and begin to sell our production. If we are unable to commence operations, we will never generate a profit. Even if we commence operations and sell our production, expenses, competition and other factors may make it impossible for us to operate profitably. In that case, the value of your investment would likely be quite small.

Risks Related to Construction of our Ethanol Plant

Although we will rely on our EPC contractor to design and build our plant, we currently have no binding agreement with any EPC contractor and if we are unable to finalize an agreement with an EPC contractor or if our EPC contractor fails to complete our plant to operate at design capacity, we could be forced to terminate and liquidate our business.

We will rely on our EPC contractor, utilizing technology developed by Delta-T, to design and build our plant and to train our personnel to operate the plant. Thus, we will be highly dependent on our EPC contractor and Delta-T, but we currently have no definitive agreement with either of them. The detailed design, engineering and construction services to be provided by our EPC contractor, the specifications for the plant and other terms of our relationship with our EPC contractor will be set forth in an EPC agreement to construct our plant. Under that agreement, our EPC contractor would serve as our general contractor and would work with Delta-T which would provide essential design and engineering services. There is, however, no assurance that a binding agreement with any EPC contractor can be successfully negotiated and executed. If we are not able to execute an EPC agreement with a contractor, or if our EPC contractor terminates its relationship with us, there is no assurance that we would be able to obtain a replacement general contractor. In that case, we could be forced to terminate our project and liquidate our company.

We expect that our EPC contractor will have executed letters of intent and agreements to provide construction services for several ethanol and other production facilities. Our EPC contractor’s commitment to other projects could delay the completion of our plant and our ability to commence operations. Any delay in the construction of our plant or commencement of our operations would delay our ability to generate revenue, service our debt, compete effectively and make distributions to our Unit holders.

If the plant is built and does not operate to its design capacity, we would expect our EPC contractor and Delta-T to correct the deficiency. However, there can be no assurance that our EPC contractor or Delta-T would be able to resolve any deficiency successfully. A failure to resolve any deficiency could cause us to operate at reduced capacity or discontinue our production, either of which could have a very negative impact on our revenues and profitability and on the value of your Units.

The cost of construction for our ethanol plant could increase and, if an increase occurs, our reserves may be depleted and the additional debt or equity capital that may be required could delay and diminish our profitability and decrease the value of your Units.

We have prepared a preliminary budget which contemplates construction of our ethanol plant at an estimated cost of $88,000,000. Our financial plan is based on this estimated cost, plus the cost of site acquisition and improvements, an administrative building, and start-up and development costs and reserves estimated of approximately $32,000,000, resulting in total estimated capital requirements of $120,000,000. If the cost of the EPC agreement or other costs increase due to economic factors, design modifications, construction delays or overruns, the total cost of our project and capital required could increase, perhaps significantly. If that occurs, we would seek to provide the additional funds necessary from our budgeted construction contingency, from supplemental loans or from supplemental equity investments. If funds from those sources are unavailable or inadequate to complete our plant, we could be forced to sell our project or go out of business. In these events, our profitability and potential distributions could be delayed and decreased or eliminated and the value of your Units could be reduced, potentially to nothing.

Delays due to, among others, weather, labor or material shortages, permitting or zoning delays, or opposition from local groups, may hinder our ability to timely commence operations and service our debt.

Our construction timetable, which we believe to be reasonable, assumes the commencement of construction approximately two months after our required equity and debt financing and construction permits are available to us and a construction period of approximately 18 months, resulting in the commencement of ethanol production in the second quarter of 2009, or earlier if possible. Our schedule depends upon several assumptions, including the effectiveness of agreements that remain to be negotiated and signed, including our EPC agreement with our EPC contractor and many others. We could also incur delays in the construction of our plant if we need to change the site for our plant due to permitting or zoning delays, opposition from local groups, adverse weather conditions, labor or material shortages, defects in materials or workmanship or other causes. In addition, the availability of financing, changes in interest rates or the credit environment or changes in political administrations at the federal, state or local level that result in policy changes towards ethanol or our plant could result in delays in our timetable for construction and commencement of operations. Delays will hinder our ability to commence operations, generate revenue and service our debt. If this occurs, we may have to seek permission to reschedule payment of our debt, and this could be expensive. The value of your Units could be reduced significantly as a result.

Defects in the construction or performance of our plant could result in a reduction in our revenues and profitability and in the value of your Units.

We anticipate that the agreement that we will enter into with our EPC contractor for construction of our ethanol plant will contain warranties with respect to materials and workmanship and assurances that the plant will operate at design capacity. However, defects in the construction or performance of the plant could occur and there is no assurance that our EPC contractor could correct any problem that occurs. If our plant does not perform at or above design specifications, we will find it difficult to compete in a competitive marketplace. If defects delay the construction or hinder the operations of the plant, our operations, revenues, profitability and the value of your Units could be materially adversely affected. If defects require a lengthy or permanent discontinuance of production, your Units could have very little or no value.

Acquisition of a plant site may be delayed for environmental or other reasons, resulting in delays or interruptions in site acquisition or plant construction and additional costs, which may delay our ability to generate revenues and reduce the value of your Units.

We have an option to purchase a site for our plant which is located three miles west of Nevada, Missouri and which appears to be suitable for the construction of the plant. The option expires on August 31, 2007 and has no provision for extension. If we are unable to exercise or extend this option prior to our ability to release subscriptions from escrow, we may find it necessary to pay more than the currently agreed purchase price for the site or to locate an alternative site. We have identified other potential sites but do not have options for those sites. There is no assurance that after full investigation we will determine that any of these sites will be suitable for our plant or be acquired for that purpose. Our board of managers reserves the right to change the location of the site for our plant, in its sole discretion, for any reason. A new site may be located outside Vernon County and could even be located outside the state of Missouri. Although zoning has been completed and preliminary environmental reviews have been made at our Nevada site, there is no assurance that zoning requirements, environmental conditions or archaeological artifacts at any site will not delay the construction of our plant. The presence of a serious environmental problem or archaeological artifacts would very likely delay construction of our plant and could require us to locate a different site, either of which would result in substantially increased costs and delays. Among other cost factors, we expect that our EPC contractor will be entitled to an increase in its compensation if construction is delayed for unanticipated environmental reasons. These delays and increased costs could require additional financial resources, would very likely delay our commencement of operations, reduce our profitability and substantially diminish the value of your Units and could force us to terminate our plans and liquidate at substantial cost to your investment.

You will have no role in the selection of an alternative site for our plant in the event that we decide our Nevada site is not the best location for our plant.

Our board of managers reserves the right to change the location of the site for our plant, in its sole discretion, for any reason. Although the site that we have subject to option near Nevada, Missouri appears to be suitable for the construction of our plant, site conditions, environmental issues, acquisition costs, anticipated construction difficulties, the availability of transportation facilities and utilities, and other reasons may cause our board of managers to change the site for our plant. Any such change would likely need to be made quickly and our board of managers has the power under our Limited Liability Company Agreement to change our plant site without the participation or consent of our members. As a consequence, you will have no role in the selection of an alternative site which could have a significant effect on our anticipated operations and financial results.

Any delay in or increased costs for rail access could delay the construction and operation of our plant, reducing our profitability and the value of your Units.

We expect to ship a substantial amount of our ethanol and distillers grains by rail. Our Nevada plant site is located adjacent to the right-of-way of the Missouri & Northern Arkansas Railroad Co. (the “M&NA”). However, we have not negotiated rail access from the railroad or the construction of the rail spurs which would be necessary to provide service to our plant. We have budgeted $3,050,000 for rail access and construction costs. Any delay in securing rail access or increased costs could adversely affect our construction timetable, commencement of operations and profitability, resulting in a decrease in the value of your Units.

We may require improved road access to our plant, which will depend on action by local authorities and may require significant expense for us.

The Nevada site that we presently have subject to an option to purchase for our plant, and any other potential sites, may require improved road access, including relocation of existing roads and upgrading of capacity to weight limits required for our use. Local authorities must approve any roadway changes that we need and are likely to require us to fund a substantial part or all of the cost of relocating and improving these roads. Although we have budgeted $450,000 for road access improvements at our Nevada site, which we believe to be adequate for that site, any additional road access expense at our Nevada site or any other site would increase our costs of construction and increase the capital required by us.

Risks Related to Our Operations and Market

Our business will not be diversified because we will be primarily dependent upon one product. As a consequence, we may not be able to adapt to changing market conditions or endure any decline in the ethanol industry.

We expect our business to solely consist of ethanol and distillers grains production and sales. We do not have any other lines of business or other sources of revenue to rely upon if we are unable to produce and sell ethanol and distillers grains, or if the markets for those products decline. Our plant will not have the ability to produce any other products, other than carbon dioxide. Our lack of diversification means that we may not be able to adapt to changing market conditions or to withstand any significant decline in the ethanol industry. The value of your Units will be subject to this risk.

Our financial results will greatly depend on prices for our supplies of corn and market prices for the ethanol and distillers grains that we produce, and the value of your Units will be impacted by changes in those prices.

The cost that we incur for our supplies of corn and the market prices for the ethanol and distillers grains that we produce and sell will have a major impact on our financial results and profitability. Corn, which will account for a major portion of our operating expenses, does not have a direct price relationship to the price of ethanol in the marketplace. For an operating ethanol plant, falling ethanol prices, coupled with a rise in corn prices, can result in significant reductions in cash flow. These prices will change based on available supplies, the supply and market prices for alternative products and many other market factors. For instance, increased supplies of ethanol may lead to lower prices for both ethanol and ethanol by-products, such as distillers grains, regardless of the price of corn. In addition, increased production of ethanol could result in increased demand for corn, resulting in higher prices for corn and lower profits for us. There can be no assurance as to the price of these commodities in the future, and any increase in the price of corn or decrease in the price of ethanol or distillers grains would very likely result in less profitability for us and a reduction in the value of your Units. See “Management’s Discussion and Analysis and Plan of Operation — Trends and Uncertainties Impacting the Ethanol Industry and Our Future Operations — Ethanol, Gasoline and Corn Prices;” “— Corn Acreage Trends,” and “— Competition from Future Construction.” See also “Description of Business — Ethanol Pricing,” “— Distillers Grains Market,” “— Corn Feedstock Supplies” and “— Risk Management.”

Our operating costs could be higher than we expect, and this could reduce our income and any distributions we may make.

In addition to general economic conditions, market fluctuations and commodity prices, significant operating cost increases could adversely affect us due to numerous factors, many of which are beyond our control. These increases could arise for several reasons, such as:

•	Higher prices for corn;

•	Higher natural gas prices, due to rising energy prices in general or increased demands on available supplies of natural gas;

•	Increased costs for electricity, water and other utilities;

•	Higher transportation costs for corn and for our ethanol and distillers grains products due to rising fuel costs and greater demands on truck and rail transportation services; and

•	Rising labor costs, particularly if any labor shortage should occur.

Operating the plant will also subject us to ongoing compliance with applicable governmental regulations, such as those governing pollution control, occupational safety and other matters. We may have difficulty complying with these regulations and our compliance costs could increase significantly. Increases in operating costs would have a negative impact on our operating income, and could result in substantially decreased earnings or a loss from our operations, little or no distributions to our Unit holders and substantially decreased value of your Units.

The market price of ethanol has followed the price of gasoline, and decreases in the price of gasoline would very likely decrease the price of ethanol, resulting in reductions in our revenues, profits, distributions and Unit values.

Historically, ethanol prices have generally paralleled movements in gasoline prices which in turn are determined primarily by crude petroleum prices. Petroleum prices in the international market have been difficult to forecast due to the impact of wars and other political factors, economic uncertainties, exchange rates and natural disasters. Just as a small reduction in the real or anticipated supply of crude oil can have a significant upward impact on the price of petroleum-based fuels, a perceived reduction of such threats can result in a significant reduction in petroleum fuel prices. Because the cost of production of ethanol is comparable to petroleum production and refining costs, a reduction in gasoline prices can have a significantly adverse effect on ethanol revenues and profits, which would reduce our distributions and the value of your

Units. See “Management’s Discussion and Analysis and Plan of Operation — Trends and Uncertainties Impacting the Ethanol Industry and Our Future Operations — Ethanol, Gasoline and Corn Prices.” See also “Description of Business — Ethanol Pricing” and “— Risk Management.”

The ethanol and fuel additives industry is very competitive and the competition that we encounter will have a major effect on the results of an investment in us.

Competition in the ethanol industry is strong and growing more intense as more production facilities are built and the industry expands. Our business will face competitive challenges from larger facilities that can produce a wider range and larger quantity of products than we can, and from other plants similar to our proposed plant. Our plant will be in direct competition with other ethanol producers, many of which have greater resources than we will have. Larger ethanol producers such as Archer Daniels Midland Company (“ADM”), POET, LLC (“POET”), US BioEnergy Corporation, VeraSun Energy Corporation, Hawkeye Renewables, LLC, Aventine Renewable Energy, Inc., Cargill, Inc. and Abengoa Bioenergy Corporation, among others, are capable of producing a significantly greater amount of ethanol than we expect to produce. ADM has announced plans to expand its ethanol capacity by 500 million gallons through the construction of two new dry corn milling facilities, which will be adjacent to certain of its (unspecified) existing ethanol plants. In Missouri and Kansas, the following plants are currently in operation within 150 miles of our plant site: East Kansas Agri-Energy, LLC (Garnett, Kansas; 35 mmgy); Mid-Missouri Energy, Inc. (Malta Bend, Missouri; 45 mmgy); and MGP Ingredients, Inc. (Atchison, Kansas; 30 mmgy) There are three additional operating plants in Missouri with a combined capacity of 110 mmgy and six additional plants in western Kansas with a combined capacity of 171.5 mmgy. An additional facility approximately 130 miles north of our site is under construction with a projected capacity of 50 mmgy and four additional facilities in western Kansas are under construction with a projected capacity of 240 mmgy. We are aware of additional proposed plants in Missouri and Kansas that are in the planning or financing stages which could have an aggregate capacity of over 200 mmgy. Nationally, the ethanol industry is likely to become more competitive given the substantial initial construction and expansion that is occurring in the industry. Competition for corn supplies from existing ethanol plants and plants that may be constructed in the future in the vicinity of our plant in Missouri could have the effect of raising corn prices significantly. The competition we encounter both for supplies of corn and energy and in the market for our ethanol and distillers grains products could adversely affect our operations, profits and distributions and the value of your Units.

In addition, we must also compete against producers of other gasoline additives having similar octane and oxygenate values as ethanol, such as producers of petroleum-based methyl tertiary butyl ether (“MTBE”). While the Energy Policy Act of 2005 generally prohibits the use of MTBE within four years of its enactment (other than in states submitting a notice to the Department of Energy Information Administration that the state authorizes the use of MTBE), the major oil companies have substantial resources to develop alternative products, and to influence legislation and the public’s perception about ethanol. These companies also have sufficient resources to begin producing ethanol should they choose to do so. We may not have sufficient resources to compete against the ethanol and other fuel additive producers in the industry.

As more ethanol plants are built, ethanol production will increase and, if demand does not sufficiently increase, this could result in lower prices for ethanol and distillers grains, which will decrease the amount of revenue we may generate.

A significant number of ethanol plants are currently being planned and built in the United States. As a consequence, ethanol production is expected to increase rapidly in the next two to three years. That rate of increase may continue. The demand for ethanol is dependent upon numerous factors such as governmental regulations, governmental incentives, whether the phase out of restrictions on the use of MTBE continues and the development of other technologies or products that may compete with ethanol. If the demand for ethanol does not sufficiently increase, then increased ethanol production may lead to lower ethanol prices. In addition, because ethanol production produces distillers grains as a co-product, increased ethanol production will also lead to increased supplies of distillers grains. Demand for distillers grains depends upon various factors such as the strength of the local and national poultry, swine, beef and dairy cattle industries, and the availability of other feed products at more economical prices. An increase in the supply of distillers grains, without offsetting increases in demand, could lead to lower prices. Decreases in the market price of ethanol and distillers grains will result in lower revenues for us, would decrease our profitability, could result in operating losses and would reduce the value of your Units.

Ethanol imported from Caribbean basin countries, Brazil and other areas may become a significant competitive factor in the United States, which could affect our profitability and reduce the value of your Units.

Ethanol produced in the Caribbean basin and Central America may be imported into the United States at low tariff rates or free of tariffs under the Caribbean Basin Initiative and the Dominican Republic — Central America — United States Free Trade Agreement. Brazil is reported to be the world’s largest producer and exporter of ethanol. With lower costs of production, ethanol imported from these countries may be less expensive than ethanol produced in the United States. Further decreases in tariffs, or relaxation of existing restrictions on import volumes, could dramatically increase the supply of ethanol from these and other countries. Large domestic ethanol producers, such as Cargill, are reported to be considering the importation of ethanol from these areas. Competition from ethanol imported from these and other areas may affect our ability to sell our ethanol profitably, which would reduce the value of your Units.

Technological advances and changes in production methods in the ethanol industry could render our plant obsolete and adversely affect our ability to compete and the value of your investment.

Technological advances could significantly decrease the cost of producing ethanol. If we are unable to adopt or incorporate technological advances into our operations, our plant could become uncompetitive or obsolete. We expect that technological advances in ethanol production methods will continue to occur. If improved technologies become available to our competitors, they may be able to produce ethanol at a lower cost than our plant. If that occurs, we may be required to acquire new technology and retrofit our plant so that we remain competitive. There is no assurance that third-party licenses for any new technologies would be available on commercially reasonable terms or that any new technologies could be incorporated into our plant. The costs of upgrading our technology and plant could be substantial. If we are unable to obtain, implement or finance new technologies, our plant could be uncompetitive and our operating income, funds available for distribution and the value of your Units could be substantially reduced.

Research in the basic technologies of ethanol production may result in even greater changes in the industry. One focus is the production of ethanol from less expensive cellulose-based biomass such as waste products from agriculture and the timber industry. On January 31, 2006, President Bush announced the Advanced Energy Initiative, which will fund additional research to produce ethanol from wood chips, stalks and switch grass, intended to make this technology competitive within six years. Another focus is ethanol production based on a chemical process rather than fermentation. Although these production methods are not currently competitive, new technologies may develop that would allow these methods to become viable means of ethanol production in the future. Because we may be unable to incorporate these advances into our operations, our cost of producing ethanol could be significantly higher than new competitors, which could make our plant obsolete and cause your Units to decrease in value or become worthless.

The development of alternative fuels, oxygenates and energy sources may reduce the demand for ethanol, resulting in a reduction in our profitability and the value of your Units.

Alternative fuels, including gasoline oxygenates and a variety of energy alternatives to ethanol, are continually under development. Fuel additives or oxygenates that compete with ethanol are already in use and more acceptable oxygenates may be developed in the future, which may decrease the demand for ethanol. Technological advances in engine and exhaust system design and performance could reduce the use of oxygenates, which would lower the demand for ethanol. Further advances in power generation technologies, based on cleaner hydrocarbon based fuels, fuel cells and hydrogen are actively being researched and developed. If these technological advances and alternatives prove to be economically feasible, environmentally superior and accepted in the marketplace, the market for ethanol could be significantly diminished or replaced, which could substantially reduce our revenues and profitability and the value of your Units.

Consumer perceptions of ethanol and other fuels may have a negative impact on the acceptability of ethanol in the market, reducing our revenues and the value of your Units.

Many consumers have been exposed to the belief that ethanol production uses more energy than the ethanol produced can deliver. Others believe that ethanol damages vehicle engines. Some expect that ethanol, particularly if use is mandated, will result in higher fuel prices. These and similar perceptions could negatively impact the acceptability and price of ethanol in the marketplace, reducing market volumes and prices, and resulting in greater competition, lower revenues for us and less value for your Units.

The price of distillers grains is affected by the price of other commodity products, such as soybeans and corn, and decreases in the price of these commodities could decrease the price of distillers grains, which will decrease the amount of revenue we may generate.

Distillers grains compete with other protein-based animal feed products. The price of distillers grains may decrease when the prices of competing feed products decrease. The prices of competing animal feed products are based in part on the prices of the commodities from which they are derived. Downward pressure on commodity prices, such as corn and soybeans, will generally cause the price of competing animal feed products to decline, resulting in downward pressure on the price of distillers grains. Decreases in the price of distillers grains will result in our generating less revenue. See “Management’s Discussion and Analysis and Plan of Operation — Trends and Uncertainties Impacting the Ethanol Industry and Our Future Operations — Ethanol, Gasoline and Corn Prices;” “— Corn Acreage Trends,” and “— Competition from Future Construction.” See also “Description of Business — Distillers Grains Market,” “— Corn Feedstock Supplies” and “— Risk Management.”

If we do not recover and market the carbon dioxide we produce, we may be subject to future prohibitions and expense.

We do not presently plan to recover and market the carbon dioxide produced by our plant. Our ability to market carbon dioxide in the future will depend on the identification of markets, cost of recovery and shipment and existing competition. If we do not recover the carbon dioxide we produce, we expect to vent it into the air. Concerns regarding the environmental and climatic impacts of carbon dioxide may result in regulation or prohibitions on carbon dioxide emissions in the future. This could result in a requirement that we cease these emissions, install equipment to recover the carbon dioxide and locate a market or acceptable disposal method for it, all of which could subject us to significant expense.

Corn prices will fluctuate and could increase significantly in the future, which will increase our operating costs and adversely affect our operating results.

We will require significant amounts of corn to produce ethanol. The availability and price of corn will significantly influence our financial performance. The price of corn, as with most other crops, is affected by weather, disease, changes in government incentives, demand and other factors. A significant reduction in the supply of corn because of weather or disease, or increases in the demand for corn because of increased ethanol production or other factors, could result in higher corn prices. In particular, the construction and operation of additional ethanol plants in the vicinity of our plant in Missouri could have the effect of raising corn prices in our trade area. Because there is little correlation between the price of corn and the price of ethanol (which tends to track with gasoline prices), increases in corn prices generally produce lower profit margins for ethanol producers. Substantial increases in the price of corn in 1996 caused some ethanol plants to temporarily cease production or operate at a loss. The price of corn has fluctuated significantly in the past and may fluctuate significantly in the future. If corn prices increase, our production costs will increase and our profit margins will likely decrease because we may not be able to pass any of the increased costs on to our customers.

We will not have corn marketing agreements with our members to assure us a source for corn and protect us from corn price fluctuations.

Many producers of ethanol have corn delivery programs which require their members or stockholders to deliver specified quantities of corn to the producer at established, formula or market prices. These agreements may protect producers from supply and price fluctuations. We do not expect to have any corn delivery agreements and will be required to acquire substantial quantities of corn in the marketplace based upon the then-prevailing market price of corn. If the supplies of corn available in the vicinity of our plant are not adequate, we may not be able to procure adequate supplies of corn at reasonable prices. This could result in a utilization of less than the full capacity of our plant, reduced revenues, higher operating costs, reduced income or losses, and a reduction in the value of your Units.

Hedging transactions could significantly increase our operating costs if we incorrectly estimate our corn requirements and are not able to utilize all of the corn subject to our futures contracts.

We may attempt to minimize the effects of fluctuations in the price of corn on our operations by taking hedging positions in the corn futures markets. Hedging is a means of protecting the price at which we will buy corn in the future. In a hedging transaction, we will purchase futures contracts that lock in the amount and price of corn that we will purchase at a future date. There is no assurance that our hedging activities will successfully reduce the risk caused by corn price fluctuations. Whether our hedging activities are successful will depend upon, among other things, the cost of corn and our ability to sell sufficient amounts of ethanol and distillers grains to utilize all of the corn subject to the futures contracts. Although we will attempt to link hedging activities to sales plans and pricing activities, hedging activities can result in significant costs, especially if we cannot use all of the corn subject to our futures contracts.

Our operations will depend on the availability of natural gas at acceptable prices; any interruption in our natural gas supply may force us to halt operations and may harm our business and your investment.

We will require approximately 4,658 million British thermal units (“Btu’s”) of natural gas per day to operate our plant. Although we expect natural gas to be available to us at our Nevada, Missouri site, and our selection of any alternate site would depend on access to a natural gas pipeline, the supply and price of natural gas could subject our operations to risks. The price of natural gas has increased significantly in the past and may continue to increase, both in real terms and in relation to other sources of energy. As the demand for natural gas increases in the national and regional markets, interruptions in supplies, particularly for industrial use, may occur. The price of natural gas is also subject to significant fluctuation. Any significant increase in the price of natural gas will result in lower profit margins because it is unlikely that we would be able to pass the higher costs on to our customers. Because natural gas will be the only thermal heating source for our plant, if there is any interruption in our natural gas supply we would have to halt operations. Natural gas supply agreements may provide for interruptible service or, at higher prices, priority service. Interruptions of a frequent or ongoing nature could substantially harm our business and the value of your Units. Alternatives to natural gas as an energy source, such as coal or synthetic gas derived from coal, may not be available or may be available only with the expenditure of significant capital to convert our plant to the other fuel. Even if an alternative energy source is available, costly engineering and design changes to our plant may be required to meet energy production, ethanol processing and environmental requirements. The costs and interruptions in our operations and cost of installing new energy systems would reduce our ability to operate profitably and cause your Units to lose value. See “Description of Business — Utilities — Natural Gas.”

We will require electricity, water and other utilities for our operations; we do not have assured supplies of these resources and related costs will affect our profitability.

We will require a consistent supply of electricity and plentiful supplies of water for our operations. We have not yet entered into any definitive agreements to obtain supplies of electricity, water and other resources. We, or others for our benefit, have also not yet obtained required water usage and discharge permits. The availability of these resources will be essential to our operations and the associated costs will impact our profitability.

If we are unable to obtain the services of third-party marketers, or we subsequently lose those services, we may not be able to sell the ethanol or distillers grains that we produce.

We do not intend to hire a sales staff to market our ethanol and distillers grains. We expect to enter into agreements with third-party marketers to market and sell our ethanol and a portion of our distillers grains. The cost of utilizing independent marketers could place us at a competitive disadvantage. We presently have no contracts with any marketers for the sale of our products. If we are unable to secure the services of third-party marketers or if any of the marketers that we engage breaches or terminates our agreement or is unable to provide any of the services contracted for, we may not have any readily available means to sell our ethanol and distillers grains. Further, these third-party marketers will likely have relationships and other agreements with other ethanol producers. It is possible that a marketer’s ability or willingness to market and sell our products could be impaired by agreements that the marketer has with other entities not related to us. Consequently, we may not obtain the best possible prices for our products. We will depend upon the financial health and performance of the marketers with whom we contract and our failure to sell all of our ethanol and distillers grains feed products may result in less income from sales, reduced distributions to our Unit holders and reduction in the value of your Units.

Competition for qualified personnel in the ethanol industry is intense and we may not be able to hire and retain qualified managers, engineers and operators to operate our plant efficiently.

When construction of the proposed plant nears completion, we will need a significant number of employees to operate the plant. Our success depends in part on our ability to attract and retain competent personnel. We must hire or otherwise engage qualified managers, engineers and accounting, human resources, operations and other personnel. Competition for employees in the ethanol industry is intense. If we are unable to hire, train and retain qualified and productive personnel, we may not be able to operate the plant efficiently and the amount of ethanol we produce and market may decrease.

Risks Related to Regulation and Governmental Action

Loss of favorable tax benefits for ethanol production could hinder our ability to operate at a profit and reduce the value of your investment in us.

The ethanol industry has been aided by federal ethanol tax incentives. These incentives have supported a market for ethanol that might disappear without the incentives. The federal tax incentives were scheduled to expire September 30, 2007. However, pursuant to new legislation signed in October 2004, Congress has extended the incentives to September 30, 2010. These tax incentives may not continue beyond their scheduled expiration date or, if they continue, the incentives may not be at the same level. The elimination or reduction of tax incentives to the ethanol industry could reduce the market for ethanol, which could reduce prices and our revenues by making it more costly or difficult for us to produce and sell ethanol. If the government eliminates or sharply curtails these tax incentives, we believe that a decreased demand for ethanol could result, which could result in the failure of less efficient or highly leveraged plants and the potential loss of some or all of your investment.

The necessity to obtain permits prior to construction or operation of our plant and to comply with new and existing environmental laws and regulations could significantly increase our construction and start-up costs, and force us to delay or halt construction or operation.

To construct the plant, we will need to obtain and comply with a number of permitting requirements. Although the use of natural gas as our energy source will require a minor emitter permit, there can be no assurance that environmental or other permits required for us to construct or operate our plant will not delay construction or cause an interruption of our operations. As a condition of granting any necessary permits, regulators could make additional demands that increase our costs of construction and operations, in which case we could be forced to obtain additional debt or equity capital. In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various environmental permits that we will require. Environmental issues, such as contamination and compliance with applicable environmental standards, could arise at any time during the construction and operation of the plant. If this occurs, it would require us to spend significant resources to remedy the issues and may delay or prevent construction or operation of the plant. This would significantly increase the cost of the plant. We cannot assure you that we will be able to obtain and comply with all necessary permits to construct and operate the plant. If we are unable to secure any necessary permit, we may be required to change our plant design or operating plans, find a different site for our plant or liquidate our assets at a loss to our investors.

Our business is subject to extensive and potentially costly environmental regulations that could change and significantly increase our operating costs.

We are subject to environmental regulations of the Missouri Department of Natural Resources (“MDNR”) and the United States Environmental Protection Agency (“EPA”). These regulations could result in significant compliance costs and may change in the future. For example, although carbon dioxide emissions are not currently regulated, some authorities support restrictions on carbon dioxide emissions that, if adopted, could have a significant impact on our operating costs. We expect to emit a significant amount of carbon dioxide into the air. Compliance with these regulations may require a significant investment of resources, including both financial resources and personnel time and expertise. The nature and scope of future legislation, regulations and programs cannot be predicted. Also, the EPA or the MDNR may seek to implement additional regulations or implement stricter interpretations of existing regulations. Recently, the EPA cautioned ethanol producers that it is prepared to sue companies whose plants do not comply with applicable laws and regulations. In a recent test of certain ethanol plants, the EPA expressed concerns over the discovery of certain “volatile organic compounds,” some of which may be carcinogenic. While the plant will use technology that includes thermal oxidation designed to limit the amount of emissions, there still may be risks that the environmental laws and regulations may change with respect to “volatile organic compounds.” Changes in environmental laws or regulations or stricter interpretation of existing regulations may require significant additional capital expenditures or increase our operating costs and may cause the loss of some or all of your investment.

In addition, the plant could be subject to environmental nuisance or related claims by employees, property owners or residents near the plant arising from air or water discharges. These individuals and entities may object to the air emissions from our plant. Also, ethanol production has been known to produce a distinctive odor to which surrounding residents and property owners could object. Environmental and public nuisance claims, or tort claims based on emissions, or increased environmental compliance costs could significantly increase our operating costs.

We will be subject to federal and state laws and regulations regarding occupational safety; these regulations will increase our operating costs.

Compliance with federal and state occupational laws and regulations, such as the federal Occupational Safety and Health Administration (“OSHA”) regulations, will increase our operating costs. The most significant OSHA issue is process safety management, a 14-point analysis system to minimize releases of hazardous chemicals. Other OSHA standards deal with the management of contractors, ongoing training procedures and an emergency action plan. The possible adoption of stricter regulations and standards in this area could further increase our costs and adversely impact our operating results.

Risks Related to the Units

The Units to be issued in this offering have no public market and no public market is expected to develop.

There is no established public trading market for our Units, and we do not expect one to develop in the foreseeable future. To maintain our partnership tax status, we do not intend to list the Units on any stock exchange or automatic quotation system such as The NASDAQ Stock Markettm. As a result, your Units will not be readily marketable and you may be required to hold your Units indefinitely.

There are significant restrictions on the transfer of our Units.

To protect our status as a partnership for tax purposes and to assure that no public trading market in our Units develops, our Units are subject to significant restrictions on transfer and transfers are subject to approval by our board of managers. All transfers of Units must comply with the transfer provisions of our Limited Liability Company Agreement and a Unit transfer policy adopted by our board of managers. Our board of managers will not approve transfers which could cause us to lose our tax status or violate federal or state securities laws. As a result, you may not be able to complete a transfer that you wish to make and may be required to assume the risks of an investment in us for an indefinite period of time.

No transfer of Units will be permitted unless certain conditions are satisfied, which may be summarized as follows:

•	The transfer will comply with applicable securities laws;

•	The transfer will not cause us to be deemed a “publicly traded partnership” or an “investment company” and will not result in loss of partnership tax treatment for us;

•	The transferee is not affiliated with a competitor or potentially detrimental to our interests;

•	We receive appropriate documents and instruments of conveyance for the transfer;

•	The transferee agrees to be bound by our Limited Liability Company Agreement and assumes any obligations of the transferor thereunder;

•	We are provided with necessary information, such as tax identification or social security numbers, basis information and consents; and

•	We are reimbursed for all expenses in connection with the transfer.

If the conditions to transfer are satisfied, we expect that our board of managers will consent to the transfer. See “Description of Units — Restrictions on Transfer of Units,” and “Federal Income Tax Consequences of Owning Our Units — Publicly Traded Partnership Rules”.

A transferee may be admitted as a member only upon approval by the board of managers and upon satisfaction of certain other requirements, including the transferee meeting the minimum Unit ownership requirements to become a member (which for Class A Units requires holding a minimum of 5,000 Units). Any transferee that is not admitted as a member will be deemed an unadmitted assignee. An unadmitted assignee will be a non-member Unit holder and will have the same financial rights as other Unit holders, such as the right to receive distributions that we declare or that are available upon our dissolution or liquidation. As a non-member Unit holder, an unadmitted assignee will not have the voting or other governance rights of members and will not be entitled any information or accountings regarding our business or to inspect our books and records.

There is no assurance that we will be able to make distributions to our Unit holders, which means that you could receive little or no return on your investment.

Distributions of our net cash flow may be made at the sole discretion of our board of managers, subject to the provisions of the Delaware Limited Liability Company Act, our Limited Liability Company Agreement and restrictions imposed by our creditors. There is no assurance that we will generate any distributable cash from operations. Although our intention is to make cash distributions sufficient to discharge our members’ anticipated tax liabilities arising from any taxable income generated, our board may elect to retain cash for operating purposes, debt retirement, plant improvements or expansion. Consequently, you may receive little or no return on your investment. See “Distribution Policy” and “Description of Units.”

We may authorize and issue Units of new classes which could be superior to or adversely affect you as a holder of Class A Units.

Our board of managers have the power to authorize and issue Units of classes which have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights, different from or superior to those of the Class A Units. These Units may be issued at a price and on terms determined by our board of managers. The terms of the Units and the terms of issuance of the Units could have an adverse impact on your rights and could dilute your financial interest in us.

Our Units represent both financial and membership rights, and loss of status as a member would result in the loss of your voting and other rights and would allow us to redeem your Units.

As a holder of Units, you will be entitled to certain financial rights, such as the right to any distributions, and to membership rights, such as the right to vote as a member. If you do not qualify as a member or your member status is terminated, you would lose certain rights, such as voting rights, and we could redeem your Units. The minimum number of Class A Units required for membership is 5,000 Units. In addition, you may be terminated as a member if you die or cease to exist, violate our Limited Liability Company Agreement or take actions contrary our interests, and for other reasons. Although our Limited Liability Company Agreement does not define what actions might be contrary to our interests, and our board of managers has not adopted a policy on the subject, such actions might include providing confidential information about us to a competitor, taking a board or management position with a competitor or taking action which results in significant financial harm to us in the marketplace. If you are terminated as a member (other than upon death, dissolution or a complete transfer), our board of managers will have the right, but not the obligation, to redeem your Units at 80% of the average sale price for Units, as determined by our board of managers, in the six months immediately prior to the board’s decision to redeem your Units. We may exercise our right to redeem your Units at any time following termination.

Our board of managers has the primary power and responsibility to govern and direct the management of our business and affairs.

Our members have the right to participate in the election of managers and have the power to approve some types of amendments to our Limited Liability Company Agreement or to approve our dissolution. Without approval or consent by our members, our board of managers is authorized to issue additional Units of any authorized class, admit additional persons as members, add managers to our board of managers, adopt and amend a Unit transfer policy regulating the transfer of Units, and amend provisions of our Limited Liability Company Agreement relating to allocations of profit and loss, distributions and tax matters. As a consequence, our board of managers has the primary power and responsibility to govern and direct the management of our business and affairs and our members have no significant role in our governance or management beyond their right to participate in the election of managers and to vote on some types of amendments to our Limited Liability Company Agreement, to dissolve and on other matters that our board submits to the vote of our members.

Voting rights of members are not necessarily equal and are subject to certain limitations.

Members of our company are holders of Units who have been admitted as members upon their investment in our Units and who are admitted as members by our board of managers. The minimum number of Units required to become a member is 5,000 Units. Transferees of Units must be approved by our board of managers to become members. Members who are holders of Class A Units are entitled to one vote for each Class A Unit held provided, however, that the number of votes for each member is capped at five percent (5%) of the outstanding Class A Units. We may agree to give members or lenders who supply significant amounts of equity or debt capital to us the right to designate managers to serve on our board of managers. Under the terms of our option to purchase our Nevada, Missouri plant site, the sellers will become holders of our Class A Units and one of the sellers will have the right to become a member of our board of managers upon closing of the site purchase. Our board has already elected one of the sellers, E. Regar Todd, Jr., to our board of managers in advance of the obligation to do so. If Units of any other class are issued in the future, holders of Units of that other class will have the voting rights that are established for that class by the board of managers without the approval of our members. Consequently, the voting rights of members may not be completely proportional to the number of Units held. Cumulative voting for managers is not allowed, which makes it substantially less likely that a minority of members could elect a member to the board of managers. Members do not have dissenter’s rights. This means that they will not have the right to dissent and seek payment for their Units in the event we merge, consolidate, exchange or otherwise dispose of all or substantially all of our property. Holders of Units who are not members have no voting rights. These provisions may limit the ability of members to change the governance and policies of our company. See “Description of Units” and “Summary of our Limited Liability Company Agreement.”

The presence of members holding as little as 10% of our outstanding Units will constitute a quorum at meetings of our members, and a majority vote of the Units represented may generally take action on matters presented.

A quorum of members holding 10% or more of the outstanding Units represented in person, or 20% if the board of managers has authorized the use of mail ballots or proxies, is required at meetings of our members. Unless a higher percentage is required by our Limited Liability Company Agreement or Delaware law, members take action by a majority vote of the Units represented and entitled to vote. This means that the holders of a small minority of outstanding Units could take an action which would not necessarily be in the best interests of all Unit holders. The quorum requirement also means that we must secure the presence of members holding at least 10%, or 20% if mail ballots or proxies are authorized, of the outstanding Units in order to take actions which may be in the best interests of our company. See “Summary of our Limited Liability Company Agreement.”

We will have substantial indebtedness and our Units will be subordinate to all of our debts and liabilities, which increases the risk that you could lose your entire investment.

Our Units are equity interests which will be subordinate to all of our current and future indebtedness with respect to claims on our assets. In any liquidation, all of our debts and liabilities must be paid before any payment is made to the holders of our Units. We expect to incur substantial indebtedness to finance the construction of our plant and commence operations. The amount of that financing, plus possible additional borrowings and operating liabilities, creates a substantial risk that in the event of our bankruptcy, liquidation or reorganization, we may have no assets remaining for distribution to our Unit holders after payment of our debts.

We are not required to deliver annual reports or proxy statements to Unit holders, our managers, officers and significant Unit holders will not be required to file ownership reports, and in certain circumstances our obligation to file reports with the Securities and Exchange Commission could be terminated, all of which may limit your access to information about us.

Except for our obligation to provide audited annual financial statements to our members upon request pursuant to our Limited Liability Company Agreement, we are not required to deliver an annual report to our Unit holders. We are also not required to furnish proxy statements to our Unit holders and our managers, officers and holders of 5% or more of our Units are not required to file information regarding their holdings with the SEC. Although we will be required to file publicly available reports containing annual and quarterly financial statements and other information about us with the SEC after the effectiveness of the registration statement for this offering, this obligation will be suspended if we have fewer than 300 Unit holders. These factors, particularly the possible suspension of our obligation to file reports with the SEC, may significantly limit your access to financial and other information regarding us and our operations.

Risks Related to Tax Issues

EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL AND STATE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY AND IMPACT ON THE INVESTOR’S TAX REPORTING OBLIGATIONS AND LIABILITY.

Internal Revenue Service classification of us as a corporation rather than as a partnership would result in higher taxation and reduced profits, which could reduce the value of your investment in us.

We are a Delaware limited liability company. In the opinion of our counsel, Lindquist & Vennum PLLP, we will be treated as a partnership for federal income tax purposes, with income, gain, loss, deduction and credit passed through to the holders of our Units. This means that we will pay no federal or state income tax and Unit holders will pay tax on their allocated shares of our net income. Treasury regulations classify a limited liability company as a partnership for tax purposes unless the entity affirmatively elects to be taxed as a corporation or the entity is considered a publicly traded partnership because of the manner in which its units are transferred. We will not elect to be taxed as a corporation and will endeavor to avoid classification as a publicly traded partnership.

However, if for any reason the IRS would successfully determine that we should be taxed as a corporation rather than as a partnership, we would be taxed on our net income at rates of up to 35% for federal income tax purposes, and all items of our income, gain, loss, deduction and credit would be reflected only on our tax returns and would not be passed through to the holders of the Units. If we were to be taxed as a corporation for any reason, distributions we make to investors will be treated as ordinary dividend income to the extent of our earnings and profits, and the payment of dividends would not be deductible by us, thus resulting in double taxation of our earnings and profits. If we pay taxes as a corporation, we will have less cash to distribute to our Unit holders. See “Federal Income Tax Consequences of Owning our Units — Partnership Status.”

You may not be able to fully deduct your share of our losses or your interest expense.

It is likely that your interest in us will be treated as a “passive activity” for federal income tax purposes. In the case of Unit holders who are individuals or personal services corporations, this means that a Unit holder’s share of any loss incurred by us will be deductible only against the holder’s income or gains from other passive activities, e.g., S corporations and partnerships that conduct a business in which the holder is not a material participant. Some closely held C corporations have more favorable passive loss limitations. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. Upon disposition of a taxpayer’s entire interest in a passive activity to an unrelated person in a taxable transaction, suspended losses with respect to that activity may then be deducted.

Interest paid on any borrowings incurred to purchase Units may not be deductible in whole or in part because the interest must be aggregated with other items of income and loss that the Unit holder has independently experienced from passive activities and subjected to limitations on passive activity losses.

Your tax liability from your share of our taxable income may exceed any cash distributions you receive, which means that you may have to satisfy this tax liability using your personal funds.

In the opinion of our counsel, Lindquist & Vennum PLLP, we will be treated as a partnership for federal income tax purposes. We do not expect to pay any federal tax, and all of our profits and losses will “pass through” to our Unit holders. You must pay tax on your allocated share of our taxable income every year. You may not receive cash distributions from us sufficient to satisfy these tax liabilities. This may occur because of various factors, including accounting methodology, lending covenants that restrict our ability to pay cash distributions, or if we decide to retain cash generated by the business to fund our activities or other obligations. Accordingly, you may be required to satisfy these tax liabilities out of your personal funds.

You may be subject to federal alternative minimum tax in the early years of our operations.

While we have made no decision to adopt accelerated methods of depreciation, we may do so. If we do so, we anticipate that in the early years of our operation taxable income for alternative minimum tax purposes will exceed regular taxable income passed through to the members. Such excess alternative minimum taxable income passed through to you as a member may subject you to the federal alternative minimum tax. You are encouraged and expected to consult with your individual tax advisor to analyze and determine the effect on your individual tax situation of the alternative minimum taxable income you may be allocated in the early years of our operations.

Any audit of our tax returns resulting in adjustments could cause the Internal Revenue Service to audit your tax returns, which could result in additional tax liability and expense to you.

The IRS may audit our tax returns and may disagree with the tax positions we take on our returns. The rules regarding partnership taxation are complex. If challenged by the IRS, the courts may not sustain the position taken by us on our tax returns. An audit of our tax returns could lead to separate audits of your tax returns, especially if adjustments are required. This could result in adjustments on your tax returns and in additional tax liabilities, penalties, interest and expense to you.

Risks Related to Conflicts of Interest

There are conflicts of interest in our business because we have relationships with and may enter into additional transactions with our officers, managers and affiliates, which could impair an interested officer’s or manager’s ability to act in our best interest.

Conflicts of interest exist in our proposed structure and operation. Our managers and officers, and certain of their affiliates, are presently owners of Units. They may purchase additional Units in the future, including in this offering and upon the exercise of warrants, and may acquire additional Units in connection with our compensation arrangements. We may enter into other transactions with officers, managers and affiliates. Conflicts of interest could cause our managers and officers to put their personal interests ahead of the best interests of our company and our Unit holders. If our managers, officers and affiliates individually or collectively own a significant percentage of our Units, their voting power could increase the likelihood of conflicts of interest and reduce the ability of members to replace them as managers and officers. These conflicts of interest could harm our business and reduce the value of your Units.

Some of the members of our board of managers own and operate farms which may sell corn to us on a regular basis when we commence operations. One of our managers is 50% owner and President of a company which operates a grain elevator from which we expect to purchase corn. Some of our managers also own shares in local cooperative elevators from which we expect to purchase corn and with which we expect to enter into corn purchase contracts on a regular basis. In addition, we presently rent our office facilities from a company which is owned by one of our managers and maintain some of our accounts at a bank for which one of our managers, serves as an officer. See “Certain Relationships and Related Party Transactions.”

Our managers and officers have other business interests that may receive a greater share of their time and attention than they will devote to us.

Our managers and officers have other business interests and responsibilities that may be given priority over the time and attention that they are willing to devote to us. Although they are committed to dedicate the time necessary to make us successful, they have significant responsibilities in their primary occupations, principally farming, and consequently have limited time to devote to us. This could result in errors of management and governance that could adversely affect our operations, financial results and the value of your Units.

Our consultants and contractors may have financial and other interests which conflict with our interests, and they may place their interests ahead of ours.

Entities and individuals who are engaged or may in the future be engaged by us as consultants and contractors will have financial interests which may conflict with our interests and the interests of our Unit holders. Each of our consultants and contractors is likely to be a creditor of ours, which could affect their advice and commitment of time and resources to us. In addition, it is possible that some of our consultants and contractors, or their affiliates, may invest in this offering, in which case they may be in a position to influence our decisions and actions in favor of their own interests.

In particular, our EPC contractor and Delta-T will have a role of major importance in the development, construction and commencement of operations of our plant. The recommendations and actions of our EPC contractor, Delta-T and other consultants and contractors will be critical to our success and, if they place their own interests ahead of ours, we could be harmed as a result. Our EPC contractor, Delta-T and other consultants and parties who contract with us, or their affiliates, may have interests in other ethanol plants, as owners, creditors and in other capacities. Our EPC contractor and Delta-T may be involved in constructing other plants in our geographic area in the future and may have substantial financial interests in those plants. As a result, our EPC contractor and Delta-T may have a conflict of interest as they allocate personnel, materials and other resources to our plant and others. See “Certain Relationships and Related Party Transactions.”

Prospective investors must not construe this prospectus as constituting investment, legal, tax or other professional advice. Before making any decision to subscribe for Units, you should read this entire prospectus, including each of its appendices, and consult with your own investment, legal, tax and other professional advisors.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements involving future events, future business, industry and other conditions, our future performance, and our plans and expectations for future operations and actions. In many cases, you can identify forward-looking statements by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “predict,” “hope,” “should,” “could,” “may,” “future,” “continue,” “potential,” or other forms or the negatives of these terms or other similar expressions. Many of these forward-looking statements are located in this prospectus under the headings “Summary,” “Risk Factors,” “Capitalization,” “Use of Proceeds,” “Management’s Discussion and Analysis and Plan of Operations,” “Description of Business” and “Plan of Distribution,” but they may appear in other sections as well.

These forward-looking statements are based on assumptions that we believe to be reasonable, beliefs and expectations in reliance on information currently available to management and our estimates regarding future results, trends and uncertainties. Important factors that could significantly affect our assumptions, plans, anticipated actions and future financial and other results include, among others, those matters set forth in the section of this prospectus entitled “Risk Factors.” You are urged to consider all of those risk factors when evaluating any forward-looking statement, and we caution you not to put undue reliance on any forward-looking statements.

You should read this prospectus thoroughly with the understanding that our actual results may differ materially from those set forth in the forward-looking statements for many reasons, including events beyond our control and assumptions that prove to be inaccurate or unfounded. We cannot provide any assurance with respect to our future performance or results. Although we believe that our plans and objectives, as reflected in or suggested by the forward-looking statements, are reasonable, we may never achieve our plans or objectives. Actual results may differ from anticipated or desired results due to many possible unforeseen developments, including developments arising from or relating to the following:

•	The suitability of our ethanol plant site, availability of required infrastructure and construction of our plant;

•	Competition and technological developments in the ethanol industry and the energy market generally;

•	Economic, competitive and business conditions in our local and regional markets and in the national and international marketplace;

•	The availability and continuance of environmental and other permits, licenses and incentives;

•	The impact of or changes in laws or regulations relating to the ethanol or energy industry, environmental matters and taxation;

•	Our ability to generate cash flow to meet our operating needs, repay indebtedness and make distributions to our Unit holders;

•	The performance of our consultants, contractors and suppliers;

•	The actions of national, state and local legislative, regulatory and judicial bodies and authorities;

•	Delays or interruptions in the construction or operation of our plant due to inadequate financing, design or material failures, environmental issues, lack of raw materials, transportation blockages, weather and other factors;

•	The necessity to modify or upgrade our plant, expand or curtail our operations, obtain additional capital or change our business strategy; and

•	Other factors discussed in the section entitled “Risk Factors” and elsewhere in this prospectus.

The forward-looking statements contained in this prospectus speak as of the date of this prospectus and are subject to events and developments occurring after the date of this prospectus. Except as may be required under the federal securities laws, we do not undertake any obligation to update any forward-looking statements in this prospectus to reflect future events or developments. The “safe harbor” for forward-looking statements contained in Section 27A of the Securities Act of 1933 is not available to us.

USE OF PROCEEDS

If we sell the minimum number of Units offered in this offering, the gross proceeds, before deducting offering expenses, will be $30,000,000. If we sell the maximum number of Units offered, the gross proceeds, before deducting offering expenses, will be $80,000,000. We estimate that our offering expenses will be approximately $500,000. Consequently, we estimate the net proceeds of the offering will be approximately $29,500,000, if the minimum number of Units offered is sold, and $79,500,000, if the maximum number of Units offered is sold.

	Minimum	Maximum
	Offering	Offering

Offering Proceeds ($2.00 per Unit)	$30,000,000	$80,000,000
Less Estimated Offering Expenses	500,000	500,000

Net Proceeds from Offering	$29,500,000	$79,500,000

We intend to use the net proceeds of this offering to construct and commence operations of a 54 million gallon per year capacity ethanol production plant. Depending on the amount of equity that we raise in this offering, we will also require debt financing ranging from $37,500,000 to $87,500,000 in order to fully capitalize our project. We estimate that the total expenditures for site acquisition, construction of the plant, site improvements and start-up expenses will be approximately $120,000,000. See “Sources and Uses of Funds” for a full discussion of the amount of debt financing which we would require depending on the amount of proceeds available to us from this offering and for the detailed expenditures which we anticipate will be made from the combined proceeds of this offering and debt financing in order to construct and commence operations of our plant.

DETERMINATION OF OFFERING PRICE

There is no market for our Units. We established the offering price for the Units based on our estimate of capital and expense requirements for our project, and not based on perceived market value, book value or other established criteria of valuation. The offering price is substantially higher than the $.74 per Unit average purchase price paid by investors in our original development and recent seed capital financings. Consequently, you will pay substantially more for Units than was paid by prior investors in us. There has been no independent appraisal or valuation of us or of our Units by any independent appraiser or investment bank. The Units may have a current value significantly less than the offering price and there is no assurance that the Units will ever obtain a value equal to or greater than the offering price.

DILUTION

Investors who purchase Units in this offering will receive Units diluted by the prior issuance of Units to investors in our development and seed capital financings. The purchase price for our Units to those development and seed capital investors is substantially below the offering price for Units in this offering. Those previously issued Units will dilute the relative ownership interests of the Units sold in this offering because the earlier investors received a relatively greater share of our equity for less consideration than investors are paying for Units in this offering. Consequently, all investors in this offering will incur an immediate dilution in the value of their Units and relative interest in us.

As of February 28, 2007, we had 2,700,000 Units outstanding which had been sold to our development and seed capital investors at an average price of $.74 per Unit. These outstanding Units were sold as follows: 440,000 Units were sold on June 30, 2006 to eleven members of our board of managers at a purchase price of $.25 per Unit; 730,000 Units were sold on June 30, 2006 to ten members of our board of managers at a purchase price of $.50 per Unit; and 1,530,000 Units were sold on August 31, 2006 to four members of our board of managers and 25 additional investors at a purchase price of $1.00 per Unit. These Units, as of February 28, 2007, had a net tangible book value of $1,521,302 or $0.56 per Unit. This tangible book value per Unit represents members’ equity less intangible assets divided by the number of Units outstanding. The offering price of $2.00 per Unit in this offering substantially exceeds both the purchase price and the net tangible book value per Unit of our outstanding Units. Based on the net tangible book value of Units as of February 28, 2007, all current holders will realize an immediate average increase of $1.19 per Unit in the net tangible book value of their Units if the minimum number of Units offered is sold in this offering at a price of $2.00 per Unit, and an average increase of $1.34 per Unit if the maximum number of Units offered is sold at a price of $2.00 per Unit. Purchasers of Units in this offering will realize an immediate dilution of at least $0.25 per Unit in the net tangible book value of their Units if the minimum number of Units is sold at a price of $2.00 per Unit, and a dilution of at least $0.10 per Unit if the maximum number of Units is sold at a price of $2.00 per Unit.

The following table illustrates the increase to existing Unit holders and the dilution to investors in this offering in the net tangible book value per Unit assuming the minimum or the maximum number of Units is sold. Estimated expenses of this offering in the amount of $500,000 have been deducted from the offering proceeds. The table does not take into account any other changes in the net tangible book value of our Units occurring after February 28, 2007. The computations in the table do not include up to 116,000 Units which we have agreed to issue to the sellers of our Nevada site, including one member of our board of managers, if we exercise our option to acquire that site. The value at which such Units will be issued in connection with the purchase of the site is $2.00 per Unit.

	Amount		Percentage
	Minimum	Maximum	Minimum	Maximum

Net tangible book value per Unit at February 28, 2007	$0.56	$0.56	—	—
Increase in net tangible book value per Unit attributable to the sale of 15,000,000 (minimum) and 40,000,000 (maximum) Units at $2.00 per Unit	1.19	1.34	213%	239%

Pro forma net tangible book value per Unit at February 28, 2007, as adjusted for the sale of the Units in this offering	$1.75	$1.90	—	—
Dilution per Unit to new investors in this offering	$(0.25)	$(0.10)	(12.5%)	(5.0%)

We may seek additional equity financing in the future, which may result in further dilution to investors in this offering and a further reduction in their equity interest in us. The holders of the Units purchased in this offering will have no preemptive rights to purchase any Units issued by us in the future. We may also, in the future, issue warrants or options to purchase Units in order to obtain adequate debt financing, as compensation to managers, officers, employees or consultants, or for other purposes. We may adopt a Unit incentive plan or otherwise grant Units or options in order to attract and retain key personnel to operate our plant. If warrants or options are issued, your equity interest in us would be diluted and the value of your Units could be reduced, particularly if the purchase price for Units in the warrants or options is lower than the price for Units in this offering. The amount of dilution which investors may experience in this offering as a consequence of future issuances of Units will be determined by the sale or exercise price at which those future Units are sold.

MARKET FOR UNITS; RESTRICTIONS ON TRANSFER

There is no established public trading market for our Units, and we do not expect one to develop in the foreseeable future. To maintain our partnership tax status, we do not intend to list the Units on any stock exchange or automatic quotation system such as The NASDAQ Stock Markettm. As a result, your Units will not be readily marketable and you may be required to hold your Units indefinitely.

To protect our status as a partnership for tax purposes and to assure that no public trading market in our Units develops, our Units are subject to significant restrictions on transfer and transfers are subject to approval by our board of managers. All transfers of Units must comply with the transfer provisions of our Limited Liability Company Agreement and a Unit transfer policy adopted by our board of managers. Our board of managers will not approve transfers which could cause us to lose our tax status or violate federal or state securities laws. As a result, you may not be able to complete a transfer that you wish to make and may be required to assume the risks of an investment in us for an indefinite period of time. See “Description of Units — Restrictions on Transfer of Units,” and “Federal Income Tax Consequences of Owning Our Units — Publicly Traded Partnership Rules”.

After our ethanol plant is operating we may locate or implement a “qualified matching service” to provide a mechanism for our Unit holders to transfer limited quantities of our Units. A qualified matching service typically involves the use of a computerized or printed listing that lists customers’ bids and/or ask prices to match Unit holders who wish to dispose of their Units with persons who wish to purchase Units.

Any qualified matching service must comply with applicable tax laws and regulations and applicable federal and state securities laws and regulations. The tax laws and regulations impose limits on the quantities of Units that may be sold and the method of sale. See “Federal Income Tax Consequences of Owning Our Units — Publicly Traded Partnership Rules.” We will not allow or become involved in any activities which might jeopardize our partnership tax status or endanger our ability to pass any profits we may generate directly to our Unit holders before taxation. The securities laws and regulations would require registration or exemptions from registration of the Units to be sold and registration or exemption from registration of the person or entity deemed to be conducting the service. We will not undertake any action that may be allowed by the tax laws and regulations that would require registration of our Units for purposes of sale or registration of us as a broker-dealer under applicable securities laws and regulations. In general, the matching service would allow interested buyers and sellers to contact each other but would not permit us to participate in the matching process. We do not intend to register as a broker-dealer or to take any action that may require us to register as a broker-dealer.

CAPITALIZATION

The following table sets forth our capitalization at February 28, 2007 on an actual and pro forma basis to reflect the Units offered in this offering and the receipt of senior and subordinated debt financing which we will require for the construction and commencement of operations of our plant.

			Pro Forma(1)
	Actual		Minimum	Maximum
	(Unaudited)

Long-Term Debt	$0		$75,000,000	$37,500,000
Subordinated Debt	0		12,500,000	0

Total Debt	0		87,500,000	37,500,000

Members’/Unit Holders’ Contributed Capital	2,102,044	(2)	31,602,044	81,602,044
Accumulated Deficit	(203,235)		(203,235)	(203,235)

Total Members’/Unit Holders’ Equity	1,898,809		31,398,809	81,398,809

Total Capitalization	$1,898,809		$118,898,809	$118,898,809

(1)	As adjusted to reflect the receipt of the proceeds of this offering, after deducting offering expenses estimated at $500,000, and the amount of long-term and subordinated debt which we anticipate will be necessary to construct our plant and commence operations. We presently have no commitments from lenders to supply the debt financing that we will require. If we fail to receive written commitments from lending sources to provide senior and subordinated debt which, combined with the offering proceeds and funds received or receivable from our previous equity offerings, grants and other resources, would equal at least $120,000,000 by September 13, 2008, the escrow agent for this offering will promptly return the subscriptions to investors, with interest on the cash payment held in escrow. See “Prospectus Summary — Escrow of Subscriptions.”

(2)	Reflects the receipt of $2,005,000 in gross proceeds of our equity development and seed offerings, after deducting offering expenses of $34,106, and increased by $21,150 in offering expenses reimbursed from grants and an accounting adjustment of $110,000 to reflect the value of Units issued to managers attributable to compensation.

We issued a total of 2,700,000 Units in three development and seed capital financings at an average cash price of $.74 per Unit, for total proceeds of $2,005,000, yielding net cash proceeds of $1,993,154 after deducting $11,846 in net offering expenses. Of these proceeds, we held $1,624,285 at February 28, 2007. If we receive the minimum proceeds of $30,000,000 in this offering, less offering expenses estimated at $500,000, plus cash on hand, on a pro forma basis we would have a total of approximately $31,100,000 in cash from equity offerings available upon the completion of this offering and would need approximately $87,500,000 in senior and subordinated debt financing to reach the cash capitalization we will require for the construction and commencement of operations of our plant. If we receive the maximum offering proceeds of $80,000,000 in this offering, less offering expenses estimated at $500,000, plus cash on hand, on a pro forma basis we would have a total of approximately $81,100,000 in cash from equity offerings available upon the completion of this offering and would need approximately $37,500,000 in senior debt financing to reach the cash capitalization we will require for the construction and commencement of operations of our plant.

DISTRIBUTION POLICY

We have not declared or paid any distributions on the Units. We do not expect to generate earnings until after our plant commences operations, which is expected to occur approximately 18 months after we start construction. We cannot predict the amount of cash, if any, that we may generate from operations. Distributions are payable at times and in aggregate amounts determined by our board of managers in its sole discretion, subject to any loan covenants or restrictions imposed by senior and subordinated lenders. Subject to the availability of cash, the board’s discretion and lenders’ limitations, we intend to make cash distributions of “net cash flow” sufficient to discharge our members’ anticipated combined federal, state and local income tax liabilities (based on the board’s estimate of anticipated federal and Missouri statutory rates) arising from allocations to them of taxable income by us. Our board of managers may also declare further distributions from time to time. However, in the exercise of its discretion, our board of managers may elect to retain cash to finance operations, retire debt, improve our plant or expand our business. Consequently, we cannot provide any assurance that we will ever be able to make any cash distributions to our Unit holders or that we will not use available cash for other purposes.

Distributions to holders of Class A Units will be made in proportion to the Units that each Unit holder holds relative to the total number of Class A Units outstanding. If Units of any other class are issued in the future, each Unit of that other class will have the distribution rights that are established for that class by the board of managers without member approval. “Net cash flow” means the gross cash proceeds of our operations less the portion thereof used to pay or establish reserves for all of our expenses, debts, obligations and liabilities including capital improvements, replacements, and contingencies, all as reasonably determined by our board of managers. Net cash flow is not reduced by depreciation, amortization, cost recovery deductions or similar allowances, but is increased by any reductions of reserves previously established. The definition of net cash flow may be amended by the affirmative vote of a majority of our board of managers without any approval by our members.

SELECTED FINANCIAL DATA

The following table summarizes information from our financial statements. You should read this table in conjunction with our financial statements and the notes thereto contained in this prospectus.

	From Inception		From Inception
	(September 24, 2003)	Six Months Ended	(September 24, 2003)
	to August 31, 2006	February 28, 2007	to February 28, 2007
	(Audited)	(Unaudited)	(Unaudited)

Statement of Operations Data:
Revenue	$0	$0	$0
Other Income	68,744	130,382	199,126
Expenses	(225,215)	(177,146)	(402,361)

Net Income (Loss) during
Development Stage	$(156,471)	$(46,764)	$(203,235)

	August 31, 2006	February 28, 2007
	(Audited)	(Unaudited)

Balance Sheet Data:
Assets:
Current Assets	$2,007,883	$1,905,438
Property, Plant and Equipment	0	85,287
Other Assets	0	13,873

Total Assets	$2,007,883	$2,004,598

Liabilities and Members’/Unit Holders’ Equity:
Current Liabilities	$82,350	$105,789
Total Members’/Unit Holders’ Equity	1,925,533	1,898,809

Total Liabilities and Members’/Unit Holders’ Equity	$2,007,883	$2,004,598

We have adopted a fiscal year for financial reporting that ends on August 31 of each year, which we could decide to change in the future. Our year for tax reporting ends on December 31 of each year.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

This prospectus contains forward-looking statements that involve significant risks and uncertainties. The following discussion, which focuses on our plan of operation through the commencement of operations of our plant, consists almost entirely of forward-looking information and statements. Actual events or results may differ materially from those indicated or anticipated, as discussed in the section entitled “Forward Looking Statements.” This may occur as a result of many factors, including those set forth in the section entitled “Risk Factors.” The following discussion of our financial condition and plan of operation should also be read in conjunction with our financial statements and notes to financial statements contained in this prospectus.

Overview

Ozark Ethanol, LLC (referred to herein as “we,” “us,” the “company” or “Ozark Ethanol, LLC”) is a limited liability company organized under the laws of the state of Delaware on May 16, 2006.

We were organized at the initiative of the Barton County Ethanol Project Steering Committee, a group of farmers and businessmen who were interested in promoting and supporting the development of renewable energy, add value to farm products, increase farm income and provide economic development opportunities in the area of southwestern Missouri and southeastern Kansas. The committee, which was never formally organized as a legal entity, began its efforts in late 2003 and for nearly three years this group, with the support of the Missouri Corn Growers, contributed the time and funds needed to guide the proposed project through initial planning stages and to organize Ozark Ethanol, LLC.

We intend to plan, develop, construct and operate a 54 million gallon per year corn-based dry mill fuel-grade ethanol plant near Nevada, Missouri (the “plant”). The ethanol plant is expected to process approximately 19.3 million bushels of corn per year into 54 million gallons of fuel grade ethanol and approximately 172,000 tons of distillers grains each year.

We are a development stage company with no revenues from operations. To date, we have devoted our efforts principally to planning our proposed ethanol plant and related activities. We will not generate revenue until we complete construction of our plant, which we are targeting for the second quarter of 2009, or earlier if possible. We intend to use the proceeds of this offering to pay for a portion of the development, construction and start-up costs we expect to incur in connection with the construction and operation of our plant. We will also need a significant amount of debt financing in order to complete the plant.

In June 2006, we raised $475,000 from the eleven managers then serving on our board to fund our initial development expenses. In August 2006 we raised an additional $1,530,000 in development funds from four managers and 25 additional accredited investors. Assuming we raise $30,000,000 to $80,000,000 in equity from the offering of our Units in this offering and obtain commitments for the debt financing necessary to supplement our equity, we hope to close on our debt financing and obtain all necessary construction permits by September 2007. We expect the time required to progress from groundbreaking to mechanical completion of our plant to be approximately 18 months. We estimate the total capital required to construct the plant and commence operations to be approximately $120,000,000. This includes an estimated $88,000,000 construction cost under an EPC agreement plus approximately $32,000,000 for other capital expenditures, working capital and reserves.

We expect that the plant will use a dry milling process to produce fuel-grade ethanol as its main product and distillers grains as a co-product. The plant will have a design capacity to produce 54 million gallons of ethanol per year (“mmgy”). In addition, we expect the plant will produce approximately 172,000 tons of distillers dried grains with solubles and approximately 160,000 tons of carbon dioxide (“CO2”) each year. The plant will consist principally of a storage and processing area for corn; a fermentation area comprised mainly of fermentation tanks; an ethanol storage and loading area; a drying unit for processing the distillers dried grains; a storage and loading plant for distillers grains; truck scales for weighing incoming corn and outgoing distillers grains; and an administrative office.

Until the proposed plant is operational, we will generate no revenue. We anticipate that our losses will continue to increase until the ethanol plant is operational.

Plan of Operations Until Plant Start-Up

From the present to the second quarter of 2009, or earlier if possible, we will be actively involved in six principal tasks:

(1) Raising our equity and securing debt capital;

(2) Acquiring and preparing our plant site;

(3) Completing construction agreements and securing necessary permits;

(4) Constructing our plant;

(5) Arranging and negotiating agreements for the purchase of corn, natural gas and other needs and for marketing our ethanol and distillers grains; and

(6) Hiring and training management and operating employees.

Assuming that we successfully complete this offering and obtain adequate debt financing, we believe that we will have sufficient cash resources to cover all of our expenses associated with the construction and commencement of operations of the plant, including site acquisition and development, installation of road and rail access and utilities, application for and receipt of permits, equipment acquisition and plant construction. We also believe that we will have sufficient operating capital to cover our staff, office, audit, legal, compliance, training and other start-up expenses during this period. We estimate that we will need approximately $120,000,000 to complete the project.

Equity and Debt Capital

We expect that the project will cost approximately $120,000,000. We have already received $2,005,000 in proceeds from development and seed capital financings and (including our predecessor Barton County Ethanol Project Steering Committee) have been awarded approximately $495,000 in grants. In this offering, we plan to raise a minimum of $30,000,000 and a maximum of $80,000,000. Depending upon the amount of equity capital raised in this offering, we would need to raise an additional $37,500,000 to $87,500,000 in debt financing. We anticipate that if the equity we raise is in the range of $30,000,000 to $80,000,000, senior debt financing in the $37,500,000 to $75,000,000 range may be available. If the amount raised in this offering is closer to the $30,000,000 minimum, senior debt lenders may be unwilling to provide all of the debt financing required by us and we would likely find it necessary to supplement the senior debt financing with subordinated debt in an amount of $12,500,000 or more.

Subscriptions will be held in escrow until we have received (a) $30,000,000 or more in offering proceeds in cash, consisting of initial cash payments and cash payments on promissory notes, exclusive of interest, and (b) written commitments from lending sources to provide senior and subordinated debt which, combined with the offering proceeds and funds received or receivable from our previous equity offerings, grants and other resources, would equal at least $120,000,000. If these conditions are not satisfied on or prior to September 13, 2008 or if we decide to abandon the offering at any time, the escrow agent will promptly return the subscriptions to investors, with interest on the cash payments held in escrow. We may require payment of the amount due on the promissory notes at any time after we have received $30,000,000 or more in subscriptions. If we are unable to complete and commence operations of our plant after subscriptions have been released from escrow, the value of your Units would very likely decline significantly or be lost entirely.

The offering will close upon the earlier to occur of (1) our acceptance of subscriptions for Units for the maximum offering amount of $80,000,000; or (2) September 13, 2008. We may also decide to close the offering any time after we have sold the $30,000,000 minimum offering amount if we determine that the offering proceeds, together with available debt financing and funds received or receivable from our previous equity offerings, grants and other resources, are sufficient to capitalize our project. If we satisfy the conditions for the release of subscriptions from escrow and the escrow is closed, we may nevertheless elect to continue to offer any remaining Units up to the maximum number to be sold until the offering closes. We reserve the right to cancel or modify the offering, to reject subscriptions for Units in whole or in part and to waive conditions to the purchase of Units.

After the offering, we will have 17,700,000 Units issued and outstanding if we sell the minimum number of Units offered in this offering and 42,700,000 Units issued and outstanding if we sell the maximum number of Units offered. These amounts include 2,700,000 Units issued in our previous development and seed capital financings.

We have contacted and have had limited discussions with prospective lenders, but have no agreement with any lender for the senior debt financing that we need. We presently have no sources for subordinated debt financing. Even if this offering is successful, if we do not secure the debt financing that we require, we will not be able to construct our plant and will be forced to abandon our plans.

At any time after we have received at least $30,000,000 in subscriptions from investors, even if we have not yet satisfied the other conditions to release the subscription funds from escrow, we may require investors to pay the balance of their subscriptions represented by promissory notes into the escrow account. However, we will not release any funds from escrow until all of the release conditions have been satisfied. At any time after we satisfy all of the conditions to release the subscription funds from escrow, we may release the subscription funds, complete our debt financing, execute the EPC agreement and commence construction of our plant.

We may terminate this offering at any time after we have reached the minimum $30,000,000 in subscriptions. However, even if we have satisfied all of the conditions to release subscriptions from escrow, we may continue this offering with the intent to raise additional funds, up to the $80,000,000 maximum amount of this offering, and thereby reduce the amount of debt financing required for our project. In that case, we may require such additional subscriptions to be paid entirely in cash and, if other subscriptions have been released from escrow, we may require new subscriptions to be paid directly to us.

Site Acquisition and Development

We presently expect that our plant will be built on a site near Nevada, Missouri. We have an option to acquire that site at a purchase price of $3,000 per acre payable two-thirds in cash and one-third in our Class A Units valued at $2.00 per Unit, the offering price in this offering. The site is approximately 232 acres in size and if we exercise the option we will be obligated to purchase at least 160 acres. If we acquire the entire parcel, the total cost will be approximately $696,000, payable in the form of $464,000 in cash and 116,000 Units. The option further provides that one of the sellers of the site will become a member of our board of managers after the closing of the purchase and allows the sellers the right to lease for farming purposes the portion of the site not used for our plant. The option expires on August 31, 2007 and does not contain any provisions for extension.

Preliminary engineering reports indicate that the site is suitable for construction of an ethanol plant. Further investigations relating to environmental and archeological conditions are underway. We are not required to obtain a zoning permit or reclassification to use our site for an ethanol plant. Although other permits are required, we are optimistic regarding our ability to obtain all permits necessary for us to build our plant. Delta-T has indicated on a preliminary basis its approval of the site for purposes of our plant. We have identified other possible sites which may be suitable for our plant but do not have options on any of those sites. Accordingly, we presently believe and intend that our plant will be built on the Nevada site.

Our Nevada site is located three miles west of Nevada, in Vernon County, Missouri. Our discussions with local utility providers have led us to believe that the estimated costs to bring natural gas and electricity to our site is approximately $5,500,000 for the natural gas infrastructure and connection fees and approximately $750,000 for electrical transmission lines and connections. Water supplies and fire protection cost is estimated at $1,500,000, including an estimated cost of $50,000 for each of the two wells that we plan for our site. Our cost to complete rail lines and access to the Missouri & Northern Arkansas Railroad Co. (the “M&NA”) is

estimated at $3,000,000. Our site is approximately 232 acres in size, allowing for easy placement of the facility footprint, tank farm and the needed rail and road additions, which we estimate will occupy 132 acres. This would leave approximately 100 acres for future expansion of our operations, which would allow us to double our plant capacity including additional corn, distillers grains and ethanol tank farm storage.

Missouri tax incentives that may be available to our plant include investment tax credits, jobs tax credits, sales tax exemptions on construction materials, exemptions from taxes on utilities used and an exemption from taxes on interest on funds borrowed by us will depend on the site chosen for our plant and could be repealed in the future. However, we do not consider state tax incentives essential to our budget or business plan and the availability or lack of tax incentives are not the most important considerations in our selection of a site.

If for any reason our Nevada site would prove unsuitable for our plant or if our option on that site expires before we have our equity and debt financing available to acquire that site, we may find it necessary to pay more than the option purchase price for the site or to locate an alternative site. There is no assurance that after full investigation we will determine that our Nevada site or any other site that we have identified will be suitable for our plant or will be acquired for that purpose. A new site could be located outside Vernon County and could even be located outside the state of Missouri. Our board of managers reserves the right to change the location of the site for our plant, in its sole discretion, for any reason. During and after this offering, we expect to continue the permitting process on our Nevada site, and, if necessary conduct investigations on other sites, including overall suitability for our plant, environmental matters and road and rail access considerations. If we are required to locate a site other than our Nevada site, our site acquisition and plant construction schedule could be delayed. Our goal, working with consultants, will be to confirm the suitability of and obtain permits for the Nevada site or identify the best alternative site for our use so we will be in a position to acquire the site immediately upon successful completion of our equity and debt financing.

Prior to or upon acquisition of our plant site, we expect to enter into agreements for site preparation, road access and upgrading, utility services and rail access and service. This work would commence as soon as practicable after execution of the agreements and would continue during the construction of our plant. Prior to completion of our equity and debt financings, this work would be funded using the proceeds of our development and seed capital financings. We believe that our existing funds will permit us to continue our preliminary activities through the end of this offering. If we are unable to close on this offering by that time or otherwise obtain other funds, we may need to discontinue operations.

Construction Agreements and Permits

We expect to enter into an agreement with an EPC contractor which will provide for the construction of our plant. We anticipate that the agreement will provide that the EPC contractor will prepare engineering diagrams and drawings for our site, plant, utilities and process systems, assist us in obtaining permits for the construction of our plant, establish final project specifications, contract documents and contract pricing and place orders on our behalf for equipment, particularly equipment with lengthy order lead times.

We anticipate that the EPC agreement will state the complete set of design and construction services to be provided by our EPC contractor to construct a 54 mmgy ethanol plant for us, state the allocated costs of the work to be performed, state the manner in which increased costs due to equipment and materials expense increases and change orders requested by us would be allocated, state the responsibility for our EPC contractor and us to acquire permits, provide a timetable for construction, and include warranties and guarantees with respect to plant capacity and operation, payment terms and similar matters.

After we identify our EPC contractor, we expect to work with the contractor on the preliminary and final designs of the plant so construction may be commenced as soon as possible following successful completion of our equity and debt financings. Concurrently, we will seek necessary construction permits, environmental permits and other contracts and permits necessary for the construction of our plant. If we are unable to reach an agreement with an EPC contractor or if any critical agreement or permit is unavailable to us on reasonable terms, we may need to seek alternatives, which could delay our operations, affect our ultimate success or even curtail our business objectives.

Plant Construction and Start-up of Plant Operations

Construction of our plant will include completion and approval of the final design for the plant, final site preparation, installation of underground piping, conduits and footings, structural framing, installation of tanks, equipment and above-ground piping, enclosing structures, installation of outside yard facilities, loading docks and related structures, and a variety of other tasks. The construction phase will include testing of the plant through certification by the construction engineers. Commencement of operations will include training of plant operations personnel and incorporation of operational testing, quality control and safety procedures. We expect to complete construction of our plant approximately 18 months after completion of this offering, execution of loan agreements for our necessary debt financing and receipt of construction permits for our plant.

Pre-construction engineering, which includes completion of the design for the plant, was commenced by Delta-T in December 2006 and is expected to be completed in June 2007 at a cost of approximately $750,000. The permit application process for the air emissions, construction and other permits necessary to commence construction began in January 2007 and is expected to be completed by September 2007. We expect to acquire our Nevada site in July 2007 at a cost of approximately $464,000 in cash plus issuance of 116,000 Units to the sellers. Site preparation and rail sub-ballast work is expected to commence in July 2007 and be completed in September 2007 at an estimated cost of $2,750,000. Some of these expenditures have been or will be funded with existing cash resources and will not be funded with the proceeds of this offering.

During the course of this offering, we will also continue discussions with potential debt financing sources with a view to receiving a debt financing commitment letter before, upon or very shortly after completion of this offering. Although there is always the possibility of delay in one or more facets of our schedule, our goal will be to complete this offering, secure our debt financing commitment letter, secure our air emission and construction permits, and complete negotiations and sign our EPC plant construction agreement in September 2007. If we were able to complete these tasks by September 2007, we believe that our EPC contractor would be able to move its crews and equipment to our site and commence construction in October 2007.

The construction process will commence with the completion of final grading for all plant structures and our tank farm, installation of underground plumbing and construction of footings and other concrete work. Subject to weather conditions, we expect that this work can be completed in approximately one month, at an aggregate cost of approximately $4,800,000. Immediately thereafter, construction will proceed on the construction of our ethanol distillation facilities and other structures, a task that will take approximately 18 months at an estimated cost of $88,000,000. Throughout these phases of construction work would continue on our railroad access, including installation of sidings and switches, with completion expected approximately four months after the commencement of construction at an estimated cost to us of $3,000,000.

Also in the above phase, six months will be dedicated to the installation of piping and wiring, erection of our tank farm and installation of process and other equipment. Including related labor, piping will cost approximately $7,600,000, electrical wiring, instrumentation and controls about $4,200,000, the tank farm $7,500,000 and equipment, which is the largest single category, approximately $52,000,000. The final phase of construction, extending to include an additional month of work, will include the installation of heat tracing equipment and insulation, office build-out, painting and landscaping at a total cost of approximately $1,650,000. During this extended period, we and our EPC contractor will also commence the process to obtain our operating permits, which will involve preparing and submitting applications, working with regulatory authorities and coordinating site inspections and preliminary equipment testing.

With construction complete, we will move to the plant start-up phase, which will involve complete start-up and testing of all equipment and facilities, including any adjustments necessary. This process will take approximately two months and will cost approximately $2,750,000. Assuming the availability of final operating permits, and following a final capacity test run and certification by our construction engineers, the plant will be turned over to us for the commencement of commercial operations. If we were able to start construction in October 2007, we would anticipate commencement of operations in the second quarter of 2009.

Supply and Marketing Agreements

During and after this offering, and during the construction of our plant, we expect to confirm sources of supply for the operating requirements of our plant and markets for our products. In particular, we intend to consider ways to assure the supply and price of corn for our plant, which might include supply or purchase agreements and hedging instruments and accounts. We also expect to negotiate agreements for supplies of natural gas, electricity and other operating needs. We intend to survey local, regional and national markets for our ethanol and distillers grains and may enter into marketing agreements for the sale of those products.

We expect to retain a corn procurement consultant to assist us in sourcing of our corn requirements. The corn procurement company may purchase corn specifically for our plant, particularly when corn is available at attractive prices in our local and regional market. Some corn procurement companies enter into direct agreements with major corn suppliers on behalf of multiple clients. In that case, purchases for our plant will be part of the overall corn procurement program of our corn procurement company. In general, the corn procurement company will have the responsibility to manage the supply of corn for our use.

We also expect to contract with a marketing company or companies to market the ethanol and distillers grains produced by us. The ethanol produced by our plant may be marketed for us directly or may be marketed on a pooled basis by the marketing firm. A separate company may market the distillers grains produced by our plant. If a market is available, we may establish collection facilities for the carbon dioxide we produce and arrange to sell that as well.

Our board of managers will assist the procurement and marketing companies when needed to establish contacts with potential suppliers of corn and potential purchasers of ethanol and distillers grains in our local and regional markets.

Management and Operating Employees

During the period that our plant is under construction, we expect to hire experienced management personnel to supervise the operations of our plant and employees to staff all aspects of our operations. We will need general management experience in all facets of ethanol production, including a general manager who will be responsible for all aspects of our operations and a plant manager who will be primarily responsible for the day-to-day operations of our plant. The general manager will begin employment before we complete construction of the plant. The balance of our employees will also be hired and trained before we commence operations of the plant. We expect that Delta-T and our EPC contractor will provide training for operations personnel and on-site, start-up assistance as we commence operations.

Trends and Uncertainties Impacting the Ethanol Industry and Our Future Operations

Ethanol, Gasoline and Corn Prices

Although ethanol and corn markets have similar supply and demand elasticities, the similarity stops there because the corn market has been characterized by very high production and burdensome supplies while energy and ethanol have growing demand and diminishing supplies. That contrasting supply scenario has created the ethanol market opportunity of the last decade and appears to be continuing. However, there can be no guarantee that the supply relationship will not invert for short or even long periods of time due to, among other things, weather, political, environmental and tax policies, international events, economic factors and new technologies.

Most of the time, the trend in corn prices and the trend in ethanol prices show no correlation. Historically, wholesale ethanol prices have tended to follow wholesale gasoline prices very closely. There has been one recent exception to this relationship. Weather problems worldwide in 1995 caused corn supplies to be reduced. Corn demand worldwide was strong and prices began moving upward in the fall of 1995. These historically high prices caused some ethanol plants to cease operations temporarily, thus reducing ethanol supplies and causing ethanol prices to rise dramatically in mid-1996. When the corn harvest began in the fall of 1996, corn supplies increased worldwide, corn prices declined, ethanol plants started up operations again, ethanol supplies increased and ethanol prices declined.

This 1995-1996 scenario could occur again, but should be rare. Historically, corn prices have shown a tendency to be high for a relatively short period of time (less than a year) before trending lower in longer periods (multiple years) due to increased acreage and production stimulated by that price. The current increase in demand for corn attributed to the rapid expansion of ethanol production has resulted in relatively high corn prices. Assuming this demand does not decline over the next few years, corn prices may balance out at a level which may be above ten-year historical averages. This price will be highly dependent on the effect of increased acreage allocated to corn and increased production stimulated by the increased price levels. Thus, it is not possible to predict with assurance whether current high corn prices will remain high, continue to rise due to increasing demands for feedstock by the ethanol industry or decline as the market adjusts to new conditions.

The lack of correlation between corn prices (approximately 60% of our anticipated cost of operations) and ethanol prices (approximately 85% of our expected revenue) could be a significant risk of our ethanol production business. Good risk management practices will help mitigate some of this risk with hedges of corn prices and ethanol prices on the Chicago Board of Trade together with forward price contracts with the end users of our ethanol production.

After being stable for many years, energy prices in general have become more volatile in the past decade due to the perception of declining supplies in a growing world market. As pricing highs and lows are established within that volatility, they have behaved in a manner similar to the corn market, as the highs tend to be short lived (less that a year), because price stimulates production rather quickly, whereas lows in the market tend to prevail for longer periods as production is slowly curtailed and demand begins to recover. Significant price impacts can be stimulated by slight changes in supply and demand. The prices of all petroleum-based fuels have also been influenced by political uncertainties that affect world markets.

Corn Acreage Trends

In the past two decades, corn acreage in the U.S. has varied between 75.7 million acres and 84 million acres. Shifts from one year to the next have not been dramatic and have been as much a function of government support programs as corn prices. Crop rotation has traditionally supplied the most palatable economics for corn producers and they have in the past been very reluctant to change those rotations. Corn demand in the domestic markets has been increasing but corn demand in export markets has been somewhat stagnant. In the past, rising long-term yield trends have met increases in demand with reasonably constant corn acreage. Some corn producing regions that have a production or market advantage have increased continuous corn acres in the last five years, but that has been offset by reduced corn acres in more marginal production areas. Technology improvements are making it possible to produce continuous corn in the future with greater competitive advantage against rotations, and with more drought and stress tolerance in marginal environments. That technology could swing corn acres dramatically higher if the economics dictated a need for those acres. The prices of energy, nitrogen, other fertilizers and similar inputs have increased significantly and are likely to continue to increase, resulting in negative returns for corn on marginal acres. This cost inflation is offsetting the advantages that continuous corn recently enjoyed in some areas.

Studies by the U.S. Department of Agriculture and the National Corn Growers Association conclude that current increasing demand trends for corn, due to ethanol industry expansion, are capable of being met by diverting production otherwise available for export, increasing yields on existing acreage, increasing acreage devoted to corn and modifying crop rotation cycles. Weather conditions exceeding normal variations, significant changes in government support programs for corn or rising input costs due to energy could negatively affect corn planted acreage without regard for demand by the ethanol industry. Increasing demands for soybean production in corn producing areas, based on demand from the biodiesel industry, could also impact corn acreage in the future. Changes in tillage, planting, pest control and hybridization technologies in both the corn and soybean industries may affect supplies in both markets by reducing crop rotations and increasing use of marginal growing environments. On March 30, 2007, the U.S. Department of Agriculture announced that corn producers are expected to plant 90.5 million acres of corn in 2007, 12.1 million acres more than in 2006.

Acceptance of Ethanol as a Substitute for Fuel

Ethanol has been utilized as a fuel additive since the late 1970’s when its value as a product extender for gasoline was discovered during the OPEC oil embargo crisis. Ethanol has achieved new status as a gasoline substitute with the development of flex fuel vehicles that are capable of utilizing an 85% gasoline blend (“E85”). Ford, General Motors and Chrysler have marketed over 1/2 million flex fuel vehicles annually in the past 10 years.

The number of E85 pumps installed in Missouri increased in 2006. Recent gasoline prices above $2.00 per gallon have increased E85 sales to flex fuel vehicles. According to the Missouri Department of Revenue, 1.5 billion gallons of gasoline which contained ethanol was sold in Missouri in 2006. This included a large amount of gasoline containing ethanol blended at a 10% level into gasoline (“E10”) and a small amount of gasoline with ethanol blended as E85. The 1.5 billion gallons represented 48.5% of the 3.1 billion gallons of gasoline sold in Missouri in 2006.

In 2006, the Governor of Missouri signed legislation that will require all gasoline sold in Missouri to contain 10% ethanol when the price of ethanol is the same or lower than regular unleaded gasoline. The requirement takes effect on January 1, 2008. Based on the 3.1 billion gallon gasoline market in Missouri in 2006, this would create a potential market for 300 million gallons of ethanol in Missouri not including the effect of any sales of E85.

The new Missouri market for E85 that has developed functions as a substitute for gasoline in addition to the octane and oxygenate benefits to the consumer. That market could easily evaporate if E85 becomes priced close to or above regular gasoline. The E85 market outside the corn producing areas of the midwest is extremely limited. It will likely take many years and a great deal of cooperation among auto manufacturers and gasoline distributors, together with government incentives for infrastructure development, to create a viable substitute market in other areas of the country. As long as the oil industry is capable of producing enough product to satisfy demand, the market for ethanol as a substitute for gasoline will be very price sensitive and insignificant compared to octane and oxygenate uses for ethanol.

Competition from Future Construction

There are currently 120 ethanol plants in production in the United States, with a capacity of 6.2 billion gallons per year, and 85 more plants under construction or expansion with a capacity near 6.4 billion gallons per year. More than 100 other groups of people or companies across the U.S. are reviewing the opportunity for plant construction through feasibility studies or fundraising efforts. Expansion in the industry has been accelerating for the past five years and has been stimulated by the new Renewable Fuels Standard of 7.5 billion gallons per year by 2012. There are currently at least four potential new ethanol projects in Missouri, of which we are one. Such dynamic expansion is accompanied by substantial and accelerating capital flows into the industry.

This rapid expansion leads to many uncertainties in the industry regarding future profitability, corn supplies, ethanol markets and distillers grains markets.

Feasibility studies for new or expanding plants identify the source of feedstocks and the potential price increases that may occur with the development of the project. The criteria for evaluating those studies are not always consistent from project to project, and there could be projects that build close to us that are willing to accept more risk in the marketplace and operate with a cost structure quite different from ours. The development of such a project within our corn origination area could negatively impact our ability to source feedstock locally at an acceptable price. Development in other areas of the state and in neighboring states could impact our ability to ship corn in from other areas at acceptable prices and freight rates.

Rapid expansion of the industry is taking place, mostly in the corn belt, and is providing ethanol supplies in that geographic area that will far exceed demand. Access to high-volume long-haul transportation via rail or barge is becoming more essential to all plants because of competition. Yet, that transportation may not always be available when needed due to cost and overcrowding of the transportation infrastructure. Professional marketers tend to have facilities in specific locations instead of scattered throughout the market potential.

Other plants may be closer or have cheaper transportation to the markets available to the marketer we choose. Ethanol supplies have increased to the detriment of price in the past and could do so in larger volumes and in more locations with increasing frequency.

Distillers grains has enjoyed an increase in demand in the recent past that has kept pace with increased production for the most part. However, there have been times when the price for distillers grains had to decline substantially in relation to other protein sources to stimulate new users to try the product. Price competitiveness has to be maintained against other protein sources, but market share gained has usually been maintained. A feasibility study prepared for us by BBI International in 2006 indicated that there were sufficient livestock numbers in Missouri to support all of the distillers grains production from more than ten ethanol dry mills. Five have recently been built in Missouri. With all of the potential construction that could become competition for that market, our ability to market substantial quantities of distillers grains locally is limited. Access to national and export markets will be essential and transportation infrastructure by rail and barge will also be necessary. Distillers grains must be transported in rail cars designed specifically for handling its compaction characteristics. Those cars have been in short supply and a rapidly expanding industry will put more pressure on that resource.

Distillers grains marketers have traditionally pushed product into the marketplace based on price relationships, but recently more emphasis has been put on research information and direct marketer contacts with potential customers to disseminate that research and develop working relationships. Rapid expansion will diminish the time and resources available to develop and maintain those relationships.

The quality of distillers grains has been an issue in previous years with customers. Although we expect to produce a high quality product, other new plants will also be striving for that quality.

Fractionation of the corn to create higher valued distillers grains products to serve specific markets, as well as extracting other value products, such as corn oil and other protein structures, is being researched and promoted by the land grant universities and several private companies. Although the various processes that are being promoted have not yet been successful on a large scale in dry mill production, some of those processes have a chance of being successful in the future and giving a market advantage to those who invest the capital and assume the risks of a new market. Those products could change the dynamics and logistics of the distillers grains market and affect our profitability.

Research by distillers grains marketers, ethanol producers, universities, commodity organizations and private companies is focused on the many potential uses for distillers grains or its components. Some of that research may yield significant new uses for the product, but capital investment and risk venture relationships will have to be put into place to take advantage of those opportunities. Our competitors may be in a better financial position to capture those opportunities.

Air Pollutant Emissions

The production of ethanol will result in various air emissions produced by the distillation process and the combustion process used to generate steam. The plant will generate steam using natural gas as its fuel source. Carbon dioxide is emitted in the combustion of natural gas, but it has not been considered a pollutant by the EPA and is not presently being regulated. The regulated pollutants will be controlled through the combined use of finely tuned combustion processes and control technologies that meet federal and state requirements.

The distillation process will produce various types of volatile organic compounds that will be reduced through pollution control equipment to meet limits established by the EPA and MDNR.

We are required to obtain a construction permit from the MDNR before beginning construction of our plant and must also obtain an operating permit once construction and emission testing is completed. We expect that all permitting will be done with the plant categorized as a minor source in accordance with federal and state definitions.

Construction and operation of our plant will be allowed only if we can demonstrate that it can be in continuous compliance with all applicable regulatory requirements. Once in operation, it will be subject to recordkeeping and reporting requirements as well as periodic on-site inspections. If it violates any provision of its permit, our plant will be subject to enforcement action, which can include substantial fines and possible closure.

Carbon Dioxide as a Pollutant

Carbon dioxide will be produced as a by-product of the distillation process used in the production of ethanol at our plant. In addition, because ethanol itself contains carbon, it will also produce carbon dioxide when it is burned, like gasoline. A study by the Argonne National Laboratory (January 1999) shows that the combustion of ethanol releases less carbon dioxide than the combustion of unleaded gasoline.

The burning of natural gas at our plant to produce steam will emit carbon dioxide. Carbon dioxide is not presently considered a criteria pollutant by the EPA and there is no established health impact from the release of carbon dioxide. Consequently, there is no current federal or state requirement to control carbon dioxide emissions.

The scientific community contends that carbon dioxide and other heat-trapping emissions are responsible for global climate change. Designation of carbon dioxide as a criteria pollutant would enable the EPA to regulate U.S. emissions of carbon dioxide to conform to a domestic standard or to an international treaty restricting those emissions, such as the Kyoto Protocol. The Kyoto Protocol would require that the United States reduce its greenhouse gas emissions by 7% to 93% of 1990 levels by 2010. However, the U.S. Senate rejected the Kyoto Protocol and the EPA determined that it did not have authority to regulate carbon dioxide. Twelve states and several environmental activists sued the EPA over its decision but the U.S. Court of Appeals ruled in favor of the EPA in July 2005. On June 26, 2006, the United States Supreme Court agreed to hear the case on appeal and the case was argued before the court on November 29, 2006. On April 2, 2007, the Supreme Court ruled that the EPA does have the authority to regulate emissions of carbon dioxide and other greenhouse gasses. We cannot predict the effect of this ruling or the effect of future regulations or legislation relating to carbon dioxide emissions as they may relate to our plant or its operations.

In July 2004, eight states and the city of New York sued five of the largest carbon dioxide emitters. The lawsuit sought to require the companies to reduce the amount of carbon dioxide pollution and did not seek monetary damages. In September 2005, a federal judge dismissed the lawsuit, stating that the president and Congress, not the judiciary, should consider such a broad environmental policy. The case was argued on appeal before the United States Court of Appeals in June 2006.

It is possible that future requirements could emerge that would require control or mitigation of some or all of the carbon dioxide emissions from our plant or impact the use of ethanol as a fuel. Such regulations would likely have wide ranging national applicability impacting fuel combustion sources of all types, including power generation facilities and motor vehicles.

Liquidity and Capital Resources

Funding for our project planning and development activities prior to this offering has been provided by our development and seed capital financings, totaling $2,005,000, and grants from several sources to assist our efforts. Our original sponsor, the Barton County Ethanol Project Steering Committee, was awarded grants in the amount of $47,500 from the U.S. Department of Agriculture Value Added Producer Grant Program and $148,000 from the State of Missouri. Approximately $47,500 of these funds have been used to cover the cost of a feasibility study and to reimburse expenses incurred by the steering committee prior to our organization and by us subsequent to our organization and are included in our statement of operations and sources of funds to construct our plant. In September 2006 we also received notice that we have been awarded an additional grant in the amount of $299,900 from the U.S. Department of Agriculture Value Added Producer Grant Program. We have not applied for any further grants and we may or may not receive any additional grants.

As of February 28, 2007, we had cash and cash equivalents, including certificates of deposit, of $1,624,285 and total assets of $1,905,438. As of February 28, 2007, we had current liabilities of $105,789, which consist primarily of accounts payable. Since our organization through February 28, 2007, we have generated no revenues from operations. Operating expenses during that period, attributable primarily to start-up business expenses, were $402,361. We have an accumulated loss of $203,235. Total members’ equity as of February 28, 2007 was $1,898,809. From our inception to February 28, 2007, we raised a total of $2,005,000 in development and seed capital, which we have used to fund our organization and operations. Our total assets include $52,500 in prepaid project development costs and $222,551 of prepaid offering costs relating to this offering. If our plant is not built, the prepaid development costs would be expensed. At the time we issue Units in this offering, the prepaid offering costs will be netted against the proceeds received, or if we do not complete the sale of any Units in this offering, these costs will be expensed. We believe that our cash and cash equivalent resources will be more than adequate to finance our operations for the next 12 months or until completion of this offering. We are dependent on the successful completion of the offering made by this prospectus and additional debt financing to fund the construction of our plant and future operations.

Based on our business plan and current construction cost estimates, we believe the total project will cost approximately $120,000,000. We plan to finance the project with the proceeds of this offering and debt financing combined with the proceeds of prior development and seed equity financings completed by us and grants received by us. We are seeking to raise a minimum of $30,000,000 and a maximum of $80,000,000 of equity in this offering. The amount of debt financing that we will require depends on the results of the offering. We anticipate that we will need approximately $87,500,000 in debt financing if we raise the minimum amount offered in this offering and approximately $37,500,000 if we raise the maximum amount offered. We have commenced discussions with prospective lenders for the debt financing that we need, but have no commitments for the debt financing. Completion of our proposed ethanol plant depends on our ability to complete this offering successfully and raise the amount of debt financing that we require.

We intend to seek our senior debt financing from a major bank, which may act as a lead lender with participating loans from other banks. We expect that the senior debt will be in the form of a construction loan that will convert to a permanent loan when we begin operations. We also expect that the loan will be secured by all of our real property and substantially all of our other assets, including inventories and receivables. In addition to repaying the principal, we expect to pay interest on the loan at market rates for loans to start-up ethanol projects, plus annual fees for maintenance and oversight of the loan by the lead lender. If we are unable to obtain senior debt in an amount necessary to fully capitalize the project, we may need to seek subordinated debt financing which could require us to issue warrants for the purchase of additional Units. The issuance of warrants could reduce the value of the Units purchased in this offering. We intend to capitalize all of our interest during the construction period until we commence start-up operations, and do not anticipate that we will be required to make any payments on our debt until we construct our plant and begin producing ethanol. If the project suffers delays, we may not be able to timely repay the loan. If interest rates increase, we will have higher interest payments, which could adversely affect our business.

We have no commitments or agreements from any bank or other financial institution or lender to supply our debt financing. There is no assurance that we will be able to obtain the debt financing in the amount that we will require or that the terms of any available financing will be acceptable to us. Our ability to construct our plant and implement our business plan will depend on the successful completion of this offering and receipt of adequate debt financing. Any failure to acquire needed financing would likely require us to cease operations and liquidate.

Any federal, state or local grants or loans, tax credits or tax increment financing which may be available to us in the future could offset a portion of our equity or debt requirements. There is no assurance that we will receive any grants in the future.

If we find that we do not have sufficient cash on hand for operations or if we decide to complete the purchase of our site and begin certain site work prior to the availability of the proceeds of this offering and our debt financing, it may be necessary for us to secure interim bridge financing from one or more of our members, contractors or unaffiliated lenders. Any bridge financing obtained would not represent an additional source of capital for the project because its terms would require repayment from the proceeds of this offering when it is completed. We presently have no plans or commitments with respect to any additional or bridge financing.

Operating Expenses

Since our inception through February 28, 2007, including the prior operations of the Barton County Ethanol Project Steering Committee, we have incurred an accumulated loss of $203,235. The loss was funded by the proceeds of three development and seed capital financings totaling $2,005,000, grant income totaling $161,522 and interest income of $37,604. The expenses resulting in the loss were principally organizational and administrative expenses.

When our ethanol plant nears completion, we expect our operating expenses to increase, including expenditures for supplies, utilities and salaries for administration and production personnel. We also expect to incur significant expenses relating to financing and interest. We have allocated funds in our capital structure for these expenses, but cannot assure you that the funds allocated will be sufficient to cover these expenses. We may need additional funding to cover these costs if sufficient funds are not available or if costs are higher than expected.

Critical Accounting Policies

In accordance with United States generally accepted accounting principles, we use estimates and assumptions in preparing our financial statements. These estimates and assumptions may have an impact on the amounts of revenues, expenses, assets and liabilities reported in our financial statements. We believe that the estimates and assumptions we have used with respect to the financial statements included in this prospectus are reasonable.

The Company expenses all organizational and start-up costs as incurred. These costs relate to advertising, project coordinator expenses, consulting fees and professional fees incurred during the start-up phase.

Expenses incurred in connection with this offering will be deferred until the sale of Units in this offering is completed. Upon issuance of the Units, these costs will be netted against the proceeds received. If the offering is not completed, these costs will be expensed.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

SOURCES AND USES OF FUNDS

Sources of Funds

The following table sets forth our projected sources of funds, depending upon whether the minimum, median or maximum number of Units are purchased by investors in this offering and based on the related amounts of debt financing that would be required, taking into consideration the position senior debt lenders may take regarding debt-equity ratios and the need for subordinated debt financing. These figures are only estimates and our actual sources of funds could differ significantly as a consequence of various factors, including those discussed in “Liquidity and Capital Resources” above and in the section entitled “Risk Factors” in this prospectus. We presently have no commitments from lenders to supply the debt financing that we will require. If we fail to receive written commitments from lending sources to provide senior and subordinated debt which, combined with the offering proceeds and funds received or receivable from our previous equity offerings, grants and other resources, would equal at least $120,000,000 by September 13, 2008, the escrow agent for this offering will promptly return the subscriptions to investors, with interest on the cash payment held in escrow. See “Prospectus Summary — Escrow of Subscriptions.”

Sources of Funds

	Minimum	Median	Maximum

Development and Seed Capital	$2,005,000	$2,005,000	$2,005,000
Offering Proceeds(1)	30,000,000	55,000,000	80,000,000
Subordinated Debt Financing	12,500,000	0	0
Senior Debt Financing	75,000,000	62,500,000	37,500,000
Grants	495,000	495,000	495,000
Other, net	0	0	0

Total Sources of Funds	$120,000,000	$120,000,000	$120,000,000

(1)	Estimated offering expenses of approximately $500,000 are included in uses of funds.

Uses of Funds

We intend to use the net proceeds of this offering, the proceeds of senior and subordinated debt financing and funds from our development and seed capital financings, grants, interest and miscellaneous income, totaling $120,000,000 as shown in the table above, to develop, construct and commence operations of a 54 million gallons per year ethanol plant near Nevada, Missouri. Depending on the amount of equity we raise in this offering, we will require senior and subordinated debt financing ranging from approximately $37,500,000 to $87,500,000 in order to fully capitalize the project. The following table describes the proposed use of our equity and debt capital. Our actual use of funds will depend on several variables, such as the estimated cost of plant construction, the suitability and cost of our plant site, regulatory permits required, the cost of debt financing and inventory costs. Therefore, the following amounts are intended to be estimates only, and the actual use of funds may vary significantly from the descriptions given below depending on a number of factors, including those described in the section entitled “Risk Factors.”

Uses of Funds

	Amount	Percent

Construction and Related Expenses:
Plant Construction	$70,000,000	58.3%
Corn Receiving and Storage	7,500,000	6.3%
Construction Contingency	4,000,000	3.3%
Construction Performance Bond	400,000	0.3%
Construction Insurance Cost	125,000	0.1%
Administration Building	400,000	0.3%
Consulting/Management Fees	200,000	0.2%
Capitalized Interest(1)	5,000,000	4.2%

Total Construction and Related Expenses	87,625,000	73.0%
Site Costs:
Site Acquisition	464,000	0.4%
Site Development	1,700,000	1.4%
Rail Access	3,000,000	2.5%
Road Access	300,000	0.3%
Utilities	7,500,000	6.2%
Water Supply/Fire Protection	1,500,000	1.2%
Permits	85,000	0.1%

Total Site Costs	14,549,000	12.1%
Other Equipment Costs:
Rolling Stock	500,000	0.4%
Office Furnishings, Furniture and Equipment	250,000	0.2%

Total Other Equipment Costs	750,000	0.6%
Organization and Financing Expenses:
Entity Organization Expenses	830,000	0.7%
Financing Origination Fees	315,000	0.3%
Financing Commitment Fees	250,000	0.2%
Professional and Consulting Fees, Insurance and Miscellaneous	150,000	0.1%

Total Organization and Financing Expenses	1,545,000	1.3%
Start Up Expenses:
Preproduction Period and Training Costs	1,200,000	1.0%
Inventories (Raw Materials — Corn, Chemicals, Enzymes, etc.)	2,810,000	2.4%
Inventories (Finished Goods — Ethanol and Distillers Grains)	375,000	0.3%
Spare Parts	450,000	0.4%
Debt Reserve Account	500,000	0.4%
Office Operations	750,000	0.6%
Other Working Capital	3,000,000	2.5%

Total Start-Up Expenses	9,085,000	7.6%
Offering Expenses	500,000	0.4%
Contingency Reserve	5,946,000	5.0%

Total Uses of Funds	$120,000,000	100.0%

(1)	Net of interest income earned on offering proceeds.

(2)	Uses of funds includes expenses for the period from September 24, 2003 to February 28, 2007 of $402,361, less $110,000 of non-cash equity compensation, as reflected in our financial statements. In addition, uses of funds includes prepaid project development costs of $52,500 and prepaid expenses of $3,296 as of February 28, 2007, as reflected in our financial statements.

We estimate the total equity, debt and other funding required to construct and commence operations of the plant will be approximately $120,000,000, which includes the expenses of this offering, site acquisition costs, site development, plant construction and construction related costs, costs related to financing our project and plant start-up costs.

If the plant is constructed on the site for which we currently hold an option near Nevada, Missouri, we expect the land to cost approximately $464,000 in cash plus 116,000 of our Class A Units. The cash portion of the purchase price is reflected in the above table. We have also identified other potential alternative sites in Vernon County and Barton County, which we may consider if our existing site proves unacceptable. We anticipate that the cost for any other alternative site would be in the same range as the cost for the site subject to option. We reserve the right to choose any of these sites or a completely different site in the discretion of our board of managers. We expect that site development and other site related costs would approximate $14,100,000, including grading, installation of utilities, water supply and fire protection, and road and rail access. The rail improvements, such as siding and switches will need to be installed at an estimated cost of $3,000,000.

The cost to construct the plant is the largest expense. Under the EPC agreement that we expect to have with our EPC contractor, the plant construction cost will be approximately 70,000,000.

We have prepared a preliminary budget for the design, engineering and construction of our plant at a total estimated cost of $88,000,000, including the ethanol production facility, corn, ethanol and distillers grains handling facilities and our office building. That estimate also includes some of our on-site development, utility and transportation work. The cost of plant construction could exceed our estimate. If that occurs, we would seek to provide the additional funds necessary from our budgeted construction contingency, from supplemental loans or from supplemental equity investments.

To commence operations of our plant, we will require inventories of corn, chemicals, yeast, denaturant and spare parts amounting to approximately $3,260,000. Preproduction costs, including plant testing and staff training, are estimated to be $1,200,000. We estimate general and administrative costs, including office staff, insurance coverage and professional services, to be approximately $2,100,000 per year to the commencement of operations of our plant.

For purposes of the above table, we have estimated interest and financing costs based upon assumed senior debt financing of $62,500,000, the amount of debt financing that would be required if we raise the $55,000,000 median level of equity financing in this offering as shown in “Use of Proceeds” and reflected in “Sources of Funds” above. At that level of debt financing, we estimate that interest on construction financing, net of interest on the proceeds of this offering, would be approximately $5,000,000. We have estimated our financing costs of $1,000,000 based upon this same level of debt. If the amount of debt financing is high in relation to the amount of equity available, interest and financing costs associated with subordinated debt would be significantly greater, on a dollar-for-dollar basis, than the cost of the senior debt.

Expenses for this offering are estimated to be $500,000.

The $120,000,000 estimated total cost for the project is equivalent to approximately $2.22 per gallon of annual ethanol production capacity at 54 million gallons per year.

DESCRIPTION OF BUSINESS

Ozark Ethanol, LLC (referred to herein as “we,” “us,” the “company” or “Ozark Ethanol, LLC”) is a limited liability company organized under the laws of the state of Delaware on May 16, 2006.

We intend to construct and operate a 54 million gallon per year corn-based dry mill fuel-grade ethanol plant near Nevada, Missouri (the “plant”). Currently, we are a development stage company with no revenues from operations. To date, our efforts have been devoted principally to developing our planned project and related activities. We will not generate revenue until we complete construction of our proposed plant, which we are targeting for the second quarter of 2009. We intend to use the proceeds of this offering to pay for a portion of the development, construction and start-up costs we expect to incur in connection with our plans to construct and operate the plant. We will also need a significant amount of debt financing in order to complete the project. Assuming we raise the equity we need to obtain debt financing, we hope to seek and close on our debt financing in September 2007.

The elapsed time from groundbreaking to mechanical completion of the plant and commencement of operations is expected to take 18 months. We estimate the total capital costs to construct the plant and commence operations are approximately $120,000,000. The plant will consist principally of a storage and processing area for corn; a fermentation area comprised mainly of fermentation tanks; an ethanol storage and loading area; a drying unit for processing the distillers dried grains; a storage and loading facility for distillers grains; truck scales for weighing incoming corn and outgoing distillers grains; and an administrative office. The plant will operate with natural gas as its thermal heat source. The following discussion of our plans for the development, construction and operation of the plant reflects our current expectations and may be subject to changes as the project progresses and as circumstances require.

Overview of the Ethanol Industry and Related Products

Ethanol

Ethanol is ethyl alcohol, a fuel component made primarily from corn and various other grains (and other plant sources containing starch and sugar), which can be used as:

•	An octane enhancer in fuels;

•	An oxygenated fuel additive that can reduce ozone and carbon monoxide vehicle emissions; and

•	A non-petroleum based gasoline substitute.

Most ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. The implementation of the federal Clean Air Act has made ethanol an important domestic renewable fuel additive. The principal purchasers of ethanol are generally wholesale gasoline distributors or blenders.

Ethanol is produced from starch or sugar-based feed products such as corn, potatoes, wheat and sorghum, as well as from agricultural waste products including sugar, rice straw, cheese whey, beverage wastes and forestry and paper wastes. Historically, corn has been the primary source because of its relatively low cost, wide availability and ability to produce large quantities of carbohydrates that convert into glucose more easily than other products. Today, approximately 90% of the ethanol produced in the United States is produced from corn.

Ethanol has been utilized as a fuel additive since the late 1970s when its value as a product extender for gasoline was discovered during the OPEC oil embargo crisis. In the 1980s, the widespread use of ethanol as an octane enhancer began, replacing other environmentally harmful components in gasoline such as lead and benzene. Ethanol’s use as an oxygenate continued to increase with the passage of the Clean Air Act Amendments of 1990, which required the addition of oxygenates to gasoline in the nation’s most polluted areas. Ethanol contains approximately 35% oxygen and when combined with gasoline, it acts as an oxygenate that increases the percentage of oxygen in gasoline. As a result, the gasoline burns cleaner and releases less carbon monoxide and other exhaust emissions into the atmosphere. Although not all scientists agree about the existence or extent of environmental benefits associated with its use, the use of ethanol is commonly viewed as a way to improve the quality of automobile emissions.

Ethanol has achieved new status as a gasoline substitute with the development of flex fuel vehicles that are capable of utilizing an 85% gasoline blend (“E85”). Ford, General Motors and Chrysler have marketed over 1/2 million flex fuel vehicles annually in the past 10 years. Missouri has more than 63 E85 stations. Recent gasoline prices above $2.00 a gallon have increased E85 sales to flex fuel vehicles. According to the Missouri Department of Revenue, between January and November 2005 ethanol was being blended with gasoline at the 10% level (“E10”) in 49% of the gasoline sold in Missouri. A new Missouri market has developed for ethanol as a substitute for gasoline in addition to its use as an octane and oxygenate enhancer. According to the United States Department of Energy, E85 has 94,190 British thermal units (“Btu’s”) per gallon compared to 120,830 Btu’s per gallon in E10. Although the lower Btu’s in the E85 compared to the E10 blend results in a decrease in gas mileage per gallon, the lower price of ethanol compared to gasoline allows ethanol to compete as a gasoline substitute.

Distillers Grains

The principal co-product of the ethanol production process is distillers grains, a high protein, high-energy animal feed ingredient. Research has shown that distillers grains is a good source of protein, vitamins, iron, fiber and other key nutrients that are important to promoting animal growth and health. The protein content of distillers gains averages 27-30% and the fat content averages 8-9%. Distillers grains is highly digestible and can be mixed with other products to enhance the nutritional properties of the feed product. Distillers grains has a “by-pass” protein, which means that it by-passes the rumen of cattle and is broken down in the small intestines for more efficient and faster utilization than other protein supplements such as cottonseed meal and soybean meal. According to a 1986 study by the University of Nebraska reported in “Nebraska Cooperative Extension Study MP51 — Distillers Grains,” bypass proteins are more digestible to the animal, thus generating greater lactation in milk cows and greater weight gain in beef cattle.

Dry mill ethanol processing creates three primary forms of distillers grains: distillers wet grains, distillers modified wet grains and distillers dried grains with solubles. Distillers wet grains is processed corn mash that contains a substantial amount of moisture. It has a shelf life of approximately three days and can be sold only to feeders of beef animals within the immediate vicinity of the ethanol plant. Distillers modified wet grains is similar to distillers wet grains except that it has been partially dried and contains less moisture. Distillers modified wet grains has a shelf life of fourteen days, contains less water to transport, is more easily adaptable to some feeding systems, and can be potentially sold to regional markets for both beef and dairy animals. Distillers dried grains with solubles is corn mash that has been dried to approximately 10% moisture. It has an almost indefinite shelf life and may be sold and shipped to any market and to almost all types of livestock.

Carbon Dioxide

Another by-product of the ethanol production process is raw carbon dioxide. Raw carbon dioxide can be processed and used in various food and non-food related applications, such as beverage and dry ice production, pharmaceutical manufacturing, shrink-fitting and cryogenic blasting. Carbon dioxide is principally used as expendable refrigerants and is commonly used in food processing facilities such as slaughterhouse operations, frozen food storage and as supplemental cooling for refrigerated products.

Carbon dioxide is easily captured from ethanol plants but must be processed further for commercial use. Typically, a CO2 processing company will construct a processing facility next to the ethanol plant. The raw CO2 is then piped to the processing facility for finishing. In order for the processing facility to be economically viable, there must be a close market for the finished product. We do not plan to build a CO2 recovery facility at this time, but will investigate its feasibility in the future.

Federal and State Regulation

Overview

Most ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. Recently, the demand for ethanol has increased, particularly in the upper Midwest, in part because of two major programs established by the Clean Air Act Amendments of 1990. The first program, the Oxygenated Gasoline Program, is a recurring wintertime program designed to reduce carbon monoxide levels during the winter months. The Clean Air Act Amendments originally required the use of oxygenated fuels at a minimum rate of 2.7% oxygen by weight (unless otherwise specified) during the winter months in approximately 43 metropolitan areas that were not in compliance with carbon monoxide standards. According to the EPA, as of October 2004, a total of 17 metropolitan areas were required to implement the program.

The second program created by the Clean Air Act Amendments is the Reformulated Gasoline Program. This program, which began on January 1, 1995, is intended to reduce ground level ozone or smog. The program initially required the year-round use of oxygenated fuel in nine metropolitan areas with severe ozone pollution. Other less severely troubled areas have been or are to be phased into the program over time. According to the EPA, as of February 2004, various regions of 14 states and the District of Columbia must comply with the program. Although not required, according to the EPA, as of February 2004, all or a portion of 12 states had also voluntarily opted into the program.

Although the Reformulated Gasoline Program has been in place for several years, we cannot determine its future impact on the demand for ethanol. Prior to the program’s inception, the EPA mandated that 30% of the oxygen required in oxygenated fuel be derived from renewable oxygenates such as ethanol. In April 1995, however, a federal appellate court struck down the rule on the basis that it exceeded the EPA’s authority. While it appears the ethanol industry has generally discounted the effect of the court case on the basis that ethanol can compete in the marketplace with other oxygenates (primarily methyl tertiary butyl ether, or “MTBE”) on its own merits, the prospects for the ethanol market are further clouded by the growing resistance to the Reformulated Gasoline Program. Consumers have resisted higher oxygenated fuel prices and a few areas that had opted into the program have now opted out. Moreover, Congress has indicated a willingness to reexamine the program. There is some opposition to ethanol from non-corn producing states. These states contend that gasoline prices in the state may increase significantly due to shipping costs, because most ethanol is currently produced in corn producing states. Citing costs and supply issues, a few states have requested that the EPA grant waivers from compliance with the oxygenate requirements of the Clean Air Act. Although the EPA has been reluctant and, in most cases, has refused to grant waivers, if a number of states were able to obtain waivers from the federal oxygenate requirements, the use and demand for oxygenates, including ethanol, could be significantly reduced.

The most common oxygenate competing with ethanol is MTBE. MTBE is a petroleum-based product produced from methanol and natural gas. Until recently, a majority of the oxygenated fuel sold in the United States used MTBE as an oxygenate. Recently, MTBE has faced pressure from substantial lawsuits and production has been curtailed, causing the price to escalate equal to or above ethanol. Since the introduction and widespread use of MTBE as an oxygenate, it has been discovered in ground water, lakes and streams. While MTBE has not been classified as a carcinogen, it has been shown to cause cancer in animals and its continued use has raised serious environmental concerns. The U.S. General Accounting Office has noted that MTBE contamination across the United States is widespread because, among other things, many storage tanks holding MTBE continue to have problems with leakage, pipelines used to transport gasoline are also used to transport MTBE and MTBE dissolves more easily in water than other gasoline components, which allows it to travel faster and farther than gasoline components. In April 2002, a San Francisco jury ordered Royal Dutch Shell and Phillips Petroleum Company to pay for the clean-up of public wells near Lake Tahoe that were contaminated with MTBE.

Governmental Activity

As a result of environmental problems associated with its use as a fuel oxygenate, in March 2000 the EPA announced that it had commenced regulatory action to achieve a significant reduction in or a complete ban on MTBE. The EPA recommended the following legislative framework to reduce or eliminate the use of MTBE:

•	First, Congress should amend the Clean Air Act to provide the EPA the authority to significantly reduce or eliminate the use of MTBE;

•	Second, as MTBE use is reduced or eliminated, Congress must ensure that air quality gains are not diminished; and

•	Third, Congress should replace the existing oxygenate requirement in the Clean Air Act with a renewable fuel standard for all gasoline.

Many states voluntarily responded to the EPA’s announcement by enacting legislation prohibiting the sale of gasoline containing certain levels of MTBE or by phasing out the use of MTBE entirely. According to the Renewable Fuels Association (an ethanol trade association), as of August 2006 twenty-five states, including Missouri, California, New York, New Jersey, Illinois, Indiana, Iowa and Wisconsin, have enacted legislation restricting or banning the use of MTBE.

The Energy Policy Act of 2005 contains generally favorable provisions for the ethanol industry. It prohibits the use of MTBE within four years of its enactment (other than in states submitting notice to the Department of Energy Information Administration that the state authorizes the use of MTBE). However, states that authorize the use of MTBE may limit the beneficial impact of the Act on the ethanol industry. Further, future changes in the law may further postpone or waive requirements to use ethanol.

The Act also established a national renewable fuel standard (“RFS”) that sets a national minimum usage requirement for renewable fuels that increases to 7.5 billion gallons per year by the year 2012. Although it is anticipated that ethanol will account for the largest share of renewable fuel produced and used under the RFS, the RFS is also expected to stimulate the production of biodiesel fuel as a result of the Act’s extension of the volumetric excise tax credit for biodiesel, previously scheduled to expire at the end of 2006, through 2008. Consequently, the overall impact of the RFS on the ethanol industry cannot be precisely determined.

Some states have also enacted renewable fuel standard legislation to encourage the use of ethanol. The provisions of the legislation differ from state to state. States with such laws include Missouri, Iowa, Minnesota, Montana, Washington and Hawaii.

The Commodity Credit Corporation Bioenergy Program was developed by the Department of Agriculture in 2001 to provide financial incentives to help offset a portion of the capital investment required to increase production capacity of ethanol and biodiesel. The Program expired on September 30, 2006 and there is no assurance that the Program or any similar incentive will be reinstated in the future.

Ethanol Markets

The regional and national markets for ethanol appear to be strong. The Renewable Fuels Association estimates that in 2006 demand for ethanol in the United States reached approximately 5.4 billion gallons. Ethanol is utilized in the Reformulated Gasoline Program as an oxygenate, in the federal winter Oxygenated Gasoline Program, and in conventional gasoline markets as an octane enhancer and gasoline extender. The Renewable Fuels Association notes that ethanol is now sold across the country and is blended in 30% of the nation’s gasoline.

California, New York and states in the major corn producing states of the Midwest are among the largest consumers of ethanol. According to the California Energy Commission’s “Quarterly Report Concerning MTBE Use In California Gasoline, October 1 through December 31, 2003,” as of December 31, 2003, California refiners had successfully phased-out the use of MTBE. Ethanol is now used as the primary oxygenate in those areas requiring an oxygenate additive under federal law.

Industry Growth

Due in part to federal and state policies promoting cleaner air and federal and state tax and production incentives, the ethanol industry has grown substantially in recent years. Because of the environmental concerns associated with MTBE, the use of ethanol as both an oxygenate and as an octane enhancer has grown and continues to grow rapidly. In addition, ethanol is also used as a gasoline extender when gasoline stocks become short. According to the Renewable Fuels Association, ethanol production in 2006 reached nearly 4.9 billion gallons. This represents a 25% increase over 2005 production and a 300% increase since 2000. According to the Renewable Fuels Association, 15 new ethanol plants were completed in 2006. These new plants, combined with expansions to existing facilities, added 1.05 billion gallons of production capacity to the ethanol industry in 2006.

Though starting from a much higher base, the U.S. ethanol industry is also on track for large production gains in 2007. As of May 22, 2007, the Renewable Fuels Association reported that U.S. ethanol plants have the capacity to produce at the equivalent of 6.2 billion gallons per year. As of that date, the Renewable Fuels Association reported 77 new ethanol plants under construction, with eight existing producers adding capacity that combined would eventually bring another 6.4 billion gallons of annual ethanol capacity online. A majority of the ethanol plants are located in the Midwest corn-producing states of Illinois, Iowa, Nebraska, Minnesota, Indiana, Ohio and South Dakota. Recent events, including damage to the energy industry infrastructure in the Gulf coast region of the United States, increased demand for petroleum and political tensions in the Middle East, have resulted in substantially higher crude oil prices. As a result, demand for and the price of ethanol have increased over the past few years.

Automobile companies have responded to the increasing demand to improve the environment by developing ethanol-friendly vehicles. Gasoline blends containing up to 10% ethanol are approved under the warranties of most major domestic and foreign automobile manufacturers marketing vehicles in the United States, and many recommend the use of cleaner burning fuel, such as those containing ethanol, in their vehicle owner’s manuals. Similarly, most major manufacturers of power equipment, motorcycles, snowmobiles and outboard motors endorse the use of ethanol blends in their products. In the last several years, automobile companies such as Daimler Chrysler, General Motors and Ford have introduced a growing number of flexible fuel vehicles that operate on fuel mixtures of up to 85% ethanol. In addition, ethanol industry advocates have developed new diesel fuels that are a blend of diesel fuel and ethanol.

Ultimately, whether the use and demand for ethanol will continue to increase depends, in large part, upon the adoption of ethanol as a replacement for MTBE, continuation of the clean air standards, and the implementation of the national Renewable Fuels Standard. While we cannot predict the content of future energy legislation, the passage of energy legislation in the future may materially affect the use of and demand for ethanol and our business. Although there is no assurance that the demand for ethanol will continue to grow, we believe that if the Renewable Fuels Standard is successfully implemented and the use of MTBE is phased-out on a national level in the next few years, the demand for ethanol will increase significantly as an octane enhancer and extender of supply.

Government Incentives

Recognizing the need for a cleaner source of energy, and appreciating that ethanol is renewable and can be produced in the United States, the federal government and various state governments have created incentive programs to encourage ethanol production and to enable ethanol-blended fuel to better compete in domestic fuel markets with gasoline blended with MTBE. The federal incentive programs include excise tax credits to gasoline distributors, direct payments to eligible producers for increased ethanol production and federal income tax credits which eligible producers may earn. State incentive programs include production payments, income tax credits and state sales tax exemptions. However, these programs are not without controversy, due in part to the cost of these programs. Increases in the use of ethanol as a fuel additive will increase the amount of excise tax credits available to gasoline distributors, which translates into lower federal tax revenues. The direct payment program is a significant expenditure and Congress may choose not to fully fund the program in any given fiscal year. These federal programs may be affected by the passage of energy legislation in the future.

Renewable Fuels Standard

On August 8, 2005, Congress adopted the Energy Policy Act of 2005 that directs the EPA to promulgate rules requiring refineries, blenders, distributors and importers to introduce or sell volumes of renewable fuels (ethanol, biodiesel or any other liquid fuel produced from biomass or biogas) into commerce in accordance with the annual renewable fuels schedule that spans a period of seven years. The RFS will be implemented no later than one year after the date of enactment. If the EPA fails to promulgate rules to implement the RFS, the Act provides that renewable fuels must comprise 2.78% of the U.S. fuel supply in 2006, which is approximately 4 billion gallons of fuel. It is expected that ethanol will account for the largest share of renewable fuel produced and used under the RFS, however, the RFS also will stimulate the production of biodiesel. In addition, the current oxygenate standard for reformulated gasoline was removed and air quality anti-backsliding provisions were enhanced under the Act.

Federal Excise Tax Exemption

Although the regulatory program is complicated and there are other federal tax incentives for ethanol production, the most important incentive for the ethanol industry and its customers is the partial exemption from the federal motor fuels excise tax (the “excise tax exemption”). The excise tax exemption is provided to gasoline distributors as an incentive to blend their gasoline with ethanol. For each gallon of gasoline blended with 10% of ethanol, the distributors receive a 5.1¢ per gallon reduction from the 18.3¢ per gallon federal excise tax, which equates to a 51¢ reduction for each gallon of ethanol handled by the distributors. This exemption was extended through December 2010 under the Volumetric Ethanol Excise Tax Credit signed into law by President Bush in October 2004.

Federal Small Ethanol Producer Tax Credit

The Federal Small Ethanol Producer Credit provides an eligible ethanol producer a 10¢ per gallon tax credit for the first 15 million gallons of ethanol produced annually, subject to possible reduction for certain excise tax benefits. Under the program, ethanol producers that qualify or their owners (for pass-through tax entities) can reduce their federal income tax liability by the amount of the annual credit, subject to limitations. However, benefit of the credit is reduced somewhat because the amount of the credit must be added to regular taxable income (but not to alternative minimum taxable income). Until recently, an eligible small ethanol producer was defined as a producer whose annual production capacity was 30 million gallons or less, which effectively precluded most newer plants from qualifying for the tax credit. The Energy Tax Incentives Act of 2005 increased the annual production capacity limitation to 60 million gallons. Our anticipated capacity is 54 million gallons annually, so we expect to qualify as a small ethanol producer. The credit is scheduled to expire on December 31, 2010 and, if it is not extended, tax payers will have a three-year carryforward in which to utilize unused credits.

Missouri Renewable Fuels Standard

In 2006 Missouri enacted a renewable fuels standard law to encourage the production and use of ethanol. The Missouri legislation requires gasoline sold in Missouri to contain 10% ethanol when the price of ethanol is the same or lower than regular unleaded gasoline. The requirement takes effect on January 1, 2008. Consequently, we expect the law to come into effect just as we complete the construction of our plant. Based on the 3.1 billion gallon gasoline market in Missouri in 2006, this would create a potential market for 300 million gallons of ethanol in Missouri not including the effect of any sales of E85.

Missouri Tax Credit Program

The Missouri Agricultural and Small Business Development Authority (“MASBDA”) administers the New Generation Cooperative Incentive Tax Credit Program (the “Program”). Under the Program, eligible producer members may receive state tax credits equal to the lesser of 50% of the producer member’s cash investment in an eligible new generation processing entity or $15,000. We have preliminary approval from MASBDA for a total of $1,500,000 in Missouri tax credits for our producer members. To remain qualified for the Program, producer members must hold a majority of our governance or voting rights, control the employment of our management and deliver corn to us as feedstock for our plant. If, after the completion of this offering, we continue to qualify for the Program, the Missouri tax credits available to our eligible producer members would be an additional benefit of an investment in us. In order for our producer members to be eligible for this tax credit, we must submit to MASBDA a certified list of our members and the amount of funds invested by each investor no later than 45 days after we satisfy the conditions to break escrow and accept subscriptions in this offering. Then, any producer member wishing to claim a tax credit must submit an application within 60 days of receipt of our certified investor list by MASBDA. We will notify our members when we submit the certified list.

Missouri Enhanced Enterprise Zone Program

The Missouri Enhanced Enterprise Zone Program, which is administered by the Missouri Department of Economic Development (the “DED”), is designed to stimulate economic activity in areas designated as “enhanced enterprise zones” by providing state tax credits and employment incentives to new and expanding enterprises. The DED has established an enhanced enterprise zone which includes our proposed Nevada plant site. If an application by us for credits and incentives is approved, we may receive some benefit from this program. We have not assumed that any enhanced enterprise zone benefits will be available to us for purposes of our financial plan.

Ethanol Pricing

Over the past several years, ethanol prices have tended to correlate with wholesale gasoline prices. At the same time, price charts for ethanol and corn prices show that ethanol prices do not track with corn prices. For example, when corn prices increased in late 1993 into 1994, ethanol prices did not increase. The same was true when corn prices initially rose in 1996, ethanol prices did not follow immediately. Although in 1996 the price of ethanol increased dramatically, according to the industry guide published by the State of Minnesota, this increase in ethanol prices was due to limited ethanol supply because high corn prices caused many ethanol plants to curtail operations or shut down, and not directly due to the increased cost of corn. The lack of correlation between corn prices (approximately 60% of our estimated cost of production) and ethanol prices (approximately 85% of our estimated revenue) is a significant operational risk inherent in our business.

The following chart illustrates the correlation between the price of ethanol and the price of wholesale gasoline and the lack of correlation between the price of ethanol and the price of corn. Accordingly, an increase in corn prices and a decrease in wholesale gasoline prices could materially harm our business.

ETHANOL, GASOLINE AND CORN PRICES

Sources:  Nebraska Corn Growers Association; U.S. Department of Energy; Chicago Board of Trade

Distillers Grains Market

The amount of distillers grains produced annually in North America is expected to increase significantly as the number of ethanol plants increases. However, we believe that the demand for distillers grains may increase as the feed industry becomes more familiar with its benefits. The market for distillers grains is generally confined to locations where freight costs allow it to be competitively priced against other feed ingredients. Distillers grains competes with three other feed formulations: corn gluten feed, dry brewers grain and mill feeds. The primary value of these products as animal feed is their protein content. Dry brewers grain and distillers grains have about the same protein content, and corn gluten feed and mill feeds have slightly lower protein contents. Distillers grains contains nutrients that have important growth promoting properties for dairy and beef cattle, poultry and swine. For dairy cattle, the high digestibility and net energy content of distillers grains, as well as its high fat content, yields greater milk production as compared to other feed ingredients. For beef cattle, feedlot studies reported by the University of Nebraska and other institutions found that the improved rumen health, energy effect of the fiber and palatability promotes faster and more efficient growth.

For poultry and swine, feeding trials have found that distillers grains is a useful and economic source of protein, fat and beneficial unidentified growth and health factors. Although poultry and swine account for a small portion of the distillers grains market, we believe that with the advancement of research into the feeding rations of poultry and swine, these markets may grow.

Distillers Dried Grains/Distillers Dried Grains with Solubles

Distillers dried grains is usually referred to as DDG. When solubles (fine soluble fiber, fat glycerol, etc.) are added to the feed, it is called distillers dried grains with solubles, or DDGS. These products are commonly dried to 10-12% moisture, which is necessary for increased shelf life. When solubles are added, the product has higher bulk density and stickiness and improved animal nutritional qualities, which helps to maintain a cleaner effluent stream. However, the solubles typically make the drying process more difficult. Consistent high quality is important to achieving the highest selling prices for DDG/DDGS. We believe higher quality DDGS is in greater demand and may sell at a slightly higher price than lower quality DDGS.

Distillers Wet Grains/Distillers Modified Wet Grains

Distillers wet grains (“DWG”) contains a substantial amount of moisture and has a shelf life of up to approximately three days and can be sold only to feedlots or farms within the immediate vicinity of the ethanol plant. Distillers modified wet grains (“DMWG”) is similar to distillers wet grains except that it has been partially dried, contains less moisture and has a shelf life of up to approximately 14 days. .

Because DWG and DMWG are not dried as extensively as DDG or DDGS, there are substantial savings from reduced drying costs. Further, DWG and DMWG are often favored by dairy and beef feedlots and operations because cattle seem to prefer the moist texture. In cattle feedlots, it is usually fed in the bunker with mineral supplements, roughage, corn or other conventional feed grains. The transportation costs, however, are much higher than those for DDG or DDGS due to the increased weight of the DWG and DMWG. Ultimately, the demand for DWG and DMWG will depend upon the presence and demand of local feedlots and livestock operations.

Distillers Grains Pricing

Various factors affect the price of distillers grains, including, among others, the price of corn, soybean meal and other alternative feed products, the performance or value of distillers grains in a particular feed market, and the supply and demand within the market. Based on those factors, the price of distillers grains can vary significantly in local, regional, national and international markets.

Carbon Dioxide Products

In commercial use, carbon dioxide is a by-product which can be recovered from the fermentation process. The carbon dioxide is then purified by dissolving it in a concentration of alkali carbonate or ethanol amine and then heating the solutions with steam. As the gas forms, it is compressed into steel cylinders. Carbon dioxide is used to manufacture sodium carbonate, sodium bicarbonate and basic carbonate of lead. Since it does not burn, carbon dioxide is used to extinguish fires. In its solid form (dry ice) it does not melt to liquid, therefore making it an ideal refrigerant; when dry ice turns to a gas, it can produce an inert environment which reduces the growth of bacteria. Carbon dioxide is added to oxygen in artificial respirators; it is also a necessary ingredient in carbonated beverages. Carbon dioxide can be captured from manufacturing plants and sold. Many companies are in the business of claiming the carbon dioxide from ethanol plants on site and buying it wholesale. The market price varies greatly based on ease of transportation and distance from end users.

The following discussion of our plans for the development, construction and operation of the plant reflects our current plans and expectations and may be subject to changes as the project progresses and as circumstances require.

Description of our Ethanol Plant

General

We intend to build our proposed ethanol plant near Nevada, Missouri. Assuming we raise the equity we need to obtain debt financing, we would like to close on our debt financing by September 2007. The elapsed time from ground breaking to mechanical completion and commencement of operations of the plant is expected to take approximately 18 months. We estimate that the total capital costs to construct the plant and commence operations will be approximately $120,000,000.

We anticipate that the plant will use a dry milling process to produce fuel-grade ethanol as its main product and distillers grains as a co-product. The plant will have a design capacity to produce 54 million gallons of ethanol per year (“mmgy”). In addition, we expect the plant will annually produce approximately 172,000 tons of distillers dried grains with solubles.

The plant will consist principally of a storage and processing area for corn; a fermentation area comprised mainly of fermentation tanks; an ethanol storage and loading area; a drying unit for processing the distillers dried grains; a storage and loading facility for distillers grains; truck scales for weighing incoming corn and outgoing distillers grains; and an administrative office. All commodity storage facilities will hold approximately 15 days’ supply of each commodity.

Plant Location

We presently expect that our plant will be built on a site near Nevada, Missouri. It is located three miles west of Nevada and approximately 100 miles south of Kansas City. The location will give us access to regional supplies of corn and markets for our ethanol and distillers grains.

The site is approximately 232 acres in size, allowing for easy placement of the facility footprint and the needed rail and road additions. This site can easily be served by road and rail transportation facilities and by sources of natural gas, electricity, water and other utilities. We expect that infrastructure capital expenses to obtain access to utilities and rail service will cost approximately $4,000,000. The site has sufficient room to expand our operations in future years, which would allow us to increase our plant capacity to 100 mmgy capacity, including additional corn, distillers grains and ethanol tank farm storage.

We have an option to acquire the site at a purchase price of $3,000 per acre payable two-thirds in cash and one-third in our Class A Units valued at $2.00 per Unit, the offering price in this offering. If we exercise the option we will be obligated to purchase at least 160 acres of the 232 acre site. If we acquire the entire parcel, the total cost will be approximately $696,000, payable in the form of $464,000 in cash and 116,000 Units. The option further provides that one of the sellers of site will become a member of our board of managers after the closing of the purchase and allows the sellers farming lease rights to the portion of the site not used for our plant. The option expires on August 31, 2007 and does not contain any provisions for extension.

Preliminary investigations indicate that the site appears to be suitable for construction of an ethanol plant. We are not required to obtain a zoning permit or reclassification to use our site for an ethanol plant. The Missouri Department of Natural Resources (“MDNR’) has the responsibility and authority to review our site and construction plans for purposes of compliance with Missouri environmental statutes and regulations and also with respect to historical and archaeological impacts. We have commenced the review process with the MDNR and we anticipate that the review process will be complete by July 2007. We have completed a series of soil borings which indicate an excellent rock substrate to support our plant. Delta-T has indicated on a preliminary basis its approval of the site for purposes of our plant. Although various permits are required, we are optimistic regarding our ability to obtain all permits necessary to build the plant.

We also have identified other possible sites which may be suitable for our use but we do not have options on any other sites. Accordingly, we presently believe and intend that our plant will be built on the Nevada site.

If for any reason our Nevada site would prove unsuitable for our plant or if our option on that site expires before we have our equity and debt financing available to acquire that site, we may find it necessary to pay more than the option purchase price for the site or to locate an alternative site. There is no assurance that after full investigation we will determine that our Nevada site or any other site that we have identified will be suitable for our plant or be acquired for that purpose. Further, because of uncertainties in the permitting process and site-specific criteria, we may ultimately find it necessary to locate our plant on a site that has not yet been identified. A new site could be located outside Vernon County and could even be located outside the state of Missouri. Our board of managers reserves the right to change the location of the site for our plant, in its sole discretion, for any reason. During and after this offering, we expect to continue the permitting process on our Nevada site, and, if necessary conduct investigations on other sites, including overall suitability for our plant, environmental matters and road and rail access considerations. Our goal, working with consultants, will be to confirm the suitability of and obtain permits for the Nevada site or identify the best alternative site for our use so we will be in a position to acquire the site immediately upon successful completion of our equity and debt financing.

We may modify or change the location of the plant if we find another site that better suits our needs, or if we cannot obtain the necessary permits and approvals or utilities and other services, or cannot obtain them at a reasonable cost. Changing the location of the plant from the proposed site may increase the cost of the plant and delay construction and start-up operation of the plant. Certain events and conditions, including among others, delays, change orders we may submit and site conditions that differ from what we expect could lead to significant increases in our plant costs. Delays and changes are not uncommon in major construction projects. Increases in the cost of the plant will require us to procure additional debt financing, which may be difficult and expensive to obtain, or may not be available at all.

There can be no assurance that we will not encounter hazardous conditions at the plant site. We will rely on our EPC contractor, which has not yet been identified, to determine the adequacy of the site for construction of our ethanol plant. We may encounter hazardous conditions at the chosen site that may delay the construction of the ethanol plant. We do not expect that our EPC contractor will be responsible for any hazardous conditions encountered at the site. Upon encountering a hazardous condition, our EPC contractor may suspend work in the affected area. If we receive notice of a hazardous condition, we may be required to correct the condition prior to continuing construction. The presence of a hazardous condition will likely delay construction of the ethanol plant and may require significant expenditure of our resources to correct the condition. If we encounter any hazardous conditions during construction that require time or money to correct, it may have a material adverse effect on our operations, cash flows and financial performance.

The Dry Mill Process

Our proposed plant will produce ethanol and distillers grains by processing corn. We plan to have the capability to receive corn by rail and semi-trailer truck. The corn will be weighed and stored in receiving facilities. It will then be transported to a scalper to remove rocks and debris before it is conveyed to processing bins. Thereafter, the corn will be transported to a hammer-mill or grinder where it is ground and conveyed into a tank for processing. We will add water, heat and enzymes to break the ground corn into a fine liquid. This liquid will be heat sterilized and pumped to a tank where other enzymes are added to convert the starches into glucose sugars. Next, the liquid is pumped into fermenters, where yeast is added, to begin the fermentation process, which generally takes about 40 to 50 hours. Thereafter, the resulting “beer” is pumped to distillation columns, which divides the alcohol from the corn mash. The alcohol is concentrated to 190 proof in the distillation columns and is then partially dehydrated in a molecular sieve system. The resulting 200 proof alcohol is then blended with a five percent denaturant (such as gasoline) as it is pumped into storage tanks to await shipment. Shipment from our plant is expected to be mainly by rail, but tanker truck could also be utilized.

Meanwhile, corn mash from the distillation process is pumped into a centrifuge that separates the coarse grain from the solubles. The solubles are then dried into a thick syrup. The coarse grain that exits the centrifuge is then conveyed to dryers. Syrup is added to the coarse grain as it enters the dryer, where moisture is removed. This process produces distillers grains with various moisture levels, which can be used as animal feed. The fermentation process will also produce carbon dioxide.

The dry mill process to produce ethanol and distillers grains is illustrated in the following diagram:

Source:  Renewable Fuels Association

We expect that we will receive a design and process efficiency performance guarantee for our plant from our EPC contractor or Delta-T of 2.8 gallons of denatured ethanol production for each bushel of corn processed.

The distillers grains drying will be achieved with steam tube dryers of lower temperature than gas fired dryers. We anticipate that the quality of our distillers grains will be superior due to less degradation of the protein.

Enzyme Improvements

Enzymes are proteins produced by microorganisms grown in controlled fermentations. The proteins contain catalytic sites that allow specific chemical reactions to occur at more moderate temperatures and acidity than normal. A new generation of alpha amylases eliminates the need to add lime and also tolerates higher acidity, allowing thinner stillage to be recycled to the slurry tank. Both of these help reduce environmental impact and ethanol production cost. Enzymes play a critical role in ethanol production with new developments improving ethanol production efficiencies.

New enzyme technology that is currently under development can possibly raise the efficiency of these plants to 3 gallons per bushel of corn and the current development of high fermentable starch corn varieties may take production efficiency beyond 3 gallons per bushel in the future.

Fermentable Starch

Industry efforts are providing lab-scale fermentation results that reference the chemistry behind hybrid designations and grain analysis calibrations. During fermentation, high performance liquid chromatography measures the concentration of ethanol in the mash and provides crucial information on the quality of fermentation for a wide genetic base of corn. All starch for ethanol production is not the same. Fermentable starch for dry grind ethanol processing is a subset of total starch and different from extractable starch used for wet milling. Industry efforts have developed a calibration tool for grain analysis to measure fermentable starch. This aids the sourcing and utilization of corn that yields more ethanol.

Co-Products

We will attempt to market the distillers grains produced by our plant to the local livestock markets surrounding the plant. However, livestock numbers are limited in Missouri and are unlikely to support the purchase of our distillers grains at the prices we desire. Therefore, we expect to retain a consultant or broker to assist us in marketing our production in regional, national and export markets.

Prices of distillers grains in the region of our plant vary from year to year and within years depending on livestock numbers, supplies of distillers grains and the supplies and prices of alternative animal feeds. The following graph shows the prices of distillers grains at two locations approximately 150 miles north and northeast of our plant site over the past six years.

MISSOURI DISTILLERS GRAINS PRICES 2000 — 2007

(Dollars per Ton)

Source:  University of Missouri, University Outreach and Extension

By-Products

Our plant is expected to produce approximately 160,000 tons annually of raw carbon dioxide as a by-product of the ethanol production process. At this time, we do not intend to capture and market our carbon dioxide gas. We do intend to leave sufficient areas available in the footprint of the plant to capture carbon dioxide if it is feasible in the future.

Corn Feedstock Supplies

Because the cost of corn feedstocks for our plant will constitute approximately 60% of the total cost of operating our plant and producing ethanol and distillers grains, the success or failure of our business will greatly depend on the availability and price of corn. The price at which we will purchase corn will depend on prevailing market prices and our ability to manage our corn purchasing strategy.

Cultivated corn production is a means of converting sunlight and carbon dioxide into useable sugars and starches that can be transported to human and animal consumers. The infrastructure that has developed around modern corn production has become a staple of our economy and social structure. The soils and climate of Missouri and Kansas are well suited for the production of corn; thus we anticipate corn production in the region to continue into the future in large enough quantities to exceed the production demand for food and feed uses.

We anticipate that our plant will need approximately 18 million bushels of corn per year for our dry mill ethanol production facility. The corn supply for our plant will be obtained from local markets in the effective truck radius of our plant and by rail from more distant markets in midwest and plains states. If we purchase 100% of our corn requirements from the nearby area, the plant would consume corn supplies equivalent to approximately 39% of the historical three-year (2002 — 2005) average corn production in the 18 county immediate area. Consequently, we expect to acquire a portion of our corn supplies from areas with greater volumes of corn production.

Missouri and Kansas, the states in which our local and regional corn sourcing markets are located, are two of the top ten corn producing states in the U.S., but rank well behind the leading states to the north and east of our area. The following table gives corn production figures in the top ten producing states and the U.S total in 2006:

TOP TEN CORN PRODUCTION STATES IN 2006

		Production	Percent of
Rank	State	(bushels)	U.S. Total

1	Iowa	2,050,100,000	19.5%
2	Illinois	1,817,450,000	17.3%
3	Nebraska	1,178,000,000	11.2%
4	Minnesota	1,102,850,000	10.5%
5	Indiana	844,660,000	8.0%
6	Ohio	470,640,000	4.5%
7	Wisconsin	400,400,000	3.8%
8	Missouri	362,940,000	3.4%
9	Kansas	345,000,000	3.3%
10	South Dakota	312,340,000	3.0%

	U.S. Total	10,534,868,000	100.0%

Source:  U.S. Department of Agriculture

On March 30, 2007, the U.S. Department of Agriculture announced that corn producers are expected to plant 90.5 million acres of corn in 2007, 12.1 million acres more than in 2006. Prevailing higher prices for corn due to increased demand from the ethanol industry and export sales were the stimulus for the planned increase in corn acreage.

The following table gives corn production figures for Missouri and Kansas for the years from 2001 through 2006.

MISSOURI AND KANSAS CORN PRODUCTION — 2001-2006

	2001	2002	2003	2004	2005	2006

Missouri:
Acres planted	2,700,000	2,800,000	2,900,000	2,950,000	3,100,000	2,700,000
Acres harvested	2,600,000	2,700,000	2,800,000	2,880,000	2,970,000	2,630,000
Yield (bushels per acre)	133	105	108	162	111	138
Production (bushels)	345,800,000	283,500,000	302,400,000	466,560,000	329,670,000	362,940,000
Kansas:
Acres planted	3,450,000	3,250,000	2,900,000	3,100,000	3,650,000	3,350,000
Acres harvested	3,050,000	2,600,000	2,500,000	2,880,000	3,450,000	3,000,000
Yield (bushels per acre)	127	116	120	150	135	115
Production (bushels)	387,350,000	301,600,000	300,000,000	432,000,000	465,000,000	345,000,000

Total Combined Production	733,150,000	585,100,000	602,400,000	898,560,000	794,670,000	707,940,000

Source:  U.S. Department of Agriculture

Yields in this area tend to be slightly below the U.S. average and to be slightly more volatile. Unusual yields, including disastrous yields (15% or more below trend) and abundant yields (15% or more above trend), tend to occur about once every five years. Overall a deviation from trend is usually no more likely due to crop failures than bumper crops.

Although transportation considerations such as freight rates, fuel prices and the availability of rail trackage in the immediate area of corn production will greatly impact whether corn comes to us via rail or truck, we believe that the corn producing counties of Missouri and Kansas within a 60-mile radius of our site could be considered our local feedstock source area from which quantities of corn would be sent to us by truck. The following table gives corn production figures for that 18 county area of Missouri and Kansas for the years from 2001 through 2006:

18 COUNTY AREA CORN PRODUCTION — 2001-2006

County	2001	2002	2003	2004	2005	2006

Missouri:
Barton	3,761,000	3,010,000	3,785,000	5,354,000	4,498,000	5,703,000
Bates	4,948,000	3,733,000	3,203,000	6,173,000	5,740,000	4,615,000
Cass	3,070,000	2,785,000	1,988,000	3,585,000	3,357,000	3,152,000
Cedar	207,000	154,000	187,000	223,000	169,000	209,000
Dade	659,000	793,000	834,000	1,643,000	832,000	1,256,000
Henry	2,044,000	1,643,000	898,000	2,345,000	2,294,000	1,642,000
Jasper	1,592,000	1,354,000	1,867,000	2,919,000	1,743,000	2,412,000
St. Clair	897,000	741,000	497,000	1,102,000	962,000	996,000
Vernon	4,186,000	3,353,000	3,205,000	5,954,000	5,513,000	4,814,000
Kansas:
Allen	1,539,000	1,577,000	1,728,000	2,656,000	2,640,000	2,108,000
Anderson	2,540,000	2,294,000	2,154,000	3,939,000	4,132,000	3,010,000
Bourbon	666,000	602,000	572,000	791,000	972,000	667,000
Cherokee	2,030,000	2,761,000	2,977,000	4,139,000	5,517,000	4,527,000
Crawford	2,419,000	2,827,000	1,877,000	4,099,000	4,655,000	3,359,000
Labette	721,000	1,387,000	1,678,000	2,725,000	3,360,000	2,407,000
Linn	1,008,000	863,000	737,000	1,354,000	1,092,000	735,000
Miami	1,521,000	1,226,000	1,004,000	1,901,000	1,948,000	1,406,000
Neosho	1,472,000	1,794,000	2,030,000	2,687,000	3,088,000	1,930,000

Total Combined Production	35,280,000	32,897,000	31,221,000	53,589,000	52,512,000	44,948,000

Source:  U.S. Department of Agriculture

Although the area surrounding our Nevada plant site produces a significant amount of corn, we anticipate that a significant volume of our corn supplies will be sourced by rail from greater distances. There is no assurance that a local or regional shortage of corn will not develop, particularly with other ethanol plants competing for corn, or if an extended drought or other production problem should occur. Thus, there can be no assurance that we will be able to obtain adequate supplies of corn on acceptable terms. We may enter into supply agreements or utilize hedging arrangements to protect our corn supplies and costs.

Just as the availability of quantities of corn will have a significant impact on our operations, the price that we will pay for those supplies will also greatly impact our operations. Corn prices can be considered on a national, regional and local market basis, and, depending on proximity to production, transportation costs, regional or local weather impacts and other factors, significant variations can occur among those markets from year to year and within any given year.

Nationally, corn prices have risen substantially over the past nine months. Nearby corn futures prices on the Chicago Board of Trade were as low as $2.19 per bushel in August 2006 before climbing to a peak of $4.34 per bushel in February 2007. Prices have since subsided slightly to $3.77 per bushel as of May 24, 2007. The following graph illustrates the movement of corn prices in the one-year period from May 2006 to May 2007.

U.S. CORN PRICES — May 2006-May 2007

Source:  Chicago Board of Trade

The current increase in demand for corn has been attributed to the rapid expansion of ethanol production. Assuming this demand does not decline over the next few years, corn prices may balance out at a level which may be above ten-year historical averages. This price will be highly dependent on the effect of increased acreage allocated to corn and increased production stimulated by the increased price levels. Thus, it is not possible to predict with assurance whether current high corn prices will remain high, continue to rise due to increasing demands for feedstock by the ethanol industry or decline as the market adjusts to new conditions.

The average price of corn in southwest Missouri over the last eleven years through March 16, 2007 is $2.48 per bushel. However, during that period corn prices have shown substantial variability in southwest Missouri, ranging from a record high of more than $4.97 per bushel in the summer of 1996 to a low of $1.45 in 2000. The following graph shows the variation of the price of corn in southwest Missouri for the past eleven years as reported by the U.S. Department of Agriculture.

SOUTHWEST MISSOURI CORN PRICES 1996 — 2007

(Dollars per Bushel)

Source:  U.S. Department of Agriculture, Agricultural Marketing Service.

The variability of southwest Missouri corn prices occurs not only from year to year but also within each year. The following table shows the variation in monthly corn prices within each year and related averages.

ANNUAL CORN PRICE VARIATION FOR SOUTHWEST MISSOURI 1996-2007

	Monthly Average Corn
	Price ($/Bushel)		Annual
Year	Minimum	Maximum	Average

1996	$2.87	$4.97	$4.01
1997	$2.51	$2.89	$2.65
1998	$1.68	$2.70	$2.32
1999	$1.74	$2.29	$2.07
2000	$1.45	$2.35	$2.02
2001	$1.85	$2.36	$2.01
2002	$2.04	$2.62	$2.29
2003	$2.18	$2.65	$2.42
2004	$1.95	$3.19	$2.57
2005	$1.82	$2.35	$2.10
2006	$2.16	$3.70	$2.54
2007 (through March 16)	$3.84	$4.04	$3.97

Combined Average	$2.06	$2.94	$2.48

Source:  U.S. Department of Agriculture, Agricultural Marketing Service.

Between March 1 and March 16, 2007, the minimum, maximum and average prices for corn in southwest Missouri were $3.92, $4.16 and $4.04, respectively. Corn prices tend to be lowest in September and reach a peak in April. Historically, corn prices have been lower in the regions north and west of our plant site, while prices increase east of the site. Prices also vary seasonally, with the lowest corn prices occurring at harvest and the highest prices occurring in the spring. Historically there has been a $0.35 per bushel difference between the October and June prices.

New corn demand within a market can have varying impacts on the corn price. BBI International, Inc. and Cash Grain Bids, Inc. have evaluated the corn production and pricing for the facility and have concluded that the impact of the operation of our 54 mmgy plant on the price of corn will be an increase averaging $0.18 per bushel over our trade area. This is based on a corn origination strategy that sources 68% of the plant’s feedstock requirements by rail from regional and national markets while the remaining 32% is sourced locally. If all of our corn is procured locally, the average increase would be $0.29 per bushel. Due to the relatively low volume of corn produced in our region, as compared to the requirements for our plant, the impact will be greater nearer to our plant. Competition for corn supplies from existing ethanol plants and plants that may be constructed in the future in the vicinity of our plant could have the effect of raising corn prices.

Corn prices are primarily dependent on world feedstuffs supply and demand and on U.S. and global corn crop production, which can be volatile as a result of a number of factors, the most important being weather, current and anticipated stocks and prices, export prices and supports and the government’s current and anticipated agricultural policy. The price of corn has fluctuated significantly in the past and can be expected to fluctuate significantly in the future. Because the market price of ethanol is not related to corn prices, ethanol producers are generally not able to compensate for increases in the cost of corn through adjustments in prices charged for their ethanol. Thus, our plant’s profitability may be negatively impacted during periods of high corn prices.

We expect to establish ongoing business relationships with local farmers and over 10 grain elevators to acquire local corn needed for our plant. We have no contracts, agreements or understandings with any corn producer in the area. Although we expect to procure corn from these sources, there can be no assurance that supplies of local corn to meet a significant portion of our requirements can be obtained on acceptable terms.

Risk Management

We intend to hire a corn procurement manager to ensure the consistent scheduling of corn deliveries and to establish and fill forward contracts through local grain elevators and in the regional and national markets. We also expect to hire product marketing companies to manage the marketing of the ethanol and distillers grains that we produce. These companies, or a separate risk management consultant, will utilize forward contracting and hedging strategies, including strategies utilizing futures and option contracts, to manage our commodity risk exposure and optimize finished product pricing on our behalf. We anticipate that most of our corn will be acquired in this manner. We intend to use forward contracting and hedging strategies to help guard against price movements that often occur in corn markets. Alternatively, our corn procurement manager and product marketing companies may negotiate longer-term supply or sale agreements intended to lock in favorable quantities, quality and pricing of supplies or product for us.

Particularly due to fluctuations in the price of corn, we plan to develop a hedging strategy to minimize our commodity risk. Hedging is used to attempt to reduce the risk caused by price fluctuation. Hedging is a means of protecting the price at which we buy corn and the price at which we will sell our products in the future. The effectiveness of hedging activities will depend on, among other things, the cost of corn and our ability to sell enough ethanol and distillers grains to use all of the corn subject to futures and option contracts that we purchase as part of our hedging strategy. Although we will attempt to link hedging activities to sales plans and pricing activities, hedging activities themselves can result in costs because price movements in corn contracts are highly volatile and are influenced by many factors that are beyond our control. We may incur these costs and these costs may be significant.

We believe that it is extremely important for us as an ethanol producer to develop a specific risk management plan and regularly examine risk management objectives to ensure that our activities and internal competencies are well positioned to meet the challenges of the marketplace.

Transportation and Delivery

Our plant will have facilities to receive corn by truck and rail and to load ethanol and distillers grains onto trucks and rail cars. We expect that a significant portion of our corn will be obtained in the regional market and will arrive by truck. We anticipate that most of our ethanol will be sold in the regional or national market and is likely to be shipped by rail. Distillers grains will be shipped by truck to the local and regional market and by rail to national markets.

Highway transportation is the most efficient and timely means of delivery from and to nearby markets. Our Nevada site is located on state highway 43, just 1/2 mile south of U.S. Highway 54. Highway 54 runs through Nevada and northeasterly across Missouri, and westerly to across southern Kansas through Wichita. In Nevada, it intersects with U.S. Highway 71, a high volume artery which leads to Kansas City, approximately 100 miles to the north, and to Joplin, Missouri, approximately 65 miles to the south. Access to Interstate Highway 44 is available near Joplin, which provides access to the St. Louis market, 280 miles to the east, and to Tulsa, Oklahoma, 90 miles to the southwest. Access to Interstate Highway 35, a major north-south route, is available at Kansas City and beyond Tulsa at Oklahoma City. Interstate 35 provides access to the Dallas-Fort Worth market, approximately 350 miles south of our site. These major arteries connect with additional Interstate and U.S. highways which will allow our plant highway access to any feedstock or product market.

Lower per mile freight rates make rail considerably more cost effective than truck transportation to and from more distant markets, including St. Louis and Dallas-Fort Worth. The southerly edge of our site is adjacent to a lateral spur line of the Missouri & Northern Arkansas Railroad Co. (the “M&NA”), a regional short-line railroad. The M&NA is a subsidiary of RailAmerica, Inc., a national short-line railroad holding company. We understand that RailAmerica has recently agreed to be acquired by an affiliate of Fortress Investment Group LLC, a major private equity and hedge fund firm.

The principal route of the M&NA runs from the Kansas City area southerly through Nevada and Joplin into and across north central Arkansas. The branch line on which our site is located is presently not in service, but the M&NA has advised us that it will upgrade the spur to provide service from its main line in Nevada to our plant. Upon completion of that upgrade, the M&NA will provide local and regional access to corn supplies and to regional and national ethanol markets via its connecting carriers, the Union Pacific (the “UP”), the Burlington Northern Santa Fe (the “BNSF”) and the Kansas City Southern (the “KCS”). The M&NA interchanges with the UP in Kansas City, Missouri and Newport, Arkansas, the BNSF at Lamar, Missouri, Joplin, Missouri and Aurora, Missouri (with Aurora being the primary connection) and the KCS at Joplin, Missouri. Both the BNSF and UP provide important access to the St. Louis, Chicago, Dallas-Fort Worth, Los Angeles and San Francisco markets. MNA’s connecting carriers, UP, BNSF and KCS provide interchanges with other lines in St. Louis, Chicago and the Gulf Coast to make available access to east coast and southeast markets as well.

The branch line from Nevada to our site continues to Eve, Missouri, five miles west of our site, and to Fort Scott, Kansas, 17 miles west of our site. The main north-south line of the KCS passes through Eve. If the UP and KCS agree, it may be possible to establish an interchange at Eve to allow an alternative mainline route north to the Kansas City area and south to the Gulf Coast and Dallas-Fort Worth markets. However, track improvements would have to be made to the branch line. In addition, a potential future connection with the BNSF at Fort Scott could occur if the UP and BNSF agree to reestablish this junction. Upgrades to the branch line out to Fort Scott would also need to be made.

As the ethanol and distillers grains markets expand, the KCS, BNSF and UP are responding with the development and planned development of unit train facilities. Ethanol plants have marketers who pool all of the ethanol supply and transportation costs gain minimal advantage from unit train cost savings. More ethanol unloading facilities are planned in the major markets and there are distillers grains markets that are capable of

30-70 car units of feed capacity. Our ability to capture those unit train market opportunities may be limited by current M&NA delivery policies.

We expect that the M&NA will provide the rail service that we require and make repairs to the branch line from Nevada to our site to a 286,000 pound capacity track which we believe will be adequate for our needs. Our track structure will need to have two switches connected to the M&NA branch line. We will also need to establish rail access directly to the plant from both directions from the M&NA spur line. We have not entered into any written agreements with the M&NA, however based on conversations with the M&NA we believe that they will enter into a written agreement with us for track access to our site, provide us with seven-day per week service in both directions and deliver up to 75 cars at a time to its main line in Nevada and on to the nearest KCS, BNSF and UP rail interchanges. We understand that the work required to upgrade the M&NA track from Nevada to our site is principally replacement of existing ties. We expect that an agreement with the M&NA or the UP would provide for the hopper cars that we would require to transport corn to our plant and for the tanker cars to ship the ethanol we produce from our plant to regional and national markets. An agreement or agreements with the M&NA and the UP would also deal with shipping rates or the manner in which rates would be determined.

We have engaged Antioch International, Inc., a civil engineering firm based in Elkhorn, Nebraska which specializes in transportation engineering and consulting, to assist us with the engineering and design services necessary to install rail infrastructure for our plant. Those services would include discussions with M&NA and UP with respect to the specific spur and switching infrastructure necessary for our plant, the design, engineering and construction of those elements and the service, cars and rates which we will require.

We expect to have storage capacity for at least fifteen days’ supplies of corn for our plant and capacity to store at least fifteen days’ production of ethanol and distillers grains. In the event transportation issues require us to store greater supplies of corn, ethanol or distillers grains to assure continuing plant operations, we would very likely install additional storage capacity.

Utilities

The production of ethanol is an energy intensive process that uses significant amounts of natural gas, electricity and water. Water supply and quality are also important considerations. Before we commence construction of our plant, we expect to enter into negotiations and very likely enter into agreements with suppliers of natural gas and electricity which can serve our site. We expect to obtain our water requirements from wells drilled on our site.

There can be no assurance that these utilities will be able to supply uninterruptible supplies of the natural gas and electricity that we need to operate our plant or that our wells will be and remain adequate for our needs. If there is any interruption in our energy or water resources for any reason, such as insufficient supply, excess demand, delivery difficulties, aquifer insufficiency or mechanical problems, we may be required to halt production. If production is halted for an extended period of time, it may have a material adverse effect on our operations, cash flows and financial performance.

Natural Gas

Our plant will require a significant and uninterrupted supply of natural gas for its operations. Natural gas will be needed principally to fire our boiler to provide steam for our production process. Natural gas will be a critical resource for us and will be a significant component of our cost structure. Natural gas prices have risen significantly in the past and can be expected to continue to rise in the foreseeable future.

Heat is defined in terms of British thermal units, or Btu’s, where one Btu is the amount of heat required to raise one pound of water one degree Fahrenheit. Delta-T’s guarantee for natural gas as the thermal heat source for a Delta-T designed 54 million gallon per year ethanol plant is 34,000 Btu’s per gallon of ethanol. A gallon of ethanol will release about 76,100 Btu’s when combusted.

We expect to require approximately 4,658 million Btu’s of natural gas per day, or 1,700,000 million Btu’s per year.

The principal advantage of natural gas is its relatively clean burning character and the avoidance of the necessity to obtain and comply with the conditions of a major source air pollutant emission permit. The principal disadvantage of natural gas is its cost, which has been increasing significantly in recent years as a consequence of increasing demand and generally rising energy prices and shows no sign of declining in the near-term. Natural gas prices have also exhibited considerable volatility within calendar years, and from season to season. As a consequence, our plant will be subject to the likelihood of increasing energy costs in the future and, if supplies of natural gas become short, we may also be subject to interruptions in our supply.

The average price of natural gas in Missouri has increased from $4.40 to $12.00 in the past seven years as shown in the accompanying graph.

U.S. AND MISSOURI NATURAL GAS PRICES

*	Through February 28

Source:  U.S. Department of Energy

We have entered into an agreement with U.S. Energy Services of Wayzata, Minnesota (“U.S. Energy”) to assist us in managing our natural gas energy supplies. U.S Energy will assess the energy needs of our plant, negotiate our gas supply agreements, and assist us with supply management, price risk management and plant site development.

We expect that our natural gas needs will be supplied by the Empire District Gas Company, a subsidiary of the Empire District Electric Company based in Joplin, Missouri (“Empire”). Empire has an 8-inch 175 lb pressure steel pipeline approximately 1 1/2 miles north of our Nevada site. We will need to construct a new feeder pipeline from the Empire pipeline to our site and we expect our capital expense for this purpose will be approximately $500,000. It is likely that we will enter into a long-term agreement (1-3 years) to purchase natural gas from Empire. We are currently engaged in negotiations with Empire to supply us with our natural gas requirements but we do not yet have an agreement with Empire. Southern Star Central Gas Pipeline, Inc. also has an 8-inch 400 lb average pressure main trunk gas line which could be accessed by us in Eve, Missouri, five miles west of our plant site. U.S. Energy will negotiate for us in reaching an agreement with Empire or Southern Star for natural gas service.

Electricity

Our plant will also require a continuous supply of electricity. Based on engineering specifications, we anticipate that our plant will require approximately 142,000 kilowatt hours of electricity per day at peak demand or approximately 49.8 megawatt hours of electricity annually. To service the plant, we anticipate that we will need to construct approximately one mile of high voltage line with an on-site substation to access a 13.6 minimum kV transmission line.

Electricity to our Nevada, Missouri site can be supplied from transmission lines owned by either Aquila, Inc., based in Kansas City, Missouri (“Aquila”) or Barton County Electric Cooperative, based in Lamar, Missouri (“Barton County Electric”). Aquila’s transmission line is located approximately 1 1/2 miles north of our site. The Barton County Electric line can be accessed in Eve, five miles west of our site. We are in negotiations with Aquila and Barton County Electric to provide electricity to our site but we currently have no agreement with either of them for the electrical service that we need.

Our electricity would be purchased in the national electric energy market. We believe that the price at which we will be able to purchase electric services will be competitive with other high-use commercial rates. The price of electricity, like any commodity, could fluctuate and increase significantly as it has in the past. We have entered into an agreement with U.S. Energy to help manage our electric energy supplies and cost.

Water

We will require a significant supply of fresh water every day to maintain consistent plant operations. Our boiler and cooling tower are major areas of production that require fresh water. Creation of boiler makeup water generates a waste stream, as the contaminants from the raw water, such as dissolved minerals like calcium and magnesium, are removed via this waste stream. Making steam without first removing the solids would foul the boiler and cause it to fail. The makeup water requirements for the cooling tower are primarily a result of evaporation, just like the boiler, but nearer to ambient temperatures. As with the boiler, operating the cooling water system without treatment will cause it and the cooling heat exchangers through which the cooling water is circulated to foul.

Engineering specifications show our maximum plant water requirements will be approximately 602 gallons per minute or approximately 866,880 gallons per day. We expect to drill two wells at the plant site to supply our water needs. Our Nevada site is located over the Ozark aquifer, which should provide an adequate flow rate of good quality water. We will be required to obtain a permit to drill any wells from the Missouri Department of Natural Resources, Division of Geology and Land Survey. We will need to comply with applicable environmental regulations applicable to drilling and, on an ongoing basis, to water usage and drawdowns.

The water used in our plant process would be recycled to the extent feasible.

The quantity of the water used and wastewater discharged is dependent upon the quality of the raw water. Based upon the water quality generally available from the Ozark aquifer in the Nevada area, we estimate that there will be approximately 150 gallons per minute of non-contact cooling water discharge. Our water source will need to be evaluated to determine what treatment processing and equipment we will require.

We have engaged Natural Resource Group, Inc. of Minneapolis, Minnesota, an environmental engineering and consulting firm, to assist us with regard to water and wastewater issues.

Wastewater and Stormwater Treatment and Disposal

We believe that we will be permitted to discharge our wastewater to a holding pond which we would construct on our site. Alternatively we could construct a wastewater pretreatment facility to serve our site and then pump the treated water to the city of Nevada’s wastewater lines located 3 miles from our site. We will also construct a stormwater detention facility to serve the site. We estimate that the total cost of the wastewater and stormwater ponds would be approximately $350,000 but do not have estimates that would include a pretreatment facility and municipal service.

Site Infrastructure and Improvements

We will need to make infrastructure improvements to the site we select in order to construct and operate the plant. Some of the improvements that we anticipate making are described below, however, the full extent of the improvements and the exact costs will not be known until we finalize our site selection, acquire the site and commence site development.

Roadway Improvements

Our Nevada site is located on Missouri state highway 43 and is only one-half mile from U.S. Highway 54. Accordingly, we will have easy access to highways 43 and 54 and we do not expect significant road improvement expenses at that site. We will need to construct access from our site to highway 43 and estimate our cost will be approximately $450,000 to design the access, obtain the approval of the Missouri state highway department and construct the access. Other sites may require substantial expenditures to extend and upgrade roadways and local officials could expect us to contribute some or all of the funds required to make the necessary roadway improvements. Any decision by local officials with respect to roadway improvements may involve public hearings and an opportunity for local residents to object to and delay our siting process.

Rail Access

We expect that the Missouri & Northern Arkansas Railroad Co. (the “M&NA”) will provide rail service to our Nevada site that we have subject to option. To receive service, we will need to establish rail access directly to the plant from both directions off the M&NA spur line. The M&NA has no pass tracks to the south of our site and will require two mainline switches. We anticipate that our internal rail design would include a 115 car-length unit train grain delivery loop, a 95 car-length unit train ethanol pick-up loop, a 25 car-length distillers grains pick-up track, and a 50 car-length storage track with 10 car-lengths of working room behind the system. Our internal spurs would require between 24,000 and 30,000 feet of track and six to nine switches. These additions would include the sub-ballast groundwork for the spurs to our site and on our site as well as the spur construction itself. The estimated total cost of this rail infrastructure is approximately $3,050,000. We have not entered into any written agreements with the M&NA, however based on conversations with the M&NA we believe that they will enter into a written agreement with us for track access to our site and provide us with seven-day per week service.

We have engaged Antioch International, Inc., a civil engineering firm and transportation engineering consultant to assist us with the engineering and design services necessary to install rail infrastructure for our plant. Those services would include discussions with M&NA with respect to the specific spur and switching infrastructure necessary for our plant and the design, engineering and construction of those elements.

Site Grading and Phase I Dirt Work

Topographical survey work has been completed for the site near Nevada that we have subject to option. We expect that our EPC contractor will be responsible for the site stability evaluation, grading and preparation under our EPC agreement. Our EPC contractor will prepare the plans and specifications for these improvements and perform the work or select subcontractors for that purpose. We expect that our EPC contractor will be responsible for construction management, including soil testing, compaction testing and any other site related work. We estimate the cost of site improvements at $3,000,000 for the plant site and an additional $1,000,000 for railroad subgrade.

Marketing

After we commence operations at our plant, we expect to sell all of the ethanol and distillers grains that we produce in regional or national markets. For this purpose, we expect to retain an ethanol marketing consultant or broker to assist us in marketing and selling the total production of our plant. We expect that an ethanol marketing agreement would require compensation to the consultant or broker in an amount of approximately $.01 to $.03 per gallon based on current market rates. However, we have not yet identified or conducted any negotiations with potential marketing firms and we cannot presently predict the terms and cost of the marketing services we will require.

We will attempt to market the distillers grains produced by our plant in local markets. However, livestock numbers are limited in Missouri and are unlikely to support the purchase of our distillers grains at desirable prices. Therefore, we expect to retain a consultant or broker to assist us in marketing our production in regional, national and export markets.

Competition

Producers of Ethanol

We will encounter substantial competition in the market for our ethanol and distillers grains products and for the supplies of corn and energy we will require to operate our plant. We will be in direct competition with numerous other ethanol producers, many of which have greater resources than we do. The development of other ethanol plants, particularly those in close proximity to our plant, will increase the supply of ethanol and may result in lower local ethanol and distillers grains prices and higher costs for supplies of corn.

According to the Renewable Fuels Association, during the last 25 years, ethanol production capacity in the United States has grown from almost nothing to an estimated 6.2 billion gallons per year. The Renewable Fuels Association estimates that as of May 22, 2007, there were approximately 120 ethanol plants operating in the United States with another 85 plants under construction or expansion and many more planned or under consideration. A majority of the ethanol plants are located in the Midwest in the corn-producing states of Illinois, Iowa, Nebraska, Minnesota and South Dakota.

Nationally, the ethanol industry is likely to become more competitive given the substantial initial construction and expansion that is occurring in the industry. We must expect that additional ethanol producers will continue to enter the market if the demand for ethanol continues to increase. The largest ethanol producers include Archer Daniels Midland Company (“ADM”), POET, LLC (“POET”), US BioEnergy Corporation (“US BioEnergy”), VeraSun Energy Corporation (“VeraSun”), Hawkeye Renewables, LLC, Aventine Renewable Energy, Inc. (“Aventine”), Cargill, Inc. (“Cargill”) and Abengoa Bioenergy Corporation, with which we will compete in the national and regional ethanol markets. In Missouri and Kansas, the following plants are currently in operation within 150 miles of our plant site: East Kansas Agri-Energy, LLC (Garnett, Kansas; 35 mmgy); Mid-Missouri Energy, Inc. (Malta Bend, Missouri; 45 mmgy); and MGP Ingredients, Inc. (Atchison, Kansas; 30 mmgy) There are three additional operating plants in Missouri with a combined capacity of 110 mmgy and six additional plants in western Kansas with a combined capacity of 171.5 mmgy. Two of those additional operating plants in Missouri, with 90 mmgy of capacity, are part of the POET group. An additional facility approximately 130 miles north of our site is under construction with a projected capacity of 50 mmgy and four additional facilities in western Kansas are under construction with a projected capacity of 240 mmgy. We are aware of additional proposed plants in Missouri and Kansas that are in the planning or financing stages which could have an aggregate capacity of over 200 mmgy. Competition for corn supplies from existing ethanol plants and plants that may be constructed in the future in the vicinity of our plant could have the effect of raising corn prices significantly.

The presence of ADM and Cargill in the ethanol industry represents a significant challenge to independent producers such as us. The ethanol industry has been characterized by producers with plants ranging from low capacity to 50 mmgy in the localities or regions of their ownership, corn or other feedstock supplies and markets. ADM and Cargill are major international agribusiness corporations with the financial, sourcing and marketing resources to be formidable competitors in the industry, without geographical, funding or feedstock restraints. ADM has its headquarters and major ethanol and other operations in Decatur, Illinois, approximately 360 miles from our plant site. ADM has announced plans to expand its ethanol capacity by 500 million gallons through the construction of two new dry corn milling facilities, which will be adjacent to certain of its (unspecified) existing ethanol plants. US BioEnergy, VeraSun and Aventine recently became publicly financed and traded corporations with the stated purpose to increase their size and presence in the ethanol market by both internal expansion and acquisition. Other companies are attempting to develop similar operations. POET, a privately held company formerly operating under the Broin name, has several years of experience in the ethanol plant technology and construction business and has aggregated over 20 previously independent plants into its operation with a total ethanol production capacity which rivals ADM. We must expect that ADM, Cargill, POET and other large public and private corporations will be significant competitors in the ethanol industry in the future.

The following table identifies U.S. ethanol producers and their production capacities as of May 22, 2007.

U.S. FUEL ETHANOL INDUSTRY PLANTS AND PRODUCTION CAPACITY

million gallons per year (mmgy)

				Under
			Current	Construction /
Company	Location	Feedstock	Capacity	Expansions
			(mmgy)	(mmgy)

Abengoa Bioenergy Corp.	York, NE	Corn/milo	55	—
“ ”	Colwich, KS	Corn/milo	25	—
“ ”	Portales, NM	Corn/milo	30	—
“ ”	Ravenna, NE	Corn/milo	—	88
Aberdeen Energy*	Mina, SD	Corn	—	100
Absolute Energy, LLC*	St. Ansgar, IA	Corn	—	100
ACE Ethanol, LLC	Stanley, WI	Corn	41	—
Adkins Energy, LLC*	Lena, IL	Corn	40	—
Advanced Bioenergy	Fairmont, NE	Corn	—	100
AGP*	Hastings, NE	Corn	52	—
Agri-Energy, LLC*	Luverne, MN	Corn	21	—
Alchem Ltd. LLLP	Grafton, ND	Corn	10.5	—
Al-Corn Clean Fuel*	Claremont, MN	Corn	35	15
Amaizing Energy, LLC*	Denison, IA	Corn	40	—
Archer Daniels Midland	Decatur, IL	Corn	1,070 **	275 **
“ ”	Cedar Rapids, IA	Corn	—	—
“ ”	Clinton, IA	Corn	—	—
“ ”	Columbus, NE	Corn	—	—
“ ”	Marshall, MN	Corn	—	—
“ ”	Peoria, IL	Corn	—	—
“ ”	Wallhalla, ND	Corn/barley	—	—
Arkalon Energy, LLC	Liberal, KS	Corn	—	110
ASAlliances Biofuels, LLC	Albion, NE	Corn	—	100
“ ”	Linden, IN	Corn	—	100
“ ”	Bloomingburg, OH	Corn	—	100
Aventine Renewable Energy, LLC	Pekin, IL	Corn	207 **	—
“ ”	Aurora, NE	Corn	—	—
Badger State Ethanol, LLC*	Monroe, WI	Corn	48	—
Big River Resources, LLC*	West Burlington, IA	Corn	52	50
Big River Resources Grinnell, LLC (joint venture with US BioEnergy)	Grinnell, IA	Corn	—	—
BioFuel Energy — Pioneer Trail Energy, LLC	Wood River, NE	Corn	—	115
BioFuel Energy — Buffalo Lake Energy	Fairmont, MN	Corn	—	115
Blue Flint Ethanol	Underwood, ND	Corn	50	—
Bonanza Energy, LLC	Garden City, KS	Corn/milo	—	55
Bushmills Ethanol, Inc.*	Atwater, MN	Corn	40	—
Cardinal Ethanol	Harrisville, IN	Corn	—	100
Cargill, Inc.	Blair, NE	Corn	85	—
“ ”	Eddyville, IA	Corn	35	—
Cascade Grain	Clatskanie, OR	Corn	—	108
CassCo Amaizing Energy, LLC	Atlantic, IA	Corn	—	110
Castle Rock Renewable Fuels, LLC	Necedah, WI	Corn	—	50
Celunol	Jennings, LA	Sugar cane bagasse	—	1.5
Center Ethanol Company	Sauget, IL	Corn	—	54

				Under
			Current	Construction /
Company	Location	Feedstock	Capacity	Expansions
			(mmgy)	(mmgy)

Central Indiana Ethanol, LLC	Marion, IN	Corn	—	40
Central Illinois Energy, LLC	Canton, IL	Corn	—	37
Central MN Ethanol Coop*	Little Falls, MN	Corn	21.5	—
Central Wisconsin Alcohol	Plover, WI	Seed corn	4	—
Chief Ethanol	Hastings, NE	Corn	62	—
Chippewa Valley Ethanol Co.*	Benson, MN	Corn	45	—
Commonwealth Agri-Energy, LLC*	Hopkinsville, KY	Corn	33	—
Corn, LP*	Goldfield, IA	Corn	50	—
Cornhusker Energy Lexington, LLC	Lexington, NE	Corn	40	—
Corn Plus, LLP*	Winnebago, MN	Corn	44	—
Coshocton Ethanol, LLC	Coshocton, OH	Corn	—	60
Dakota Ethanol, LLC*	Wentworth, SD	Corn	50	—
DENCO, LLC*	Morris, MN	Corn	21.5	—
Dexter Ethanol, LLC	Dexter, IA	Corn	—	100
E Energy Adams, LLC	Adams, NE	Corn	—	50
E3 Biofuels	Mead, NE	Corn	—	24
E Caruso (Goodland Energy Center)	Goodland, KS	Corn	—	20
East Kansas Agri-Energy, LLC*	Garnett, KS	Corn	35	—
Elkhorn Valley Ethanol, LLC	Norfolk, NE	Corn	—	40
ESE Alcohol Inc.	Leoti, KS	Seed corn	1.5	—
Ethanol Grain Processors, LLC	Obion, TN	Corn	—	100
First United Ethanol, LLC (FUEL)	Mitchell Co., GA	Corn	—	100
Front Range Energy, LLC	Windsor, CO	Corn	40	—
Gateway Ethanol	Pratt, KS	Corn	—	55
Glacial Lakes Energy, LLC*	Watertown, SD	Corn	50	50
Global Ethanol/Midwest Grain Processors	Lakota, IA	Corn	95	—
“ ”	Riga, MI	Corn	—	57
Golden Cheese Company of California*	Corona, CA	Cheese whey	5	—
Golden Grain Energy, LLC*	Mason City, IA	Corn	60	50
Golden Triangle Energy, LLC*	Craig, MO	Corn	20	—
Grand River Distribution	Cambria, WI	Corn	—	40
Grain Processing Corp.	Muscatine, IA	Corn	20	—
Granite Falls Energy, LLC*	Granite Falls, MN	Corn	52	—
Greater Ohio Ethanol, LLC	Lima, OH	Corn	—	54
Green Plains Renewable Energy	Shenandoah, IA	Corn	—	50
“ ”	Superior, IA	Corn	—	50
Hawkeye Renewables, LLC	Iowa Falls, IA	Corn	105	—
“ ”	Fairbank, IA	Corn	115	—
“ ”	Menlo, IA	Corn	—	100
Heartland Corn Products*	Winthrop, MN	Corn	100	—
Heartland Grain Fuels, LP*	Aberdeen, SD	Corn	9	—
“ ”	Huron, SD	Corn	12	18
Heron Lake BioEnergy, LLC	Heron Lake, MN	Corn	—	50
Holt County Ethanol	O’Neill, NE	Corn	—	100
Husker Ag, LLC*	Plainview, NE	Corn	26.5	—
Illinois River Energy, LLC	Rochelle, IL	Corn	50	—
Indiana Bio-Energy	Bluffton, IN	Corn	—	101

					Under
			Current		Construction /
Company	Location	Feedstock	Capacity		Expansions
			(mmgy)		(mmgy)

Iroquois Bio-Energy Company, LLC	Rensselaer, IN	Corn	40		—
KAAPA Ethanol, LLC*	Minden, NE	Corn	40		—
Kansas Ethanol, LLC	Lyons, KS	Corn	—		55
Land O’ Lakes*	Melrose, MN	Cheese whey	2.6		—
Levelland/Hockley County Ethanol, LLC	Levelland, TX	Corn	—		40
Lincolnland Agri-Energy, LLC*	Palestine, IL	Corn	48		—
Lincolnway Energy, LLC*	Nevada, IA	Corn	50		—
Liquid Resources of Ohio	Medina, OH	Waste Beverage	3		—
Little Sioux Corn Processors, LP*	Marcus, IA	Corn	52		—
Marquis Energy, LLC	Hennepin, IL	Corn	—		100
Marysville Ethanol, LLC	Marysville, MI	Corn	—		50
Merrick & Company	Golden, CO	Waste beer	3		—
MGP Ingredients, Inc.	Pekin, IL	Corn/wheat starch	78	**	—
“ ”	Atchison, KS	Corn/wheat starch	—		—
Mid America Agri Products/Wheatland	Madrid, NE	Corn	—		44
Mid-Missouri Energy, Inc.*	Malta Bend, MO	Corn	45		—
Midwest Renewable Energy, LLC	Sutherland, NE	Corn	25		—
Millenium Ethanol	Marion, SD	Corn	—		100
Minnesota Energy*	Buffalo Lake, MN	Corn	18		—
Missouri Valley Renewable Energy, LLC*	Meckling, SD	Corn	—		60
NEDAK Ethanol	Atkinson, NE	Corn	—		44
New Energy Corp.	South Bend, IN	Corn	102		—
North Country Ethanol, LLC*	Rosholt, SD	Corn	20		—
Northeast Biofuels	Volney, NY	Corn	—		114
Northwest Renewable, LLC	Longview, WA	Corn	—		55
Otter Tail Ag Enterprises	Fergus Falls, MN	Corn	—		57.5
Pacific Ethanol	Madera, CA	Corn	35		—
“ ”	Boardman, OR	Corn	—		35
“ ”	Burley, ID	Corn	—		50
Panda Energy	Hereford, TX	Corn/milo	—		100
Panhandle Energies of Dumas, LP	Dumas, TX	Corn/Grain Sorghum	—		30
Parallel Products	Louisville, KY	Beverage waste	5.4	**	—
“ ”	R. Cucamonga, CA	Beverage waste	—		—
Patriot Renewable Fuels, LLC	Annawan, IL	Corn	—		100
Penford Products	Cedar Rapids, IA	Corn	—		45
Permeate Refining	Hopkinton, IA	Sugars & starches	1.5		—
Phoenix Biofuels	Goshen, CA	Corn	25		—
Pinal Energy, LLC	Maricopa, AZ	Corn	—		55
Pine Lake Corn Processors, LLC*	Steamboat Rock, IA	Corn	20		—
Plainview BioEnergy, LLC	Plainview, TX	Corn	—		100
Platinum Ethanol, LLC*	Arthur, IA	Corn	—		110
Plymouth Ethanol, LLC	Merrill, IA	Corn	—		50
POET, LLC	Sioux Falls, SD	Corn	1,020	**	270 **
“ ”	Alexandria, IN	Corn	—		—
“ ”	Ashton, IA	Corn	—		—
“ ”	Big Stone, SD	Corn	—		—

				Under
			Current	Construction /
Company	Location	Feedstock	Capacity	Expansions
			(mmgy)	(mmgy)

“ ”	Bingham Lake, MN	Corn	—	—
“ ”	Big Stone, SD	Corn	—	—
“ ”	Caro, MI	Corn	—	—
“ ”	Chancellor, SD	Corn	—	—
“ ”	Coon Rapids, IA	Corn	—	—
“ ”	Corning, IA	Corn	—	—
“ ”	Emmetsburg, IA	Corn	—	—
“ ”	Glenville, MN	Corn	—	—
“ ”	Gowrie, IA	Corn	—	—
“ ”	Groton, SD	Corn	—	—
“ ”	Hanlontown, IA	Corn	—	—
“ ”	Hudson, SD	Corn	—	—
“ ”	Jewell, IA	Corn	—	—
“ ”	Laddonia, MO	Corn	—	—
“ ”	Lake Crystal, MN	Corn	—	—
“ ”	Leipsic, OH	Corn	—	—
“ ”	Macon, MO	Corn	—	—
“ ”	Mitchell, SD	Corn	—	—
“ ”	Portland, IN	Corn	—	—
“ ”	Preston, MN	Corn	—	—
“ ”	Scotland, SD	Corn	—	—
Prairie Horizon Agri-Energy, LLC	Phillipsburg, KS	Corn	40	—
Quad-County Corn Processors*	Galva, IA	Corn	27	—
Red Trail Energy, LLC	Richardton, ND	Corn	50	—
Redfield Energy, LLC*	Redfield, SD	Corn	50	—
Reeve Agri-Energy	Garden City, KS	Corn/milo	12	—
Renew Energy	Jefferson Junction, WI	Corn	—	130
Renova Energy	Torrington, WY	Corn	5	—
Siouxland Energy & Livestock Coop*	Sioux Center, IA	Corn	25	35
Siouxland Ethanol, LLC	Jackson, NE	Corn	—	50
Southwest Iowa Renewable Energy, LLC*	Council Bluffs, IA	Corn	—	110
Sterling Ethanol, LLC	Sterling, CO	Corn	42	—
Tama Ethanol, LLC	Tama, IA	Corn	—	100
Tate & Lyle	Loudon, TN	Corn	67	38
“ ”	Ft. Dodge, IA	Corn	—	105
The Andersons Albion Ethanol LLC	Albion, MI	Corn	55	—
The Andersons Clymers Ethanol LLC	Clymers, IN	Corn	110	—
The Andersons Marathon Ethanol, LLC	Greenville, OH	Corn	—	110
Trenton Agri Products, LLC	Trenton, NE	Corn	40	—
United Ethanol	Milton, WI	Corn	52	—
United WI Grain Producers, LLC*	Friesland, WI	Corn	49	—
US BioEnergy Corporation	Albert City, IA	Corn	300 **	350 **
“ ”	Woodbury, MI	Corn	—	—
“ ”	Hankinson, ND	Corn	—	—
“ ”	Central City, NE	Corn	—	—
“ ”	Ord, NE	Corn	—	—
“ ”	Dyersville, IA	Corn	—	—

				Under
			Current	Construction /
Company	Location	Feedstock	Capacity	Expansions
			(mmgy)	(mmgy)

“ ”	Janesville, MN	Corn	—	—
U.S. Energy Partners, LLC (White Energy)	Russell, KS	Milo/wheat starch	48	—
Utica Energy, LLC	Oshkosh, WI	Corn	48	—
VeraSun Energy Corporation	Aurora, SD	Corn	340 **	220 **
“ ”	Ft. Dodge, IA	Corn	—	—
“ ”	Charles City, IA	Corn	—	—
“ ”	Welcome, MN	Corn	—	—
“ ”	Hartely, IA	Corn	—	—
Western New York Energy, LLC	Shelby, NY	Corn	—	50
Western Plains Energy, LLC*	Campus, KS	Corn	45	—
Western Wisconsin Renewable Energy, LLC*	Boyceville, WI	Corn	40	—
White Energy	Hereford, TX	Corn/Milo	—	100
Wind Gap Farms	Baconton, GA	Brewery waste	0.4	—
Xethanol BioFuels, LLC	Blairstown, IA	Corn	5	35
Yuma Ethanol	Yuma, CO	Corn	—	40
Total Current Capacity (120)			6,187.4
Total Under Construction (77) or Expansion(8)				6,429.9
Total Capacity			12,617.3

*	Locally owned

**	Combined plants

Source:  Renewable Fuels Association, May 22, 2007

We may also compete in the future with ethanol that is produced or processed in certain countries in Central America and the Caribbean region, Brazil and other countries. Ethanol produced in the Central America and Caribbean countries is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative (“CBI”) and the Dominican Republic — Central America — United States Free Trade Agreement (“CAFTA”). Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol. The International Trade Commission recently announced the 2005 CBI import quota of 240.4 million gallons of ethanol (seven percent of the previous year’s total ethanol production). Last year, legislation was introduced in the Senate that would limit the transshipment of ethanol through the CBI. It is possible that similar legislation will be introduced this year, however, there is no assurance or guarantee that any legislation will be introduced or adopted. Brazil is reported to be the world’s largest producer and exporter of ethanol and produces substantial quantities of ethanol from sugarcane. Although tariffs impede large imports of Brazilian ethanol into the United States, low production costs, other market factors or tariff reductions could make Brazilian ethanol a major competitive factor in the United States.

Producers of Alternative Fuel Additives

Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development by various ethanol and oil companies that have far greater resources than we do. New products or methods of ethanol production developed by larger and better-financed competitors could provide them competitive advantages over us and harm our business.

The development of ethers intended for use as oxygenates is also continuing. Ethers are composed of isobutylene (a product of the refining industry) and ethanol or methanol. The products are methyl tertiary butyl ether (“MTBE”) or ethyl tertiary butyl ether (“ETBE”). We expect to compete with producers of MTBE, a petrochemical derived from methanol, which costs less to produce than ethanol. MTBE has been commonly used as an oxygenate in fuels for compliance with the federal Clean Air Act, and is a major competitor of ethanol. Many major oil companies produce MTBE. These companies have significant resources to market MTBE and to influence legislation and public perception of MTBE. These companies also have sufficient resources to begin production of ethanol should they choose to do so. As discussed previously, however, MTBE has been linked to groundwater contamination at various locations in the United States and, as a result, twenty-five states have enacted legislation prohibiting the sale of gasoline containing certain levels of MTBE or are phasing out the use of MTBE entirely. In addition, the Energy Policy Act of 2005 generally prohibits the use of MTBE within 4 years of its enactment (other than in states submitting a notice to the Department of Energy Information Administration that the state authorizes the use of MTBE). States that authorize the use of MTBE may limit the beneficial impact of the Act on the ethanol industry.

ETBE’s advantages over ethanol as a fuel blend include its low affinity for water and low vapor pressure. Because petroleum pipelines and storage tanks contain water in various amounts, ETBE’s low affinity for water allows it to be distributed through existing pipeline systems. This is not possible for ethanol, which must be shipped via transport trucks or rail cars. In addition, blending ETBE with gasoline reduces the overall vapor pressure of the blend thereby reducing the normal volatile organic compound evaporative emissions. ETBE is not widely commercially available yet, and it may suffer from the same negative environmental effects as MTBE. Scientific research to better define the properties of ETBE as it relates to the environment is underway.

Employees

Prior to completion of the plant construction and commencement of operations, we plan to hire a chief executive officer and a chief financial officer with overall responsibilities for the administration of our company. In addition, we intend to obtain the services of approximately 36 additional full-time employees. Approximately five of our employees will be involved primarily in management and administration and the remainder will be involved primarily in plant operations. A general manager has not been hired at this time, but we expect to fill that position by the beginning of construction. At this time, we do not offer an employee benefits package.

Ethanol production involves a high degree of automation and is not labor intensive. It creates relatively well paid employment opportunities that require intensive training. The following table lists the positions which we expect will be required to operate our company and plant and the minimum number of individuals that we expect will be full-time personnel:

Number of
Full-Time
Position	Personnel

General Manager	1
Plant Manager	1
Quality Control Manager	1
Comptroller	1
Commodity Manager	1
Administrative Assistant	2
Microbiologist	1
Lab Technical	2
Shift Team Leader	4
Shift Operator	10
Yard/Commodities Labor	6
Maintenance Manager	1
Maintenance Worker	2
Welder	1
Electrician	1
Instrument Technician	1

Total	36

The positions, titles, job responsibilities and number allocated to each position may differ when we begin to employ individuals for each position.

We intend to enter into written confidentiality agreements with our officers and employees. Among other things, these agreements will require our officers and employees to keep all proprietary information developed or used by us in the course of our business strictly confidential.

Our success will depend in part on our ability to attract and retain qualified personnel at competitive wage and benefit levels. We must hire qualified managers, accounting, human resources and other personnel. We operate in a rural area with low unemployment. There is no assurance that we will be successful in attracting and retaining qualified personnel at a wage and benefit structure at or below those wages budgeted for the operation of our plant. If we are unsuccessful in this regard, we may not be competitive with other ethanol plants and your investment may lose value.

Development Services Providers

Delta-T Corporation

Delta-T Corporation is an international process design firm that provides alcohol plants, systems and services to the fuel, beverage, industrial and pharmaceutical markets. It has worldwide experience in alcohol production, dehydration and purification projects. The company has worked with over 60 clients in Russia, India, Western and Eastern Europe, Africa, the Caribbean and South America. In the U.S., Delta-T has designed at least five ethanol plants that are currently operating and has another ten that are currently under construction.

We selected Delta-T as our process design company based on Delta-T’s technology platforms and its availability to meet our scheduling desires. Delta-T’s technologies include molecular sieve dehydration, zero process wastewater discharge and efficient ethanol refining and purification systems.

Under our project development agreement with Delta-T, Delta-T will assist us in making decisions regarding our plant site, developing plant specifications and configurations, projecting emissions data and environmental permits required and formulating operating procedures and projections.

We will pay Delta-T $75,000 for its services, plus travel and related expenses.

Engineering, Procurement and Construction Contractor

We expect to enter into an agreement with an engineering, procurement and construction (“EPC”) contractor to be identified to plan, design, engineer and construct our proposed plant. We anticipate that the agreement will provide that our EPC contractor will design and build our plant as a 54 mmgy dry mill, natural gas-fired fuel ethanol plant using Delta-T technology for an estimated price of $88,000,000. We expect that the EPC contractor’s services will include the following:

•	Assist in evaluating, from both a technical and business perspective, the appropriate location for our plant.

•	Prepare engineering diagrams and drawings for our site, plant, utilities and process systems.

•	Assist us in obtaining permits for the construction of our plant.

•	Establish final project specifications, contract documents and contract pricing.

•	Place orders on our behalf for equipment, particularly equipment with lengthy order lead times.

•	Assist in presenting information to potential lenders and sources of project development assistance.

•	Assist in locating appropriate management for our plant.

We expect that we will sign an agreement with our EPC contractor to construct our plant. Our selection process for our EPC contractor will likely require that the contractor possess extensive experience in the area of heavy industrial projects, particularly agricultural based facilities and ideally with ethanol plants. The expertise of our EPC contractor in integrating process and plant design into an operationally efficient plant is very important to us. That would include the ability to integrate various process islands into the overall profitability of the plant.

Our EPC contractor will also need to be able to work effectively with Delta-T’s process design. The availability of the EPC contractor’s personnel and other resources to our project on a timely basis will be of great importance to us.

Our EPC contractor must also possess the knowledge and support to assist the plant’s management team in executing a successful startup of our plant. It will need to provide a quality management system, stringent process safety management and operational training for our operating personnel. It will also be expected to provide process safety management, chemist and laboratory procedure updates and employee training. By partnering with our EPC contractor, we expect to have trained personnel and the ability to bring our plant on line quickly and efficiently and on or below budget.

We expect that under our EPC agreement, our contractor will guarantee the process throughput of the plant at its 54 mmgy nameplate capacity.

Antioch International, Inc.

We have engaged Antioch International, Inc., a civil engineering firm based in Elkhorn, Nebraska which specializes in transportation engineering and consulting, to assist us with the engineering and design services necessary to install rail infrastructure for our plant.

Our agreement with Antioch, effective November 28, 2006, provides that Antioch’s services would include development of alternative track layouts, preliminary design work, final design of the track layout, assistance with bidding and negotiation of a rail construction contract and contract administration and inspection services. These services will include discussions with M&NA and UP with respect to the specific spur and switching infrastructure necessary for our plant, the design, engineering and construction of those elements.

Antioch’s fee is structured as a mix of fixed, hourly and percentage rates which we estimate will total approximately $150,000.

Natural Resource Group, Inc.

We have an agreement dated September 13, 2006 with Natural Resource Group, Inc. of Denver, Colorado (“NRG”) to assist us in connection with environmental matters arising in connection with the construction of our plant. NRG will provide strategic planning and technical consulting advice on environmental matters generally, including information and advice on permits required for our plant and its operations and the permitting process. We expect that NRG will provide significant assistance with respect to our application for an EPA air pollution control permit and assist in developing a strategy for future air pollution control compliance. NRG will assist with the drafting and review of our permit application, monitor the progress of our application, and arrange meetings and work with agency personnel as necessary. NRG will communicate with us and our team of consultants, particularly our EPC contractor, regarding procedural, technical, engineering and construction issues.

Under our agreement, for its services, we will pay NRG $50,800 plus the cost of subcontractors for a portion of the work and reasonable travel costs.

U.S. Energy Services

U.S. Energy Services of Wayzata, Minnesota (“U.S. Energy”) was engaged effective January 1, 2007 to assist us in managing our energy availability and costs, particularly with respect to our natural gas and electricity requirements. U.S. Energy provides services to many companies in managing its natural gas and electricity requirements. U.S Energy will assess the energy needs of our plant, negotiate our gas and electricity supply agreements, and assist us with supply management, price risk management and plant site development from an energy usage standpoint.

Our agreement with U.S. Energy will expire 12 months after the completion of our plant and will be renewable on a yearly basis thereafter unless terminated by notice of either party. We will pay U.S. Energy a monthly retainer fee of $2,900, which will increase at a rate of 4% annually, and will reimburse travel costs. Additional fees would be payable if we request U.S. Energy to provide design and construction services for a gas distribution system on our site or to provide gas hedging services.

BBI International

On April 14, 2006 we entered into an agreement for project development services with BBI International (“BBI”) of Salida, Colorado to assist us with the preparation of a feasibility study and business plan, assist with negotiations with engineering, construction and operations management firms and other vendors, assist in locating debt financing sources and provide general financial consulting services for us. BBI is an international consulting firm that offers a variety of services to diverse public and private clients for proposed bioenergy and agricultural processing projects. It has prepared over 100 technical studies since 2000 and has been actively involved in all aspects of comprehensive ethanol project development for more than six years.

BBI publishes the Ethanol Producer Magazine and Biodiesel magazine. It also organizes and administers major industry and client — specific conferences, meeting and workshops, including the annual International Fuel Ethanol Workshop, the annual National Ethanol Conference on Policy and Marketing and the U.S. Department of Energy Ethanol Workshop Series.

For its services, we have agreed to pay BBI a retainer in the amount of $10,000 per month plus travel expenses and other approved expenses. The retainer may not exceed $120,000 without further agreement between us and BBI. In addition, we have agreed to pay BBI a success fee upon successful completion of the debt financing we require to build our plant equal to 1.25% of the total capitalized cost of our project, less the amount of BBI’s monthly retainers.

Blasdel Cleaver Schwalbe Communications, LLC

Effective March 12, 2007 we signed an agreement with Blasdel Cleaver Schwalbe Communications, LLC (“BCS”) of Kansas City, Missouri to assist us with marketing communications. Services will be provided by BCS on a project basis with the scope of work, fees and expenses for each project to be agreed in advance. The term of the agreement is six months subject automatic extensions of one month thereafter unless the agreement is terminated by either party one month prior to expiration.

Corn Procurement Company

We plan to engage a corn feedstock procurement specialist to assist us in assuring the availability of corn feedstock for our plant at reasonable and stable prices. Although we anticipate that we will acquire a portion of our corn needs from local growers in the vicinity of our plant, we expect that a significant portion of our feedstocks will be sourced from outside our local area and will arrive by rail. Our corn procurement consultant would make all arrangements for our corn supplies, arrange for purchases of corn on our behalf, make recommendations regarding strategies to protect our supplies and minimize our costs, execute hedging transactions and arrange timely deliveries.

Corn procurement services are normally priced on a per unit purchased basis.

Ethanol Marketing Company

As the ethanol industry develops and competition becomes a greater challenge, we believe that it is prudent to engage an ethanol marketing company to assure us that our production can be sold in a timely manner and at an attractive price for us. Thus, we expect to interview a number of experienced marketing firms to handle the marketing and sale of our production. The marketing company will assess short and long-term market forecasts, enter into contracts for sale on our behalf, seek to maximize our returns, recommend and execute product hedging strategies and handle transportation logistics and costs.

Some companies that we may consider to handle our ethanol marketing are also large agribusiness firms also engaged in ethanol production. Among them are Cargill, Inc., Murex NA, Ltd, Ethanol Products, Inc, RPMG, Inc., and Aventine Renewable Energy, Inc. Using an established firm in the market would provide us the advantage of market expertise in an increasingly competitive environment.

Ethanol marketing services are typically compensated on a price or percentage per unit basis.

Distillers Grains Marketing Company

Although our preference would be to market our distillers grains to the local livestock market, we are likely to find it advisable to engage a distillers grains marketing consultant to assist us in marketing our distillers grains in a broader regional and national market. Large firms such as Commodity Specialist, Scoular and Land O’Lakes have national expertise and many years of experience in the distillers grains market. We would expect a distillers grains marketing firm to maximize our netback price for the product, relying on short and long-term contracts and the ability to consider transportation costs to regional markets as a factor in achieving optimum results.

We expect that a distillers grains marketing firm would be compensated on a price or percentage per unit basis.

Commodity Risk Management Consultants

We expect to engage a commodity risk management consultant to assist us in managing the price risk of our corn feedstocks and ethanol price risks. The commodity risk manager would assist us in assuring the availability of corn feedstock for our plant at reasonable and stable prices, recommend and execute feedstock and product hedging strategies, all with a view to protecting our operating margins.

Transportation Services Consultant

Prior to the commencement of operations of our plant, we will likely engage a transportation services consultant to assist us in assuring adequate and consistent rail and highway transport for our corn requirements and ethanol and distillers grains shipments. These services would likely include railroad and highway infrastructure analysis, market analysis, corn and product movement analysis, logistics planning and negotiations with railroad and trucking companies regarding service levels, cars and rates. The cost for these services would most likely be based on a per hour or per day basis, plus out-of-pocket expenses.

Construction and Timetable for Completion of the Plant

Assuming this offering is successful and we are able to complete the debt portion of our financing, we estimate that the plant will be constructed approximately 18 months after we close on our debt financing, subject to permitting. This schedule further assumes that two months of detailed design will occur prior to closing and a 16-month construction schedule followed by two months of commissioning. This schedule also assumes that weather, interest rates and other factors beyond our control do not upset our timetable. There can be no assurance that the timetable that we have set will be followed, and factors or events beyond our control could hamper our efforts to complete the plant in a timely fashion.

Environmental and Other Regulatory Matters

Under laws and regulations administered by the United States Environmental Protection Agency (“EPA”) and the Missouri Department of Natural Resources (“MDNR”), before we begin construction we will be required to perform certain studies, satisfy regulatory standards and obtain various environmental, construction and operating permits and authorizations, as discussed below. Even if we receive all MDNR environmental permits for construction and operation of the plant, we will also be subject to oversight activities by the EPA. There is always a risk that the EPA may enforce certain rules and regulations differently than the MDNR’s environmental administrators. MDNR and EPA rules and regulations are subject to change, and any changes may result in greater regulatory burdens for us.

We anticipate that our EPC contractor will be responsible for the construction permits and registrations and we will be required to obtain the necessary air, water and operating permits and authorizations. If permitting delays occur, construction of our plant may be delayed. If we are unable to obtain necessary permits or to comply with the requirements of such permits or any environmental regulations, we may not be able to construct or operate our proposed plant and our project may be delayed, relocated or terminated.

The following is a list of the principal federal and state actions and permits that are or may be required depending on the location of our plant site:

Before Ground Breaking

*Air Emission Source Construction Permit

Construction Industrial Stormwater Notice of Intent

Construction Industrial Stormwater Pollution Prevention Plan

Local Zoning/Building Permits and Approvals

State Historical Society Research

Endangered Species Research

**Health Risk Assessment

Above Ground Storage Tank General Permit Application

**Odor Action Plan

**Basic Environmental Assessment

Corps of Engineers Section 404 Permit relating to water discharge to ditch

Before Operation

Industrial Well Permit/Registration

Water Discharge Permit

Hydrostatic Testing Water Discharge Permit

Industrial Stormwater Notice of Intent

Industrial Stormwater Pollution Prevention Plan

Risk Management Plan

Spill Prevention, Control and Countermeasure Plan

Public Water Supply Permit

Permit from the Alcohol and Tobacco Tax and Trade Bureau

County Health Department Septic System Permit

30 Days After Start-up

Conditionally Exempt Small Quantity Generator Qualifications

Tank Notification

180 Days After Start-up

Air Permit to Operate

Annually After Start-up

Annual Emission Report

Tier 2 Reporting

Form R Reporting

*	Permit required as a condition to breaking escrow for this offering.

**	Permit or procedure not applicable in Missouri.

Regulatory Permits Generally

We will be subject to extensive air, water and other environmental regulations and we will need to obtain a number of environmental permits, which include an air construction permit, National Pollution Discharge Elimination System (“NPDES”) permit and associated Stormwater Pollution Prevention Plan and Notice of Intent, industrial stormwater permit, hydrostatic test water discharge permit, Spill Prevention, Control and Countermeasure (“SPCC”) plan, above ground storage tank permit, risk management plan, endangered species review, archaeological and historical/historical review, and Alcohol and Tobacco Tax and Trade Bureau permit in order to construct and operate the plant. In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various required environmental permits. We have engaged Delta-T to coordinate and assist us with obtaining the air permit, and to advise us on general environmental compliance. We expect that our EPC contractor will assume responsibility for all necessary construction permits.

Of the permits described below, we must obtain the Air Emission Source Construction Permit and the Construction Storm Water Discharge Permit, applicable zoning and building permits and approvals, endangered species, and archaeological and historical review prior to starting construction. The remaining permits will be required before or shortly after we can begin to operate the plant. If for any reason any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. In addition to the state requirements, the EPA has oversight authority and could impose conditions or other restrictions in the permits that are detrimental to us or which increase permit requirements or the testing protocols and methods necessary to obtain a permit either before, during or after the permitting process. The state of Missouri and MDNR could also modify the requirements for obtaining a permit. This could have a material adverse impact on our operations, cash flows and financial performance.

Even if we receive all required permits from the state of Missouri, we are also subject to EPA regulations for which the state of Missouri has been delegated enforcement authority. In the event that the EPA is unsatisfied with enforcement of air emission rules and regulations, it has the authority to directly enforce the federal rules delegated to the state of Missouri. Currently, the EPA’s statutes and rules do not require us to obtain separate EPA approval in connection with the construction and operation of the proposed plant. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change, and changes can be made retroactively. Consequently, even if we have the proper permits at the present time, we may be required to expend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations to the detriment of our financial performance.

Air Pollution Standards and Permits

There are a number of standards that may affect the construction and operation of the plant. Title V of the Clean Air Act, the EPA’s New Source Performance Standards that apply to the plant’s boilers, and the EPA’s Prevention of Significant Deterioration (“PSD”) regulations create stringent and complex requirements for obtaining the necessary permits.

The air emission permitting program of the EPA and MDNR is structured to process permits in a manner corresponding to the amount of emissions that could potentially be emitted by the facility. This results in two basic classifications: major source and minor source. A third class is created when the facility voluntarily accepts restrictions in its air permit to limit the amount of emissions that it could otherwise produce. This category is known as a synthetic minor.

The major source category is subject to the most rigorous analysis and the most stringent air pollution control requirements. A minor source permit is usually the simplest and quickest to obtain. A synthetic minor source is between the minor and major source classifications in both complexity and processing time but can rival the major source classification experience depending upon the type of facility be planned. For example, a permit for a coal-fired boiler at a synthetic minor plant is nearly as complex and time consuming to obtain as a major source.

We expect that our ethanol plant will be permitted as a natural gas operated facility with a nominal ethanol production capacity of 54 million gallons per year. At this size, our plant should be classified as a synthetic minor source emitter and will be given terms and conditions in its permit that will ensure that the facility does not emit at a level that will classify it as a major source. According to Missouri statute, the MDNR is allowed 184 days to review the permit before it must issue a decision. This timeframe assumes that the permit application is complete as submitted to MDNR, and accounts for time for public notice and comment. We expect that our permit application will be filed in June 2007 and we expect that our permit will be issued within the statutory deadline or earlier.

The permit review process will involve a technical analysis to ensure that the plant is capable of attaining all applicable emission limits. Permit terms and conditions will be compiled to guide the operations of our plant to ensure compliance and to specify required monitoring, recordkeeping and reporting to environmental regulatory agencies. A public notice will be issued with a draft permit for public review and comment and the opportunity for a public hearing will be offered. However, as stated above, the 184 day timeline includes this public notice and public hearing process. When the public notice and comment period ends, any public hearing has been held, and the MDNR has responded to any public comments that are submitted, it will then be free to issue the permit.

Any failure to comply with the requirements of applicable permits can result in a notice of violation and penalties which can include fines and even a requirement to cease plant operations until the violation is remedied.

Prevention of Significant Deterioration (PSD)

As stated above, we believe that all pollutants from the plant will be emitted at minor source levels, in which case the plant will not be subject to PSD requirements under the Clean Air Act. However, there is the risk that the EPA will consider us to be a major source of air emissions, making the plant subject to PSD requirements, which are more stringent and cumbersome than those for minor sources of air emissions. If the EPA considers the plant to be a major source of air emissions, we may be required to invest or spend considerable resources to comply with the PSD requirements.

National Pollution Discharge Elimination System Permit (NPDES Permit)

We will use water to cool our closed circuit systems in the proposed plant. Although the water in the cooling system will be re-circulated to decrease plant water demands, a certain amount of water will be continuously replaced to make up for evaporation and to maintain a high quality of water in the cooling tower. In addition, there will be occasional blowdown water that will have to be discharged. Depending upon the water quality, up to 92 gallons of water per day will be discharged. This figure could increase to as much as 115 gallons of water per day depending upon the quality of the water available at the site. We expect to apply for an NPDES permit from the state of Missouri. Although we expect to receive the permit, we cannot assure that it will be granted. If this permit is not granted, then our plant may not be allowed to operate.

NRG has been engaged to assist us with obtaining the necessary water discharge permits. Delta-T’s services will include preparation of preliminary evaluations of our waste water discharge system, field investigations, follow-up waste management options screening and assistance with permit applications as well as other on-call services.

Groundwater Well Permit

In order to drill wells for water on our Nevada site, we will need to obtain a permit from the Missouri Clean Water Commission, Division of Land and Geology. We will need to comply with applicable environmental regulations applicable to drilling and, on an ongoing basis, to water usage and drawdowns. It is possible that we may be limited in the future to the amount of water we may appropriate if our use is found to adversely impact other users and landowners.

The water used in our plant process would be recycled to the extent feasible. The quantity of the water used and wastewater discharged is dependent upon the quality of the raw water. The water from our wells will need to be evaluated to determine what treatment processing and equipment we will require.

Storm Water Discharge Permit and Storm Water Pollution Prevention Plan

Before we can begin construction of our proposed ethanol plant, we must obtain an Industrial Construction Storm Water discharge permit from and file a Notice of Intent with the MDNR. This permit application must be filed 180 days before construction begins. In connection with this permit, we must have a Stormwater Pollution Prevention Plan in place that outlines various measures we plan to implement to prevent storm water pollution. The plan must be submitted to but does not need to be approved by the MDNR. We anticipate, but there can be no assurance, that we will be able to obtain a storm water discharge permit. We may also either file a separate application for an Industrial Operating Storm Water discharge permit or add the information to our individual NPDES permit application should we also file an individual NPDES permit application for process water discharge. The application for the operating storm water discharge permit must be filed 30 days prior to the start of operations.

Spill Prevention, Control and Countermeasures Plan

Before we can begin operations, we must prepare and implement a Spill Prevention, Control and Countermeasure (“SPCC”) plan. This plan will address oil pollution prevention regulations and must be reviewed and certified by a professional engineer. The SPCC must be reviewed and updated every three years.

Alcohol Fuel Producer’s Permit

Before we can begin operations, we must comply with applicable regulations of the federal Alcohol and Tobacco Tax and Trade Bureau which require that we apply for and obtain an alcohol fuel producer’s permit. The application must include information identifying the principal persons involved in our venture and a statement as to whether any of them have ever been convicted of a felony or misdemeanor under federal or state law. The term of the permit is indefinite until terminated, revoked or suspended. The permit also requires that we maintain certain security measures. We must also secure an operations bond. There are other taxation requirements related to special occupational tax and a special stamp tax.

Risk Management Plan

Anhydrous ammonia will be used in our production process. Under the Clean Air Act, stationary sources with processes that contain more than a threshold quantity of a regulated substance are required to prepare and implement a Risk Management Plan. We must establish a plan to prevent spills or leaks of the ammonia and an emergency response program in the event of spills, leaks, explosions or other events that may lead to the release of the ammonia into the surrounding area. The same requirement may also be true for denaturant. This determination will be made as soon as the exact chemical makeup of the denaturant is obtained. We will need to conduct a hazardous assessment and prepare models to assess the impact of an ammonia and/or denaturant release into the surrounding area. The program will be presented at one or more public meetings. These requirements are similar to the Risk Management Plan requirements. The Risk Management Plan should be filed before operations begin.

Endangered Species

As part of the application process for our air pollution construction permit, we will be subject to the federal and state threatened and endangered species requirements and will consult with both federal and state agencies to determine whether the project will impact state or federal threatened and endangered species. The state requirement comes from the Missouri Endangered Species Act and is implemented by the Missouri Department of Conservation through regulatory procedures. The federal requirement is derived from the Endangered Species Act and is implemented by regulations and policies of the U.S. Fish and Wildlife Service.

The purpose of consulting with the federal and state agencies is to ensure the protection of threatened and endangered species. We expect to be able to fully comply with the threatened and endangered requirements without substantially altering the scope and operating characteristics of the plant. While we will work to fulfill the threatened and endangered species requirements in a manner that will not delay the project or significantly change its scope, it is possible that circumstances, unforeseen at this time, could cause delay in construction or modifications to the project plans, including the plant’s location.

Nuisance

Ethanol production has been known to produce an odor to which surrounding residents could object. Ethanol production may also increase dust in the area due to operations and the transportation of corn to the plant and ethanol and distillers grains from the plant. These activities may subject us to nuisance, trespass or similar claims by employees, property owners or residents in the vicinity of the plant. To help minimize the risk of nuisance claims based on odors related to the production of ethanol and its by-products, our firebox combuster design is expected to include thermal oxidation for the plant. Nonetheless, any claims or increased costs to address complaints may have a material adverse effect on us and on our operations, cash flow and financial performance.

Costs of Environmental Compliance

Compliance with federal and state environmental laws and regulations, including permit application procedures, will result in significant costs to us.

The two regulations with the biggest impact are the Clean Air Act and the Clean Water Act. We will spend approximately $6,950,000 to design, construct and implement system to prevent any hazardous material from escaping into the atmosphere and then venting any excess gases to a flare to be burned to destroy any potential emissions.

We will also closely monitor all wastewater to assure that no contaminated water reaches any fresh water supplies and follow the Missouri storm water runoff requirement during and after construction of our plant to minimize any surface water runoff that could potentially contaminate state waters. The cost to install our wastewater and storm water systems is estimated at $350,000.

The cost of complying with these regulations has been included in our plant construction estimate.

LEGAL PROCEEDINGS

In the ordinary course of our business, we may be named as a defendant in legal proceedings related to various matters, including worker’s compensation claims, tort claims and contractual disputes. In addition, the operation of the plant could give rise to litigation or administrative proceedings relating to nuisance, environmental matters and the like. Except as stated in below, we are currently involved in no legal proceedings and are not aware of any claims that could result in the commencement of legal proceedings. We intend to carry insurance that will provide protection against some types and amounts of claims that we might encounter.

MANAGEMENT

Our board of managers has the principal power and responsibility to govern our business and affairs. Our chief executive officer and other officers, who are elected or appointed by the board of managers, manage our operations. Subject to limited powers to approve amendments to our Limited Liability Company Agreement proposed by our board of managers or to cause us to dissolve, our members have virtually no role in our management.

We have a board of managers consisting of not less than nine managers to be elected by the members. The number of managers is limited and is subject to determination from time to time by the board of managers. There is no maximum number of managers specified by our Limited Liability Company Agreement. Managers are elected by the respective classes of Units which are outstanding at any time. There is no cumulative voting for managers. Currently, our board of managers has eleven managers who represent the Class A Units, the only class of Units outstanding.

Our present managers were all elected as managers in 2006 and their terms will expire in 2007. Thereafter, we expect that managers will be elected for three-year staggered terms. We may agree to give members or lenders who supply significant amounts of equity or debt capital to us the right to designate managers to serve on our board of managers. Under the terms of our option to purchase our Nevada, Missouri plant site, the sellers will become holders of our Class A Units and one of the sellers will have the right to become a member of our board of managers upon closing of the site purchase. Our board has already elected one of the sellers, E. Regar Todd, Jr., to our board in advance of the obligation to do so.

Our managers and officers have other business commitments that will continue to require most of their time and attention. Although each manager and officer will attempt to devote whatever time is necessary for our success, the availability of each manager and officer will vary based, to a large extent, on time required for their farming and other responsibilities, such as planting and harvesting crops. We are confident that, in the aggregate, our managers and officers will have more than adequate time to devote to our needs in our equity and debt financing stage, during the period of our site development and plant construction and following the commencement of our plant operations. After this offering is completed, full-time management is hired and the plant is constructed and operating, we expect that the responsibilities of our managers for our operations will be reduced and their role will be limited to overall direction and policies. We expect that those responsibilities will require one or two days per month and that our managers will have adequate time for that purpose.

Board of Managers and Executive Officers

The names, addresses, ages, positions with our company and board terms of our managers and executive officers are as follows:

Name and Address	Age	Position	Board Term Expires

Jim McClendon P.O. Box 69Liberal, Missouri 64762	74	Manager and Chair	2007
Kyle Kirby 1352 A N.W. 60th Road Liberal, Missouri 64762	44	Manager and Vice Chair	2007
Kerry Rose 973 West Concord Road Liberal, Missouri 64672	43	Manager, President and Chief Operating Officer	2007
Roger Robins 14805 Linden Leawood, Kansas 66224	73	Manager and Secretary	2007
Brad Williams 1127 NW 30th Road Liberal, Missouri 64762	45	Manager and Treasurer	2007

Name and Address	Age	Position	Board Term Expires

Martin Bunton 1246 West Missouri Highway K Liberal, Missouri 64762	54	Manager and Vice President, Investor/Member Relations	2007
Matt Bunton 362 NE 50th Road Lamar, Missouri 64759	48	Manager and Vice President, Commodities and Risk Management	2007
Mike Bunton 488 NE 1st Lane Lamar, Missouri 64759	49	Manager and Vice President, Site and Utilities	2007
Douglas Meng 941 West 33rd Street Kansas City, Missouri 65039	64	Manager and Vice President, Insurance and Liability	2007
Joe Pace 27 NE Fifth Road Lamar, Missouri 64759	58	Manager and Vice President, Grants and Incentives	2007
E. Regar Todd, Jr. Route 1, Box 49 Nevada, Missouri 64772	60	Manager and Vice President, Construction and Engineering	2007

Jim McClendon.  Mr. McClendon is a crop and livestock producer in Liberal, Missouri. He graduated in 1958 from Pittsburg State University with a BS in Business Administration — Accounting, minor in Economics. His business experience includes employment with Sinclair Pipeline Company, Western Insurance Company, and Barton County Mutual Insurance. He has 45 years of farming experience and has owned a retail and wholesale tire and farm supply store for 15 years. He has served on the Barton County Republican Central Committee and served as State Legislative District Chairman and State Committee member. He has served as chairman of the Ozark Township Road Board and chairman of the Liberal Civic Group. He has also served as the board president of Golden Homes of Liberal, for which he helped organize financing and building of the complex. He served on the original organizational committee for the Liberal Rural Fire Department and was appointed by the Barton County Commissioners to chair the committee that ultimately established the Barton County Ambulance District.

Kyle D. Kirby.  Mr. Kirby was born in Pittsburg, Kansas and grew up on a farm in Barton County, Missouri near Liberal. Kyle graduated from Liberal High School in 1981 and attended Northeast Oklahoma A&M College, graduating with an Associate degree in Agricultural Economics. Mr. Kirby has been actively involved in farming since 1983. He is a partner in Kirby & Sons Partnership, a family operation focusing on row crops and cattle backgrounding. He has extensive knowledge in agricultural marketing and purchasing practices and has gained significant knowledge in the area of livestock nutrition including the use of feed by-products. His operation uses distillers dried grains from ethanol production. Mr. Kirby is a member of the Liberal R-II School Board. Kyle is the Board Vice Chairman.

Kerry Rose.  Mr. Rose attended Central Missouri State University in Warrensburg majoring in business and finance. As a Barton county farmer for the past 20 years, Kerry has a row crop operation raising corn, wheat, and beans utilizing no-till methods as much as possible. Besides farming, Kerry has been involved in several construction endeavors including mined land reclamation and land improvement projects. Kerry and his family attend the Oakton United Methodist Church, where he has served on a variety of boards and committees. He is currently serving on the Finance and Building committees and is chairman of the Benevolence/Mission committee. After a 20-year break from school, he is completing his business degree at Missouri Southern State University. Mr. Rose serves as board member for the Missouri Corn Growers Association and Missouri Corn Merchandising Council.

Roger K. Robins.  Mr. Robins was born in Pittsburg, Kansas and grew up on a farm near Liberal, Missouri. He earned a BS in Physical Science and a Minor in Math from Pittsburg State University. He attended Webster University and earned a Masters in Business (1981) and a Masters in Computer Data Management (1983) with highest honors. After retiring with 33 years of service with Southwestern Bell

Corporation, he became an Information Technology and Project Management Consultant. He has developed and taught graduate level classes at Washington University in St. Louis.

Brad Williams.  Mr. Williams is Senior Vice President at Heritage State Bank in Lamar, where he has worked since 1998. Williams was born in Lamar and is a 1981 graduate of Crowder College with an Associates degree in Farm Business Management. He is also a graduate of Missouri Bankers Association Commercial Lending School. Mr. Williams grew up on a family farm and currently raises soybeans, wheat, milo and beef cattle with his father and brother. He is a member of Lamar Rotary Club, Iantha Cemetery Board, and a past Liberal School Board member. Prior to joining Heritage State Bank, he worked for Aggieville Farm Store, Farmers State Bank, First National Bank.

Martin C. Bunton.  Martin Bunton is a farmer and business owner in Barton County. Born in Lamar, he graduated from the University of Missouri in 1973 with a B.S. in Ag Mechanization. Martin and his father incorporated Bunton Farms, Inc, in 1974, specializing in seed soybeans, wheat, irrigated corn, popcorn, grain sorghum and beef cattle, of which he is no longer an owner. In 1996, Martin purchased a 50% interest in Seed and Farm Supply, Inc., a Liberal-based grain elevator specializing in seed growing and processing and retail sales of seed, agricultural chemicals, and feed and animal health supplies. Martin has sold, erected and serviced all types of farm grain storage and handling equipment for 30 years. Seed and Farm Supply is the leading dealership for farm grain bin sales in Southwest Missouri. Martin serves on the MU Crops Focus Team advisory committee and is a member of Missouri Ag Industries Council. He and his son are partners in Nichols Farms Missouri Division, producing seed stock for the beef cattle industry. He currently serves on the Ag Alumni board of the College of Food and Natural Resources of the University of Missouri. Mr. Bunton is also an Elder and Sunday School Teacher at First Christian Church in Lamar, Missouri.

Matt Bunton.  Matt Bunton is Vice-President and co-owner of Bunton Farms, Inc. Since 1978, he has been involved in the management and operation of the farm with his brother, Mike. Matt is responsible for the business and finance operations of the farm. Bunton Farms, Inc. has sold nitrogen fertilizer to neighbors for many years. Matt has built and modified machinery and implemented new irrigation practices utilizing ridge till, no-till, as well as conventional tillage practices. Bunton Farms was recently chosen as the Missouri Ag Innovator of the Year recipient. Matt is active in church and teaches Sunday school. He has served on the board of directors at SMSU Christian Campus House for 15 years.

Mike Bunton.  Mike Bunton grew up in Barton County and is President and co-owner of Bunton Farms, Inc with his brother, Matt. Since 1977, Mike has focused on the daily operations including grain handling, marketing and machinery maintenance. Bunton Farms raises corn, soybeans, popcorn, milo and wheat. Mike is active in the First Christian Church of Lamar, is a Deacon, heads up the Mission committee and helps with the youth programs. He has been a member of the Barton County Farm Bureau Board of directors for many years. Mike currently serves as board member for the Barton County Electric Cooperative.

Douglas Meng.  Mr. Meng has served as a Business Requirements Analysis and Information Architecture specialist for more than 23 years, with skills and expertise in several areas of information technology application. He has provided services for a multitude of government and private organizations, such as General Electric Medical Systems, Milwaukee, Wisconsin; State of Kansas Department of Social and Rehabilitative Services, Topeka, Kansas; Mobil Oil, Reston, Virginia; and Sprint PCS, Overland Park, Kansas. Mr. Meng graduated from Park College in Parkville with a B.A. in Psychology in 1968 and received a Masters in Public Administration from the University of Missouri, Kansas City. He also took coursework from PSOD National Training Labs, where he received a certification as a Professional Specialist in Organization Development.

Joe Pace.  Mr. Pace is a crop and livestock farmer and has been employed as an Adult Agriculture Education Instructor at Lamar Vocational Technical School for the past 11 years. Joe was born in Salem, Missouri and graduated from University of Missouri-Columbia with a B.S. in Agriculture. He currently farms in Lamar, raising crops and livestock. Joe served in the U.S. Army from 1969-1972 and worked as a herdsman and artificial insemination technician at TAR Ranch for 4 years. He also sold feed, fertilizer, and chemicals and bought and sold grain for 10 years. His work at Lamar Vocational Technical School focused on computerized farm record analysis, value added crop and livestock production and alliance marketing. Mr. Pace also serves on the University of Missouri and MVATA Adult Agriculture Education committee, Lamar Heights

Board of Alderman, and St. Mary’s Parish Council. In addition, he is currently serving on the Committee for the Lamar City Lake Clean Water Project. Part of his responsibilities is to make opportunities available for farmers that will improve their abilities to be more profitable marketers. In doing this, he has organized a beef marketing alliance and an Identity Preserved Crop Production Group. He has worked with Missouri Soybean Council in promoting the development of farmer owned value-added new generation cooperatives and has assisted the Missouri Corn Growers with applying for grants making corn marketing opportunities available for Southwest Missouri farmers.

E. Regar Todd, Jr.   Mr. Todd was born in Nevada, Missouri where he grew up on the family farm. He attended the University of Missouri Columbia for 1 1/2 years and 3 years at Central State University graduating in 1970 with a Bachelor of Science in Industrial Engineering with an Automotive Technology minor. He was involved in the start-up of the Crane Ceramic Plant in Nevada, Missouri as an Industrial Engineer, working there 5 years. He was also the Manufacturing Engineer of the Fram HD Air Filter at its startup for 2 years. In the fall of 1976 he took over the family farm raising wheat, milo and soybeans. In 1988, he received the Missouri State Fair Farm Family Award. Later he received the Outstanding Conservation Farmer of the Year in Vernon County. He has farmed the same family farm for 50 years. In 1998 E. Regar Todd III “Trey” joined his father on the family farm. Trey has a B.S. in Agricultural Education from Southwest Missouri State University and became the 4th generation Todd to farm this land known as Regar Todd Farms, LLC.

Board of Managers Independence Status

Under NASDAQ Marketplace Rules, because each of the members of our board of managers is an executive officer of our company, none of our managers would meet the NASDAQ definition of an “independent director.” As a developing company with no full-time management personnel, each of our managers has assumed executive responsibilities for us. Except for Mr. Rose, each of our managers and executive officers serve without compensation. When our plant is under construction and we approach operations, full-time management will be hired and we anticipate that some of our managers will relinquish their executive responsibilities. Under NASDAQ rules, any manager who ceases to be an executive officer will not qualify as an independent director for three years thereafter. Our board of managers has made no determination whether to seek other members who would qualify as independent directors in the future.

Committees of the Board of Managers

Our board of managers presently has an executive committee and an audit committee.

Our executive committee exercises delegated responsibilities of the board of managers between regular meetings of the board of managers and as otherwise directed by the board. Jim McClendon (Chair), Kyle Kirby, Kerry Rose, Roger Robins and Brad Williams are serving as the initial members of our executive committee.

The audit committee will select our independent auditors, review the scope of audit and other services by the independent auditors, review the accounting principles and auditing practices and procedures to be used for our financial statements and review the results of those audits. Martin Bunton (Chair), Joe Pace and Brad Williams have been appointed to serve as the initial members of the audit committee.

We may establish additional committees in the future. Additional committees may include a compensation committee, a nominating committee and other committees in the discretion of the board of managers.

Compensation of Managers

Other than the expense reimbursement, we do not pay our managers any cash compensation for acting in their capacity as managers, although we may do so in the future. Managers may be reimbursed for reasonable expenses incurred in carrying out their duties as managers, including mileage reimbursement for travel to special meetings. We may in the future issue Class A Units or Units of another class, or options or additional warrants to purchase such Units, to managers as compensation. We have not adopted any plan or policy for such compensation. We may compensate our managers for services provided in a capacity other than as a manager, provided that the disinterested managers on our board shall establish this compensation.

See “Certain Relationships and Related Party Transactions” for information regarding Units purchased by our managers and executive officers in our development and seed capital financings in 2006.

President and Chief Operating Officer

Effective December 1, 2006, Kerry Rose, a member of our board of managers, was appointed to serve as our President and Chief Operating Officer. He is responsible for the overall coordination of our development and oversees the functions of our other executive officers and committees. We anticipate that he will retain that position until we commence the construction of our plant and approach commercial operations when we would expect to hire a general manager to assume primary responsibility for our day-to-day operations.

Chief Executive and Chief Financial Officers

We do not currently have a chief executive officer but expect to have an experienced person to serve in that capacity prior to the completion of construction and commencement of operations of our plant. Our chief executive officer would be responsible for the administration of our company and oversight of plant management. We also may hire a chief financial officer to oversee our financial affairs, monitor the operation of our plant from a financial standpoint and be responsible for financial reports to our members and governmental authorities. We anticipate that the chief executive officer and chief financial officer will be employees of our company and will report directly to our board of managers.

Executive Compensation

As our President and Chief Operating Officer, Kerry Rose is paid on an independent contractor basis at the rate of $3,500 per month and receives reimbursement of expenses. Our other executive officers, all of whom are also members of our board of managers, serve on a part-time basis as required by their responsibilities to our company and no cash compensation has been paid by us to them for their services.

Employment Agreements

We do not currently have any employment agreements but may enter into employment agreements with our chief executive officer and chief financial officer when they are hired.

Plant Management

Our board of managers and executive officers do not have the background and expertise to manage the day to day activities of the plant. The ethanol industry is currently growing at a rapid pace and the demand for good general managers with experience and profit-loss records are in short supply. We will need general management experience in all facets of ethanol production. Our Chief Executive Officer will be principally responsible to attract the management personnel we require. This will include a plant manager who will be primarily responsible for the day-to-day operations of our plant. The general manager will begin employment before we complete construction of the plant. The balance of our employees will also be hired and trained before we commence operations of the plant. We expect that Delta-T and our EPC contractor will provide training for operations personnel and on-site, start-up assistance as we commence operations.

Reimbursement of Expenses

All reasonable expenses incurred by managers, officers and employees in the performance of company business will be fully reimbursed upon presentation of receipts for expenses.

Conflicts of Interest

Conflicts of interest exist and may arise in the future because of the relationships between and among our officers, managers, their affiliates and us, and the fact that we may from time to time enter into transactions with our officers, managers and their affiliates. Conflicts of interest could cause our officers and managers to put their own personal interests ahead of ours. We cannot assure you that transactions we enter into with related parties will be on terms as favorable to us as those that could have been obtained in an arm’s-length transaction. Disputes may arise concerning transactions we enter into with related parties, and it is possible that our officers and managers may receive more favorable treatment than an unaffiliated third party would receive.

Although we intend to examine all conflicts that may arise from time to time, we cannot assure you that conflicts of interest will not harm our business or reduce the value of your Units. We currently have not established any formal procedures to evaluate or resolve any conflicts of interest.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Units as of the date of this prospectus by each person or entity known by us to be the beneficial owner of more than 5% of our issued and outstanding Class A Units, each of our managers and executive officers, and all of our managers and executive officers as a group.

	Amount and Nature of	Percentage of
Name and Address of Beneficial Ownership	Beneficial Ownership(1)	Outstanding Units

Jim McClendon(2)	120,000	4.4%
Kyle Kirby(3)	220,000	8.2%
Kerry Rose(4)	120,000	4.4%
Roger Robins(5)	170,000	6.3%
Brad Williams	40,000	1.5%
Martin Bunton(6)	50,000	1.9%
Matt Bunton(7)	170,000	6.3%
Mike Bunton(8)	170,000	6.3%
Douglas Meng(9)	120,000	4.4%
Joe Pace(10)	120,000	4.4%
E. Regar Todd, Jr.(11)	0	0.0%

All managers and executive officers as a group	1,300,000	48.1%

(1)	Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the Units.

(2)	Includes 120,000 Units owned by Mr. McClendon as tenants in common with his spouse.

(3)	Includes 120,000 Units owned by Kirby & Sons Partnership in which Mr. Kirby owns 33%.

(4)	Includes 120,000 Units owned by Mr. Rose in joint tenancy with his spouse

(5)	Includes 120,000 Units owned by Mr. Robins in joint tenancy with his spouse.

(6)	Includes 50,000 Units owned by Mr. Bunton in joint tenancy with his spouse.

(7)	Includes 120,000 Units owned by Mr. Bunton in joint tenancy with his spouse.

(8)	Includes 120,000 Units owned by Mr. Bunton in joint tenancy with his spouse.

(9)	Includes 120,000 Units owned by Mr. Meng in joint tenancy with his spouse.

(10)	Includes 120,000 Units owned by Mr. Pace in joint tenancy with his spouse.

(11)	Under the terms of our option to purchase our Nevada, Missouri plant site, a portion of the purchase price will be payable in Units, which will require us to issue to Mr. Todd and his father up to 116,000 Class A Units upon closing of the purchase. Such Units are not included in this table.

INDEMNIFICATION

Our Limited Liability Company Agreement contains an extensive indemnification provision that requires us to indemnify present and former managers and officers against liability and expenses incurred in connection with his or her capacity as a manager or officer or service at our request. We may not, however, provide indemnification in the event of payments to a present or former manager or officer where the judgments, claims or proceedings arise out of or are related to a willful failure to deal fairly with us in connection with a matter in which the manager or officer has a material conflict of interest, a knowing violation of criminal law, a transaction from which the manager or officer derived an improper personal benefit or willful misconduct. We have also obtained insurance on behalf of our managers and officers against liabilities and expenses arising in connection with our managers and officers acting in their official capacities.

With regard to indemnification for liabilities arising under the Securities Act of 1933, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is unenforceable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as set forth below, there have been no transactions during the past two years, and there are no proposed transactions, to which we were or are to be a party, in which any manager, executive officer, nominee to be a manager, holder of 5% or more of our outstanding Units or member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Some of the members of our board of managers own and operate farms which may sell corn to us on a regular basis when we commence operations. Martin Bunton, one of our managers, is 50% owner and President of Seed and Farm Supply, Inc., of Liberal, Missouri, which operates a grain elevator from which we expect to purchase corn. Some of our managers also own shares in local cooperative elevators from which we expect to purchase corn and with which we expect to enter into corn purchase contracts on a regular basis.

We presently rent our office facilities from Kirby Enterprises, which is owned by Kyle Kirby, one of our managers and Vice Chair of our board. Our rent is $350 per month on an informal lease terminable at will by either side.

We maintain some of our accounts at Heritage State Bank in Lamar, Missouri for which Brad Williams, one of our managers, serves as Senior Vice President.

On September 8, 2006 we entered into an option to acquire our proposed plant site near Nevada, Missouri. The option was entered into with E. Regar Todd, Jr., who is presently a member of our board of managers, and his father. We paid $10,000 in cash for the option. Under the terms of the option, we may purchase the site at a price of $3,000 per acre payable two-thirds in cash and one-third in our Class A Units valued at $2.00 per Unit, the offering price in this offering. If we exercise the option we will be obligated to purchase at least 160 acres of the 232 acre site. If we acquire the entire parcel, the total cost will be approximately $696,000, payable in the form of $464,000 in cash and 116,000 Units. The $10,000 option cost will be credited against the cash portion of our purchase price. The option further provides that one of the sellers of the site will become a member of our board of managers after the closing of the purchase and allows the sellers farming lease rights to the portion of the site not used for our plant. The option expires on August 31, 2007 and does not contain any provisions for extension.

Mr. Todd was not a member of our board of managers at the time we entered into the option and our entering into the option was approved by the unanimous vote of the members of our board of managers at the time, none of whom had any personal interest in the transaction. We anticipate that our board of managers will from time to time be required to make decisions and take action related to the site. Such decisions and action would include a decision whether to exercise the option and acquire the site. We anticipate that Mr. Todd will abstain on any future action by our board of managers with respect to the option and the site, including any action to exercise the option and purchase the site.

Our board of managers elected Mr. Todd to our board in January 2007, prior to the time when he would have become a member of the board under the terms of the option. The decision of the board to elect Mr. Todd earlier than required was made because the board felt that his knowledge of the site, utilities and other infrastructure available to the site and the Nevada community could be very helpful to us as we continue our preparation to acquire the site and commence construction.

We believe that each of the transactions described above has been entered into on terms no less favorable to us than we could obtain from an unaffiliated party.

Our managers may be considered promoters with respect to our company. Each manager, other than Mr. Todd, purchased Units from us in our development and seed capital financings. We do not consider any consultants or suppliers to us to be promoters. The following table sets forth information with respect to the Units purchased by members of our board of managers and executive officers, including affiliates of members of our board of managers and executive officers, and the prices paid for such Units in our development and seed capital offerings.

	Number of Units
				Total for all
Name	June 30, 2006(1)	June 30, 2006(2)	August 31, 2006(3)	Offerings

Jim McClendon	40,000	80,000	—	120,000
Kyle Kirby	40,000	80,000	100,000	220,000
Kerry Rose	40,000	80,000	—	120,000
Roger Robins	40,000	80,000	50,000	170,000
Brad Williams	40,000	—	—	40,000
Martin Bunton	40,000	10,000	—	50,000
Matt Bunton	40,000	80,000	50,000	170,000
Mike Bunton	40,000	80,000	50,000	170,000
Douglas Meng	40,000	80,000	—	120,000
Joe Pace	40,000	80,000	—	120,000
E. Regar Todd, Jr.(4)	—	—	—	—
Harold Woodward(5)	40,000	80,000	—	120,000

Total	440,000	730,000	250,000	1,420,000

(1)	Purchase price $.25 per Unit.

(2)	Purchase price $.50 per Unit.

(3)	Purchase price $1.00 per Unit.

(4)	Under the terms of our option to purchase our Nevada, Missouri plant site, a portion of the purchase price will be payable in Units, which will require us to issue to Mr. Todd and his father up to 116,000 Class A Units upon closing of the purchase. The value of such Units for purpose of the purchase price is $2.00 per Unit. Such Units are not included in this table.

(5)	Former manager; was a manager when Units were purchased.

DESCRIPTION OF UNITS

An investor in this offering will become both a holder of Class A Units and a member of our company at the time that we accept the investment. As a Unit holder, an investor will be entitled to certain financial rights, such as the right to the distributions that may be made with respect to the Units. As a member of our company, an investor will be entitled to certain other rights, such as the right to vote at our member meetings. Although an investor will usually be both a member and Unit holder, these roles may be separated upon termination of the member’s membership. The loss of member status would result in the loss of certain rights, such as voting rights, and would allow us to redeem your Units.

The rights of holders of Units are provided in our Limited Liability Company Agreement. You are required to become a party to our Limited Liability Company Agreement to invest in our Units and to become a member of our company.

Authorized and Outstanding Units

We have 2,700,000 Class A Units issued and outstanding. Our board of managers has, without member approval, the authority to create subsequent classes of Units and to establish the powers, preferences, rights, qualifications, limitations or restrictions of the additional classes. There are no limits on the authority of our board to issue Units in any existing or newly created class of Units at the price and on the terms and conditions determined by our board. There are currently no outstanding Units of any class other than the Class A Units. Under the terms of our option to purchase our Nevada, Missouri plant site, a portion of the purchase price will be payable in Units, which will require us to issue to the sellers up to 116,000 Class A Units upon closing of the purchase. For purposes of the option, the Units have been valued at $2.00 per Unit, the offering price in this offering. Unless otherwise indicated or made clear by the context, the term “Units” as used in this prospectus refers to the existing Class A Units.

Summary of Member and Unitholder Rights; Separability of Membership and Financial Interests

Units represent two distinct rights in us. Membership entitles a holder of Units to vote on matters submitted for consideration of our members and to enjoy certain other non-financial rights such as the right to review certain information concerning our business and records. All holders of Units, whether or not they are members, are entitled to the financial or economic rights associated with the Units.

Membership is available to any individual, corporation or other entity which acquires a minimum number of Units, is approved for membership by our board of managers and meets and continues to meet certain other requirements. The minimum number of Class A Units required for membership is 5,000 Units. All subscribers in this offering whose subscriptions are accepted by us will become members. Minimum member Unit ownership and other requirements for other classes may be established by our board, without member approval, in the designations governing the other classes. If a Unit holder fails to meet the requirements for membership, all non-financial rights relating to the Units held will be terminated and the holder of the Units will be deemed a non-member Unit holder. The admission to membership of a transferee of Units is subject to approval by our board. Any transferee which does not receive approval will also be deemed a non-member Unit holder. There are several other requirements and circumstances which could result in the loss of membership by Class A Unit holders. In addition, Class A Units held by a non-member Unit holder will be subject to redemption by us, at the sole discretion of our board of managers. See “Description of Units — Class A Units,” “— Future Classes of Units,” — Voting Rights,” “— Restrictions on Transfer of Units,” and “— Termination of Membership” below for a more complete explanation of these provisions.

Each Unit represents an ownership interest in our capital, profits, losses and distributions, the financial interests represented by our Units. Our Class A Units will be allocated a pro rata share of our profits and losses, will be entitled to distributions declared by our board on a pro rata basis and to participate in distributions of assets in the event of our dissolution or liquidation, in each case subject to any preferential rights of any other class of Units we may issue in the future, to restrictions which may be imposed by our lenders and to satisfaction of any prior claims of creditors. The financial rights of the Units of any other classes which may be established by our board without member approval will be set forth in the designations governing these other classes.

Class A Units

Class A Units represent an interest in us. Each holder of Class A Units has the right to:

•	A pro rata share of our profits and losses, subject to any preferential rights of any other class of Units we may issue in the future;

•	Receive distributions when declared by the board of managers ratably in proportion to Units held, subject to any preferential rights of any other class of Units we may issue in the future and to any applicable lender restrictions;

•	Participate in the distribution of our assets if we dissolve or liquidate our business, subject to satisfaction of creditors’ claims and any preferential rights of any other class of Units we may issue in the future;

•	Access and review certain information concerning our business and affairs, if the Unit holder is also a member; and

•	Vote on matters submitted to a vote of our members, if the Unit holder is also a member.

The rights and preferences of holders of Class A Units are subject to the rights of the holders of Units of any class that we may issue in the future.

Future Classes of Units

We may, by resolution of our board of managers, authorize and issue interests in our company in the form of Units or classes other than Class A Units. Any other class may have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights, which may be different from or superior to those of the Class A Units or any other class. Subject to limitations which may be established by the terms of any new class of Units, there are no limits on the authority of our board to issue additional Class A Units or Units in any newly created class of Units. Subject to the limitations which may be imposed by the terms of a new class of Units, additional Class A Units and Units of any newly created class may be issued at a price or prices and on the terms and conditions which may be determined by our board. There are currently no classes of Units authorized or Units of any class outstanding other than the Class A Units. Holders of Class A Units do not have pre-emptive rights to subscribe for or purchase additional Class A Units or Units of any other class which may be established in the future.

Voting Rights

Under our Limited Liability Company Agreement, each of our members which is a holder of Class A Units is entitled to one vote for each Class A Unit held provided, however, that the number of votes for each member is capped at five percent (5%) of the outstanding Class A Units. We may agree to give members or lenders who supply significant amounts of equity or debt capital to us the right to designate managers to serve on our board of managers. Under the terms of our option to purchase our Nevada, Missouri plant site, the sellers will become holders of our Class A Units and one of the sellers will have the right to become a member of our board of managers upon closing of the site purchase. Our board has already elected one of the sellers, E. Regar Todd, Jr., to our board of managers in advance of the obligation to do so. If Units of any other class are issued in the future, holders of Units of that other class will have the voting rights that are established for that class by the board of managers without the approval of our members. Members will vote by class and shall take action by the affirmative vote of a majority of the voting power of each class authorized to vote unless otherwise provided in connection with the establishment of future classes of Units. Voting at meetings of members is either in person or, if authorized by the board of managers, by ballot (such as by mail or electronic ballot) or by proxy. Cumulative voting for managers is not allowed. Non-member Unit holders have no voting rights.

Restrictions on Transfer of Units

Transfer of our Units is restricted. In addition, we have the first right to purchase any Units which a Unit holder wishes to transfer at the price and on the terms and conditions of the proposed transfer.

All transfers of Units must comply with the transfer provisions of our Limited Liability Company Agreement and are subject to approval by our board of managers in its sole discretion. Our board of managers has also adopted a Unit Transfer Policy (the “Unit Transfer Policy”) which sets forth specific requirements and procedures for transferring Units. The Unit Transfer Policy also contains the terms and procedures applicable to our first right to purchase Units proposed for transfer. Our Unit Transfer Policy is contained in Appendix C to our Limited Liability Company Agreement which is set forth as Appendix B to this prospectus. The Unit Transfer Policy may be amended by our board of managers at any time in its sole discretion.

Our board of managers will not approve a transfer unless it complies with our Limited Liability Company Agreement and Unit Transfer Policy. The Unit Transfer Policy has been adopted to preserve our tax status as a partnership, to assure compliance with securities laws, to restrict our competitors from acquiring Units and to assure information regarding transfers is provided to us. See “Federal Income Tax Consequences of Owning our Units — Publicly Traded Partnership Rules” for more information regarding the tax related restrictions. If any Unit holder transfers Units in violation of our Limited Liability Company Agreement or without the prior written consent of the board of managers, the transfer will be null and void and the parties engaged in the transfer must indemnify and hold us and other Unit holders harmless against all cost, liability and damage that arise from the transfer or attempted transfer. Unit holders may pledge or grant liens on their Units, but any subsequent foreclosure or transfer must comply with our transfer restrictions and be approved by our board of managers.

No transfer of Units will be permitted unless the following conditions are satisfied:

•	The Units to be transferred are registered with the SEC and all applicable state securities authorities, or we are provided with an opinion of counsel that is reasonably satisfactory to our board of managers that registration is not necessary and the transfer will not violate applicable securities laws;

•	We are provided with opinions of counsel that are reasonably satisfactory to our board of managers that the transfer will not cause us to be deemed a “publicly traded partnership” under applicable tax laws or an “investment company” under the Investment Company Act of 1940 and that the transfer would not result in a termination or other consequence that could result in loss of partnership tax treatment for us;

•	We are satisfied that the transferee is not, and is not affiliated with, one of our competitors or potentially detrimental to our interests;

•	We receive appropriate documents and instruments of conveyance for the transfer;

•	The transferee agrees to be bound by our Limited Liability Company Agreement and assumes any obligations of the transferor thereunder;

•	We are provided with any other information, such as tax identification or social security numbers, basis information and consents, as we deem necessary for the transfer; and

•	We are reimbursed for all expenses that we reasonably incur in connection with the transfer, such as legal, filing and publication expenses.

If the conditions to transfer are satisfied, we expect that our board of managers will consent to the transfer. A transferee may be admitted as a member only upon approval by the board of managers and upon satisfaction of certain other requirements, including the transferee meeting the minimum Unit ownership requirements to become a member (which for Class A Units requires holding a minimum of 5,000 Units).

Any transferee that is not admitted as a member will be deemed an unadmitted assignee. An unadmitted assignee will be a non-member Unit holder and will have the same financial rights as other Unit holders, such as the right to receive distributions that we declare or that are available upon our dissolution or liquidation. As a non-member Unit holder, an unadmitted assignee will not have the voting or other governance rights of members and will not be entitled any information or accountings regarding our business or to inspect our books and records.

Termination of Membership

Under our Limited Liability Company Agreement, there are several circumstances in which a member will be terminated as a member, resulting in loss of rights as a member. In addition, upon termination, we have the right to redeem the Units held by the terminated member.

A member will be terminated as a member if:

•	The member does not meet the minimum requirements to be a member, which for Class A Units requires holding a minimum of 5,000 Units;

•	The individual member dies, or an entity member ceases to exist, and no successor is left qualified to be a member as determined by our board of managers;

•	The member transfers all of the member’s Units;

•	The member resigns as a member; or

•	Our board of managers determines that the member:

•	has intentionally or repeatedly violated any provision of our Limited Liability Company Agreement;

•	has breached any agreement with or obligation to us;

•	has intentionally or repeatedly taken actions that will impede us from accomplishing our purposes;

•	is detrimental to our interests or the interests of our affiliates; or

•	has willfully obstructed any of our lawful purposes or activities.

Although our Limited Liability Company Agreement does not define what actions might be contrary to our interests, and our board of managers has not adopted a policy on the subject, such actions might include providing confidential information about us to a competitor, taking a board or management position with a competitor or taking action which results in significant financial harm to us in the marketplace.

In the event of termination (other than upon death, dissolution or a complete transfer), we will have the right, but not the obligation, to redeem the terminated member’s Units at 80% of the average sale price of Units, as reasonably determined by our board of managers, measured over the six month period immediately preceding the date on which the board decides to purchase the terminated member’s Units. Our right to redeem the Units of a terminated member may be exercised at any time following termination.

Following termination and prior to any redemption by us, a terminated member will be a Unit holder without the rights of a member. A terminated member will be a non-member Unit holder and will have the same financial rights as other Unit holders, such as the right to receive distributions that we declare or that are available upon our dissolution or liquidation, but will not have the voting or other governance rights of members and will not be entitled any information or accountings regarding our business or to inspect our books and records. A terminated member will have no right to require us to purchase or redeem the terminated member’s Units.

Capital Contributions and Initial Capital Accounts

The holders of Class A Units which are now outstanding have made capital contributions to us equal to an average of $.74 per Unit. Each investor who purchases Units in this offering will make a capital contribution equal to the price paid for the Units, or $2.00 per Unit. This amount will be credited to the Unit holder’s capital account with us.

The capital accounts of holders of Class A Units will be increased according to the share of our profits and other applicable items of income or gain properly allocable to the Unit holders in accordance with the special allocation rules described below. In addition, the capital accounts of holders of Class A Units will be increased in an amount equal to any of our liabilities that are assumed by those Unit holders or secured by any property which we may distribute to those Unit holders. These capital accounts will be decreased for the allocable share of our losses and other applicable items of expense or loss specially allocated to the Units in accordance with the special allocation rules described below. We will also decrease these capital accounts in amounts equal to the value of any property which we distribute with respect to the Units. These capital accounts will also be decreased for the amount of any liabilities of the Unit holder that are assumed by us or are secured by property contributed by the Unit holder to us. In the event Units are transferred with our approval, the capital account of the transferor will be transferred to the transferee.

Capital accounts also will be adjusted upward or downward if specified events occur that cause an adjustment to gross asset value in accordance with our Limited Liability Company Agreement. These events are the issuance of additional units, unit redemptions, liquidation and other events where revaluation is required by or is consistent with Treasury regulations. Under our Limited Liability Company Agreement, these adjustments are to be made only if the board of managers determines the adjustments are necessary to reflect the relative economic interests of Unit holders. In addition, holders of Class A Units which are currently outstanding have an average of $.74 per Unit credited to their capital accounts rather than the $2.00 per Unit which will be credited to the investors’ capital accounts. Given this disparity, our Limited Liability Company Agreement generally provides that any net gain we recognize during the time we are liquidating shall be specially allocated to our current Unit holders to the extent that $2.00 exceeds the amount of these Unit holders’ initial capital contributions, which is now an average of $.74 per Unit. Without this allocation, our liquidating distribution to current Unit holders would be lower than the liquidating distribution made to investors in this offering.

Unit holders who acquire Units from other Unit holders by purchase or inheritance will acquire the transferor’s capital account with respect to the Units acquired, without regard to the purchase price or value of the Units at the time of acquisition.

Our Limited Liability Company Agreement does not require any Unit holder to make additional capital contributions to us, except to the extent that Missouri law requires the return of any distributions that are made in violation of law. Interest will not accrue on capital contributions, and Unit holders will have no right to withdraw or demand repayment of any capital contribution or to have their capital accounts or Units redeemed in any circumstances. With our consent, a Unit holder may lend or advance funds to us, which will be a debt due from us and not a capital contribution to us.

Members do not have dissenter’s rights. This means that in the event we merge, consolidate, exchange or otherwise dispose of all or substantially all of our property, Unit holders do not have the right to dissent and seek payment for their Units.

Units not Certificated

Units will not be represented by certificates unless our board of managers otherwise determines. We will maintain a unit ledger which will record the class and number of Units held by each Unit holder, as well as the capital contributions and membership status of Unit holders.

Distributions

Our board of managers may make distributions of net cash flow at times and in aggregate amounts determined by our board in its sole discretion. Subject to that discretion, we intend to make cash distributions sufficient to discharge our members’ anticipated combined federal, state and local income tax liabilities (based on the board’s estimate of anticipated federal and Missouri statutory rates) arising from allocations to them of taxable income by us. Our board of managers may also declare further distributions from time to time. Holders of Class A Units are entitled to equivalent per Unit distributions. If Units of any other class are issued in the future, each Unit of that class will have the distribution rights that are established for the class by the board of managers without member approval.

“Net cash flow” means the gross cash proceeds of our operations less the portion thereof used to pay or establish reserves for all of our expenses, debts, obligations and liabilities including capital improvements, replacements, and contingencies, all as reasonably determined by our board of managers. Net cash flow is not reduced by depreciation, amortization, cost recovery deductions or similar allowances, but is increased by any reductions of reserves previously established. The definition of net cash flow may be amended by the affirmative vote of a majority of our board of managers without any approval by our members.

We may offset any amounts owed by a Unit holder to us against distributions or other amounts owed by us to the Unit holder.

Allocation of Profits and Losses

General Allocation Rules

Profits allocated to a Unit holder increase the Unit holder’s capital account while allocated losses decrease the Unit holder’s capital account. Because distributions of cash or property to the Unit holders upon liquidation are based on capital account balances, profit and loss allocations directly affect each Unit holder’s eventual entitlement to distributions. Except for those distributions upon liquidation, Unit holders will have no right to be paid with respect to their capital accounts.

Except as otherwise provided for special allocations and changes in Unit ownership that occur during a fiscal year, profits and losses realized by us for each fiscal year initially will be allocated among the Unit holders in proportion to the number of Class A Units held by each Unit holder. However, if our board of managers (without member approval) exercises its authority to create another class or classes of Units, each Unit issued will have the allocation rights that are established for its class by the board of managers, and the definition of those rights will affect allocations with respect to the Class A Units.

Transfers of Units; Additional Units

If Units are transferred during the fiscal year, a method and convention permitted by the tax code and the regulations will be used to take into account the interests of the transferor and transferee in making allocations with respect to the transferred Units in the year of transfer. See “Federal Income Tax Consequences of Owning Our Units — Tax Consequences upon Disposition of Units” for a discussion of permitted methods and conventions and how they will be selected. The same concepts would apply in determining the distributive share of our profits and losses that are allocable to purchasers in the year in which additional Units are issued. If additional Class A Units are issued or if Units of a new class are issued, we and the persons acquiring the additional Units may agree on which of the permissible methods and conventions will be used. If none are specified, the board of managers will designate a permissible method and convention.

Special Allocation Rules

The general rule for profit and loss allocations is subject to a number of exceptions referred to as special allocations that are generally required by Treasury regulations. One of the special allocations will apply only if we issue a capital interest in consideration of services. Another special allocation rule prevents a loss allocation to a Unit holder that has a zero capital account balance at a time when other Unit holders have positive capital account balances. Any losses that are reallocated under this rule are reversed by a special allocation of income at the earliest opportunity. The other special allocation rules are likely to apply only if we have cumulative net losses that are greater than net capital contributions (capital contributions less prior distributions).

SUMMARY OF OUR LIMITED LIABILITY COMPANY AGREEMENT

Statements contained in this and other sections of this prospectus which describe the contents of our Limited Liability Company Agreement are not necessarily complete as the statements only summarize what we consider to be the material provisions of the Limited Liability Company Agreement. Before deciding to invest in our Units, you should read carefully our entire Limited Liability Company Agreement, which is attached as Appendix B to this prospectus, and be sure that you understand the full terms and provisions of our Limited Liability Company Agreement.

We are governed by our Certificate of Formation, our Limited Liability Company Agreement and the Limited Liability Company Act of the state of Delaware. Our Certificate of Formation, which was filed with the Secretary of State of the state of Delaware on May 16, 2006, is the document by which we were organized as a Delaware limited liability company. Our Limited Liability Company Agreement, certain provisions of which are summarized in this section of the prospectus, is our principal operating document and sets forth the rights of our Unit holders and members and provides for our management and other matters described below. The Delaware Limited Liability Company Act will govern in the event of a conflict with our Limited Liability Company Agreement and in the case of matters not covered by our Limited Liability Company Agreement.

Provisions of our Limited Liability Company Agreement which are summarized and discussed elsewhere in this prospectus may be found in the following sections:

•	With respect to our Units and the rights of the holders of our Units and members, see “Description of Membership Units”;

•	With respect to distributions which may be made to holders of our Units, see “Distribution Policy”;

•	With respect to the fiduciary duties and indemnification of our managers and officers and conflicts of interest arising in connection with our management, see “Indemnification” and “Certain Relationships and Related Party Transactions”; and

•	With respect to federal income tax issues which affect us and our Unit holders, see “Federal Income Tax Consequences.

Binding Nature of the Agreement

Our Limited Liability Company Agreement is a binding legal agreement which will govern your legal relationship with us if you invest in our Units. Our Limited Liability Company Agreement contains provisions relating to the rights of holders of our Units and members, member voting, election of managers, restrictions on transfers, distributions and other governance and financial matters.

Term of the Agreement

Our term of existence as a Delaware limited liability company is not limited by our Limited Liability Company Agreement, our Certificate of Formation or Delaware law. We will continue to operate until our members or a court determines that we should dissolve, liquidate and wind up our business.

Purpose

Although we intend to construct, own and operate an ethanol plant and conduct related activities, our Limited Liability Company Agreement does not limit our purpose. Our stated purpose is to engage in any business or activity for which limited liability companies may be formed under Delaware law. We may engage in any activity that is necessary, convenient or incidental to further our purpose.

Management

Our board of managers has the principal power and responsibility to govern our business and affairs. Our chief executive officer and other officers, who are elected or appointed by the board of managers, manage our operations. Subject to the power to approve amendments to our Limited Liability Company Agreement or to cause us to dissolve, our members have virtually no role in our management.

Number and Election of Managers

Our Limited Liability Company Agreement provides that we shall have a board of managers consisting of not less than nine managers to be elected by the members. The number of managers to be elected shall be determined from time to time by resolution of the board of managers. Managers are elected by the respective classes of Units which are outstanding at any time. Currently, our board of managers has eleven managers who represent the Class A Units, the only class of Units outstanding. The terms of our current managers will expire in 2007. Thereafter we expect that managers will be elected for three-year staggered terms.

Nominees for election as managers are elected by the affirmative vote of a majority of Units held by members present in person, by proxy or written ballot at an annual meeting of our members or special meeting called for the purpose of electing managers. There is no cumulative voting for managers. We may agree to give members or lenders who supply significant amounts of equity or debt capital to us the right to designate managers to serve on our board of managers. Under the terms of our option to purchase our plant site, the sellers will become holders of our Class A Units and one of the sellers will have the right to become a member of our board of managers upon closing of the site purchase. Our board has already elected one of the sellers, E. Regar Todd, Jr., to our board of managers in advance of the obligation to do so.

Each manager elected by the members will serve until his or her successor is duly elected and qualified, or until the manager’s death, resignation or removal. Managers designated by significant equity or debt sources would likely be subject to removal and replacement by the financing source. Information regarding our current managers, including business experience, may be found under “Management — Board of Managers”.

Removal of Managers; Vacancies

Managers who have been elected by our members may be removed from office for any reason at any special meeting of our members by the affirmative vote of members holding a majority of the voting power of the class of members which elected the manager. In addition, elected managers may be removed by the affirmative vote of two-thirds (2/3)of the managers for failure to deal fairly with us in the event of a conflict of interest, a violation of criminal law, a transaction from which the manager derived an improper personal benefit or willful misconduct. If a vacancy occurs for any reason in the case of an elected manager or if the number of managers is increased, the remaining managers will appoint a new manager to fill the vacancy until the next annual or special meeting of our members. Appointed managers may be removed or replaced by the member who made the appointment.

Duties and Conduct of Managers

Each manager must devote enough time to us to manage our affairs and operations, but is free to serve any other person or entity in any capacity, and may engage in activities that compete with our business. Each manager must discharge his or her duties in good faith and in a manner he or she believes to be in our best interests, with the care that an ordinary prudent person would exercise. Our managers will have the benefit of reliance on the business judgment rule and will have the same duties of care and loyalty that would apply in the case of managers of a Delaware corporation.

Meetings and Actions of our Board of Managers

Our board of managers must elect a Chair who will preside over meetings of the board, a Vice Chair who will serve in the absence of the Chair, a Treasurer who will be responsible for our accounts and a Secretary who will keep the records of the meetings of the board. The Treasurer and Secretary are not required to be managers.

Our board of managers must hold regular meetings from time to time, as it determines to be appropriate. The Chair or two or more managers may call a special meeting at any time. Oral or written notice of a meeting must be given to all managers at least three days before the date of the meeting. Any manager who attends a meeting is deemed to have waived any right to notice, unless the manager attends the meeting for the express purpose of objecting to the meeting. Managers can participate in meetings in person, by telephone, videoconference or any other means of communication if all the persons participating can simultaneously hear each other. One-half of the managers then in office must be present at a meeting to establish a quorum for the purpose of transacting business.

Each manager has one vote. Subject to certain exceptions, to constitute an action of the board of managers, the affirmative vote of a majority of the managers present at a meeting is required. Except for those matters that require the approval of the members, the board of managers has authority to engage in all acts and transactions permitted by law that are necessary or incidental to the management of our business.

Our managers are not our agents and cannot individually act on our behalf. Our managers have authority only when they act collectively as a board of managers at meetings and by written action, by delegation to committees it may establish or by delegation to our officers. The board of managers may delegate its duties and powers to any committee consisting of one or more persons that may, but need not, be managers, provided that a majority of the members of each committee must be managers or members of our company.

Powers of the Board of Managers

Our board of managers has the primary power and responsibility to govern and direct the management of our business and affairs. Our chief executive officer and other officers manage our day-to-day operations. In addition to its general powers to direct our business and affairs, our board of managers, without approval or consent by our members, is specifically authorized to:

•	Establish and determine the terms, powers and preferences of additional classes of Units;

•	Issue additional Units of any authorized class of Units;

•	Admit additional persons as members;

•	Add managers to our board of managers;

•	Adopt and amend a Unit transfer policy regulating the transfer of Units; and

•	Amend provisions contained in our Limited Liability Company Agreement and appendices thereto, including Appendix C relating to transfers of Units and Appendix E relating to allocations of profit and loss, distributions and tax matters.

As a consequence of the foregoing factors, our board of managers has the primary power and responsibility to govern and direct the management of our business and affairs and our members have no significant role in our governance or management beyond their right to participate in the election of managers and to vote on some types of amendments to our Limited Liability Company Agreement, to dissolve and on other matters that our board submits to the vote of our members.

According to our Limited Liability Company Agreement, we may not take the following actions without the approval of our board of managers and approval by a specified affirmative vote of the members of each class of Units entitled to vote:

•	Merge, consolidate or dispose of substantially all of our assets (other than in connection with debt financings, transfers to subsidiaries or upon dissolution) without the approval of a majority of the voting power of each class;

•	Amend our Limited Liability Company Agreement, except as stated above, without the approval of a majority of the voting power of each class or any greater amount that is required for the particular amendment;

•	Dissolve our business without the approval of a majority of the voting power of each class; and

•	Amend the provision of our Limited Liability Company Agreement relating to amendments without the approval of two-thirds (2/3) of the voting power of each class.

Officers

Our officers include a Chair, Vice Chair, Chief Executive Officer, Treasurer and Secretary who are elected or appointed by our board of managers, and a Chief Financial Officer and other officers and assistant officers who are appointed by the Chief Executive Officer. The Chair presides at meetings of our board of managers and members. The Vice Chair will act in place of the Chair in the event the Chair is absent. The Chief Executive Officer has general responsibility for all of our business and administrative operations. Other officers have the duties that are customarily associated with their offices or as assigned by the board of managers or Chief Executive Officer.

Contracts with Managers or their Affiliates

Our Limited Liability Company Agreement provides that contracts or transactions that we enter into with our managers or their affiliates are not void or voidable solely because the manager or affiliate has a material financial interest in the contract or transaction, if the material facts as to the contract or transaction and the manager’s or affiliate’s material financial interest are disclosed to the board of managers and the contract or transaction is approved by a two-thirds vote of the disinterested managers. The presence of the interested manager may be counted in determining a quorum at the meeting at which the contract or transaction is authorized, but the interested manager’s vote may not be counted in determining the authorization of the contract or transaction.

Limitation of Liability of Managers and Officers

Our Limited Liability Company Agreement provides that our managers and officers are not personally liable to us or our members for a breach of fiduciary duty except in the case of a willful failure to deal fairly with us in connection with a matter in which the manager or officer has a material conflict of interest, a knowing violation of criminal law, a transaction from which the manager or officer derived an improper personal benefit or willful misconduct. Our Limited Liability Company Agreement also contains a provision that requires us to indemnify our present and former managers and officers. See “Indemnification.” We are authorized to obtain insurance on behalf of our managers and officers against liabilities and expenses arising in connection with actions in their official capacities.

Meetings of Members

Under our Limited Liability Company Agreement, the annual meeting of our members will be held on a date and at a time and place fixed by the board of managers. Special meetings may be called by our board of managers or upon the request of 33% of all members, regardless of the number of Units held by the requesting members.

At our annual meeting of members our board of managers and officers will give an annual report on our business operations and financial affairs and our members will elect managers to those manager seats becoming vacant under our staggered term format. Members will also address any other business properly coming before the meeting. Special meetings of members will address any business properly addressed at a special meeting as specified in the notice of the meeting.

Meetings of our members shall be at the place designated by the board of managers or by the members calling the meeting. Members of record will be given notice of member meetings not less than ten but not more than sixty days in advance of the meetings. Our board of managers may establish a record date for purposes of determining members entitled to notice and to vote at meetings of members. If no other record date is established, the date of notice of the meeting shall be the record date.

Our board of managers has the discretion to authorize the use of mail ballots or proxies, in writing or electronic, for votes at any member meeting. If mail ballots or proxies are so authorized, a quorum necessary for members to conduct business at the meeting will be present if at least 20% of the total voting power of the members entitled to vote is present at the meeting. Otherwise, the quorum necessary to conduct business will be 10% of the total voting power.

Assuming a quorum is present, members take action by vote of the majority of the Units represented at the meeting (in person, by proxy or by mail ballot) and entitled to vote on the matter, unless the vote of a greater or lesser proportion or number is otherwise required by our Limited Liability Company Agreement or by Delaware law.

Access to Records

We will maintain our records, including our Unit ledger, financial records and reports to the SEC, at our principal business office. Members may inspect these records during normal business hours.

Dissolution; Distribution of Assets Upon Liquidation

Our Limited Liability Company Agreement provides that a voluntary dissolution of our company may be effected only upon the approval of our board of managers and the affirmative vote of a majority of the voting power of each class of members entitled to vote. In addition, dissolution could occur if a court orders us to dissolve under Delaware law.

Upon our liquidation, subject to any priority distributions of any classes of Units, our assets will be distributed first to creditors in satisfaction of debts, obligations and liabilities (including any loans from Unit holders), and then to Unit holders in proportion to their capital account balances.

Amendments to our Limited Liability Company Agreement

Our Limited Liability Company Agreement may be amended by the board of managers with the approval of our members. In addition, the board of managers is authorized to amend our Limited Liability Company Agreement, without member approval, to establish and determine the terms, powers and preferences of additional classes of Units, to adopt and amend a Unit transfer policy regulating the transfer of Units; to amend provisions contained in our Limited Liability Company Agreement and Appendix E thereto relating to allocations of profit and loss, distributions and tax matters, and to adopt amendments in connection with certain ministerial matters. The approval of the members shall be by the affirmative vote of the holders of a majority of the voting power of the members of each class of Units entitled to vote, except that provisions which require a greater percentage vote for approval of a specific action may be amended only with the affirmative vote of at least that greater percentage of the voting power of our members. Provisions requiring approval by our members include those relating to our ability to merge, consolidate or dispose of substantially all of our assets, to dissolve, and the provision on amendments itself.

Governing Law; Disputes

Our Limited Liability Company Agreement is governed by Delaware law, particularly the Delaware Limited Liability Company Act. Members and Unit holders, as parties to our Limited Liability Company Agreement, consent to the selection of the federal courts in the state of Delaware as the exclusive forum to resolve disputes arising thereunder and waive their rights to a trail by jury.

Anti-Takeover Effects of our Certificate of Formation and Limited Liability Company Agreement

Our Certificate of Formation and our Limited Liability Company Agreement contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. We believe that the benefits of protecting our ability to negotiate with unfriendly or unsolicited acquirers outweigh the disadvantages of discouraging proposals to acquire us because negotiation of these proposals could result in improved acquisition terms.

Our Limited Liability Company Agreement authorizes us to issue Units in multiple classes. Although we presently have only one class of Units, the Class A Units, the terms of any classes which may be authorized in the future could contain provisions regarding the election of managers, other special voting rights and financial or economic terms which could discourage a party interested in acquiring us. In addition, the provisions for the election of members of our board of managers to staggered three-year terms would delay any party interested in acquiring us or our members who wish to facilitate an acquisition from replacing managers who may be opposed to an acquisition and electing managers more favorably inclined to negotiate terms for an acquisition. The control of transfers of our Units by the board of managers will also make it more difficult for persons interested in acquiring sufficient voting power to change our board of managers and policies. The concentration of the power to manage us in our board of managers, also makes it more difficult for members and others who may favor an acquisition to acquire control of us.

These factors and others could delay changes in control of our business or management and may have the effect of discouraging hostile takeovers that may be beneficial to the holders of our Units. It is also possible that these provisions could make it more difficult to negotiate and complete transactions that holders of our Units may consider to be in their best interest.

FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS

This section of the prospectus describes the material federal income tax considerations and consequences of your participation in Ozark Ethanol, LLC. This section assumes that you are an individual and that you are not rendering personal services to us. It does not generally discuss the federal income tax consequences to corporate taxpayers, tax-exempt pension or profit sharing trusts or IRAs, foreign taxpayers, estates, taxable trusts or transferees of units, or the application and effect of state, local or other tax laws. No information regarding state and local taxes is provided. Each prospective member should consult his or her own tax advisor concerning the impact that his or her investment in Ozark Ethanol, LLC may have on his or her federal income tax liability and the application of state and local income and other tax laws to his or her investment in Ozark Ethanol, LLC. Although we will furnish Unit holders with information regarding our company that is required for income tax purposes, each Unit holder will be responsible for preparing and filing his or her own tax returns.

Legal Opinion

Lindquist & Vennum PLLP, Minneapolis, MN, our legal counsel, has prepared the following tax summary. Counsel has advised us that in its opinion, the tax disclosure that follows sets forth the material Federal income tax consequences to individual citizens and residents of the United States of acquiring, holding, and disposing of units. Except as specifically noted, this summary has limited applicability to corporations, trusts, estates or nonresident aliens.

The following summary of the tax aspects is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Department regulations (“Regulations”) and administrative rulings and judicial decisions interpreting the Code. Significant uncertainty exists regarding certain tax aspects of limited liability companies. That uncertainty is due, in part, to continuing changes in federal tax law that have not been fully interpreted through regulations or judicial decisions. Tax legislation may be enacted in the future that will affect our company and a Unit holder’s investment in our company. Additionally, the interpretation of existing laws and regulations described here may be challenged by the Internal Revenue Service during an audit of our information return. If successful, a challenge likely would result in adjustment of a Unit holder’s individual return. The tax opinion contained in this section and the opinion attached as Exhibit 8.1 to the registration statement constitutes the opinion of our tax counsel, Lindquist & Vennum PLLP, regarding our classification for federal income tax purposes. An opinion of legal counsel represents an expression of legal counsel’s professional judgment regarding the subject matter of the opinion. It is neither a guarantee of any indicated result nor an undertaking to defend any indicated result should that result be challenged by the IRS. This opinion is in no way binding on the IRS or on any court of law.

In the opinion attached as Exhibit 8.1 to the registration statement, our tax counsel has also confirmed as correct its opinion to us that the statements and legal conclusions contained in this section set forth the material federal income tax consequences of owning our Units as a result of our partnership tax classification. The tax consequences to us and our members are highly dependent on matters of fact that may occur at a future date and are not addressed in our tax counsel’s opinion. With the exception of our tax counsel’s opinion that we will be treated as a partnership for federal income tax purposes, this section represents an expression of our tax counsel’s professional judgment regarding the federal income tax consequences of owning our Units, insofar as it relates to matters of law and legal conclusions. This section is based on the assumptions and qualifications stated or referenced in this section, including its general limitation to Unit holders who are individuals unless otherwise stated. It is neither a guarantee of the indicated result nor an undertaking to defend the indicated result should it be challenged by the IRS. No rulings have been or will be requested from the IRS concerning any of the tax matters we describe. Accordingly, you should know that the opinion of our tax counsel does not assure the intended tax consequences because it is in no way binding on the IRS or any court of law. The IRS or a court may disagree with the following discussion or with any of the positions taken by us for federal income tax reporting purposes, and the opinion of our tax counsel will not be sufficient for an investor to use for the purpose of avoiding penalties relating to a substantial understatement of income tax under Section 6662(d). See “Federal Income Tax Consequences of Owning our Units — Interest on Underpayment of Taxes; Accuracy — Related Penalties; Negligence Penalties” below.

Investors are urged to consult their own tax advisors with specific reference to their own tax and financial situations, including the application and effect of state, local and other tax laws, and any possible changes in the tax laws after the date of this prospectus. This section is not to be constructed as a substitute for careful tax planning.

Partnership Status

We have advised our tax counsel that we will not elect to be taxed as a corporation. Our tax counsel has opined that, if we do not elect to be taxed as a corporation, we will be treated as a partnership for federal income tax purposes. This means that we will not pay any federal income tax and the Unit holders will pay tax on their shares of our net income. Under recently revised Treasury Regulations, known as “check-the-box” regulations, an unincorporated entity such as a limited liability company will be taxed as a partnership unless the entity is considered a publicly traded partnership or the entity affirmatively elects to be taxed as a corporation.

We cannot assure you, however, that we will be able to maintain our partnership tax treatment. The Internal Revenue Service may from time to time review our tax status, and we cannot assure you that there will not be any changes in the law or our company that could cause us to lose our partnership tax status. We will not elect to be taxed as a corporation and will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded partnership. Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.

If we fail to qualify for partnership taxation, we would be treated as a “C Corporation” for federal income tax purposes. As a C Corporation, we would be taxed on our taxable income at corporate rates, currently at a maximum rate of 35%. Distributions would generally be taxed again to Unit holders as corporate dividends (subject to rates of 5% and 15% through 2010 for individuals, and up to 35% after 2010). In addition, Unit holders would not be required to report their shares of our income, gains, losses or deductions on their tax returns until they are distributed. Because a tax would be imposed upon us as a corporate entity, the cash available for distribution to Unit holders would be reduced by the amount of tax paid, in which case, the value of the Units would be reduced.

Publicly Traded Partnership Rules

A “publicly traded partnership” as defined in Section 7704 of the Internal Revenue Code is generally treated as a “C corporation” for federal tax purposes. The term “partnership” also includes a limited liability company treated as a partnership for federal tax purposes, such as us. We will seek to avoid being classified as a “publicly traded partnership” by restricting transfers of units in the manner described below.

A partnership is classified as a publicly traded partnership if its interests are:

•	Traded on an established securities market; or

•	Readily tradable on a secondary market (or its substantial equivalent).

Under the Treasury Regulations, an “established securities market” includes national, regional and local exchanges, foreign exchanges that satisfy regulatory requirements, and interdealer quotation systems that regularly disseminate firm buy and sell quotations. We do not intend to list the units on the New York Stock Exchange, The NASDAQ Stock Markettm, or on any other exchange or system which would be classified as an established securities market.

In determining whether interests are “readily tradable on a secondary market or its substantial equivalent,” the Treasury Regulations provide that interests in a partnership generally are so tradable if, taking into account all of the facts and circumstances, interest holders are able to buy, sell or exchange their interests in a manner that is economically comparable to trading on an established securities market, or under any of the following four circumstances:

•	The units are regularly quoted by a broker, dealer or other market maker;

•	There are regular quotes from any person who stands ready to buy or sell at a quoted price;

•	There are regular and ongoing opportunities for an interest holder to sell or exchange interests through a public means of obtaining offers or information of offers to buy, sell or exchange; or

•	The opportunity exists for prospective buyers and sellers to transact in a time frame and with the regularity and continuity comparable to the three circumstances described above.

However, interests will not be treated as readily tradable on a secondary market or its substantial equivalent under any of these four circumstances unless the partnership participates in the establishment of the market or the inclusion of its interests in the market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner, admitting the transferee as a partner or otherwise recognizing the rights of a transferee. We do not intend to participate in the establishment of any market that would qualify under any of the four circumstances listed above or the inclusion of any of the interests on such a market. Moreover, we do not intend to recognize transfers of units or other interests made under any of those four circumstances.

Treasury Regulations provide a safe harbor which shelters interests from being deemed readily tradable on a secondary market or its substantial equivalent under the general “facts and circumstances” test when there is a “lack of actual trading” of the interests. We intend to allow only those transfers of interests during any taxable year that permit us to qualify under this “lack of actual trading” safe harbor. This safe harbor applies where the sum of the interests in capital or profits transferred during the tax year of the partnership does not exceed 2% of the total interests in capital or profits. For purposes of testing compliance with this safe harbor, the following types of transfers, which are explained below, are ignored:

•	“Private” transfers;

•	Transfers pursuant to a “qualified redemption or repurchase agreement”; and

•	Transfers through a “qualified matching service”.

A private transfer includes:

•	Transfers in which the basis of the interest is determined by reference to the transferor’s basis, such as a gift, or is determined under Section 732 of the Internal Revenue Code;

•	Transfers at death, including transfers from an estate or testamentary trust;

•	Transfers between members of a family, as defined in Section 267(c)(4) of the Internal Revenue Code;

•	Transfers involving the issuance of interests by the partnership in exchange for cash, property or services;

•	Transfers involving distributions from retirement plans qualified under Section 401(a) of the Internal Revenue Code or an individual retirement plan;

•	“Block” transfers, which are defined as transfers by a unit holder and any related person as defined in Sections 267(b) and 707(b)(1) of the Internal Revenue Code in one or more transactions during any 30 calendar-day period, of interests which in the aggregate represent more than 2% of the total interests in partnership capital or profits;

•	Transfers pursuant to a plan of redemption or repurchase maintained by the partnership by which the partners may tender their interests for purchase by the partnership, another partner, or a person related to a partner, but only where either the right to purchase is exercisable only upon the partner’s death, disability, retirement, or termination from active service, or the plan is “closed end” so that the partnership does not issue any interests after the initial offering and no partner or person related to a partner provides contemporaneous opportunities to acquire interests in similar or related partnerships which represent substantially identical investments;

•	Transfers by one or more partners of interests representing more than 50% of the total interests in the capital and profits in one transaction or series of related transactions; and

•	Transfers not recognized by the partnership.

Transfers are pursuant to a qualified redemption or repurchase agreement only if:

•	The agreement provides that a transfer cannot occur until at least 60 days after the partnership receives written notice of the partner’s intent to exercise the redemption or repurchase right;

•	The agreement provides that the purchase price not be established until at least 60 days after receipt of notification or that the purchase price not be established more than four times during the entity’s tax year; and

•	The sum of the interests in capital or profits transferred during the entity’s taxable year, not including private transfers, does not exceed 10% of the total interests in capital or profits.

Transfers are through a qualified matching service only if:

•	The matching service consists of a computerized or printed system that lists customers’ bid and/or ask prices in order to match prospective buyers and sellers of interests;

•	Matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

•	The seller cannot enter into a binding agreement to sell the interest until the 15th calendar day after his interest is listed, which date must be confirmable by maintenance of contemporaneous records;

•	The closing of a sale effected through the matching service does not occur prior to the 45th calendar day after the interest is listed;

•	The matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price, or quotes that express an interest in acquiring an interest without an accompanying price, and does not display quotes at which any person is committed to buy or sell an interest at the quoted price;

•	The seller’s information is removed within 120 days of its listing and is not re-entered into the system for at least 60 days after its deletion; and

•	The sum of the interests in capital or profits transferred during the entity’s tax year, not including private transfers, cannot exceed 10% of the total interests in capital or profits.

Business Purpose and Pre-tax Profit Potential

Although there are some judicial decisions to the contrary, the position of the IRS and most courts is that to be entitled to tax benefits, such as the small ethanol producer credit that is discussed below, an investor must demonstrate that there is a business purpose for the investment and a reasonable expectation of a profit on the investment apart from any tax benefits. We believe that our financial forecasts are based on reasonable assumptions as to future profitability and that an expectation of profitability does not depend on our Unit holders receiving the benefit of the small ethanol producer credits. Investors are encouraged to thoroughly review the financial discussion in this prospectus and to form their own judgment as to whether they have a reasonable expectation of a profit from this investment apart from any tax benefits.

Treatment of Our Operations; Pass-Through of Taxable Income; Taxable Year

We will pay no federal income tax. Instead, all Unit holders will be required to report on their income tax return their allocable share of our income, gains, losses, deductions and credits without regard to whether corresponding cash distributions are received.

Because we will be treated as a separate entity for tax purposes, we will have our own taxable year which may be separate from the taxable years of our Unit holders. A limited liability company that is treated as a partnership for federal income tax purposes must normally adopt a fiscal year that is the same as one of the following:

•	The tax year of the majority of its Unit holders who own an aggregate of more than 50% of the limited liability company’s profits and capital;

•	The tax year of all the principal Unit holders if there is no tax year of the majority of the Unit holders; or

•	If neither of the above tax years applies, the tax year that results in the least aggregate deferral of income to the Unit holders.

Our required taxable year currently is December 31, which is based on the tax year of the holders of a majority of our capital and profits. We do not expect our required taxable year will change because the holders of a majority of our units following the offering are likely to be individuals or entities that are calendar year taxpayers.

Tax Consequences to Our Unit Holders

As a Unit holder, for your taxable year with which or within which our taxable year ends, you will be required to report on your own income tax return, your distributive share of our income, gains, losses and deductions regardless of whether you receive any cash distributions. To illustrate, a Unit holder reporting on a calendar year basis will include his or her share of our 2007 taxable income or loss on his or her 2007 income tax return. A Unit holder with a June 30 fiscal year will report his share of our 2007 taxable income or loss on his income tax return for the fiscal year ending June 30, 2008. We will provide each Unit holder with an annual Schedule K-1 indicating the holder’s share of our income, loss and separately stated components.

Tax Treatment of Expenditures Prior to Operations

We do not expect to generate operating revenues until approximately 18 months after commencing construction. We will make substantial expenditures during that period, but deduction of expenditures attributable to our formation, offering, construction and startup should not be a material consideration in investing in Units because the deductibility of such expenditures for tax purposes is significantly restricted. For example, offering expenses are neither deductible nor amortizable, organization expenses must be capitalized and may be amortized, costs to obtain financing must be capitalized for amortization over the term of the financing, construction costs and construction period interest expense must be capitalized into the depreciable cost of the property being constructed, and many routine expenses that are incurred before commencing operations must be capitalized as start-up costs that may be amortized.

Section 704(c) Allocations and Reverse Section 704(c) Allocations

Section 3.7 to Appendix E of our Limited Liability Company Agreement requires allocations of taxable income that generally are referred to as Section 704(c) allocations and reverse Section 704(c) allocations. These allocations are made solely for tax purposes and they will differ from a member’s share of profits or losses for capital account maintenance purposes. Section 704(c) allocations are made when a member contributes property having a tax basis that is different from the property’s fair market value as agreed to by us and the contributing member. In general, these allocations reduce the disparity between the contributing member’s tax basis and capital account over a period of time generally corresponding to the useful lives of our assets for tax depreciation and amortization purposes. Reverse Section 704(c) allocations are made when the gross asset values of our assets are adjusted in accordance with our Limited Liability Company Agreement. This occurs upon issuance of additional units, unit redemptions, liquidation and other events for which revaluation is required by or is consistent with Treasury regulations.

In addition, holders of Class A Units which are currently outstanding have an average of $.74 per Unit credited to their capital accounts rather than the $2.00 which will be credited to the capital accounts of new investors. Given this disparity, our Limited Liability Company Agreement provides that any net gain we recognize during the time we are liquidating shall be specially allocated to our current Unit holders to the extent that $2.00 exceeds the amount of these Unit holders’ initial capital contributions, which is now an average of $.74 per Unit. Without this allocation, our liquidating distribution to current Unit holders would be lower than the liquidating distribution made to investors in this offering.

Tax Treatment of Distributions

Distributions made by us to a Unit holder will not be taxable to the Unit holder for federal income tax purposes as long as distributions do not exceed the Unit holder’s basis in the Unit holder’s Units immediately before the distribution. Cash distributions in excess of Unit basis, which is unlikely to occur, are treated as gain from the sale or exchange of the Units under the rules described below for Unit dispositions.

Initial Tax Basis of Units and Periodic Basis Adjustments

Under Section 722 of the Internal Revenue Code, investors’ initial basis in the Units investors purchase will be equal to the sum of the amount of money investors paid for investors’ Units. Here, an investor’s initial basis in each Unit purchased will be $2.00.

An investor’s initial basis in the Units will be increased to reflect the investor’s distributive share of our taxable income, tax-exempt income, gains and any increase in the investor’s share of recourse and qualified non-recourse indebtedness. If the investor makes additional capital contributions at any time, the adjusted basis of the investor’s Units will be increased by the amount of any cash contributed or the adjusted basis in any property contributed if additional Units are not distributed to investors.

The basis of an investor’s Units will be decreased, but not below zero, by:

•	The amount of any cash we distribute to the investors;

•	The basis of any other property distributed to the investor;

•	The investor’s distributive share of losses and nondeductible expenditures that are “not properly chargeable to capital account;” and

•	Any reduction in the investor’s share of certain items of company debt.

The Unit basis calculations are complex. A member is only required to compute Unit basis if the computation is necessary to determine his tax liability, but accurate records should be maintained. Typically, basis computations are necessary at the following times:

•	The end of a taxable year during which we suffered a loss, for the purpose of determining the deductibility of the member’s share of the loss;

•	Upon the liquidation or disposition of a member’s interest; or

•	Upon the non-liquidating distribution of cash or property to an investor, in order to ascertain the basis of distributed property or the taxability of cash distributed.

Except in the case of a taxable sale of a Unit or our liquidation, exact computations usually are not necessary. For example, a Unit holder who regularly receives cash distributions that are less than or equal to his or her share of our taxable income will have a positive Unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable under Section 731(a)(1) of the Internal Revenue Code. The purpose of the basis adjustments is to keep track of a member’s tax investment in us, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the Units.

Tax Credits to Unit Holders

Small Producer Ethanol Credit

Section 40 of the Internal Revenue Code allows a credit against tax for alcohol used as a fuel. The alcohol fuels credit has three components, one of which is the small ethanol producer credit (the “ethanol credit”) that is provided in Section 40(a)(3). The ethanol credit is an income tax credit of 10 cents per gallon for up to 15 million gallons of annual ethanol production by an eligible small ethanol producer. An eligible producer is one with production capacity of 60 million gallons or less. The capacity limitation was increased from 30 million to 60 million gallons in the Energy Tax Incentives Act of 2005. If the producer is a pass-through entity, such as a limited liability company, the credits are passed through to the Unit holders in proportion to their percentage interest in production revenues, which in our case will be in proportion to Units held. The 15 million gallon limitation and the 60 million gallon capacity limitation are applied at both the entity level and at the Unit holder level. Our anticipated capacity is 54 million gallons annually, which means that we expect to qualify as a small ethanol producer. However, if our production capacity exceeds 60 million gallons annually, for example, because of expansion, no ethanol credits would be available for pass-through to Unit holders. The capacity limitation also applies at the Unit holder level, so a Unit holder with substantial investments in other ethanol facilities might exceed the limitation and be denied the credit. This would not affect the pass-through of the credit to other Unit holders.

The ethanol credit is a nonrefundable credit, meaning that it has the potential to reduce a Unit holder’s tax liability, but cannot generate a refund. As discussed above, a Unit holder’s credit may be limited by the passive activity loss and credit limitations. The portion of a Unit holder’s share of our ethanol credits that is not disallowed by the passive credit rules is subject to further limitations that are generally applicable to those tax credits that are part of the “General Business Credit.” This limitation is referred to as the “Section 38(c) limitation.” This limitation is complex. In general, the Section 38(c) limitation allows most nonrefundable credits to reduce regular tax, but not the alternative minimum tax. However, the ethanol credit receives more favorable treatment because Section 38(c)(4) of the Internal Revenue Code allows the ethanol credit to reduce both regular tax and alternative minimum tax, but not below 25% of the amount by which the regular income tax exceeds $25,000. More specifically, assuming that the taxpayer’s only credit is the ethanol credit, the taxpayer’s general business credit will be limited to the excess of (1) net income tax liability for the year (regular tax plus alternative minimum tax, less certain credits other than credits included in the general business credit), over (2) the greater of (a) the tentative minimum tax (zero in the case of the ethanol credit), or (b) the product of 25% times net regular tax liability as reduced by certain credits. For example, if the Unit holder’s regular tax liability (reduced by certain credits) is more than $25,000, the ethanol credit will shelter $25,000 plus 75% of any excess. Section 40(f) of the Internal Revenue Code allows a taxpayer to elect not to have the ethanol credit apply. Although the law is unclear, the IRS indicates in its instructions for the partnership tax return that the election is a partnership level election, and we do not expect to elect out of the credit.

The portion of the general business credit that is disallowed by the Section 38(c) limitation may be carried back one year and, if not fully used in the carryback year, may be carried forward to each of the next 20 years until fully used, unless the ethanol credit expires, in which a special carryforward limitation is described below. The amount of unused credit which can be used in a particular carryback year generally cannot be more than: (1) the amount by which the Section 38(c) limitation for the carryback year exceeds (2) the taxpayer’s carryforward and current year business credit for that year. The amount of unused credit which can be used in a particular carryforward year cannot be more than: (1) the amount by which the

Section 38(c) limitation for the carryforward year exceeds (2) the sum of the amounts which are carried forward to the carryforward year and are attributable to years preceding the unused credit year. Special ordering rules determine which credits are deemed to be utilized if limitations prevent full utilization. Also, several credits, including the ethanol credit, are allowed to reduce alternative minimum tax, and must therefore be calculated separately from credits that are not specially treated. Finally, any credit that cannot be used within the carryforward period is allowed as a tax deduction in the first tax year following the end of the carryover period.

Section 40(e) of the Internal Revenue Code provides that the ethanol credit is scheduled to expire for sales after December 31, 2010. If the ethanol credit expires, a special carryover limitation applies. The carryover period for unused ethanol credits is limited to taxpayer’s three taxable years beginning with the taxable year in which the first day following the expiration date occurs. Internal Revenue Code Section 40(e)(2). For example, if the current ethanol credit expiration date is not extended, the first day following the expiration date is January 1, 2011. A calendar year taxpayer would be able to carry any unused credits to calendar years 2011, 2012 and 2013 to be used subject to the general limitations that were described above. A taxpayer with a June 30 fiscal year would be able to use any unused credits in fiscal years ending June 30, 2011, June 30, 2012 and June 30, 2013, subject to the general limitations. In addition to the “sunset” provision, the Section 40(e) has a “blackout” provision that eliminates the ethanol credit for any period prior to expiration of the credit during which the excise tax rates in Section 4081 of the Internal Revenue Code (rates for gasoline, aviation gasoline, diesel fuel and kerosene, and aviation kerosene) are 4.3 cents per gallon. Currently, none of the specified rates are 4.3 cents per gallon. Rates for aviation gasoline and aviation kerosene are scheduled to drop to 4.3 cents after September 30, 2007. Although it is possible for the ethanol credit blackout provision to become operative, industry experts consider that possibility as remote because of the prohibitive cost to the government of reducing the tax on gasoline or diesel fuel to 4.3 cents and because the rates on aviation fuel are not believed to be applicable to the ethanol credit blackout despite somewhat ambiguous language in the Internal Revenue Code.

The Amount of the Allowable Small Ethanol Producer Credit Must be Added to Taxable Income

The benefit of the small ethanol producer credit is somewhat reduced by Section 87 of the Internal Revenue Code, which requires the taxpayer to add the amount of the credit to the taxpayer’s regular taxable income. However, the Section 87 income add-back is excluded in computing the alternative minimum tax. In past years, the Section 87 add-back was included in a partnership return as “other income” that was reflected in each partner’s Schedule K-1 as part of the partner’s share of the partnership’s ordinary business income rather than as a separate line item. The Section 87 add-back is solely for income tax purposes. The add-back does not result in additional cash for the Company, and therefore does not increase the Unit holder’s capital account, nor does it create any entitlement in the Unit holders to a current or future cash distribution. Although the Section 87 add-back must be included in the Unit holder’s regular taxable income, it is unclear whether it increases the basis of a Unit holder’s limited liability company interest.

Qualified Production Activities Deduction

Section 199 to the Internal Revenue Code creates a special deduction for both regular tax and alternative minimum tax purposes that is based on a specified percentage of qualified production activity income (“QPAI”). QPAI is a net income concept that should include gross income from the production of ethanol reduced by cost of production and other direct and indirect costs that are properly allocable to production activities. The specified percentage is 3% for our taxable years beginning in 2005 and 2006, 6% for our taxable years beginning in 2007, 2008 and 2009, and 9% thereafter. The deduction will pass through to the Unit holders. The deduction cannot exceed the Unit holder’s taxable income and it is limited to 50% of wages attributable to the qualified production activity. It also may be limited by passive activity loss rules, carrybacks and carryovers. IRS Form 8903 is used by taxpayers to claim the deduction. The draft version of Form 8903 indicates that your share of our QPAI will pass through to you as an “other deduction” on Line 13 of Form K-1 and that your share of our wages will be separately stated to permit you to calculate the wage limitation. To illustrate, assume that a Unit holder’s share of our ordinary business income (Line 1 of Form K-1) for fiscal years 2007 through 2010 is $2,100 per year, of which $2,000 is QPAI. A calendar year Unit holder’s QPAI deduction for 2007 would be $60, increasing to $120 for calendar years 2008, 2009 and 2010, and $180 per year thereafter, all of which are subject to the limitations mentioned above. The Section 199 deduction is solely for income tax purposes. It does not result in an expenditure of cash by the Company nor the disposition of any Company asset. Therefore, the Section 199 deduction does not decrease the Unit holder’s capital account, nor does it reduce any entitlement of the Unit holders to a current or future cash distribution. Because it is a partner level deduction, it is unlikely that the Section 199 deduction will decrease the basis of a Unit holder’s limited liability company interest. The IRS has issued tentative advice on Section 199 in Notice 2005-14 and is now accepting comments and drafting regulations, which could change some of the above information.

Deductibility of Losses; At-Risk Passive Loss Limitations

A Unit holder may deduct losses allocated to the Unit holder, subject to a number of restrictions. An investor’s ability to deduct any losses we allocate to the investor is determined by applying the following three limitations dealing with basis, at-risk and passive losses:

•	Basis. An investor may not deduct an amount exceeding the investor’s adjusted basis in the investor’s Units pursuant to Internal Revenue Code Section 704(d). If the investor’s share of the company’s losses exceed the investor’s basis in the investor’s Units at the end of any taxable year, the excess losses, to the extent that they exceed the investor’s adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year the investor’s adjusted basis in the investor’s Units exceeds zero.

•	At-Risk Rules. Under the “at-risk” provisions of Section 465 of the Internal Revenue Code, if an investor is an individual taxpayer, including an individual partner in a partnership, or a closely-held corporation, the investor may deduct losses and tax credits from a trade or business activity, and thereby reduce the investor’s taxable income from other sources, only to the extent the investor is considered “at risk” with respect to that particular activity. The amount an investor is considered to have “at risk” includes money contributed to the activity and certain amounts borrowed with respect to the activity for which the investor may be liable.

•	Passive Loss Rules. Section 469 of the Internal Revenue Code may substantially restrict an investor’s ability to deduct losses and tax credits from passive activities. Passive activities include activities conducted by pass-through entities, such as a limited liability company, certain partnerships or S Corporations, in which the taxpayer does not materially participate. Losses from passive activities are deductible only to the extent of the taxpayer’s income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a Unit holder’s entire interest in us to an unrelated party in a fully taxable transaction. It is important to note that “passive activities” do not include dividends and interest income that normally is considered to be “passive” in nature. For Unit holders who borrow to purchase their Units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a Unit holder’s only passive activity is our limited liability company, and if we incur a net loss, no interest expense on the related borrowing would be deductible. If that Unit holder’s share of our taxable income were less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the Unit holder’s entire interest in our limited liability company to an unrelated party in a fully taxable transaction.

Passive Activity Income

If we are successful in achieving our investment and operating objectives, investors may be allocated taxable income from us. To the extent that an investor’s share of our net income constitutes income from a passive activity, as described above, the income may generally be offset by the investor’s net losses and credits from investments in other passive activities.

Alternative Minimum Tax

Individual taxpayers are subject to an “alternative minimum tax” if that tax exceeds the individual’s regular income tax. Alternative minimum taxable income is the taxpayer’s adjusted gross income increased by the amount of certain preference items less certain itemized deductions. We may generate certain preference items. Depending on a member’s other items of income, gain, loss, deduction and credit, the impact of the alternative minimum tax on a member’s overall federal income tax liability may vary from no impact to a substantial increase in tax. In addition, if we adopt accelerated methods of depreciation, it is possible that taxable income for alternative minimum tax purposes might exceed regular taxable income passed through to Unit holders. No decision has been made on accelerated depreciation. Accordingly, each prospective investor should consult with his or her tax advisor regarding the impact of an investment in us on the calculation of the investor’s alternative minimum tax, as well as on the investor’s overall federal income tax liability.

Allocations of Income and Losses

Your distributive share of our income, gain, loss or deduction for federal income tax purposes is determined in accordance with our Limited Liability Company Agreement. Under Section 704(b) of the Internal Revenue Code, however, the IRS will respect our allocation, or a portion of it, only if it either has “substantial economic effect” or is in accordance with the “Partner’s interest in the partnership.” If the allocation or portion thereof contained in our Limited Liability Company Agreement does not meet either test, the IRS may reallocate these items in accordance with its determination of each member’s economic interest in us. Treasury Regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the Limited Liability Company Agreement are intended to comply with the Treasury Regulations’ test for having substantial economic effect. New Unit holders will be allocated a proportionate share of income or loss for the year in which they became Unit holders. The Limited Liability Company Agreement permits our managers to select any method and convention permissible under Internal Revenue Code Section 706(d) for the allocation of tax items during the time any person is admitted as a Unit holder. In addition, the Limited Liability Company Agreement provides that upon the transfer of all or a portion of a Unit holder’s Units, other than at the end of the fiscal year, the entire year’s net income or net loss allocable to the transferred Units will be apportioned between the transferor and transferee.

Tax Consequences Upon Disposition of Units

Gain or loss will be recognized on a sale of our Units equal to the difference between the amount realized and the Unit holder’s basis in the Units sold. The amount realized includes cash and the fair market value of any property received plus the member’s share of certain items of our debt. Although unlikely, since certain items of our debt are included in an investor’s basis, it is possible that an investor could have a tax liability upon the sale of the investor’s Units that exceeds the proceeds of sale.

Subject to certain exceptions provided in the Internal Revenue Code and Treasury Regulations, including, for example, gain recognized by a Unit holder which holds the Units as inventory, gain or loss recognized by a Unit holder on the sale or exchange of a Unit held for more than one year will be taxed as long-term capital gain or loss. A portion of this gain or loss, however, will be separately computed and taxed as ordinary income or loss under Internal Revenue Code Section 751 to the extent attributable to depreciation recapture or other “unrealized receivables” or “substantially appreciated inventory” owned by us. We will adopt conventions to assist those members that sell Units in apportioning the gain among the various categories.

The Internal Revenue Code requires that profit and loss allocations with respect to units that are transferred during the fiscal year must take into account the varying interests of the transferor and transferee during the year. Related regulations recognize several methods, including an interim closing of the books or the daily proration method. The interim closing of the books method allocates profits and losses through the transfer date to the transferor and after the transfer date to the transferee. The proration method is essentially a rule of administrative convenience that allocates our annual income between the transferor and the transferee based on the portion of the year that has elapsed prior to the transfer, or under any other method that is reasonable. Although the rules on other reasonable methods and the use of conventions are not well defined, partnerships and limited liability companies with numerous transfers typically adopt reasonable methods and conventions to reduce the accounting burdens associated with unit transfers. The Limited Liability Company Agreement provides that we initially will determine our profit and loss annually and will allocate the profit and loss for the year of transfer between transferors and transferees of Units using a monthly proration. Unit transfers will be recognized as occurring at the beginning of the calendar month following the month in which the notice, documentation and information and approval requirements of the transfer have been substantially complied with. All distributions on or before the end of the calendar month in which the Unit transfer requirements have been substantially complied with shall be made to the transferor and all distributions thereafter shall be made to the transferee. The board of managers has the authority to adopt another reasonable method and/or convention with respect to allocations and distributions.

Effect of Tax Code Section 754 Election on Unit Transfers

The adjusted basis of each Unit holder in the Unit holder’s Units, “outside basis,” initially will equal his proportionate share of our adjusted basis in our assets, “inside basis.” Over time, however, it is probable that changes in Unit values and cost recovery deductions will cause the value of a Unit to differ materially from the Unit holder’s proportionate share of the inside basis. Section 754 of the Internal Revenue Code permits a partnership to make an election that allows a transferee who acquires Units either by purchase or upon the death of a Unit holder to adjust his share of the inside basis to fair market value as reflected by the Unit price in the case of a purchase or the estate tax value of the Unit in the case of an acquisition upon death of a Unit holder. Once the amount of the transferee’s basis adjustment is determined, it is allocated among our various assets pursuant to Section 755 of the Internal Revenue Code.

A Section 754 election is beneficial to the transferee when the transferee’s outside basis is greater than the transferee’s proportionate share of the entity’s inside basis. In this case, a special basis calculation is made solely for the benefit of the transferee that will determine the transferee’s cost recovery deductions and the transferee’s gain or loss on disposition of property by reference to the transferee’s higher outside basis. The Section 754 election will be detrimental to the transferee if the transferee’s outside basis is less than the transferee’s proportionate share of inside basis.

If we make a Section 754 election, Treasury Regulations require us to make the basis adjustments. In addition, these regulations place the responsibility for reporting basis adjustment on us. We must report basis adjustments by attaching statements to our partnership returns. In addition, we are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee’s Schedule K-1 are adjusted amounts.

Transferees are subject to an affirmative obligation to notify us of their bases in acquired interests. To accommodate concerns about the reliability of the information provided, we are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest of the transferee’s basis in the partnership interest under Section 1014 of the Internal Revenue Code, unless clearly erroneous.

Our Limited Liability Company Agreement provides our managers with authority to determine whether or not a Section 754 election will be made. Depending on the circumstances, the value of Units may be affected positively or negatively by whether or not we make a Section 754 election. If we decide to make a Section 754 election, the election will be made on a timely filed partnership income tax return and is effective for transfers occurring in the taxable year of the return in which the election is made. Once made, the Section 754 election is irrevocable unless the IRS consents to its revocation.

Our Dissolution and Liquidation may be Taxable to Investors Unless Our Properties are Distributed In-Kind

Our dissolution and liquidation will involve the distribution to investors of the assets, if any, remaining after payment of all of our debts and liabilities. Upon dissolution, investors’ Units may be liquidated by one or more distributions of cash or other property. If investors receive only cash upon the dissolution, gain would be recognized by investors to the extent, if any, that the amount of cash received exceeds investors’ adjusted bases in investors’ Units. We will recognize no gain or loss if we distribute our own property in a dissolution event. However, since our primary asset will likely be the ethanol plant, it is unlikely that we will make a distribution in kind.

Reporting Requirements

The IRS requires a taxpayer who sells or exchanges a Unit to notify the company in writing within 30 days, or for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to Section 751(a) exchanges, it is likely that any transfer of a Unit will constitute a Section 751(a) exchange. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor, and, if known, of the transferee, and the exchange date. Currently, the IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.

Tax Information to Members

We will annually provide each member with a Schedule K-1 (or an authorized substitute). Each member’s Schedule K-1 will set out the holder’s distributive share of each item of income, gain, loss, deduction or credit to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 “Notice of Inconsistent Treatment or Administrative Adjustment Request” with the original or amended return in which the inconsistent position is taken.

Audit of Income Tax Returns

The IRS may audit our income tax returns and may challenge positions taken by us for tax purposes and may seek to change our allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduced loss or increases income allocable to investors, investors may have additional tax liabilities. In addition, an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on an investor’s tax returns. Any of these events could result in additional tax liabilities, penalties and interest to investors, and the cost of filing amended tax returns.

Investors are required to file their tax returns in a manner consistent with the information returns filed by us, such as Schedule K-1, or investors may be subject to possible penalties unless they file a statement with their tax returns describing any inconsistency. In addition, we will select a “tax matters member” who will have certain responsibilities with respect to any IRS audit and any court litigation relating to us. Investors should consult their tax advisors as to the potential impact these procedural rules may have on them.

Prior to 1982, regardless of the size of a partnership, adjustments to a partnership’s items of income, gain, loss, deduction or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes. The Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”) established unified audit rules applicable to all but certain small partnerships. These rules require the tax treatment of all “partnership items” to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Because we will be taxed as a partnership, the TEFRA rules are applicable to our members and us.

The IRS may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the IRS must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for the partner’s own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The TEFRA rules establish the “Tax Matters Partner” as the primary representative of a partnership in dealings with the IRS. The Tax Matters Partner must be a “member-manager,” which is defined as a company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In our case, this would be a member of the board of managers who is also a Unit holder of the company. Our Limited Liability Company Agreement provides for board designation of the Tax Matters Partner. Currently, Jim McClendon, our Chairman, is serving as our Tax Matters Partner. The IRS generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the IRS.

Elective Procedures for Large Partnerships

The Internal Revenue Code allows partnerships that have more than 100 partners to elect streamlined procedures for income tax reporting and IRS audits. This election reduces the number of items that must be separately stated on the Schedules K-1 that are issued to the partners which eases the burden on their tax preparer.

If the election is made, IRS audit adjustments generally will flow through to the unit holders for the year in which the adjustment takes effect. However, the entity may elect to pay an imputed underpayment that is calculated by netting the adjustments to the income and loss items of the entity and multiplying that amount by the highest tax rate, whether individual or corporate. A unit holder may not file a claim for credit or refund of his or her allocable share of the payment.

Timing adjustments are made in the year of audit in order to avoid adjustments to multiple years where possible. In addition, the entity, rather than the unit holders individually, generally is liable for any interest and penalties that result from a partnership audit adjustment. Penalties, such as the accuracy and fraud penalties, are determined on a year-by-year basis without offsets, based on an imputed underpayment. Any payment for federal income taxes, interests, or penalties that an electing large partnership is required to make, is non-deductible.

Under the electing large partnership audit rules, a unit holder is not permitted to report any partnership items inconsistently with the partnership return, even if the unit holder notifies the IRS of the inconsistency. The IRS may treat the partnership item that was reported inconsistently by a partner as a mathematical or clerical error and immediately assess any additional tax against that unit holder. The IRS is not required to give notice to individual unit holders of the commencement of an administrative proceeding or of a final adjustment. Instead, the IRS is authorized to send notice of a partnership adjustment to the entity itself by certified or registered mail. An adjustment may be challenged in the Tax Court, the district court in which the entity’s principal place of business is located, or the Claims Court. However, only the partnership, and not the partners individually, can petition for a readjustment of partnership items.

We will review the large partnership procedures with our legal counsel and certified public accountants to determine whether it appears advantageous to elect to be subject to these streamlined procedures.

Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties

If we incorrectly report an investor’s distributive share of our net income, that may cause the investor to underpay the investor’s taxes. If it is determined that the investor underpaid the investor’s taxes for any taxable year, the investor must pay the amount of taxes the investor underpaid plus interest on the underpayment and possibly penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify an investor of amounts owing within 18 months of the date the investor filed the investor’s income tax return. The suspension period ends 21 days after the IRS sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.

Under Section 6662 of the Internal Revenue Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20% penalty is imposed with respect to any “substantial understatement of income tax” and with respect to the portion of any underpayment of tax attributable to a “substantial valuation misstatement” or to “negligence.” All those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.

The IRS may impose a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if the underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer’s return will not necessarily prevent the imposition of the negligence penalty.

Qualified Retirement Plans (Including IRAs)

Special tax considerations apply to pension or profit sharing plans, including individual retirement accounts (“IRA’s”), which invest in our Units. Specifically, under Internal Revenue Code Sections 511 to 514, such otherwise tax-exempt entities are subject to income tax on their unrelated business taxable income (“UBTI”), including their share of taxable income from a partnership (or an LLC such as us) that carries on a trade or business.

The tax on the UBTI of a retirement plan is imposed at the rates attributable to trusts, which begin at 15% and increase to a maximum 35% above $10,050 of taxable income. Under Code Section 6012(b)(6), a trustee of an IRA that is subject to the tax on UBTI must file a federal income tax return on Form 990-T for each taxable year that the IRA’s share of our taxable income is more than $1,000 (assuming no other UBTI activities). Withdrawals from retirement plans, including withdrawals of previously taxed earnings, generally are taxable to the recipient at the time of distribution, and may be subject to an excise tax if withdrawn before age 59 1/2. Harsh sanctions are imposed on “prohibited transactions,” including direct and indirect sales of property and furnishing of goods between a plan and the beneficiaries, their related parties, and plan fiduciaries. Internal Revenue Code Sections 408(e)(2)(A) and 4975. In the case of an IRA, even if a prohibited transaction involves only a portion of the IRA’s assets, all of the IRA’s assets are treated as having been withdrawn in a taxable transaction.

Accordingly, an IRA or other tax-exempt plan should consult with its own tax adviser with respect to the UBTI consequences of an investment in our Units. This does not necessarily mean that an investment in our Units would be inappropriate, but rather that the potential for income tax on UBTI, prohibited transaction sanctions, and tax return preparation costs should be considered in evaluating the investment.

State and Local Taxes

In addition to the federal income tax consequences described above, investors should consider the state and local tax consequences of an investment in us. This prospectus makes no attempt to summarize the state and local tax consequences to an investor. Investors are urged to consult their own tax advisors regarding state and local tax obligations.

Unit holders generally are subject to tax in their state of residence as well as in other states, if any, in which the entity does business, provided their share of income exceeds applicable minimum filing requirements. Some states require the limited liability company to withhold taxes on nonresident members, in which case the member must file in that state. Other states, however, allow “composite reporting” by limited liability companies on behalf of nonresident members. This means that the entity pays income taxes to those states on behalf of nonresident individual members and they are relieved of the reporting responsibility in those states. An individual’s state of residence generally will allow a tax credit for state income taxes paid to another state by the member or by the entity for the benefit of the member. Investors are urged to consult their own tax advisors on this matter.

Self-Employment Tax

The Internal Revenue Code and Treasury Regulations provide that general partners who are individuals are subject to self-employment tax on their distributive share of partnership income and that limited partners who do not render services to the partnership are not subject to self-employment tax. Neither the Internal Revenue Code nor the Treasury Regulations address the treatment of limited liability company unit holders for self-employment tax purposes. Proposed Regulations, however, were issued in 1997 that provide generally for imposition of the self-employment tax on limited liability company unit holders only if they have personal liability for the company’s obligations, have authority to contract on behalf of the company, or participate in the company’s business for more than 500 hours each year. Few, if any, of our Unit holders would be subject to self-employment tax under this test unless they are employed by us. The status of the Proposed Regulations is uncertain because they were subject to a Congressional moratorium that ended July 1, 1998 and the IRS has not taken steps to finalize them.

Fringe Benefits

Fringe benefits paid to Unit holders who are also employed by us may be treated less favorably for tax purposes than fringe benefits paid to employees who are not Unit holders of our limited liability company.

PLAN OF DISTRIBUTION

General Terms of the Offering

We are offering a minimum of 15,000,000 Units and a maximum of 40,000,000 Units at a purchase price of $2.00 per Unit. The minimum gross proceeds to us in the offering will be $30,000,000 and the maximum gross proceeds will be $80,000,000. Investors must purchase a minimum of 10,000 Units ($20,000) to participate in the offering. Investors may purchase additional Units in increments of 5,000 Units ($10,000). The offering price for the Units was determined by our board of managers arbitrarily and was not based on customary valuation procedures.

Our officers and managers will sell the Units in this offering on .our behalf directly to investors on a best efforts basis without the assistance of an underwriter. No commissions will be paid to our officers or managers or to any other person in connection with this offering.

Subscriptions by investors will require a cash payment equal to at least 10% of the total subscription amount together with a promissory note for the balance. Investors will also be required to sign a subscription agreement and a signature page to our Limited Liability Company Agreement. The signature page to our Limited Liability Company Agreement will document the investor’s agreement to be bound by that agreement. All subscriptions are subject to approval by our board of managers and acceptance by us, and we reserve the right to reject any subscription in whole or in part for any reason in our sole discretion.

The offering will close upon the earlier to occur of (1) our acceptance of subscriptions for Units for the maximum offering amount of $80,000,000, or (2) September 13, 2008. We may also close the offering any time after we have received subscriptions for the $30,000,000 minimum offering amount if we determine that the offering proceeds, together with anticipated debt financing and funds received or receivable from our previous equity offerings, grants and other resources, are sufficient to capitalize our project.

Subscriptions will be held in escrow until we have received (a) $30,000,000 or more in offering proceeds in cash, consisting of initial cash payments and cash payments on promissory notes, exclusive of interest, and (b) written commitments from lending sources to provide senior and subordinated debt which, combined with the offering proceeds and funds received or receivable from our previous equity offerings, grants and other resources, would equal at least $120,000,000. If these conditions are not satisfied on or prior to September 13, 2008 or if we decide to abandon the offering at any time, the escrow agent will promptly return the subscriptions to investors, with interest on the cash payments held in escrow.

At any time after we have received at least $30,000,000 in subscriptions from investors, even if we have not yet satisfied the debt financing condition to release the subscription funds from escrow, we may require investors to pay the balance of their subscriptions represented by promissory notes into the escrow account. However, we will not release any funds from escrow to us until all of the release conditions have been satisfied.

At any time that we do satisfy the conditions to release the subscriptions from escrow, we may require payment on the promissory notes, release the subscriptions from escrow, complete our debt financing, execute an EPC agreement for our plant and commence construction of the plant. However, even if we satisfy the conditions for the release of subscriptions from escrow and close the escrow, we may elect to continue this offering with the intent to raise additional funds, up to the $80,000,000 maximum amount of the offering, and thereby reduce the amount of debt financing required for our project. In that case, we may require new subscriptions to be paid entirely in cash and directly to us. In no event, however, will the offering continue after September 13, 2008.

We reserve the right to terminate the offering at any time, to waive conditions to the purchase of Units, and to reject subscriptions for Units in whole or in part for any reason in our sole discretion. If we decide to abandon the project for any reason before release of the subscriptions from escrow, we will terminate the offering and return all subscriptions received. If we abandon the project after release of the subscriptions from escrow, we will liquidate in accordance with the provisions of our Limited Liability Company Agreement.

After the offering, we will have 17,700,000 Units issued and outstanding if we sell the minimum number of Units offered and 42,700,000 Units issued and outstanding if we sell the maximum number of Units offered. These figures include 2,700,000 Units issued in our previous development and seed capital financings.

Our managers and officers and their affiliates may purchase Units in this offering. In addition, it is possible that some of our consultants, contractors and business partners, or their affiliates, may invest in this offering. We may also sell Units to institutional investors. Units purchased by these investors may be sold for the purpose of satisfying the conditions to the release of subscriptions from escrow or otherwise to maximize the funds available to capitalize our project. Units acquired by these purchasers will be subject to the same terms, including restrictions on transfer, that apply to Units held by other Unit holders under our Limited Liability Company Agreement. However, these purchasers, individually or jointly, may acquire enough Units to influence the manner in which we are managed, which could result in policies and decisions which are more beneficial to them than to our other Unit holders.

We have registered this offering with state securities regulatory authorities in the states of Missouri, Kansas and Illinois. We also expect to offer and sell our Units in certain other states in reliance on exemptions from the securities registration requirements of the laws of those other states. State securities laws and regulations will apply to our offering in each state where Units are offered or sold.

In the event that a material change to the offering occurs after effectiveness of the registration statement for this offering which we have filed with the Securities and Exchange Commission, and if we intend to continue the offering, we will file a post-effective amendment to the registration statement. Changes in the material terms of this offering after the effectiveness of the registration statement for this offering may require us to terminate the offering or to give investors an opportunity to request the return of their subscriptions or to confirm their subscriptions after notice of the change. Material changes may include the following: (1) an extension of the offering beyond September 13, 2008; (2) a change in the offering price for the Units; (3) a change in the conditions required to be satisfied before subscriptions held in escrow can be released; and (4) a material change in the stated purpose for which the offering proceeds will be used.

We estimate that we will incur offering expenses of approximately $500,000 in connection with this offering.

Suitability for Investors

An investment in our Units is speculative and involves a high degree of risk. It will be difficult for any investor to sell or otherwise dispose of Units because our Limited Liability Company Agreement contains significant restrictions on transfer of the Units and because there is likely to be no public trading market for the Units. Accordingly, the Units are suitable only as a long-term investment for persons who can afford to lose their entire investment. Our board of managers reserves the right to reject any subscription, in whole or in part, for any reason, including if the board determines that an investment in the Units is not suitable for any investor.

Subscription Procedures

In order to purchase Units, investors must: (1) complete and sign the subscription agreement (included as part of Appendix C to this prospectus); (2) prepare a check payable to “US Bank, Escrow Agent for Ozark Ethanol, LLC” in the amount of not less than 10% of the total purchase price for the Units for which the subscription is made, (3) sign a full recourse promissory note (included as part of Appendix C to this prospectus) for the remaining balance of the total purchase price; (4) sign a copy of the signature page of our Limited Liability Company Agreement (included as part of Appendix C to this prospectus); and (5) mail or deliver items (1) through (4) to us at 300 West Kneeland Street, Liberal, Missouri 64762. These documents and the cash portion of the subscription will be deposited in escrow with our escrow agent for the offering, US Bank, subject to release to us or return to investors in accordance with the terms of an escrow agreement between us and the escrow agent.

At any time after we have received subscriptions in cash and promissory notes for the $30,000,000 minimum amount of the offering, we may, by written notice to our investors, require that the balance of the subscriptions payable under the promissory notes be paid. These payments will be due within 30 days. Funds paid in satisfaction of the promissory notes will be paid into our escrow account where they will be held until we satisfy the conditions for releasing the subscriptions from escrow, the subscriptions are released to us and the escrow is closed. If we have received sufficient subscriptions to request payment of the promissory notes but have elected to continue the offering, we may require investors to pay the full purchase price for Units at the time of subscription.

Investors may not revoke their subscriptions, but each subscription is subject to our acceptance or rejection. Our decision to accept or reject subscriptions will be made at the time subscriptions are released from escrow and thereafter as subscriptions are received. Thus, we will not consider acceptance or rejection of subscriptions until after we have received subscriptions from investors totaling at least $30,000,000. Subscriptions will be accepted only when we countersign the related subscription agreements. Copies of countersigned signature pages will be returned to investors promptly after acceptance. Accepted subscriptions will become the property of our company. Rejected subscriptions, including the cash payment, the subscription agreement, promissory note, signature page to our Limited Liability Company Agreement and related documents will be returned to investors promptly after rejection, together with any interest earned on cash in escrow.

Subscription Agreement

Our subscription agreement, when signed and delivered by an investor to our escrow agent or us, will be an irrevocable offer by the investor to purchase Units in the amount provided in the agreement. In the subscription agreement, each investor will be required to make representations to us that the investor has received a copy of this prospectus, and the appendices and any supplements to this prospectus; that the investor understands the risks associated with an investment in the Units; that the investor is purchasing Units for the purpose of investment and not for resale; that the investor is aware that the Units are subject to significant restrictions on transfer; that the investor has no agreement or arrangement to sell or otherwise transfer or dispose of the Units or any interest in the Units to any other person; that the investor has been encouraged to rely upon the advice of the investor’s legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to an investment in our Units; and that an investment in the Units is suitable for the investor. In addition, the subscription agreement contains a statement that the investor agrees to be bound by our Limited Liability Company Agreement. The subscription agreement also requires information about the registration of the investor’s Units, the nature of the investor’s ownership, the investor’s residence, and the investor’s taxpayer identification or social security number. Subscription agreements are subject to approval and acceptance by us, and we reserve the right to reject any subscription in whole or in part for any reason in our sole discretion. Investors should review the representations and other provisions of the subscription agreement carefully before signing it.

Promissory Note

Investors who subscribe for Units and deposit less than the total purchase price for the Units purchased with the escrow agent or us will be required to provide a promissory note for the balance of the purchase price. The cash deposit of each investor must be at least 10% of the total purchase price of the Units purchased. Thus, the promissory note will represent a maximum of 90% of the purchase price of the Units purchased. When we have received subscriptions for the $30,000,000 minimum amount of this offering, at any time thereafter we may, by written notice to our investors, require that the balance of the subscription payable under the promissory note be paid in full. The promissory notes will be due and payable within 30 days after notice requesting the payment. We will deposit the funds paid in satisfaction of the promissory notes into our escrow account where they will be held until we satisfy the conditions for releasing funds from escrow. If we choose to continue the offering and seek additional subscriptions, we may elect to defer our request for payment until we decide to close the offering.

If payment is not made when due on a promissory note, the unpaid amount will accrue interest at a rate of 12% per year. The promissory note also provides that a delinquent subscriber will reimburse us for any expenses we incur to collect the outstanding balance. We intend to pursue any subscriber who defaults on a promissory note for payment of the amount due by any legal means, including, but not limited to, retention of the initial cash payment, up to 10% of the total subscription amount, made by the subscriber as liquidated damages for cancellation of the subscription agreement and promissory note and legal remedies such as a judgment against the subscriber for the full amount of the payment in default and expenses of collection. Investors should review carefully the form of promissory note included as part of Appendix C to this prospectus for a full understanding of its terms.

Signature Page to Limited Liability Company Agreement

By signing the signature page to our Limited Liability Company Agreement, each investor will agree to be bound by the Limited Liability Company Agreement as a member of Ozark Ethanol, LLC and as a holder of our Class A Units. Although the signature page will be separate from the Agreement itself for convenience of completing subscriptions, investors are encouraged to read carefully and thoroughly the full text of the Limited Liability Company Agreement which is included as Appendix B to this prospectus.

Escrow of Subscriptions

Until the conditions to release subscription proceeds from escrow have been satisfied, all subscriptions for Units will be deposited in an interest-bearing escrow account that we have established with US Bank, as escrow agent, under an escrow agreement between the bank and us. The items deposited with the escrow agent will include the original subscription agreement, cash payment, promissory note, executed signature page to our Limited Liability Company Agreement and identity information submitted by each investor. If payment is made on promissory notes prior to release of subscriptions from escrow, those payments will also be made into the escrow. The escrow agent will not release the subscription documents and proceeds from the escrow account to us until specific conditions of release are satisfied. Those conditions are: (a) the subscription proceeds, including initial cash payments and cash payments on promissory notes, in the escrow account must equal or exceed the minimum offering amount of $30,000,000, exclusive of interest; and (b) we must have received written commitments to provide senior and subordinated debt which, combined with the subscription proceeds and funds received or receivable from our previous equity offerings, grants and other resources, would equal at least $120,000,000. If these conditions of release are not satisfied on or prior to September 13, 2008 or if we decide to terminate and abandon the offering at any time prior to release of subscriptions from the escrow, the escrow agent will promptly return all subscriptions to investors, together with nominal interest on the cash amount of the subscriptions deposited with the escrow agent.

The escrow agent will invest the escrowed funds in short-term bank certificates of deposit, short-term U.S. government securities, money market funds, repurchase agreements or other instruments intended to protect the principal amount of the escrowed funds. The escrow agent will receive no compensation for its services as escrow agent. Reimbursement for expenses and reasonable compensation for any extraordinary services will be paid by us and not from the escrowed subscription proceeds or from investment earnings on the escrowed funds.

US Bank is acting solely as the escrow agent for our offering of Units and has not reviewed this prospectus, recommended the Units or acted in any other capacity in this offering.

Advertising, Sales and other Promotional Materials

In addition to this prospectus, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include a summary term sheet for the offering, sales brochures, question and answer sheets, invitations to meetings for prospective investors, presentations for investor meetings, news articles, public advertisements and audio-visual materials, in each case only as authorized by us. Although these materials will not contain information in conflict with the information provided by this prospectus, these materials will not give a complete understanding of this offering, our company or the Units and are not to be considered part of this prospectus or of the registration statement filed with the SEC for this offering. This offering is made only by means of this prospectus and prospective investors must read and rely on the information provided in this prospectus in connection with their decision to invest in the Units.

Registration of Units

No certificates will be issued to represent the Units. We will register the Units issued to investors in our Unit ledger with the name and address of the Unit holder, the number of Units purchased and the total capital contributions of the holder made in respect of the Units owned. The amount of each Unit holder’s capital contribution will be credited to the holder’s capital account in accordance with our Limited Liability Company Agreement.

Reporting Obligations of Owners of Units

Any investor who may be deemed to be the beneficial owner of 5% or more of our issued and outstanding Units may be required to file reports with the SEC under Section 13 and Section 16 of the Securities Exchange Act of 1934, as amended. Any investor who may become a beneficial owner of 5% or more of our outstanding Units should consult legal counsel to determine what reporting obligations may be applicable.

LEGAL MATTERS

Lindquist & Vennum PLLP, Minneapolis, Minnesota, is providing us with legal opinions with respect to the validity of the Units being offered and with respect to certain tax matters.

EXPERTS

Eide Bailly LLP, independent registered public accountants, have audited our financial statements as of August 31, 2006 and for the period from our inception to August 31, 2006, as set forth in their report appearing in this prospectus. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the report from Eide Bailly LLP, given on their authority as experts in accounting and auditing.

TRANSFER AGENT

We will serve as the transfer agent and registrar for our Units.

ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the SEC with respect to the offer and sale of the Units. This prospectus, which has been filed as a part of the registration statement, does not contain all of the information contained in the registration statement or in the exhibits to the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those contracts, agreements or documents. Reference is made to each exhibit for a complete description of the matters involved. The registration statement and the exhibits thereto filed with the Commission may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the Commission at its principal office at 100 F Street, N.E., Washington, D.C., 20549. The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission.

Upon the effectiveness of our registration statement, we will be required to file periodic reports with the SEC pursuant to Section 15 of the Securities Exchange Act of 1934. Our filings are currently eligible to be made pursuant to Regulation S-B for small business filers. Accordingly, our quarterly reports will be made on Form 10-QSB and our annual reports will be made on Form 10-KSB. We will also file current reports on Form 8-K. Except for our duty to provide audited annual financial statements to our members upon request pursuant to our Limited Liability Company Agreement, we are not required to provide an annual report to security holders. However, filings we make with the SEC will be available to the public for inspection and copying at the SEC’s public reference facility and at its web site or can be obtained by calling the SEC at 1-800-SEC-0330.

[The Remainder of this Page is Intentionally Left Blank.]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Managers and Members
Ozark Ethanol, LLC
Liberal, Missouri

We have audited the accompanying balance sheet of Ozark Ethanol, LLC (a development stage company) as of August 31, 2006 and the related statements of operations, members’ equity and cash flows for the years ended August 31, 2006 and 2005 and for the period from September 24, 2003 (inception) through August 31, 2006. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ozark Ethanol, LLC as of August 31, 2006 and the results of its operations and its cash flows for the years ended August 31, 2006 and 2005, and for the period from September 24, 2003 (inception) through August 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, Ozark Ethanol, LLC has restated its statement of operations for the years ended August 31, 2006 and 2005, and for the period from September 24 (inception) through August 31, 2006 to reflect the reclassification of grant revenue and related expenses.

Minneapolis, Minnesota
February 6, 2007

PEOPLE. PRINCIPLES. POSSIBILITIES.
www.eidebailly.com

OZARK ETHANOL, LLC
(A Development Stage Company)
Liberal, Missouri

BALANCE SHEET
August 31, 2006

ASSETS
Current Assets
Cash and cash equivalents	$1,928,220
Grant Receivable	7,789
Prepaid project development costs	52,500
Prepaid insurance	6,874
Prepaid offering costs	12,500

Total current assets	2,007,883

Total assets	$2,007,883

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Accounts payable	$82,350

Total current liabilities	82,350

Members’ Equity
Membership interest	2,082,004
Deficit accumulated during the development stage	(156,471)

Total members’ equity	1,925,533

Total liabilities and members’ equity	$2,007,883

The accompanying notes are an integral part of these financial statements

OZARK ETHANOL, LLC
(A Development Stage Company)
Liberal, Missouri

STATEMENT OF OPERATIONS

			From September 24,
	Twelve Months	Twelve Months	2003 (Beginning of
	Ended	Ended	Inception) to
	August 31, 2005	August 31, 2006	August 31, 2006

Revenue	$—	$—	$—
Operating Expenses
Organizational expenses	—	2,400	2,400
Start-up expenses	—	116,206	116,444
Travel expenses	—	7,766	7,766
Professional fees	40,252	53,194	98,605

	40,252	179,566	225,215

Other income (expenses)
Grant Income	42,263	21,244	68,744

	42,263	21,244	68,744

Net income (loss)	$2,011	$(158,322)	$(156,471)

Basic and Diluted
Income (loss) per unit	$0.09	$(0.66)

Weighted Average Units
Outstanding basic and diluted	22,073	238,770

The accompanying notes are an integral part of these financial statements

OZARK ETHANOL, LLC
(A Development Stage Company)
Liberal, Missouri

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

				Deficit
				Accumulated
				During the
		Per Unit	Membership	Development
	Units	Amount	Interest	Stage	Total

Balance at September 24, 2003	—	$—	$—	$—	$—
Units issued, January 29, 2004	14,400	0.25	3,600	—	3,600
Units issued, February 13, 2004	7,200	0.25	1,800	—	1,800
Net loss	—	—	—	(160)	(160)

Balance at August 31, 2004	21,600	0.25	$5,400	$(160)	$5,240
Units issued, June 23, 2005	2,400	0.25	600	—	600
Net income	—	—	—	2,011	2,011

Balance at August 31, 2005	24,000	0.25	$6,000	$1,851	$7,851
Units issued, February 28, 2006	4,000	0.25	1,000	—	1,000
Units issued, April 6, 2006	8,000	0.25	2,000	—	2,000
Units issued, April 27, 2006	4,800	0.25	1,200	—	1,200
Units issued, May 11, 2006	3,200	0.25	800	—	800
Units issued, June 28, 2006	396,000	0.25	99,000	—	99,000
Units based compensation to board members (non-cash) (Notes 1 and 2), June 28, 2006	—	—	110,000	—	110,000
Units issued, June 28, 2006	730,000	0.50	365,000	—	365,000
Units issued to non-board members (Note 2), August 31, 2006	1,530,000	1.00	1,530,000	—	1,530,000
Costs associated with raising equity	—	—	(32,996)	—	(32,996)
Net loss	—	—	—	(158,322)	(158,322)

Balance at August 31, 2006	2,700,000	$0.77	$2,082,004	$(156,471)	$1,925,533

The accompanying notes are an integral part of these financial statements

OZARK ETHANOL, LLC
(A Development Stage Company)
Liberal, Missouri

STATEMENT OF CASH FLOWS

			From September 24,
	Twelve Months	Twelve Months	2003 (Beginning of
	Ended	Ended	Inception) to
	August 31, 2005	August 31, 2006	August 31, 2006

Cash Flows from Operating Activities
Net income (loss)	$2,011	$(158,322)	$(156,471)
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Unit-based compensation		110,000	110,000
(Increase) decrease in:
Grant receivable	—	(7,789)	(7,789)
Prepaid expenses and other current assets	—	(6,874)	(6,874)
Prepaid project development costs	—	(52,500)	(52,500)
Increase (decrease) in:
Accounts payable and accrued expenses	—	41,200	41,200

Net cash provided by operating activities	2,011	(74,285)	(72,434)
Cash Flows from Financing Activities
Proceeds from short-term borrowings	18,000	—	18,000
Payments on short-term borrowings	(18,000)	—	(18,000)
Issuance of membership units	600	1,999,000	2,005,000
Cost of raising capital	—	(4,346)	(4,346)

Net cash provided by financing activities	600	1,994,654	2,000,654

Net increase in cash and cash equivalents	2,611	1,920,369	1,928,220
Cash and cash equivalents, Beginning of Period	5,240	7,851	—

Cash and cash equivalents, End of Period	$7,851	$1,928,220	$1,928,220

Non Cash Operating and Financing Activities
Deferred offering costs incurred	$—	$12,500	$12,500
Cost of raising capital in accounts payable	—	28,650	28,650

The accompanying notes are an integral part of these financial statements

OZARK ETHANOL, LLC
(A Development Stage Company)
Liberal, Missouri

NOTES TO FINANCIAL STATEMENTS
August 31, 2006

Note 1 — Summary of Significant Accounting Policies

Nature of Business

Ozark Ethanol, LLC (a development stage Delaware limited liability company) currently located in Liberal, Missouri and plans to build a plant in Vernon County, Missouri, was organized to pool investors to build a 50 million gallon ethanol plant with distribution within the United States. As of August 31, 2006, the Company is in the development stage with its efforts being principally devoted to organizational and financing activities.

The Company was formally organized as a limited liability company as of May 16, 2006. From September 24, 2003 to May 15, 2006, the Company operated as a general partnership with no formal partnership agreement.

Basis of Accounting

The Company uses the accrual basis of accounting in accordance with U.S. generally accepted accounting principles. This method recognizes revenues as earned and expenses as incurred.

Revenue Recognition

Revenue from the production of ethanol and related products will be recorded upon delivery to customers. Interest income is recognized as earned.

Prepaid Offering Costs

Costs incurred related to the sale of units are recorded as prepaid offering costs until the related units are issued. Upon issuance of units, offering costs are applied to membership interest. Offering costs include direct costs related to the offering such as legal fees, cost of meetings and materials and related costs associated with the Company’s private offering and initial public offering.

Organizational and Start-up Costs

Organizational and start-up costs are expensed as incurred. Organizational costs consist of amounts related to the formation of the company. Start-up costs consist of amounts incurred during the development stage related to the operation and management of the Company which do not qualify as a capitalized cost.

Grants

Amounts received from grants are recorded as income when the Company has confirmation of approval of each individual expenditure to be reimbursed. Expenses, for which the grants were provided, are recorded as incurred.

Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and

OZARK ETHANOL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ from the significant estimates used.

Income Taxes

The Company is organized as a limited liability company under state law and is treated as a partnership for income tax purposes. Under this type of organization, the Company’s earnings pass through to the partners and are taxed at the partner level. Accordingly, no income tax provision has been calculated. Differences between financial statement basis of assets and tax basis of assets are related to capitalization and amortization of organizational and start-up costs for tax purposes, whereas these costs are expensed for financial statement purposes.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Earnings per unit

Basic net income (loss) per unit is computed on the basis of the weighted-average number of units outstanding for the periods. The basic and diluted net income (loss) per unit is computed by dividing the net income (loss) for the period by the weighted-average number of units outstanding for the period. For purposes of calculating diluted earnings per capital unit, units subscribed for but not issued are included in the computation of outstanding capital units, using the treasury stock method on the unpaid balance versus the number of units the unpaid balance would purchase. All unit and per unit data have been retroactively adjusted to September 23, 2003 to reflect the formal organization by the Company as a limited liability company as described in note 1 as if all units were outstanding for the periods presented.

Unit Based Compensation

The Company issued units to the board of managers at a discounted price per unit in exchange for services provided by the managers. Per Statement of Financial Accounting Standard (SFAS) 123(R), Share-Based Payment, non-employee managers acting in their role as members of the board of managers are treated as employees provided their board positions will be filled by shareholder election when the existing term expires. Unit-based compensation transactions are measured based on the estimated fair value of the units issued for the compensation. Based on the at risk capital and efforts provided by the board since inception, each board member received $10,000 of non-cash compensation in the form of units, which allowed each board member to purchase no more than 40,000 units at a discounted price. During the year ended August 31, 2006, 440,000 Class A membership units have been purchased by board members at a fifty percent (50%) discount for $0.25 per unit. The fair market value was determined to be $0.50, the price at which Class A membership units were purchased when the discounted units were offered. During the year ended August 31, 2006 compensation expense in the amount of $110,000 has been recorded as unit-based payments, since the services related to the compensation had been provided as of the date of issuance.

Reclassifications

Certain accounts have been reclassified for presentation purposes to present grant income and related expense at gross instead of net.

OZARK ETHANOL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 2 — Members’ Equity

As specified in the Company’s Operating Agreement, voting rights are one vote for each voting unit registered in the name of such Member as shown on the Membership Register maintained by the Company. For Class A units, a member’s number of votes is capped at five percent (5%) of the outstanding Class A units.

The board of managers is authorized to create classes of Units in addition to the Class A Units. If additional classes are created, the board of managers is further authorized to establish the designations, powers, preferences, and governance and other rights, qualifications, limitations and restrictions applicable to such classes. No additional classes have been created and the Class A Units are presently the only class of Units designated, issued and outstanding.

Income and losses of the Company shall be allocated among the Unitholders in proportion to each Unitholder’s respective percentage of units when compared with the total units issued.

The Company’s cash flow shall first be applied to the payment of the Company’s operating expenses (including debt service) and then to maintenance of adequate cash reserves as determined by the Board of Managers. Any cash remaining after satisfaction of the preceding provision, as determined by the Board of Managers in its sole discretion, shall be distributed from time to time to each class by class percentage and then to the Unitholders in proportion to their respective percentage of units. No unitholder has the right to demand and receive any distribution from the Company other than in cash. No distribution shall be made if, as a result thereof, the Company’s liabilities would exceed the gross asset value of its assets.

Transfer, disposition or encumbrance of capital units is subject to certain restrictions, including approval by the Board of Managers.

During June 2006, board members purchased their Class A membership units at $0.50 per unit and at $0.25 per unit as described in Note 1 under Unit Based Compensation subject to a private placement memorandum.

During August 2006, board members and non-board members purchased Class A membership units at a purchase price of $1 per unit. Of the 1,530,000 units sold, 250,000 were purchased by board members and 1,280,000 units were purchased by unrelated parties, with all units sold for $1.

The Company completed its private placement memorandum in August 2006. A total of 2,700,000 units were subscribed and paid for during the period ended August 31, 2006.

Upon completion of the private placement memorandum, costs related to the issuance of the units of $32,996 were charged to members’ equity.

Note 3 — Grant Income

The Company received a grant from one entity, totaling $47,500, which was used to fund the cost of conducting a feasibility study. During the year ended August 31, 2005, the Company received more grant proceeds than expenses incurred. Through August 31, 2006, the grant has been recorded as other income and the costs related to the feasibility study are included in professional fees.

The Company has been approved for a grant in the amount of $148,000 with the Missouri Agricultural and Small Business Development Authority (MASBA) to fund planning expenses related to building an ethanol facility. The grant required the Company to locate taxpayers to purchase state tax credits. A member of the Company advanced funds to allow the Company to initially purchase some of the tax credits. The tax

OZARK ETHANOL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

credits were then sold to multiple taxpayers at which time the member was reimbursed. Through August 31, 2006, the Company had confirmation of approval and expended $21,244.

Note 4 — Related Party Transactions

The Company reimbursed members of its steering committee for travel and supplies. During the year ended August 31, 2006, the amount paid to members of the steering committee was $8,003. In September 2006, the Company received $4,491 of grant money as reimbursement for some of the travel expenses.

The Company leases its office facility from a member of its board of managers, under a month-to-month lease. During the year ended August 31, 2006, the Company accrued rent of $1,050 to the board member.

The board of the Company provided certain services without compensation. As reimbursement for these services, the Company provided the members of the board a reduced purchase price on certain units of ownership in the Company, as noted in Note 2.

Note 5 — Concentration of Credit Risk

The Company maintains cash balances at a financial institution in its trade area. The account is secured by the Federal Deposit Insurance Corporation up to $100,000. At times, the Company’s bank balance may exceed $100,000.

Note 6 — Commitments and Contingencies

The Company has signed a letter of intent with an unrelated entity to provide services to assist the Company with the design and engineering related to the construction of an ethanol production facility, including assisting the Company in assembling information, permits, agreements and resources necessary, developing project roles and responsibilities, developing and analyzing feasible alternatives, providing technical and economic data and strategic guidance to assist the Company in presentations to investors and financial institutions, and utilizing the entity’s experience in ethanol plant operations to help the Company develop a business plan. The Company pays a fee equal to $75,000, with the full balance due upon submittal of the air permit to the State of Missouri plus travel and other approved expenses. As of August 31, 2006, the Company has paid a retainer of $52,500, which is included in prepaid project development costs on the balance sheet. Upon obtaining financing for the ethanol plant, the Company agrees to enter into either a turnkey agreement for the construction of the ethanol plant facility or a technology transfer agreement in which the entity will provide engineering services required to complete the basic engineering design, review detailed engineering services performed by others and provide construction observation, manuals, training and start-up assistance services specified by the entity. The agreement may be terminated by either party in writing should there be a material breach of contract.

The Company entered into an agreement with an unrelated entity to provide services to assist the Company in its negotiation of contracts, planning of the equity marketing effort, securing debt financing and other responsibilities related to the development of the ethanol plant. The Company pays a monthly retainer of $10,000 per month plus travel expenses and other approved expenses. Upon closing of financing with the Company’s lender, the Company will pay a contingent fee of 1.25% of the total capitalized cost of the project, less the total amount of monthly retainers paid. This contingent fee is not payable if the Company does not close financing with a financial lender. As of August 31, 2006, the Company has accrued $56,852, which is included in accounts payable on the balance sheet. The total amount of the retainer will not exceed $120,000 without written modification to the contract. The Company may terminate the contract in writing should the entity fail to fulfill its obligations.

OZARK ETHANOL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

The Company authorized the project manager to spend $5,000 in the pursuit of an Enterprise Zone grant request and $15,000 in the pursuit of Chapter 100 bonds for real estate and personal tax abatements. As of August 31, 2006, the Company has not expended any funds on either of these projects.

Note 7 — Income Taxes

The differences between the financial statement basis and tax basis of assets are as follows:

Financial statement basis of assets	$2,007,883
Plus organizational, start-up costs and professional fees, Net of tax amortization	46,471

Tax basis of assets	$2,054,354

Permanent differences between financial statement and income tax expenses are related to the compensation expense recorded for financial statements in connection with the units issued at a discount, whereas no deduction is allowed for income tax purposes, syndication costs capitalized for income tax purposes and the amount of meals and entertainment expenses not deductible for income tax purposes.

Note 8 — Subsequent Events

On September 8, 2006, the Company entered into an option agreement to purchase not less than 160 acres and not more than approximately 232 acres of land. The option was purchased for $10,000, which will be applied to the total purchase price if the option is exercised. The agreement provides for a purchase price of $3,000 per acre, including the issuance of membership units in the Company at a value of one-third of the total purchase price. The membership units issued in exchange for the purchase of the land will be valued at a price equal to the public offering price per unit of other Class A Units to investors on or about the date of closing. The Company will provide the seller a seat on the board of managers of the Company upon the purchase of the land. The option expires on August 31, 2007.

The Company has applied to the United State Department of Agriculture for a $299,900 grant to fund general and administrative expenses related to building an ethanol facility. Expenses specific to the construction of the ethanol facility do not qualify for reimbursement under the terms of this grant. As part of the agreement related to the writing of this grant, 2% of the funds from the grant were to be paid to the grant writer as a contingent fee. The Company was approved for the grant on September 12, 2006.

On September 13, 2006, the Company entered into an agreement with an unrelated entity to provide services to assist the Company in its environmental permitting and site evaluation and analysis related to the development of the ethanol plant. The Company will pay a fee of up to $50,800 plus travel expenses and other approved expenses. Either party may terminate the agreement with 7 day written notification to the other party. Upon termination, the Company will pay the entity for all services performed and expenses incurred through the date of termination.

The Company entered into an agreement with an unrelated entity to provide services to assist the Company with the engineering design of a spur track for an ethanol production facility. The services will be provided in five phases. The Company will pay fees on an hourly basis, estimated to be $10,000, for the first phase and a fixed fee totaling 4.00% of construction costs for Phases 2 & 3. Phase 4 will be a fixed amount totaling $7,500 and Phase 5 will be based on an hourly rate for the services requested for work in progress. The agreement may be terminated by either party in writing should there be a material breach of contract. As of August 31, 2006, no costs have been incurred related to the agreement.

OZARK ETHANOL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

On December 15, 2006, the Company filed a registration statement on Form SB-2 with the Securities and Exchange Commission. The registration is to offer units at a purchase price of $2.00 per unit. The minimum offering is for $30,000,000 and the maximum offering is $60,000,000.

On December 21, 2006, the Company entered into an agreement with an escrow agent to develop an escrow fund with money received from investors that subscribe to purchase Class A Units. The escrow agent may resign with 30 days prior written notification to the Company. The Company may remove the escrow agent, with or without cause, upon 30 days written notice and appointment of a successor escrow agent. There are no fees associated with the maintenance of the escrow account.

On December 13, 2006 the Company entered into an agreement with an unrelated entity to provide consulting and management services for the supply of natural gas and electricity for the ethanol plant. The Company will pay a monthly retainer fee of $2,900 plus travel expenses. The agreement begins January 1, 2007 and continues until twelve months after the plant’s completion date. The Company has the option to renew annually at that time, and either party may terminate the agreement with written notification to the other party within 60 days of the annual renewal date.

The Company negotiated with a board member to perform day to day management services, which were to begin on December 1, 2006. In accordance with the board resolution the Company agreed to a monthly payment of $3,500 and named the board member president.

OZARK ETHANOL, LLC
(A Development Stage Company)
Liberal, Missouri

BALANCE SHEET (UNAUDITED)
February 28, 2007

ASSETS
Current Assets
Cash and cash equivalents
Money market account	$94,185
Temporary cash investments	1,019,206

Total cash and cash equivalents	1,113,391
Certificates of deposit	510,994
Interest receivable	2,706
Prepaid project development costs	52,500
Prepaid insurance	2,946
Prepaid offering costs	222,551
Prepaid rent	350

Total current assets	1,905,438

Property, Plant and Equipment
Construction in progress	85,287

Other Assets
Land option	13,873

Total assets	$2,004,598

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Bank overdraft	32,354
Accounts payable	$73,435

Total current liabilities	105,789

Members’ Equity
Membership interest	2,102,044
Deficit accumulated during the development stage	(203,235)

Total members’ equity	1,898,809

Total liabilities and members’ equity	$2,004,598

The accompanying notes are an integral part of these financial statements

OZARK ETHANOL, LLC
(A Development Stage Company)
Liberal, Missouri

STATEMENTS OF OPERATIONS (UNAUDITED)

	Six Months	Six Months	From September 24, 2003
	Ended	Ended	(Beginning of Inception)
	February 28,	February 28,	to February 28,
	2006	2007	2007

Revenue	$—	$—	$—
Operating Expenses
Organizational expenses	—	—	2,400
Start-up expenses	—	47,571	164,015
Travel expenses	—	8,480	16,246
Professional fees	—	121,095	219,700

	—	177,146	402,361

Other Income (Expense)
Grant income	—	92,778	161,522
Interest income	—	37,604	37,604

	—	130,382	199,126

Net income (loss)	$—	$(46,764)	$(203,235)

Basic and Diluted
Income (loss) per unit	$—	$(0.02)

Weighted Average Units
Outstanding basic and diluted	24,022	2,700,000

The accompanying notes are an integral part of these financial statements

OZARK ETHANOL, LLC
(A Development Stage Company)
Liberal, Missouri

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

				Deficit Accumulated
		Per Unit	Membership	During the
	Units	Amount	Interest	Development Stage	Total

Balance at September 24, 2003	—	$—	$—	$—	$—
Units issued, January 29, 2004	14,400	0.25	5,400	—	5,400
Units issued, February 13, 2004	7,200	0.25
Net loss	—		—	(160)	(160)

Balance at August 31, 2004	21,600	0.25	$5,400	$(160)	$5,240
Units issued, June 23, 2005	2,400	0.25	600	—	600
Net income	—		—	2,011	2,011

Balance at August 31, 2005	24,000	0.25	$6,000	$1,851	$7,851
Units issued, February 28, 2006	4,000	0.25	1,000	—	1,000
Units issued, April 6, 2006	8,000	0.25	2,000	—	2,000
Units issued, April 27, 2006	4,800	0.25	1,200	—	1,200
Units issued, May 11, 2006	3,200	0.25	800	—	800
Units issued, June 28, 2006	396,000	0.25	99,000	—	99,000
Unit based compensation to board members (non-cash), (Notes 1 and 2), June 28, 2006	—	—	110,000	—	110,000
Units issued, June 28, 2006	730,000	0.50	365,000	—	365,000
Units issued, August 31, 2006 (Note 2)	1,530,000	1.00	1,530,000	—	1,530,000
Costs associated with raising equity	—	—	(32,996)	—	(32,996)
Net loss	—	—	—	(158,322)	(158,322)

Balance at August 31, 2006	2,700,000	0.77	2,082,004	(156,471)	1,925,533
Reimbursed costs associated with raising equity	—	—	21,150	—	21,150
Costs associated with raising equity	—	—	(1,110)	—	(1,110)
Net loss for the six months ended February 28, 2007	—	—	—	(46,764)	(46,764)

Balance at February 28, 2007	2,700,000	$0.77	$2,102,044	$(203,235)	$1,898,809

The accompanying notes are an integral part of these financial statements

OZARK ETHANOL, LLC
(A Development Stage Company)
Liberal, Missouri

STATEMENTS OF CASH FLOWS (UNAUDITED)

			From September 24,
	Six Months	Six Months	2003 (Beginning of
	Ended	Ended	Inception) to
	February 28,	February 28,	February 28,
	2006	2007	2007

Cash Flows from Operating Activities
Net income (loss)	$—	$(46,764)	$(203,235)
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Stock-based compensation	—	—	110,000
(Increase) decrease in:
Grant receivable	—	7,789	—
Prepaid expenses and other current assets	—	3,578	(3,296)
Prepaid offering costs	—	(170,955)	(183,455)
Prepaid project development costs	—	—	(52,500)
Increase (decrease) in:
Accounts payable and accrued expenses	—	(52,058)	30,292

Net cash provided by operating activities	—	(258,410)	(302,194)
Cash Flows from Investing Activities
Purchase of land option	—	(13,873)	(13,873)
(Increase) in construction in progress		(81,240)	(81,240)
(Increase) in interest receivable	—	(2,706)	(2,706)
Maturity of certificate of deposits		1,017,377	1,017,377
Purchase of certificate of deposits	—	(1,528,371)	(1,528,371)

Net cash provided by investing activities	—	(608,813)	(608,813)
Cash Flows from Financing Activities
Bank overdraft	—	32,354	32,354
Proceeds from short-term borrowings	—	—	18,000
Payments on short-term borrowings	—	—	(18,000)
Issuance of membership units	1,000	—	2,005,000
Cost of raising equity	—	(1,110)	(34,106)
Reimbursed cost of raising equity	—	21,150	21,150

Net cash provided by financing activities	1,000	52,394	2,024,398

Net increase in cash and cash equivalents	1,000	(814,829)	1,113,391
Cash and cash equivalents, Beginning of Period	2,611	1,928,220	—

Cash and cash equivalents, End of Period	$3,611	$1,113,391	$1,113,391

Non Cash Operating and Financing Activities
Prepaid offering costs in accounts payable	$—	$39,096	$39,096
Construction in progress in accounts payable	—	4,047	4,047

The accompanying notes are an integral part of these financial statements

OZARK ETHANOL, LLC
(A Development Stage Company)
Liberal, Missouri

NOTES TO FINANCIAL STATEMENTS
February 28, 2007

Note 1 — Summary of Significant Accounting Policies

Nature of Business

Ozark Ethanol, LLC (a development stage Delaware limited liability company) currently located in Liberal, Missouri and plans to build a plant in Vernon County, Missouri, was organized to pool investors to build a 54 million gallon ethanol plant with distribution within the United States. As of February 28, 2007, the Company is in the development stage with its efforts being principally devoted to organizational and financing activities.

The Company was formally organized as a limited liability company as of May 16, 2006. From September 24, 2003 to May 15, 2006, the Company operated as a general partnership with no formal partnership agreement.

Basis of Accounting

The unaudited financial statements contained herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America.

In the opinion of management, all adjustments considered necessary for a fair presentation have been included in the accompanying financial statements. The results of operations for the six month periods ended February 28, 2007 and 2006 are not necessarily indicative of the results expected for a full year.

These financial statements should be read in conjunction with the financial statements and notes included in the Company’s financial statements for the year ended August 31, 2006.

Revenue Recognition

Revenue from the production of ethanol and related products will be recorded upon delivery to customers. Interest income is recognized as earned.

Prepaid Offering Costs

Costs incurred related to the sale of units are recorded as prepaid offering costs until the related units are issued. Upon issuance of units, offering costs are applied to membership interest. Offering costs include direct costs related to the offering such as legal fees, cost of meetings and materials and related costs associated with the Company’s private offering and initial public offering.

Organizational and Start-up Costs

Organizational and start-up costs are expensed as incurred. Organizational costs consist of amounts related to the formation of the company. Start-up costs consist of amounts incurred during the development stage related to the operation and management of the Company which do not qualify as a capitalized cost.

OZARK ETHANOL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

Grants

Amounts received from grants are recorded as income when the Company has confirmation of approval of each individual expenditure to be reimbursed. Expenses, for which the grants were provided, are recorded as incurred.

Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ from the significant estimates used.

Income Taxes

The Company is organized as a limited liability company under state law and is treated as a partnership for income tax purposes. Under this type of organization, the Company’s earnings pass through to the partners and are taxed at the partner level. Accordingly, no income tax provision has been calculated. Differences between financial statement basis of assets and tax basis of assets are related to capitalization and amortization of organizational and start-up costs for tax purposes, whereas these costs are expensed for financial statement purposes.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Certificates of Deposits in Banks

The Company has investments in certificates of deposits in banks with maturity dates greater than three months. These investments are carried at cost.

Earnings per unit

Basic net income (loss) per unit is computed on the basis of the weighted-average number of units outstanding for the periods. The basic and diluted net income (loss) per unit is computed by dividing the net income (loss) for the period by the weighted-average number of units outstanding for the period. For purposes of calculating diluted earnings per capital unit, units subscribed for but not issued are included in the computation of outstanding capital units, using the treasury stock method on the unpaid balance versus the number of units the unpaid balance would purchase. All unit and per unit data have been retroactively adjusted to September 23, 2003 to reflect the formal organization by the Company as a limited liability company as described in note 1 as if all units were outstanding for the periods presented.

Unit Based Compensation

The Company issued units to the board of managers at a discounted price per unit in exchange for services provided by the managers. Per Statement of Financial Accounting Standard (SFAS) 123(R), Share-Based Payment, non-employee managers acting in their role as members of the board of managers are treated as employees provided their board positions will be filled by shareholder election when the existing term expires. Unit-based compensation transactions are measured based on the estimated fair value of the units

OZARK ETHANOL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

issued for the compensation. Based on the at risk capital and efforts provided by the board since inception, each board member received $10,000 of non-cash compensation in the form of units, which allowed each board member to purchase no more than 40,000 units at a discounted price. During the year ended August 31, 2006, 440,000 Class A membership units have been purchased by board members at a fifty percent (50%) discount for $0.25 per unit. The fair market value was determined to be $0.50, the price at which Class A membership units were purchased when the discounted units were offered. During the year ended August 31, 2006 compensation expense in the amount of $110,000 has been recorded as unit-based payments, since the services had been provided as of the date of issuance.

Note 2 — Members’ Equity

As specified in the Company’s Operating Agreement, voting rights are one vote for each voting unit registered in the name of such Member as shown on the Membership Register maintained by the Company. For Class A units, a member’s number of votes is capped at five percent (5%) of the outstanding Class A units.

The board of managers is authorized to create classes of Units in addition to the Class A Units. If additional classes are created, the board of managers is further authorized to establish the designations, powers, preferences, and governance and other rights, qualifications, limitations and restrictions applicable to such classes. No additional classes have been created and the Class A Units are presently the only class of Units designated, issued and outstanding.

Income and losses of the Company shall be allocated among the Unitholders in proportion to each Unitholder’s respective percentage of units when compared with the total units issued.

The Company’s cash flow shall first be applied to the payment of the Company’s operating expenses (including debt service) and then to maintenance of adequate cash reserves as determined by the Board of Managers. Any cash remaining after satisfaction of the preceding provision, as determined by the Board of Managers in its sole discretion, shall be distributed from time to time to each class by class percentage and then to the Unitholders in proportion to their respective percentage of units. No unitholder has the right to demand and receive any distribution from the Company other than in cash. No distribution shall be made if, as a result thereof, the Company’s liabilities would exceed the gross asset value of its assets.

Transfer, disposition or encumbrance of capital units is subject to certain restrictions, including approval by the Board of Managers.

During June 2006, board members purchased their Class A membership units at $0.50 per unit and at $0.25 per unit as described in Note 1 under Unit Based Compensation subject to a private placement memorandum.

During August 2006, board members and non-board members purchased Class A membership units at a purchase price of $1 per unit. Of the 1,530,000 units sold, 250,000 units were purchased by board members and 1,280,000 units were purchased by unrelated parties, with all units sold for $1.

The Company completed its private placement memorandum in August 2006. A total of 2,700,000 units were subscribed and paid for during the period ended August 31, 2006.

Upon completion of the private placement memorandum, costs related to the issuance of the units of $32,996 were charged to members’ equity.

During the six month period ended February 28, 2007, costs related to the issuance of the private placement memorandum of $1,110 and offering costs reimbursed under grant agreements of $21,150 were charged to members’ equity.

OZARK ETHANOL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

The Company has filed a registration statement on Form SB-2 with the Securities and Exchange Commission. The registration is to offer units at a purchase prince of $2.00 per unit. The minimum offering is for $30,000,000 and the maximum offering is $80,000,000.

Note 3 — Grant Income

The Company received a grant from one entity, totaling $47,500, which was applied against the cost of conducting a feasibility study. During the year ended August 31, 2005, the Company received more grant reimbursements than expenses incurred. Through February 28, 2007, the grant has been recorded as other income and the costs related to the feasibility study are included in professional fees. The Company has been approved for a grant in the amount of $148,000 with the State of Missouri Department of Agriculture and Small Business Development Authority (MASBA) to fund planning expenses related to building an ethanol facility. The grant required the Company to locate taxpayers to purchase state tax credits. A member of the Company advanced funds to allow the Company to initially purchase some of the tax credits. The tax credits were then sold to multiple taxpayers at which time the member was reimbursed. Through February 28, 2007, the Company had confirmation of approval and expended $148,000.

The Company has been approved for a grant in the amount of $299,900 with the State Department of Agriculture to fund general and administrative expenses related to building an ethanol facility. Expenses specific to the construction of the ethanol facility do not qualify for reimbursement under the terms of this grant. As part of the agreement related to the writing of this grant, 2% of the funds from the grant were paid to the grant writer as a contingent fee. Through February 28, 2007, the Company had not received or expended any amount related to this grant.

Note 4 — Related Party Transactions

The Company reimbursed members of its steering committee for travel and supplies. During the six month period ended February 28, 2007, the amount paid to members of the steering committee was $6,097. In October 2006, the Company received $509 of grant money as reimbursement for some of the travel expenses.

The Company leases its office facility from a member of its board of managers, under a month-to-month lease. During the six month period ended February 28, 2007, the Company paid rent in the amount of $2,100 and prepaid rent of $350 to the board member.

During the six month period ended February 28, 2007, the Company negotiated with a board member to perform day to day managements services, beginning on December 1, 2006. In accordance with the board resolution the Company agreed to a monthly payment of $3,500 and named the board member president. For the six month period ended February 28, 2007, the Company paid management fees in the amount of $10,500.

The board of the Company provided certain services without compensation. As reimbursement for these services, the Company provided the members of the board a reduced purchase price on certain units of ownership in the Company, as noted in Note 2.

Note 5 — Concentration of Credit Risk

The Company maintains cash balances at a financial institution in its trade area. The account is secured by the Federal Deposit Insurance Corporation up to $100,000. At times, the Company’s bank balance may exceed $100,000.

OZARK ETHANOL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 6 — Commitments and Contingencies

The Company has signed a letter of intent with an unrelated entity to provide services to assist the Company with the design and engineering related to the construction of an ethanol production facility, including assisting the Company in assembling information, permits, agreements and resources necessary, developing project roles and responsibilities, developing and analyzing feasible alternatives, providing technical and economic data and strategic guidance to assist the Company in presentations to investors and financial institutions, and utilizing the entity’s experience in ethanol plant operations to help the Company develop a business plan. The Company pays a fee equal to $75,000, with the full balance due upon submittal of the air permit to the State of Missouri plus travel and other approved expenses. As of February 28, 2007, the Company has paid a retainer of $52,500, which is included in prepaid project development costs on the balance sheet. Upon obtaining financing for the ethanol plant, the Company agrees to enter into either a turnkey agreement for the construction of the ethanol plant facility or a technology transfer agreement in which the entity will provide engineering services required to complete the basic engineering design, review detailed engineering services performed by others and provide construction observation, manuals, training and start-up assistance services specified by the entity. The agreement may be terminated by either party in writing should there be a material breach of contract.

The Company entered into an agreement with an unrelated entity to provide services to assist the Company in its negotiation of contracts, planning of the equity marketing effort, securing debt financing and other responsibilities related to the development of the ethanol plant. The Company pays a monthly retainer of $10,000 per month plus travel expenses and other approved expenses. Upon closing of financing with the Company’s lender, the Company will pay a contingent fee of 1.25% of the total capitalized cost of the project, less the total amount of monthly retainers paid. This contingent fee is not payable if the Company does not close financing with a financial lender. As of February 28, 2007, the Company has paid $92,523 and accrued $12,383, which is included in accounts payable on the balance sheet. The total amount of the retainer will not exceed $120,000 without written modification to the contract. The Company may terminate the contract in writing should the entity fail to fulfill its obligations.

The Company authorized the project manager to spend $5,000 in the pursuit of an Enterprise Zone grant request and $15,000 in the pursuit of Chapter 100 bonds for real estate and personal tax abatements. As of February 28, 2007, the Company has expended $20,000 of funds for both projects.

The Company entered into an option agreement to purchase not less than 160 acres and not more than approximately 232 acres of land. As of February 28, 2007, the option was purchased for $10,000, which is included in land options on the balance sheet. The deposit will be applied to the total purchase price if the option is exercised. The agreement provides for a purchase price of $3,000 per acre, including the issuance of membership units in the Company at a value of one-third of the total purchase price. The membership units issued in exchange for the purchase of the land will be valued at a price equal to the public offering price per unit of other Class A Units to investors on or about the date of closing. The Company will provide the seller a seat on the board of managers of the Company upon the purchase of the land. The option expires on August 31, 2007.

The Company entered into an agreement with an unrelated entity to provide services to assist the Company in its environmental permitting and site evaluation and analysis related to the development of the ethanol plant. The Company will pay a fee up to $50,800 plus travel expenses and other approved expenses. Either party may terminate the agreement with 7 day written notification to the other party. Upon termination, the Company will pay the entity for all services performed and expenses incurred through the date of termination. As of February 28, 2007, the Company has incurred $73,424 of expenses related to the agreement.

OZARK ETHANOL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

The Company entered into an agreement with an unrelated entity to provide services to assist the Company with the engineering design of a spur track for an ethanol production facility. The services will be provided in five phases. The Company will pay fees on an hourly basis, estimated to be $10,000, for the first phase and a fixed fee totaling 4.00% of construction costs for Phases 2 & 3. Phase 4 will be a fixed amount totaling $7,500 and Phase 5 will be based on an hourly rate for the services requested for work in progress. The agreement may be terminated by either party in writing should there be a material breach of contract. As of February 28, 2007, no costs have been incurred related to the agreement.

The Company entered into an agreement with an escrow agent to develop an escrow fund with money received from investors that subscribe to purchase Class A Units. The escrow agent may resign with 30 days prior written notification to the Company. The Company may remove the escrow agent, with or without cause, upon 30 days written notice and appointment of a successor escrow agent. There are no fees associated with the maintenance of the escrow account.

The Company entered into an agreement with an unrelated entity to provide consulting and management services for the supply of natural gas and electricity for the ethanol plant. The Company will pay a monthly retainer fee of $2,900 plus travel expenses. The agreement began January 1, 2007 and will continue until twelve months after the plant’s completion date. The Company has the option to renew annually at that time, and either party may terminate the agreement with written notification to the other party within 60 days of the annual renewal date. As of February 28, 2007, the Company has incurred fees of $5,800 related to the agreement.

The Company entered into an agreement with an unrelated entity to provide engineering services related to highway improvements necessary for an ethanol production facility. The Company will pay conceptual and preliminary fees of $17,797 related to the agreement. Fees associated with final design, bidding documents, and construction administration will be negotiated at a later date. As of February 28, 2007, no costs have been incurred related to the agreement.

Note 7 — Income Taxes

The differences between the financial statement basis and tax basis of assets are as follows:

Financial statement basis of assets	$2,004,598
Plus organizational, start-up costs and professional fees, Net of tax amortization	130,838

Tax basis of assets	$2,135,436

Permanent differences between financial statement and income tax expenses are related to the compensation expense recorded for financial statements in connection with the units issued at a discount, whereas no deduction is allowed for income tax purposes, syndication costs capitalized for income tax purposes and the amount of meals and entertainment expenses not deductible for income tax purposes.

Note 8 — Subsequent Events

On March 13, 2007 the Company entered into an agreement with an unrelated entity to provide marketing services related to the equity drive. Invoices for projects will be submitted and agreed upon prior to initiation of projects. The term of the agreement is for six month and will automatically extend thereafter for one month periods. Either party may terminate the agreement with written notification to the other party within 60 days of the extension date.

INDEX TO APPENDICES

APPENDIX A	Certificate of Formation of Ozark Ethanol, LLC
APPENDIX B	Limited Liability Company Agreement of Ozark Ethanol, LLC
APPENDIX C	Subscription Package

APPENDIX A

CERTIFICATE OF FORMATION
OF
OZARK ETHANOL, LLC

(This page is intentionally left blank.)

State of Delaware Secretary of State Division of Corporations Delivered 03:05 PM 05/16/2006 FILED 03:05 PM 05/16/2006 SRV 060464177 — 4159881 FILE

CERTIFICATE OF FORMATION
OF
OZARK ETHANOL, LLC

ARTICLE I

NAME

The name of this limited liability company is Ozark Ethanol, LLC.

ARTICLE II

REGISTERED OFFICE; AGENT

The address of the registered office of Ozark Ethanol, LLC in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 and its initial registered agent at that address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Ozark Ethanol, LLC this 16th day of May, 2006.

/s/  JOE R. THOMPSON
Joe R. Thompson, Organizer
Authorized Person

APPENDIX B

LIMITED LIABILITY COMPANY AGREEMENT
OF
OZARK ETHANOL, LLC

(This page is intentionally left blank.)

OZARK ETHANOL, LLC
LIMITED LIABILITY COMPANY AGREEMENT
EFFECTIVE UPON ADOPTION

OZARK ETHANOL, LLC

Limited Liability Company Agreement

i

ii

Ozark Ethanol, LLC
Limited Liability Company Agreement

THIS LIMITED LIABILITY COMPANY AGREEMENT of Ozark Ethanol, LLC (the “Company”) is adopted and made effective upon adoption by the initial Board of Managers.

OPERATION, MANAGEMENT, AND INTERESTS
IN THE COMPANY

ARTICLE 1.
DEFINITIONS

Section 1.1  Reference to Certain Terms.

For purposes of this Agreement: (1) references to “Articles” and “Sections” are to those Articles and Sections appearing in this Agreement unless explicitly indicated otherwise; and (2) references to statutes include all rules and regulations under those statutes, and all amendments and successors to those statutes.

Section 1.2  Definitions.

The definitions in this Section 1.2 (and the definitions in Section 1.10 of Appendix E) apply throughout this Agreement unless the context requires otherwise.

“Act” means the Delaware Limited Liability Company Act as set forth in the Delaware Code (commencing with Section 18-101 of the Delaware Code), as amended from time to time (or any corresponding provision or provisions of any succeeding law).

“Affiliate” means, with respect to any Person: (1) a Business Entity directly or indirectly Controlling, Controlled by or under common Control with the Person; (2) an officer, director, general partner, or trustee of a Person that is a Business Entity; or (3) a Person or a representative who is an officer, director, general partner, or trustee of the Business Entity described in clauses (1) or (2) of this sentence.

“Agreement” means this Limited Liability Company Agreement of the Company, as amended, modified, or restated from time to time.

“Board” or “Board of Managers” means the individuals who are named, appointed or elected as Managers of this Company under Section 5.3 acting collectively pursuant to this Agreement.

“Business Entity” means a partnership (whether general or limited), joint venture, association, cooperative, corporation, trust, estate, limited liability company, limited liability partnership, unincorporated association, governmental entity, or any other legal entity, including an individual acting as a sole proprietorship or as a business.

“CEO” means the Chief Executive Officer of the Company appointed by the Board.

“Certificate of Formation” means the certificate of formation of the Company as amended or restated and filed with the Delaware Secretary of State pursuant to the Act.

“Class” is the designated division in Interests as provided in Section 3.2(a).

“Class A Member” means a Person who holds Class A Units, meets the requirements of Section 4.2(a), is admitted as a Class A Member and has not ceased to be a Class A Member. “Class A Members” mean all Persons who hold Class A Units, meet the requirements of Section 4.2(a), are admitted as Class A Members and have not ceased to be Class A Members.

“Class A Units” mean Units that are designated as Class A Units pursuant to Section 3.2(a).

“Company” means Ozark Ethanol, LLC, the limited liability company formed by the filing of the Certificate of Formation in accordance with the Act and the limited liability company continuing the business of this Company in the event of dissolution of the Company as provided in this Agreement and the Act.

1

“Confidential Information” is defined in Section 4.1(c).

“Control”, “Controlling”, “Controlled by” and “under common Control with” mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Business Entity, whether through the ownership of voting securities, by contract, or otherwise, or the power to elect at least fifty percent (50%) of the Board of Directors, or persons exercising similar authority with respect to the Business Entity.

“Dissolution Event” has the meaning given in Section 7.1(a).

“Distribution” means a payment of cash or property to a Unitholder based on the Unitholder’s Interest in the Company as provided in this Agreement.

“Effective Date” is the date this Agreement is adopted as provided in the introductory paragraph.

“Event of Disassociation” has the meaning given in Section 4.6(a).

“Interest” means, collectively, the Unitholders’ financial rights to Profits, Losses and other allocation items, and to receive Distributions and, with respect to Members, the right of the Members to vote on matters and to receive information concerning the business and affairs of the Company as provided for in this Agreement.

“Lien” means a security interest, lien or other encumbrance in Units pledged or granted for the purpose of securing debt financing.

“Liquidator” has the meaning given in Section 7.6(a).

“Managers” is defined in Section 5.3.

“Member” means a Person who is admitted as a Member under Section 4.3, and who has not ceased to be a Member. “Members” mean all Persons who are Members.

“Person” means any individual natural person, or a Business Entity.

“Property” means all real and personal property acquired by the Company, including cash and any improvements to the Property, and includes both tangible and intangible property.

“Securities Act” means the Securities Act of 1933.

“Subsidiary” means, with respect to any Business Entity, any corporation, partnership, joint venture, limited liability company, association or other entity Controlled by the Business Entity.

“Transfer” means, as a noun, any voluntary or involuntary transfer, sale, or other disposition or other transfer, whether by operation of law (e.g., pursuant to a merger) or otherwise, and, as a verb, voluntarily or involuntarily to convey, sell, or otherwise dispose of, but does not include a pledge or grant of a Lien.

“Transfer Restrictions” means the restrictions on Transfer of Units in Section 3.8 and the Unit Transfer Policy attached as Appendix C.

“Unit” means the unit of measurement within a Class into which Interests in the Company are divided as provided in Section 3.2(a).

“Unit Ledger” has the meaning given in Section 3.5.

“Unit Transfer Policy” is the policy for Transferring Units attached as Appendix C.

“Unitholder” means a Person who holds Units, whether or not the Person is a Member. “Unitholders” mean all Persons holding Units. Unitholders may be designated with respect to specific types or classes of Units held.

2

ARTICLE 2.
FORMATION, PURPOSE, POWERS

Section 2.1  Formation.

The Company was formed as a Delaware limited liability company pursuant to the Act.

Section 2.2  Name.

The name of the Company is stated in the Certificate of Formation and all business of the Company shall be conducted in that name or under other names as the Board, without Member approval, may determine. The Board, without Member approval, may change the name of the Company in accordance with the Act.

Section 2.3  Purpose; Powers.

(a) Purpose.  The Company has been formed for the purpose of, and the nature of the business to be conducted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any activities necessary, convenient or incidental to this purpose.

(b) Powers.  The Company shall possess and may exercise all the powers and privileges granted by the Act, by any other law, or by this Agreement, together with any lawful powers incidental to those powers and privileges, including the powers and privileges as are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

Section 2.4  Principal Place of Business.

The principal place of business of the Company shall be at the place or places stated in the Principal Place of Business attached as Appendix A and incorporated as part of this Agreement. The Principal Place of Business may be amended or changed by resolution of the Board without Member approval. The records required by the Act shall be maintained at one of the Company’s principal offices.

Section 2.5  Term.

The term of the Company shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in this Agreement.

Section 2.6   Filings; Agent for Service of Process.

(a) Maintenance of Delaware Status.  The Board shall take any actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of the State of Delaware. The Board shall cause amendments to the Certificate of Formation to be filed whenever required by the Act.

(b) Maintenance of Status in Other Jurisdictions.  The Board shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any other jurisdictions in which the Company engages in business.

(c) Agent For Service of Process.  The name and address of the agent for service of process on the Company in the State of Delaware shall be stated in the Agent for Service of Process attached as Appendix B and incorporated as part of this Agreement, which shall be amended by the Board, without Member approval, to reflect the appointment of any successor.

(d) Filings Upon Dissolution.  Upon the dissolution and completion of the winding up and liquidation of the Company, the Board shall cause to be filed a Certificate of Cancellation in accordance with the Act and cause similar filings as necessary to be made under the laws of any other jurisdictions.

Section 2.7  Title to Property.

All Property owned by the Company is owned by the Company as an entity, and a Unitholder, Member, or Manager does not have any ownership interest in the Property in their individual name. The Company shall

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hold title to all of its Property in the name of the Company and not in the name of any Unitholder, Member, or Manager.

Section 2.8  No Payments of Individual Obligations.

The Company’s credit and assets shall be used solely for the benefit of the Company, and an asset of the Company shall not be Transferred or encumbered for, or in payment of, any individual obligation of any Unitholder, Member, or Manager.

Section 2.9  Independent Non-Competitive Activities.

Neither this Agreement nor any activity under this Agreement shall prevent a Unitholder, Member, or Manager or any of their Affiliates, acting on their own behalf, from engaging in whatever activities they choose, unless the activities are competitive with the Company or the Company’s Affiliates as determined by the Board. Activities, other than activities that are competitive with the Company, or the Company’s Affiliates, may be undertaken by a Unitholder, Member, or Manager without having or incurring any obligation to: (1) offer any interest in the activities to the Company or any other Unitholder or Member; or (2) require the Unitholder, Member, or Manager undertaking the activity to allow the Company, the Company’s Affiliates, or other Unitholders, Members, Managers, or their Affiliates to participate in any of those activities. As a material part of the consideration for becoming a Unitholder, Member, or Manager, each Unitholder, Member, or Manager shall not have any right or claim of participation in another Unitholder’s, Member’s or Manager’s activities.

Section 2.10  Limited Liability.

Except as otherwise expressly provided by the Act, this Agreement, or agreed to under another written agreement, the debts, obligations, and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations, and liabilities of the Company, and a Unitholder, Member, or Manager of the Company is not obligated personally for any debt, obligation, or liability of the Company solely by reason of being a Unitholder or Member or by acting as a Manager of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing liability on the Unitholders, Members, or Managers for any debt, obligation, or liability of the Company.

Section 2.11  Members and Unitholders Bound Without Execution.

A Member or Unitholder who has Interests in the Company shall be bound by this Agreement without the necessity of executing a physical copy of this Agreement.

ARTICLE 3.
UNITS, UNITHOLDERS, FINANCIAL RIGHTS

Section 3.1  Rights and Obligations of Unitholders.

The respective rights and obligations of the Unitholders will be determined pursuant to the Act and this Agreement. To the extent that any right or obligation of any Unitholder is different by reason of any provision of this Agreement than it would be in the absence of that provision, this Agreement, to the extent permitted by the Act, will control.

Section 3.2  Units.

(a) Unitholder Interests and Units.  The Interests of the Unitholders will be divided into one or more classes (“Classes”), with the initial Class designated as Class A, and with subsequent Classes as may be established by the Board designated as Class B, Class C and sequentially lettered. Interests within each Class will be divided into units (the “Units”) designated as Class A Units (with respect to Class A), Class B Units (with respect to Class B), Class C Units (with respect to Class C), and sequentially lettered. With respect to the Class B and subsequent Classes of Units, the Board of Managers without Member approval is granted the express authority, by resolution and conforming amendments to this Agreement, to fix and establish the

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designations, powers, preferences, and governance and veto rights including Member voting rights and rights to appoint or elect Managers to the Board, qualifications, limitations or restrictions of each additional Class of Units (and the corresponding obligation to fix and establish these designations, powers, preferences, governance and other rights, qualifications, limitations and restrictions whenever any additional Class is established). The power of the Board extends to and includes the express authority to create Classes and Units, without Member approval, which have terms granting the additional Class and the Units (and the holders of the Units) rights, powers, preferences and privileges greater than the rights, powers, preferences and privileges associated with any previously established and designated Class or issued Units. The rights, powers, preferences and privileges are the same for all Units within a Class except as expressly provided otherwise in this Agreement, the Class designation approved by the Board, or the subscription or other agreement regarding the Units approved by the Board.

(b) Additional Units.  The Board may issue additional Units without Member approval, including Class A Units, to existing or new Unitholders in exchange for Capital Contributions as provided in Section 3.3(b) of this Agreement.

(c) Adjustment of Books and Records and Amendment of this Agreement.  Upon acceptance of Capital Contributions under Section 3.3 of this Agreement, the issuance of additional Units, or any change in Unitholders or Members, the Board shall cause the books and records of the Company and the Unit Ledger to be appropriately adjusted, and the Board shall amend this Agreement, without Member approval, to reflect the terms and conditions of the Capital Contributions and the issuance of Units, including any changes to the percentages of allocations and Distributions to different Classes or Units.

(d) Units Issued in Connection with Services.  The Board of Managers has broad power and authority to cause the Company to issue Units in connection with the performance of services. The Company and each Unitholder acknowledges that, that there is considerable uncertainty under current law as to the tax consequences and Capital Account adjustments when partnership interests are issued in connection with the performance of services, and that much of the uncertainty is expected to be clarified when Proposed Regulations under Code Sections 83, 704, 706, 707, 721 and 761 and a related Revenue Procedure are finalized. Accordingly, in addition to any other power and authority vested in the Board of Managers, and notwithstanding any other provision of this Agreement, the Board may:

(1) cause such adjustments to the Capital Accounts of Unitholders as the Board determines to be necessary or appropriate to reflect the economic rights and obligations that the Board agrees to embody in Units that are issued in connection with the performance of services;

(2) make any special allocation under Section 3.3(h) of taxable income or items thereof that is consistent with the provisions of current or future law relating to issuance of partnership interests in connection with the performance of services;

(3) cause the Company to elect, maintain and comply with the safe harbor provisions described in Proposed Regulations, Section 1.83-3(1), when finalized, and to take any action on behalf of each Unitholder as may be necessary or appropriate to legally bind the Company and all Unitholders, including transferees, to elect, maintain and comply with the requirements of such safe harbor, and each Unitholder shall execute such documentation as may be reasonably requested by the Company to assurance such election, compliance and maintenance; and

(4) amend this Agreement without Member approval to the extent the Board considers necessary or appropriate to implement the foregoing provisions of this Section 3.2(d).

Section 3.3  Capital Contributions.

(a) Initial Unitholders.  Those persons satisfying the conditions of Section 4.3(a) of this Agreement shall be the initial Unitholders of the Company.

(b) By Unitholders For Additional Units.  Each Unitholder’s Capital Contribution, if any, may be any consideration, whether in cash or a form other than cash (including past or future services), upon execution of any documents and on any other terms and conditions (including, in the case of Units issued to employees and

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consultants, any vesting and forfeiture provisions) as the Board determines to be appropriate, without Member approval.

(c) Additional Contributions Not Required.  A Unitholder is not obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than the unpaid portion of a Unitholder’s written agreement to make Capital Contributions. Units and their holders are not subject to any mandatory assessment, requests or demands for capital.

Section 3.4  No Certificate for Units.

The Units of the Company are not certificated Units unless otherwise determined by the Board. If the Board determines that the Units shall be certificated, the Board shall have the power and authority to make rules and regulations, not inconsistent with this Agreement or the Act, as the Board deems appropriate relating to the issuance, Transfer, conversion, and registration of certificates of the Company, including legend requirements or the appointment or designation of one or more transfer agents and one or more registrars. The Company may act as its own transfer agent and registrar.

Section 3.5  Unit Ledger.

The Board shall prepare, amend, and supplement a Unit Ledger without approval of the Members that states the Unitholders and the Class and number of Units held by each Unitholder, the Capital Contribution of the Unitholder, and those Unitholders who are Members of each Class.

Section 3.6  Allocations and Distributions.

(a) Generally.  The provisions relating to allocations of Profits, Losses and other allocation items of profit and loss, and Distributions are provided in this Section 3.6 and Article 7; Appendix C as to Transfers; and in Article III, Article IV, and Article XII of Appendix E. The provisions of this Section 3.6 may be amended by the Board, without Member approval, to conform with Class designations under Section 3.2(a). Appendix E is attached and incorporated as part of this Agreement. Appendix E may be amended by the Board without Member approval.

(b) Distributions.  Distributions other than Liquidating Distributions will be made on a Class Percentage and then unitary basis in proportion to the Units held in any Class, subject to Section 3.6(a).

(c) Liquidating Distributions.  Liquidating Distributions will be made to the Unitholders in accordance with their positive Capital Account balances, subject to Section 3.6(a), after payment of any obligations.

(d) Offset.  The Company may offset any debts, liabilities, or amounts owed by a Unitholder to the Company in amounts and at times determined by the Board in their discretion against Distributions or other amounts owed or to be paid to a Unitholder.

Section 3.7  Unitholder Conditions and Limitations.

(a) Interests Are Personal Property.  The interests of a Unitholder (whether or not a Member) in the Company are personal property for all purposes.

(b) No Compensation or Reimbursement.  Except as otherwise provided in a written agreement or policy approved by the Board and except for compensation employees receive as employees of the Company, a Unitholder, whether or not a Member, in the status as Unitholder or Member shall not receive any salary, fee, or draw for services rendered to or on behalf of the Company and shall not be reimbursed for any expenses incurred by the Unitholder or Member on behalf of the Company.

(c) Advances to Company.  A Unitholder or Affiliate of the Unitholder may, with the consent of the Board, lend or advance money to the Company. If any Unitholder or Affiliate of the Unitholder loans or advances money to the Company on its behalf, the amount of any loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company. The amount of the loan or advance by a lending Unitholder or Affiliate shall be repayable out of the Company’s cash and shall bear interest at a rate agreed upon by the Board and the Unitholder. The Unitholders or their Affiliates are not obligated to make any loan or advance to the Company.

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(d) No Return of Distributions.  Except as required by law, a Unitholder (whether or not a Member) is not obligated by this Agreement to return any Distribution to the Company or pay the amount of any Distribution for the account of the Company or to any creditor of the Company; provided, however, that if any court of competent jurisdiction holds that, notwithstanding this Agreement, any Unitholder is obligated to return or pay any part of any Distribution, the obligation will bind the Unitholder alone and not any other Unitholder. The provisions of the immediately preceding sentence are solely for the benefit of the Unitholders and will not be construed as benefiting any third party. The amount of any Distribution returned to the Company by a Unitholder or upon approval of the Board paid by a Unitholder for the account of the Company or to a creditor of the Company will be added to the account or accounts from which it was subtracted when it was distributed to the Unitholder.

(e) Redemption.  The Company, by resolution of the Board, may redeem the Units of a Class of a Unitholder that are not held by a Member of that Class. Unless otherwise provided by resolution of the Board, a Unitholder (whether or not a Member), or any transferee of a Unitholder, does not have a right to: demand, withdraw or receive a return of the Unitholder’s (or transferee’s) Capital Contributions or Capital Account; to require the purchase or redemption of the Unitholder’s (or transferee’s) Units or Interest; or to receive a Distribution in partial or complete redemption of the fair value of the Unitholder’s Units or Interest in the Company, (except in all cases a redemption authorized by the resolution of the Board under this Section 3.7(e) or as provided in Appendix E, Article XII, or Article 7 of this Agreement following a Dissolution Event), notwithstanding any provisions of the Act or any other provision of law. The other Unitholders and the Company do not have any obligation to purchase or redeem the Units or Interest of any Unitholder or transferee. Each Unitholder (whether or not a Member), as a condition of becoming a Unitholder, has no right to receive a Distribution in partial or complete redemption of the fair value of the Units or Interest of any Unitholder upon an Event of Disassociation or otherwise which, in the absence of the provisions in this Agreement, it would otherwise be afforded by Section 18-604 of the Act or any other provision of the Act.

(f) Rights of Unitholders Who Are Not Members.  Unless admitted as a Member pursuant to Section 4.3, a Person who acquires Units, or a Person who holds Units and ceases to be a Member, has only the rights of an “unadmitted assignee” and is only entitled to allocations and Distributions with respect to the Units in accordance with this Agreement, and does not have any right to any information or accounting of the affairs of the Company, and is not entitled to inspect the books or records of the Company, and does not have any of the rights of a Member under the Act or this Agreement. Units held by a Person who is not a Member are subject to the Transfer Restrictions.

(g) Specific Limitations.  A Unitholder (whether or not a Member) does not have the right, power or authority to: (1) reduce the Unitholder’s Capital Account, except as a result of the dissolution of the Company or as otherwise provided by law or in this Agreement; (2) make voluntary Capital Contributions to the Company except when authorized by the Board; (3) bring an action for partition against the Company or any Company assets; (4) cause the termination and dissolution of the Company, except as set forth in this Agreement; (5) require that any Distribution to the Unitholder be made in the form of property other than cash; (6) (in the Unitholder’s capacity as a Unitholder or Member) take part in or interfere in any manner with the management of the business and affairs of the Company; (7) (in the Unitholder’s capacity as a Unitholder or Member) act for or bind the Company notwithstanding Section 18-402 of the Act; and (8) have any contractual appraisal rights under Section 18-210 of the Act. Each Unitholder (whether or not a Member) by becoming a Unitholder shall have irrevocably waived each of the rights contained in clauses (1) through (8) of this Section 3.7(g).

Section 3.8  Restrictions on Transfers.

(a) General Restrictions.  The Board shall not approve, and the Company shall not recognize for any purpose, any purported Transfer of Units unless and until the Transfer Restrictions, consisting of the provisions of this Section and the Unit Transfer Policy, have been satisfied or the Board has by resolution specifically waived any unsatisfied provision, condition or restriction. A Transfer of Units approved by the Board that satisfies the provisions and conditions of the Transfer Restrictions (or if any unsatisfied condition is waived), shall be referred to in this Agreement as a “Permitted Transfer”.

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(b) Not Binding Until Entered in Company Books.  A Transfer of Units is not binding on the Company without the approval of the Board and not until the Transfer is entered in the books and records of the Company.

(c) Pledge of Units Allowed.  Notwithstanding the Transfer Restrictions, a Unitholder may pledge, grant a Lien on all or any portion of its Units as security for the payment of debt, provided that a subsequent foreclosure or transfer to the secured party in lieu of foreclosure or otherwise shall be considered a Transfer.

(d) Unless Permitted, Transfers Void.  A purported Transfer of Units that is not a Permitted Transfer is null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Board, in its sole discretion, elects to recognize a Transfer that is not a Permitted Transfer), the Units Transferred shall be strictly limited to the transferor’s rights to allocations and Distributions as provided by this Agreement with respect to the transferred Units, which allocations and Distributions may be applied or set off against (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of the Units may have to the Company.

(e) Indemnification of Company.  If a Transfer or attempted Transfer of Units is not a Permitted Transfer, the Unitholder and the prospective transferee engaging or attempting to engage in the Transfer is liable to and shall indemnify and hold harmless the Company and the other Unitholders from all cost, liability, and damage that the Company and any of the other Unitholders may incur (including incremental tax liabilities, lawyers’ fees and expenses) as a result of the Transfer or attempted Transfer and efforts to prohibit the transfer or enforce the indemnity.

(f) Transferee Subject to Transfer Restrictions.  Units held by a transferee are subject to the Transfer Restrictions.

(g) Unit Transfer Policy.  The Unit Transfer Policy shall be consistent with this Agreement and impose conditions and restrictions on Transfers to: (1) preserve the tax status of the Company; (2) comply with state or federal securities laws; (3) require appropriate information from the transferor and transferee regarding the transfer; (4) require representations from the transferor and/or transferee regarding the Transfer; and (5) allow the Board to determine whether or not the transferee is a competitor of the Company or the Company’s Affiliates. The Unit Transfer Policy also shall state the permitted method and conventions that shall be used in allocating Profits, Losses, and each item of Profits, and Losses and all other items attributable between the transferor and the transferee. The Unit Transfer Policy is attached as Appendix C, and incorporated as part of this Agreement. The Unit Transfer Policy may be amended by the Board without Member approval.

ARTICLE 4.
MEMBERS AND MEMBER VOTING

Section 4.1  Rights and Obligations of Members.

(a) Authority.  The respective rights and obligations of Members will be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of any provision of this Agreement, to the extent permitted by the Act, this Agreement shall control. A Member, other than a Member acting in his or her capacity as an officer of the Board or an officer of the Company pursuant to delegated authority, does not have the power or authority to act for or on behalf of the Company, to bind the Company by any act, or to incur any expenditures on behalf of the Company, except with the prior consent of the Board.

(b) Access to Records.  The Company shall provide to a Member upon written request of the Member: (1) the Class and Number of Units held by the Member; (2) the percentage or share of annual Distributions to which the Member is entitled based upon the Units held by the Member; (3) the voting rights of the Member for each Class of Units held; (4) the most recent audited financial statements of the Company; and (5) copies or internet access to any annual, quarterly, and special reports filed by the Company with the Securities and Exchange Commission. The Board shall prescribe the form and format in which the information in

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clauses (1) to (5) is transmitted to the Member. For all other information, upon the request of a Member for a proper purpose related to the Member’s Interest as determined by the Board, the Board will allow the Member and its designated representatives or agents, upon at least ten (10) business days prior written notice to the Board and during reasonable business hours, to examine the Company’s books and records to the extent required by the Act for the proper purpose at the Member’s sole cost and expense. Each Member and Unitholder has an expectation of privacy that information about them or their Interests in the Company will not be shared with other Members for an improper purpose. The Member’s request for information and right to inspect information is subject to any reasonable standards as may be established by the Board on a case by case basis or from time to time and the inspection rights will be restricted by the Board to protect the rights of other Members and the Company from damage by the requesting Member. The Board has the authority and shall restrict access to and protect Confidential Information of the Company in a manner consistent with this Section 4.1(b) and Section 4.1(c) as deemed appropriate by the Board.

(c) Nondisclosure.  Except as otherwise consented to by the Board, all non-public information furnished to the Member pursuant to this Agreement or otherwise regarding the Company or its business that is not generally available to the public (“Confidential Information”) will be kept confidential and will not be disclosed by the Member, or by any of the Member’s agents, representatives or employees, in any manner, in whole or in part, except that: (1) a Member will be permitted to disclose Confidential Information to those of the Member’s agents, representatives and employees who need to be familiar with the information in connection with the Member’s investment in the Company and who are charged with an obligation of confidentiality and nondisclosure to other Persons; (2) a Member will be permitted to disclose Confidential Information to the Member’s partners and equity holders so long as they agree to keep the information confidential on the terms set forth in this Agreement; (3) a Member will be permitted to disclose Confidential Information to the extent required by law, so long as the Member will have first provided the Company a reasonable opportunity to contest the necessity of disclosing the information; and (4) a Member will be permitted to disclose Confidential Information with prior written notice to the Company regarding the Persons and the nature of and restrictions on the Confidential Information to be disclosed, only to the Persons and to the extent necessary for the enforcement of any right of the Member arising under this Agreement.

Section 4.2  Minimum Required Unit Holding by Members.

(a) Class A Members.  Class A Members must hold at least 5,000 Class A Units.

(b) Other Classes.  A Unitholder must hold the minimum number and Class of Units required for membership as stipulated in the designation of another Class.

Section 4.3  Admission of Members.

(a) Initial Members.  Each Person who submits a properly executed subscription agreement to purchase Units, pays for such Units in full, and who satisfies the requirements of Section 4.2 is admitted as a Class A Member upon approval of the Board.

(b) Additional Members.  Additional Persons may, upon the approval of the Board, be admitted as Members of the Company with respect to any Class of Units: (1) by meeting the requirements for membership with respect to any Class under Section 4.2 and otherwise under this Agreement including any subscription and payment for Units as determined by the Board; (2) by submitting documents required by the Board to evaluate membership approval; and (3) by submitting an executed document approved by the Board agreeing to be bound by this Agreement. A Person is not admitted as a Member of any Class by the Board unless and until an officer of the Company, acting under authority from the Board, has countersigned the Person’s application, subscription agreement, or other document required by the Board for admission as a Member of any Class. The Board in its sole discretion may refuse to admit any Person as a Member of any Class.

(c) Admission of Transferees as Members.  A transferee of Units will be admitted as a Member with respect to a Class of Units (if not already a Member) if: (1) the Transfer Restrictions are satisfied with respect to the applicable Transfer; (2) the requirements of Section 4.2 are satisfied with respect to the transferee and the Class of Units, (3) the Board approves the membership of the transferee (which approval may be granted, delayed, considered or withheld in the sole discretion of the Board); and (4) the transferee executes any

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instruments and satisfies any other requirements that the Board deems reasonably necessary or desirable for admission of the transferee as a Member. In the absence of satisfying the foregoing requirements, the transferee will be a non-member Unitholder with only the rights of an unadmitted assignee as provided in Section 3.7(f).

Section 4.4  Member Voting.

(a) Voting Rights Restricted.  A Member does not have any voting rights except with respect to those matters requiring a Member vote or approval for: (1) the election and removal of Managers; (2) approval of certain mergers or consolidations as provided in Section 5.1(c); (3) approval of certain dispositions of all or substantially all of the assets of the Company under Section 5.1(c); (4) approval of the dissolution of the Company under Article 7; and (5) approval of certain amendments to this Agreement under Article 6, or as specifically provided for in this Agreement.

(b) Class A Member Voting Rights.  A Class A Member is entitled to one (1) vote for each Class A Unit held by the Member; provided, however, that a Class A Member’s number of votes is at all times capped at five percent (5%) of the outstanding Class A Units. Cumulative voting of the votes for Class A Units is not permitted. A Member of any other Class will be entitled to any additional voting rights as may be stipulated in the designations governing other Classes of Units held.

(c) Voting Method for Classes.  Subject to the governance rights of the designation of any other Class of Units, Members shall vote by Class, and the Members shall take action by the affirmative vote of the majority of voting power of each Class authorized to vote as provided in this Agreement for: (1) approval of certain mergers or consolidations as provided in Section 5.1(c); (2) approval of certain dispositions of all or substantially all of the assets of the Company under Sections 5.1(c); (3) approval of dissolution of the Company under Article 7; and (4) approval of certain amendments of this Agreement under Article 6. In the election (or removal) of Managers by the Members under Section 5.3(b), Members shall take action by the affirmative vote of a majority of the voting power of the Class or Classes electing (or removing) the Manager, present either in person, by proxy, or by mail ballot, at a duly held meeting of the Members at which a quorum is present for the transaction of business.

(d) Voting on Procedural and Other Matters.  Except for Class voting matters in Section 4.4(c), the Members shall take action at a Members meeting on procedural and other matters as determined by the Chair by the affirmative vote of the Members (each Member with one vote), without regard to the Class or the Units held, unless objected to by the majority of the voting power of any Class present at the meeting.

Section 4.5  Member Meetings.

(a) Place and Manner of Meeting.  All meetings of Members shall be held at a time and place, within or without the State of Delaware, as stated in the notice of the meeting or in a duly executed waiver of notice. Presence in person, or by proxy or mail ballot, constitutes participation in a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of business on the ground that the meeting is not lawfully convened.

(b) Conduct of Meetings.  The meetings of the Members shall be presided over by the Chair and shall be conducted in general accordance with the most recent edition of Roberts’ Rules of Order, or other rules and procedures as may be determined by the Board in its discretion. Resolutions to be voted on by the Members shall be limited to those that have been approved by the Board for presentation to the Members and contained in the notice of the meeting.

(c) Annual Meeting.  The annual meeting of the Members shall be held on a date determined by the Board. Failure to hold the annual meeting at the designated time is not grounds for dissolution of the Company.

(d) Special Meetings.  Special meetings of the Members may be called at any time by the Chair or the Board, or by the Secretary upon the request of thirty-three percent (33%) of all Members (total Members without respect to Class) regardless of the number of Units held by the requesting Members. The special meeting request shall state a proper purpose or purposes of the special meeting and the matters if any proposed

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to be acted on at the special meeting. Except as may be required by applicable law, the Board in its discretion may determine whether a special meeting request contains a proper purpose. If the Board determines the purpose is not proper, the Board shall notify the Person requesting the special meeting in writing of the reasons that the requestor’s purpose was not proper, and may either revise the purpose and proceed with the procedures to call a special meeting or decline to call a special meeting until a proper purpose is requested.

(e) Notice.  The Secretary shall cause a written or printed notice, reviewed by the Company’s legal counsel, stating the place, day and time of the meeting and, in the case of a special meeting, the proper purpose or purposes for which the meeting is called. The notice shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting either personally or by mail, to each Member entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the Member at the Member’s address as it appears on the records of the Company, with postage prepaid. If the purpose of the meeting is to consider any item requiring Class voting of Members under Section 4.4(c), the notice shall be in a form that is approved by the Board and shall state the purpose, identify the Manager if the purpose is removal, and a summary of the transaction to be considered or a verbatim statement of the amendment to be considered must accompany the notice.

(f) Quorum.  At any annual or special meeting of the Members, a quorum necessary for the transaction of business is present if: (1) when the Board has authorized the use of mail ballot or proxies, Members with twenty percent (20%) or more of the voting power are present; and (2) in any other case, Members with ten percent (10%) or more of the voting power are present. If a vote of more than one Class is required, the quorum requirement will be applied to the Members of each Class. The Members present at a duly organized meeting at which a quorum is present may transact business until adjournment, notwithstanding the departure or withdrawal of Members leaving less than a quorum, provided however, if the question of a quorum is called and the Chair determines a quorum is not present, the meeting shall be adjourned. The registration of Members eligible to vote shall be verified by the Secretary and shall be reported in the minutes of the meeting.

(g) Record Date.  For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or to make a determination of Members for any other proper purpose, the Board may designate a record date or provide that the record books shall be closed for a stated period not exceeding sixty (60) days. If the record books shall be closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, the books shall be closed for a period not exceeding the period immediately preceding the meeting starting on the date when the notice is mailed or transmitted from the Company and the date of the meeting. In lieu of closing the record books, the Board may fix in advance a date as the record date for determination of Members. Unless otherwise determined by the Board, if the record books are not closed and a record date is not fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, the date on which notice of the meeting is first mailed or transmitted from the Company, as the case may be, shall be the record date for the determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, the determination applies to the reconvening of an adjournment, except where the determination has been made through the closing of record books and the stated period of closing has expired.

(h) Ballots; Proxies.  If and to the extent authorized by the Board, a Member may vote at a meeting of Members by alternative ballot (mail or otherwise) or by proxy granted by the Member or by the Member’s duly authorized attorney-in-fact. If authorized by the Board, a proxy may be granted in writing, by means of electronic transmission, or as otherwise permitted by applicable law. A proxy shall be filed with the Secretary of the Company before the meeting is convened, as determined by the Board. A proxy shall be considered filed with the Company when received by the Company at its executive offices or other place designated by the Board, unless later revoked. A proxy is not valid after eleven months from the date of its execution, unless otherwise provided in the proxy. A proxy is revocable at the discretion of the Member executing the proxy. While the right to vote can be exercised by proxy, only a Member has the right to be recognized in a meeting of the Members unless otherwise determined by the Chair in the Chair’s sole discretion.

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Section 4.6  Termination of Membership.

(a) Termination Events.  Membership as to any Class may be terminated by the Board upon a determination by the Board that the requirements to be a Member of that Class are not met. Membership in the Company (membership in all Classes) is terminated if any of the following events occur (any of the events are referred to as an “Event of Disassociation”):

(1) a Member does not meet the requirements to be a Member with regard to at least one of the Classes of Units held by the Member as determined by the Board;

(2) a Member that is an individual dies, or a member that is not an individual ceases to exist as a Business Entity, and leaves no successor qualified as determined by the Board to be a Member;

(3) a Member Transfers all of the Member’s Units;

(4) the Member resigns as a Member with respect to all Classes of Units held under Section 4.7; or

(5) the Board by resolution finds that a Member:

(i) has intentionally or repeatedly violated any provision of this Agreement;

(ii) has breached any agreement with or obligation to the Company;

(iii) has intentionally or repeatedly taken actions that will impede the Company from accomplishing its purposes;

(iv) is a Person who is a competitor of the Company or a competitor of an Affiliate of the Company;

(v) is a Person who is detrimental to the interests of the Company or an Affiliate of the Company; or

(vi) has willfully obstructed any lawful purpose or activity of the Company.

(b) Company’s Right of Redemption.  Upon membership termination under clauses (1), (4) or (5) in Section 4.6(a), the Company may, at its option purchase the terminated Member’s Units at eighty percent (80%) of the average sale price of the Units (as reasonably determined by the Board), measured over the six (6) month period immediately preceding the date the Board determines by resolution to purchase the terminated Member’s Units. The Company may exercise the right to purchase the terminated Member’s Units at any time after the membership termination. The Board by resolution may waive the Company’s right to purchase the terminated Member’s Units.

Section 4.7  Resignation.

A Member may resign as a Member of any Class or all Classes at any time. A resignation must be made in writing delivered to the Secretary of the Company, and will take effect at the time specified in the resignation or, if no time is specified, upon receipt. The acceptance of a resignation will not be necessary to make it effective, unless expressly so provided in the resignation. The resignation as a Member does not terminate or cancel any contractual or other obligations of the resigning Member to the Company or obligate the Company to make any distributions to the resigning Member under Section 18-604 of the Act or otherwise, except as approved by resolution of the Board.

Section 4.8  Continuation of the Company.

The occurrence of an Event of Disassociation or any other event which is deemed to terminate the continued membership of a Member in one or all Classes, will not dissolve the Company, the Company’s affairs shall not be required to be wound up, and the Company will continue without dissolution.

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ARTICLE 5.
MANAGEMENT OF COMPANY

Section 5.1  Governance by Board, CEO.

(a) General Authority.  As provided in this Agreement, the powers and privileges of the Company shall be exercised by or under the authority of the Board, and the business and affairs of the Company shall be governed by the Board, and management of the Company shall be delegated to the CEO. The Company shall not be governed or managed by the Members, except those matters for which consent or approval of the Members is required by this Agreement or any nonwaivable provisions of the Act. The Board by resolution and employment agreement shall allocate and delegate governance and management of the Company between the Board and the CEO. Any delegation or allocation by the Board shall not cause the individuals constituting the Board to cease to be “managers” of the Company for purposes of the Act.

(b) Policies, Rules, Regulations.  The Board may adopt policies, rules, and regulations and may take actions as it deems advisable in furtherance of the purposes of the Company, provided that the Board shall not act in a manner contrary to this Agreement.

(c) Board Actions Requiring Member Consent.  Notwithstanding any other provision of this Agreement, the following actions will not be taken by the Company without a resolution describing and authorizing the action that is approved by the Board and is also approved by the Members:

(1) mergers or consolidations with or into any other Business Entity which is not an Affiliate of the Company, whether or not the Company is the surviving entity;

(2) dispositions (whether effected by merger, sale of assets, lease, equity exchange or otherwise) of all or substantially all of the assets of the Company, other than through a pledge, security, transfer to a subsidiary under the control of the Company or transfer to effect a securitization of the Company’s assets for purposes of debt financing;

(3) amendments of this Agreement requiring approval by the Members to the extent provided in Article 6; and

(4) dissolution of the Company under Section 7.1.

(d) Duty to the Company.  The Board shall cause the Company to conduct its business and operations separate and apart from that of any Member, Manager, or any of their Affiliates. The Board shall take all actions which may be necessary or appropriate: (1) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware and each other jurisdiction in which the existence is necessary to protect the limited liability of Members and Unitholders or to enable the Company to conduct the business in which it is engaged; and (2) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Manager shall have the duty to discharge the foregoing duties in good faith, in a manner the Manager reasonably believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. A Manager is not under any other duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

(e) Duty of Care and Loyalty.  Without limiting the applicability of Section 5.1(d) or any other provision of this Agreement, the following provisions will be applicable to the Board and to the Managers in their capacity as Managers:

(1) the Board and the Managers and the decisions of the Board will have the benefit of the business judgment rule to the same extent as the Board, the Managers and the decisions would have the benefit of the rule if the Board were a board of directors of a Delaware corporation and the Managers were directors; and

(2) the Board and the Managers will have the same duties of care and loyalty as they would have if they were a board of directors and directors of a Delaware corporation, but in no event will any member

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of the Board be liable for any action or inaction for which this Agreement expressly waives liability for the Manager.

Section 5.2  Actions by Board; Committees; Reliance on Authority.

(a) Board Action.  In taking any action under this Agreement, the Managers shall act: (1) collectively through meetings of the Board held and conducted pursuant to the provisions of this Agreement or by written action taken pursuant to the provisions of this Agreement; (2) through committees established pursuant to Section 5.2(b); and (3) through officers of the Board, and through the CEO by resolutions of delegated and reserved authorities and employment agreement. The Board shall take action by the affirmative vote of the Managers present at a duly held meeting of the Board at which a quorum is present.

(b) Committees.  The Board, by resolution approved by the affirmative vote of a majority of the Managers then holding office, may from time to time establish one or more committees, each of which shall be comprised of one or more natural persons who may but need not be Managers or Members, provided that a majority of committee members on each committee must be a Manager or Member. Any committee shall have and may only exercise the authority and duties to the extent provided by the Board in the resolution establishing the committee, subject at all times to the limitations set forth in the Act, this Agreement and to the direction and control of the Board. Unless otherwise provided by the Board, the presence of a majority of the members of the committee constitutes a quorum for the transaction of business at a meeting of the committee, and the committee shall act by the affirmative vote of a majority of committee members present at a duly held meeting. In other matters of procedure the provisions of this Agreement shall apply to committees and their members to the same extent they apply to the Board and Managers, including the provisions with respect to meetings and notice, absent members, written actions, and valid acts. Each committee shall keep regular minutes of its proceedings and report the same to the Board. The Board may dissolve any committee at any time.

(c) Reliance on Authority.  A Person dealing with the Company, may rely on the authority of an officer of the Board or an officer of the Company in taking an action in the name of the Company without inquiry into the provisions of this Agreement or compliance with this Agreement, regardless of whether the action is actually taken in accordance with the provisions of this Agreement, unless the Person dealing with the Company has actual knowledge that the officer lacks authority to act or the Act establishes that the officer lacks authority to act.

Section 5.3  The Board.

(a) Manager Election and Appointment.  The Board shall consist of individuals appointed or elected under this Section (“Managers”) who are the “managers” of the Company for all purposes under the Act. Managers shall be appointed by the Board and elected by the Members at the times, in the manner, and for the terms as prescribed by this Agreement. A Manager is not required to be a Member. The initial Managers comprising the initial Board who shall serve until the first Annual Meeting of the Members (which is expected to occur before August 2007) in the manner and as prescribed by this Agreement consists of the individuals, terms, and classification as provided in the Board attached as Appendix D and incorporated as part of this Agreement. The Board may appoint Advisory Managers as provided in Section 5.3(d). Other than the initial appointment (which may only be for a term that ends with the next election of Managers by the Members), Managers and Advisory Managers appointed by the Board shall have one year terms beginning and ending at the Annual Members meeting, Managers and Advisory Managers appointed by Members shall be appointed by Members at the Annual Meeting of Members, and Managers and Advisory Managers appointed by the Board, shall be appointed by the Board within 30 days after the Annual Meeting of Members. The Board may adopt written procedures for determining the qualification and nomination of Managers. The Board, without Member approval, shall amend Appendix D to comply with any change in Managers. For purposes of this Agreement, the initial Managers in Appendix D shall be deemed to have been elected by the Class A Members.

(b) Term.  The elected Managers shall serve three-year terms and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. In order to preserve continuity of governance and the harmonious transition of the initial Board to the elected or appointed Board, the terms of the initial

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Managers may be staggered, with all subsequent terms for elected Managers to be for a period of three years. The Board shall adopt nomination, reporting, and other election procedures and policies for the Company in its sole discretion and which may be amended or modified by the Board in its sole discretion.

(c) Number.  The initial Board shall consist of eleven (11) Managers. After the first Annual Meeting of the Members, the Board shall consist of not less than nine (9) Managers. The Board by resolution may establish additional Managers to be elected by the Members. The designations for any Class under Section 3.2(a) may establish additional Managers on the Board elected by the Members or appointed by the Board or by one or more Members. At each Annual Meeting of the Members, elections will be held to fill all vacancies on the Board for elected Managers.

(d) Advisory Managers.  The Board may also appoint “Advisory Managers” (who may be invited by the Board to serve the Board in an advisory capacity and attend meetings of the Board, but who will not be members of the Board or “Managers” as used in this Agreement or the Act and who may have voting rights on the Board).

(e) Independent Non-Competitive Activities.  A Manager is only required to devote the time to the affairs of the Company as are necessary to govern the business and affairs of the Company in accordance with this Agreement, and shall be free to serve any other Business Entity or enterprise in any capacity that the Manager deems appropriate in his or her discretion, provided that the other Business Entity or enterprise or one of their Affiliates is not a competitor of the Company or one of the Company’s Affiliates as determined by the Board.

(f) Resignation.  A Manager may resign at any time. The resignation must be made in writing and shall take effect at the time specified in the written resignation or, if a time is not specified then at the time of its receipt by the Chair or the Secretary of the Company. The acceptance of a resignation is not necessary to make it effective, unless expressly provided in the written resignation.

(g) Removal.  A Manager elected by the Members may be removed for any reason at any special meeting of Members by the affirmative vote of the majority of the voting power of the class of Members who elected the Manager. A Manager appointed by one or more Members pursuant to a Class designation may be removed at any time by the appointing Member or Members or as otherwise provided in the Class designation. A Manager appointed by the Board may be removed by the affirmative majority vote of the Managers excluding the Manager to be removed. A Manager elected or appointed by the Members may be removed at any special meeting of the Board by the affirmative vote of two-thirds (2/3) of the Managers who are not subject to removal for an act or failure to act in a manner that constitutes any of the following: (1) a willful failure to deal fairly with the Company or its Members in connection with a matter in which the Manager or officer has a material conflict of interest; (2) a violation of criminal law, unless the Board determines the Manager had reasonable cause to believe that the Manager’s or officer’s conduct was lawful or no reasonable cause to believe that the conduct was unlawful; (3) a transaction from which the Manager derived an improper personal profit; or (4) willful misconduct. The notice of the meeting shall state that the removal will be discussed and acted upon at the meeting, and must also be provided to the Manager in question at least 10 days in advance of the meeting. The Manager in question has a right to be heard at the meeting.

(h) Vacancies.  A vacancy occurring on the Board (whether by reason of an increase in the number of Managers or by reason of a vacancy in an existing Manager seat) may be filled by appointment through an affirmative vote of a majority of the remaining Managers, though less than a quorum. A Manager appointed by the Board to fill a vacancy for an elected Manager shall serve until a successor is elected and qualified at the next annual or special meeting of the Members held for the purpose of electing Managers. At the next annual meeting or special meeting of the Members called for the purpose of electing a Manager, the Members shall elect a Manager to fill the unexpired term of the vacant Manager’s position.

Section 5.4  Board Meetings.

(a) Meetings.  Regular meetings of the Board shall be held from time to time as determined by the Board. Special meetings of the Board shall be held upon the call of the Chair or two (2) or more Managers. Board meetings shall be held at the principal office of the Company or at another place, either within or

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without the State of Delaware, as designated by the person calling the meeting and stated in the notice of the meeting or a duly executed waiver of notice of the meeting. Managers may participate in a Board meeting by means of video or audio conferencing or similar communications equipment whereby all Managers participating in the meeting can hear each other.

(b) Notice.  Notice of each meeting of the Board, stating the place, day and hour of the meeting, shall be given to each Manager at least three (3) days before the day on which the meeting is to be held. The notice may be given orally, in writing, by facsimile transmission, by electronic mail or by any other form or means of communication that provides reasonable assurances of effective communication. Except as expressly required in this Agreement, the notice or waiver of notice of any special or regular meeting of the Board does not need to specify the business to be transacted or the purpose of the meeting.

(c) Waiver.  Whenever a notice is required to be given to a Manager under the provisions of this Agreement, a waiver of the notice in writing signed by the Manager, whether before or after the meeting time stated in the notice, shall be deemed equivalent to the giving of the notice. Attendance of a Manager at a meeting of the Board constitutes a waiver of notice of the meeting by the Manager, except where the Manager attends a meeting for the express purpose of stating his or her objection to the transaction of any business because the meeting is not lawfully called or convened.

(d) Quorum.  One-half of the Managers in office constitute a quorum necessary for the transaction of business at any regular or special meeting of the Board. If less than a quorum is present, those Managers present may adjourn the meeting from time to time until a quorum shall be present.

(e) Voting and Act of the Board.  Each Manager has one (1) vote, without regard to the Class or Classes of Members that elected or appointed the Manager, unless otherwise provided in a Class designation. The Board shall take action by the affirmative vote of a majority of the Managers present at a duly held meeting at which a quorum is present. Provided that a quorum is present, there is no requirement that any action of the Board be approved by Managers elected or appointed by a certain Class of Members, unless otherwise provided in a Class designation.

(f) Action Without a Meeting.  An action required or permitted to be taken at a meeting of the Board may be taken by written action signed by the Managers with a majority of the voting power of the Managers comprising the Board, unless this Agreement prescribes a greater Manager approval for the action to be taken.

(g) Compensation.  The Board may fix the compensation, if any, of Managers. Managers shall also be entitled to reimbursement for actual expenses incurred in attending meetings of the Board or conducting other business of the Company.

Section 5.5  Officers.

(a) Qualification; Election.  Officers of the Board, and the CEO must be natural persons, and shall be elected or appointed by the Board. The officers of the Company shall consist of the following persons:

(1) officers of the Board, elected on an annual basis, who shall consist of a Chair and a Vice Chair, who must be Managers, and a Secretary and a Treasurer who need not be a Manager and may be appointed by the Board;

(2) the CEO who may be appointed by the Board when determined necessary; and

(3) a chief financial officer and other officers and assistant officers of the Company, who shall be appointed by the CEO.

(b) Bonds and Insurance.  The Board may require all officers, agents and employees charged by this Company with responsibility for the custody of its funds or property to give bonds. Bonds shall be furnished by a responsible bonding company and approved by the Board, and the cost shall be paid by the Company. The Board shall cause the Company to provide for insurance of the property of the Company, or property which may be in the possession of the Company and not otherwise adequately insured by the owner of the property. In addition, the Board shall cause the Company to provide for insurance covering liability of the

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Company to all employees and the public, in a commercially reasonable amount as is customary for businesses similar to the Company.

(c) Term of Office.  An officer appointed by the Board, other than the CEO, shall hold office for a term of one year and until a successor is duly elected or appointed, unless prior to the end of the term the officer has resigned, deceased or has been removed from office.

(d) Removal and Vacancies.  Any officer elected or appointed by the Board may be removed, with or without cause, at any time by a resolution of the Board; provided that the removal is subject to the termination procedures of any written employment agreement with the Company. A vacancy in an office of the Board or the CEO shall be filled by a resolution of the Board. The CEO may remove any officer appointed by the CEO. An officer may resign at any time by giving written notice to the Company. The resignation is effective without acceptance when the notice is given to the Company, unless a later effective date is specified in the notice.

(e) Chief Executive Officer.  The CEO shall have direct and general charge and supervision of all business and administrative operations of the Company and all other duties, responsibilities, authorities and privileges as are set forth in the CEO’s employment agreement, if any, as amended from time to time, in addition to those duties, responsibilities, authorities and privileges as are delegated to the CEO by the Board by resolution, or that a CEO of a Delaware corporation would have in respect of a Delaware corporation in the absence of a specific delegation of the duties, responsibilities, authorities and privileges. The CEO may be an officer of any Business Entity in which the Company owns an interest. The CEO shall also perform other duties that may be assigned by the Board to the extent consistent with this Agreement and the CEO’s employment agreement, if any, as amended from time to time.

(f) Duties of Other Officers.  Unless provided otherwise by a resolution adopted by the Board, the officers of the Company, other than the CEO, shall have the duties as are customarily associated with their respective offices and shall perform other duties as may from time to time be prescribed by any officer to whom the officer reports.

(g) Delegation.  Unless prohibited by a resolution of the Board, an officer elected or appointed by the Board may delegate in writing some or all of the duties and powers of the person’s management position to other persons. An officer who delegates the duties or powers of an office remains subject to the standard of conduct for an officer with respect to the discharge of all duties and powers so delegated.

Section 5.6  Liability and Indemnification of Managers and Officers.

(a) Liability Limitation.  A Manager or officer of the Company is not personally liable to the Company or its Members for monetary damages for a breach of fiduciary duty by the Manager or officer; provided that this provision does not eliminate or limit the liability of a Manager or officer for an act or failure to act in a manner that constitutes any of the following: (1) a willful failure to deal fairly with the Company or its Members in connection with a matter in which the Manager or officer has a material conflict of interest; (2) a violation of criminal law, unless the Manager had reasonable cause to believe that the Manager’s or officer’s conduct was lawful and had no reasonable cause to believe that the conduct was unlawful; (3) a transaction from which the Manager derived an improper personal benefit or profit; or (4) willful misconduct.

(b) Indemnification.  To the fullest extent permitted or required by law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, defend, save harmless, and pay all judgments and claims against, and reasonable expenses of, each present and former Manager or officer relating to any liability or damage or reasonable expenses incurred with respect to a proceeding if the Manager or officer (or former Manager or officer) was a party to the proceeding as a result of or in connection with (1) his or her capacity as a Manager or officer of the Company (which reasonable expenses including reasonable attorneys’ fees may be paid as incurred); or (2) his or her service of any other Person at the request of the Company. Notwithstanding the foregoing provisions, the Company shall not indemnify, defend, save harmless, or pay any portion of any judgments or claims against, or any expenses of, a Manager or officer (or former Manager or officer) under the foregoing provisions where the judgments and claims or proceedings arise out of or are related to an act or failure to act of the Manager or officer in a

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manner that constitutes any of the following: (1) a willful failure to deal fairly with the Company or its Members in connection with a matter in which the Manager or officer has a material conflict of interest; (2) a violation of criminal law, unless the Manager or officer had reasonable cause to believe that the Manager’s conduct was lawful or no reasonable cause to believe that the conduct was unlawful; (3) a transaction from which the Manager or officer derived an improper personal profit; or (4) willful misconduct.

(c) Insurance.  The Company may purchase and maintain insurance on behalf of a person in the person’s official capacity against any liability or expense asserted against or incurred by the person in or arising from that capacity, whether or not the Company would be required to indemnify the person against the liability.

Section 5.7  Contracts with Managers or Their Affiliates.

A contract or transaction between the Company or an Affiliate of the Company and a Manager or the Manager’s Affiliate or between the Company and the Company’s Affiliate and any other entity in which a Manager or the Manager’s Affiliate has a material financial interest, is not void or voidable and does not require the Manager to account to the Company and hold as trustee for the Company any profit or benefit derived from the contract or transaction solely for this reason, or solely because the Manager is present at or participates in the Board meeting at which the contract or transaction is authorized, if: (1) the material facts of the Manager’s material financial interest are disclosed to the Board; and (2) the contract or transaction is authorized or approved by two-thirds of all of the disinterested Managers. The presence of the interested Manager may be counted in determining the presence of a quorum at the meeting at which the contract or transaction is authorized but the interested Manager’s presence or vote may not be counted in determining the authorization or approval of the contract or transaction by the necessary two-thirds quantum of consent.

ARTICLE 6.
AMENDMENTS

Section 6.1  Amendments.

(a) Procedure For Amendments.  Other than amendments by the Board under Section 6.1(b), amendments to this Agreement shall be proposed solely by the Board and approved by the Members. Following the Board’s approval of any proposed amendment, the Board shall submit to the Members a verbatim statement of the proposed amendment, providing that counsel for the Company has approved of the amendment in writing as to form. The Board shall include in any submission to the Members a recommendation as to the proposed amendment. The Board shall seek the approval of the Members on the proposed amendment by consent (written or electronic affirmation as determined by the Board) of the required number of Members or shall call a meeting of the Members to vote on the proposed amendment and to transact any other business deemed appropriate. A proposed amendment is adopted and is effective as an amendment of this Agreement if the amendment is approved by Members of each Class entitled to vote on the amendment. The Board shall incorporate any amendment as a restated Agreement effective as of the effective date of the amendment.

(b) Amendments By Board.  This Agreement may be amended by the Board, without Member approval, to the extent provided in: Section 2.4 for the Principal Place of Business; Section 2.6(c) for the Agent for Service of Process; Section 3.2(a), 3.2(b) and Section 3.2(c) for designations of Classes and issuance of Units; Section 3.6 as to Class designations under Section 3.2(a); Section 3.8(g) for the Unit Transfer Policy; and Section 5.3(a) as to the change in Managers; which includes the authority of the Board to amend Appendices A, B, C, D, and E without Member approval.

(c) Amendments Of Sections By Specified Percentage.  A provision of this Agreement that requires the approval or consent of a specified percentage or number in interest of the Members or any Class of Members may not be amended without the affirmative vote of Members holding at least the specified percentage or number of voting rights of all of the Members or of the specified Class.

(d) Amendment Of This Section.  This Section shall not be amended without the approval or consent of at least two-thirds (2/3) of the voting power of Members holding each Class of Units.

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ARTICLE 7.
DISSOLUTION AND WINDING UP

Section 7.1  Dissolution Commencement.

(a) Dissolution Event.  The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of either of the following (each a “Dissolution Event”): (1) the affirmative vote of the Board and a majority of the voting power of each class of Members to dissolve, wind up, and liquidate the Company; or (2) the entry of a decree of judicial dissolution pursuant to the Act.

(b) No Dissolution Prior To Dissolution Event.  The Members agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

Section 7.2  Winding Up.

Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors, Unitholders and Members, and no Unitholder or Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs, provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Unitholders and Members until the time as the Property has been distributed pursuant to this Section and the Certificate of Formation has been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator appointed under Section 7.6 shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale of the Property, to be applied and distributed, to the maximum extent permitted by law, in the following order (subject to any priority Distributions applicable to Units of any specific Class or Classes):

(1) first, to creditors (including Managers, Unitholders, Members and Affiliates of Unitholders and Members who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s debts, obligations and liabilities (whether by payment or making of reasonable provision for payment of the liabilities); and

(2) second, the excess of the amount paid in Section 7.2(1) above, subject to any priorities in the designation of Unit Classes, to the Unitholders in accordance with the positive balance in their Capital Accounts, as provided in Appendix E, Article XII.

Section 7.3  Rights of Unitholders.

Except as otherwise provided in this Agreement, in winding up under Section 7.2 each Unitholder shall look solely to the Property of the Company for any Distribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts, obligations and liabilities of the Company are insufficient to return the Capital Contributions, the Unitholders shall have no recourse against the Company or any other Unitholder or Unitholders.

Section 7.4  Notice Of Dissolution.

(a) Notice to Unitholders and Claimants.  Within thirty (30) days after the occurrence of a Dissolution Event, the Board shall provide written notice of the Dissolution Event to each of the Members and any Unitholders who are not Members, and the Board may notify its known claimants and/or publish notice as further provided in the Act.

(b) Certificate of Cancellation.  Upon completion of the distribution of the Company’s Property as provided in this Article 7, the Company shall be terminated, and the Liquidator shall cause the filing of a Certificate of Cancellation in accordance with the Act and shall take all other actions as may be necessary to terminate the Company.

Section 7.5  Allocations During Period of Liquidation.

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During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unitholders pursuant to Section 7.2 (the “Liquidation Period”), the Unitholders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article 3 and Appendix E.

Section 7.6  The Liquidator.

(a) Definition.  The “Liquidator” shall mean a Person appointed by the Board to oversee the liquidation of the Company. The Liquidator may be the Board or a committee of three or more Managers appointed by the Board.

(b) Fees.  The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article 7 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.

(c) Indemnification.  The Company shall indemnify, save harmless, and pay all judgments and claims against the Liquidator or any officers, directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, officer, director, agent or employee in connection with the defense of any action based on any act or omission, which attorneys’ fees may be paid as incurred, except to the extent the liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

Section 7.7.  Form of Liquidating Distributions.

For purposes of making Distributions required by Section 7.2, the Liquidator may determine whether to distribute all or any portion of the Property in kind or to sell all or any portion of the Property and distribute the proceeds from the sale.

ARTICLE 8.
MISCELLANEOUS

Section 8.1  Notices.

A notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing, facsimile or electronic communication, as determined by the Board, and shall be deemed to have been delivered, given, and received for all purposes: (1) if delivered personally to the Person or to an officer of the Business Entity to whom the same is directed; or (2) when the same is actually delivered to the recipient’s address on record with the Company. Notices, payments and demands shall be transmitted or sent: (1) if to the Company, to the address determined pursuant to Section 2.4; and (2) if to the Unitholders or Members, to the address of the Unitholder or Member on record with the Company.

Section 8.2  Binding Effect.

Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and Unitholders and their respective successors, transferees, and assigns, without the necessity of physical execution of this Agreement.

Section 8.3  Construction.

Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member or Unitholder.

Section 8.4  Time.

In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the

20

next succeeding day. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday.

Section 8.5  Headings.

Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.

Section 8.6  Severability.

Every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, the illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. Notwithstanding the foregoing, if the illegality or invalidity would be to cause the Members to lose the material benefit of their economic bargain, then the Members agree to negotiate in good faith to amend this Agreement in order to restore the lost material benefit.

Section 8.7  Incorporation by Reference.

Every exhibit, schedule, and other appendix attached to this Agreement and referred to in this Agreement is not incorporated in this Agreement by reference unless this Agreement expressly provides that the exhibit, schedule or appendix is to be incorporated as part of this Agreement.

Section 8.8  Variation of Terms.

All terms and any variations of the terms shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the term may require.

Section 8.9  Governing Law.

The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising under this Agreement.

Section 8.10  Specific Performance.

Each Member and Unitholder agrees that the other Members and Unitholders would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy. Accordingly, it is agreed that, in addition to any other remedy to which the Company on behalf of the nonbreaching Members may be entitled, at law or in equity, the Company on behalf of the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions of this Agreement in any action instituted in any court of the United States or any state having subject matter jurisdiction.

Section 8.11  Consent to Jurisdiction.

All actions, suits or proceedings arising out of or based upon this Agreement or the subject matter of this Agreement if brought by a person other than the Company shall be brought and maintained exclusively in the federal courts located in the State of Delaware, provided that upon determination by the Board of Managers, the Company has the right to bring, maintain, or remove any action, suit, or proceeding arising out of or based on this Agreement or the subject matter of this Agreement to any state or federal court located in the State of Delaware. Each of the Unitholders and Members: (1) shall irrevocably be subject to the jurisdiction of the federal courts located in the State of Delaware for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter of this Agreement; and (2) waives to the extent not prohibited by applicable law, and shall not be entitled to assert, by way of motion, as a defense or otherwise, in any action, suit or proceeding, any claim that he, she, or it is not subject personally to the jurisdiction of one of the above-named courts, that he, she, or it is immune from extraterritorial injunctive relief or other injunctive relief, that he, she, or its property is exempt or immune from attachment or execution, that any action, suit or proceeding may not be brought or maintained in one of the above-named courts should be

21

dismissed on the grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter of this Agreement may not be enforced in or by any one of the above-named courts. Each Unitholder, Member, or other party to this Agreement shall be subject to service of process in any suit, action or proceeding in any manner permitted by the laws of the State of Delaware, shall be subject to service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to this Agreement on the records of the Company (on grounds that it is reasonably calculated to give actual notice) and waives and shall not be entitled to assert by way of motion, as a defense or otherwise, in any action, suit or proceeding any claim that service of process made in accordance with this Agreement does not constitute good and sufficient service of process. The provisions of this Section shall not restrict the ability of any party to enforce in any court any judgment obtained in the federal courts located in the State of Delaware.

Section 8.12  Waiver of Jury Trial.

To the extent not prohibited by applicable law which cannot be waived, the Company and each of the Unitholders and Members waive and shall not be entitled to assert (whether as plaintiff, defendant or otherwise) any right to trial by jury in any forum in respect of any issue, claim, demand, action or cause of action arising out of or based upon this Agreement or the subject matter of this Agreement, whether now existing or arising later and whether sounding in tort or contract or otherwise.

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Appendix A

PRINCIPAL PLACE OF BUSINESS
OF
OZARK ETHANOL, LLC

The principal place of business of Ozark Ethanol, LLC is 300 West Kneeland Street, Liberal, Missouri, 64762 and other places as determined by the Board of Managers of Ozark Ethanol, LLC.

A-1

Appendix B

AGENT FOR SERVICE
OF PROCESS
OF
OZARK ETHANOL, LLC

The name and address of the agent for service of process on Ozark Ethanol, LLC in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 and its initial registered agent at that address is The Corporation Trust Company.

B-1

Appendix C

UNIT TRANSFER POLICY
OF
OZARK ETHANOL, LLC

Section 1.1.  Definitions, Applicability.

(a) Definitions.  The definitions of the Limited Liability Company Agreement (the “Agreement”) of Ozark Ethanol, LLC (the “Company”) and Appendix E of the Agreement apply to this Unit Transfer Policy (the “Policy”).

(b) Applicability.  This Policy and Section 3.8 of the Agreement and the other applicable provisions of the Agreement apply to all Transfers of Units of the Company.

(c) Intent of Policy.  It is the intent of this Policy as it relates to any Transfers that: (1) the tax status of the Company is the same as for a partnership; (2) this Company preserve its partnership tax status by complying with Regulations, Section 1.7704-1, et seq., and any amendments; and (3) to the extent possible, this Policy shall be read and interpreted to prohibit the free transferability of Units.

Section 2.1.  Complete Prohibition on Certain Transfers of Units.

Notwithstanding any other provisions of this Policy, the following Transfers will be prohibited and the Board of Managers will have no authority to approve any of the following Transfers:

(1) a Transfer in violation of the Securities Act or any state securities or blue sky laws applicable to the Company or the Interest to be transferred;

(2) a Transfer that would cause the Company to be considered a publicly traded partnership under Section 7704(b) of the Code;

(3) a Transfer that would cause the Company to lose its status as a partnership for federal income tax purposes; or

(4) a Transfer that would cause a termination of the Company for federal income tax purposes.

Section 3.1.  Conditions to Permitted Transfers.

(a) Requirement.  A Transfer shall not be treated as a Permitted Transfer unless and until the conditions in this Section are satisfied.

(b) Conveyance Documents.  Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company documents and instruments of conveyance as may be necessary or appropriate in the opinion of legal counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of the Transfer, in form and substance satisfactory to legal counsel to the Company. In all cases, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with the Transfer.

(c) Tax Information.  The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. In addition, the transferee must consent to the use of the method and convention of allocating Profits and Losses and each item of profit and loss for the year of the transfer that is specified in the Unit Transfer Policy. Without limiting the generality of the foregoing, the Company shall not be required to make any Distribution otherwise provided for in the Agreement with respect to any Transferred Units until it has received this information.

(d) Securities Compliance.  Except in the case of a Transfer of Units involuntarily by operation of law, either (1) the Units are registered under the Securities Act, and any applicable state securities laws, or (2) if requested by the Board of Managers in its discretion, the transferor provides an opinion of legal counsel, which opinion and legal counsel shall be reasonably satisfactory to the Board of Managers, to the effect that the Transfer is exempt from all applicable registration requirements and that the Transfer will not violate any applicable laws regulating the Transfer of securities.

(e) Does Not Cause Company To Be Investment Company.  Except in the case of a Transfer of Units involuntarily by operation of law, if requested by the Board of Managers in its sole discretion, the transferor shall provide an opinion of legal counsel, which opinion and legal counsel shall be reasonably satisfactory to the Board of Managers, to the effect that the Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.

(f) Does Not Cause Company To Be Publicly Traded Partnership.  Except in the case of a Transfer of Units involuntarily by operation of law, if requested by the Board of Managers in its discretion, the transferor shall provide an opinion of legal counsel, which opinion and legal counsel shall be reasonably satisfactory to the Board of Managers, to the effect that such Transfer will not cause the Company to be deemed to be a “publicly-traded limited partnership” under applicable provisions of the Code.

(g) Transferee Is Not A Competitor Of The Company.  Except in the case of a Transfer of Units involuntarily by operation of law, the Board must determine (in its sole discretion) that the transferee is not a competitor of the Company or the Company’s Affiliates, or an Affiliate of a competitor of the Company or a Person who as a Unitholder or Member would or may be detrimental to the interests of the Company. The Unitholder and proposed transferee shall submit information requested by the Board to make the determination.

(h) Tax Status Compliance.  Unless otherwise approved by the Board of Managers, a Transfer of Units shall not be made except upon terms which would not, in the opinion of legal counsel chosen by and mutually acceptable to the Board and the transferor, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. In determining whether a particular proposed Transfer will result in a termination of the Company, legal counsel to the Company shall take into account the existence of prior written commitments to Transfer and the commitments shall always be given precedence over subsequent proposed Transfers.

(i) Suspension Of Transfers After Dissolution Event.  No notice or request initiating the procedures contemplated by this Section may be given by a Unitholder after a Dissolution Event has occurred.

(j) Board May Waive Conditions.  Subject to Section 2.1 of this Policy, the Board of Managers shall have the authority to waive any legal opinion or other condition required in this Section.

Section 3.2.  Distributions and Allocations in Respect to Transferred Units.

If any Unit is transferred in compliance with the Transfer Restrictions, then Profits and Losses, each item of profit and loss, and all other items attributable to the Units for the fiscal year of the Transfer shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the fiscal year in accordance with Code Section 706(d). Solely for purposes of making the allocations, the Company shall use a monthly proration method and convention that divides and allocates the Profits, Losses and items between the transferor and transferee based on the portion of the year that has elapsed prior to the Transfer determined by recognizing the Transfer as of the beginning of the calendar month following the calendar month in which the notice, documentation and information and approval requirements of the Transfer have been substantially complied with. All Distributions on or before the end of the calendar month in which the requirements have been substantially complied with shall be made to the transferor and all Distributions thereafter shall be made to the transferee. The Board shall have the power and authority to adopt another reasonable method and/or convention with respect to the allocations and Distributions by resolution or by amending this Section; provided, that reasonable notice of any change is given to the Unitholders in advance of the change. Neither the Company, the Board, any Manager nor any Unitholder shall incur any liability for making allocations and Distributions in accordance with the provisions of this Section, whether or not the Board or any Manager or the Company or any Unitholder has knowledge of any Transfer of ownership of any interest in the Company. The Unitholders acknowledge that the method and convention designated herein constitutes an “agreement among the partners” within the meaning of Regulations, Section 1.706-1.

Section 3.3.  Other Rules Regarding Transfers.

(a) Market Of Units Not Made.  A Unitholder may not: (1) make a market in Units; (2) Transfer its Units on an established securities market, a secondary market (or the substantial equivalent of those markets) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published); and (3) in the event the Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as “matching services” as being a secondary market or substantial equivalent of a secondary market, Transfer any Units through a matching service that is not approved in advance by the Company. A Unitholder may not Transfer any Units to any Person unless the Person agrees to be bound by the Transfer Restrictions and to Transfer the Units only to Persons who agree to be similarly bound.

(b) Units Acquired For Unitholder’s Account.  The acquisition of Units by a Unitholder shall be deemed to be a representation and warranty to the Company and the other Unitholders, that the Unitholder’s acquisition of Units is made as principal for the Unitholder’s own account and not for resale or distribution of the Units to others in violation of securities laws as determined by the Company and its legal counsel.

Appendix D

BOARD OF MANAGERS
OF
OZARK ETHANOL, LLC

			Term
Manager and Address	Position	Classification	Expires

Martin Bunton	Manager	Class A Elected	2007
1246 West Missouri Hwy, K PO Box 279 Liberal, MO 64762
Matt Bunton	Manager	Class A Elected	2007
362 NE 50th Road Lamar, MO 64759
Mike Bunton	Manager	Class A Elected	2007
488 NE 1st Lane Lamar MO 64759
Kyle Kirby	Manager	Class A Elected	2007
1352 A N.W. 60th Rd. Liberal, MO 64762
Jim McClendon	Manager	Class A Elected	2007
P.O. Box 69 Liberal, MO 64762
Doug Meng	Manager	Class A Elected	2007
941 West 33rd Street Kansas City, MO 65039
Joe Pace	Manager	Class A Elected	2007
27 NE Fifth Rd Lamar, MO 64759-8507
Roger Robins	Manager	Class A Elected	2007
14805 Linden Leawood, KS 66224
Kerry Rose	Manager	Class A Elected	2007
973 West Central Road Liberal, MO 64672
Brad Williams	Manager	Class A Elected	2007
1127 NW 30th Road Liberal, MO 64762
Harold Woodward	Manager	Class A Elected	2007
300 Monterey Dr. Jefferson City, MO 65109

D-1

Appendix E

ALLOCATIONS, DISTRIBUTIONS, TAX MATTERS, AND ACCOUNTING

ALLOCATIONS, DISTRIBUTIONS, TAX MATTERS, AND ACCOUNTING

The Sections in this Appendix E relate to allocations, distributions, tax matters, accounting, dissolution and other related matters. The numbering of the Sections is not sequential but the Sections are numbered to reflect the numbering conventions of certain forms.

ARTICLE I.
THE COMPANY

Section 1.10.  Definitions.

The definitions in this section (and the definitions in Section 1.2 of the Agreement) apply to this Appendix E. References to Articles and Sections refer to Articles and Sections in this Appendix E unless the context implies or it is stated otherwise.

“Adjusted Capital Account Deficit” means, with respect to any Unitholder, the deficit balance, if any, in the Unitholder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a) Credit to the Capital Account any amounts which the Unitholder is deemed to be obligated to restore pursuant to the next to the last sentences in Regulations, Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) Debit to the Capital Account the items described in Regulations, Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition is intended to comply and shall be interpreted consistently with the provisions of Regulations, Section 1.704-1(b)(2)(ii)(d).

“Capital Account” means the capital account maintained for each Unitholder in accordance with Section 2.4.

“Capital Contribution” means a contribution made to the Company with respect to any Unit in a form allowed as valid consideration for Units under the Act. The amount of any Capital Contribution shall be the sum of the money and the initial Gross Asset Value of any Property (other than money) contributed to the Company with respect to the Units held or purchased by a Unitholder, plus in the case of a contribution made in a form other than Property as consideration for Units, the amount, if any, determined or agreed to by the Board of Managers or otherwise specified in this Agreement.

“Class Percentage” is 100%.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Regulations, Sections 1.704-2(b)(2) and 1.704-2(d).

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for the Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of the Fiscal Year, Depreciation shall be an amount which bears the same ratio to the beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for the Fiscal Year bears to the beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of the Fiscal Year is zero, Depreciation shall be determined with reference to the beginning Gross Asset Value using any reasonable method selected by the Board.

“Fiscal Year” means, subject to a change in Fiscal Year pursuant to Section 8.1(b), the fiscal year of the Company, which shall be the Company’s taxable year as determined under Regulations, Section 1.441-1 or Section 1.441-2 and the Regulations under Section 706 of the Code or, if the context requires, any portion of a fiscal year for which an allocation of Profits, Losses or other allocation items or a Distribution is to be made;

provided that the Board may designate a different fiscal year for GAAP reporting purposes but that designation shall not affect the taxable year of the Company or the provisions of this Agreement relating to Capital Accounts, allocations of Profits, Losses or other allocation items, or Distributions.

“GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

“Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Unitholder to the Company shall be the gross fair market value of such asset, as determined by the Board;

(b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account) as determined by the Board as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Unitholder in exchange for more than a de minimis Capital Contribution; (ii) the Distribution by the Company to a Unitholder of more than a de minimis amount of Company property as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Regulations, Section 1.704-1(b)(2)(ii)(g); and (iv) other times as the Regulations may permit; provided that an adjustment described in clauses (i), (ii), and (iv) of this subparagraph shall be made only if the Board determines that such adjustment is necessary to reflect the relative economic interests of the Unitholders in the Company; and further provided that the adjustment described in clause (i) of this subparagraph (b) shall not be made to reflect the issuance of additional Units during the Start-up Period.

(c) The Gross Asset Value of any item of Company assets distributed to any Unitholder shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of Distribution as determined by the Board; and

(d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations, Section 1.704-1(b)(2)(iv)(m) and subparagraph (d) of the definition of “Profits” and “Losses” or Section 3.3(g) of this Exhibit E; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (b) or (d) of this definition, the Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits, Losses and other allocation items.

“Liquidation Period” has the meaning set forth in Section 7.5 of the Agreement.

“Liquidation Provisions” means the provisions of Article XII of this Appendix E and Article 7 of the Agreement.

“Liquidator” has the meaning set forth in Section 7.6 of the Agreement.

“Losses” has the meaning set forth in the definition of “Profits” and “Losses.”

“Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debts, obligations and liabilities of the Company, including capital improvements, replacements, and contingencies, all as reasonably determined by the Board. “Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

“Nonrecourse Deductions” has the meaning set forth in Regulations, Sections 1.704-2(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning in Regulations, Section 1.704-2(b)(3).

“Profits” and “Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for the Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to the taxable income or loss;

(b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations, Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from the taxable income or loss;

(c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (b) or (c) of the definition of Gross Asset Value, the amount of the adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses;

(d) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of the Property differs from its Gross Asset Value;

(e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

(f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations, Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Unitholder’s interest in the Company, the amount of the adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

(g) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.3 and Section 3.4 of this Appendix E, the amount, if any, included in the Company’s taxable income pursuant to Section 87 of the Code (the income add-back in the amount of the small ethanol producer credit), and the partner level deduction pursuant to Section 199 of the Code (relating to domestic production activities) shall not be taken into account in computing Profits or Losses.

The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and Section 3.4 of this Appendix E shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

“Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as the regulations are amended from time to time.

“Regulatory Allocations” has the meaning set forth in Section 3.4 of this Appendix E.

“Start-up Period” means the period from the inception of the Company and ending on the date on which the Company begins to carry on a trade or business within the meaning of Code Section 162(a) that constitutes its primary trade or business.

“Syndication Expenses” means all expenditures classified as syndication expenses pursuant to Regulations, Section 1.709-2(b).

“Unitholder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Regulations, Section 1.704-2(b)(4).

“Unitholder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unitholder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unitholder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations, Section 1.704-2(i)(3).

“Unitholder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Regulations, Sections 1.704-2(i)(1) and 1.704-2(i)(2).

ARTICLE II.
CAPITAL AND INTERESTS

Section 2.4.  Capital Accounts.

A Capital Account shall be maintained for each Unitholder in accordance with the following provisions. To facilitate the accounting for acquisitions, ownership and transfers of more than one Class of Units by a Unitholder, each Unitholder’s Capital Account shall be subdivided into separate Capital Accounts for each Class of Units owned, and the following adjustments to Capital Accounts shall be made by reference to Units of each Class of Units owned:

(a) To each Unitholder’s Capital Account there shall be credited (i) the initial Gross Asset Value of any Property, including money contributed to the Company as a Capital Contribution with respect to the Units in the Company held by the Unitholder, (ii) the Unitholder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4 of this Appendix E, and (iii) the amount of any Company liabilities assumed by the Unitholder or which are secured by any Property distributed to the Unitholder. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note (or a Unitholder related to the maker of the note within the meaning of Regulations, Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Unitholder until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations, Section 1.704-1(b)(2)(iv)(d)(2);

(b) To each Unitholder’s Capital Account there shall be debited (i) the Gross Asset Value of any Property including money distributed to the Unitholder pursuant to any provision of this Agreement, (ii) the Unitholder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and Section 3.4 of this Appendix E, and (iii) the amount of any liabilities of the Unitholder assumed by the Company or which are secured by any Property contributed by the Unitholder to the Company;

(c) In the event Units are Transferred in accordance with the terms of Article 3 of the Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

(d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to allocation of Profits, Losses and other allocation items, nonliquidating Distributions, liquidating Distributions, and the maintenance of Capital Accounts, including and subject to Section 12.1 of this Appendix E, are intended to comply with Regulations, Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with the Regulations. In the event the Board shall determine that it is prudent, the Board may modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unitholders), are computed in order to comply with the Regulations. The Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unitholders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations, Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause the Agreement not to comply with Regulations, Section 1.704-1(b).

ARTICLE III.
ALLOCATIONS

Section 3.1.  Profits.

After giving effect to the special allocations in Section 3.3 and Section 3.4 of this Appendix E, Profits for any Fiscal Year shall be allocated to Classes according to the Class Percentage and then to Unitholders of the Class in proportion to Units held. The Class Percentages are subject to change if the Company issues additional Units pursuant to Section 3.2 of the Agreement.

Section 3.2.  Losses.

After giving effect to the special allocations in Section 3.3 and Section 3.4 of this Appendix E, and except as otherwise provided in Section 3.5 of this Appendix E, Losses for any Fiscal Year shall be allocated to Classes according to the Class Percentage and then to Unitholders of the Class in proportion to Units held. The Class Percentages are subject to change if the Company issues additional Units pursuant to Section 3.2 of the Agreement.

Section 3.3.  Special Allocations.

The following special allocations shall be made in the following order:

(a) Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unitholder shall be specially allocated items of Company income and gain for the Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the Unitholder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations, Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unitholder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations, Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Regulations, Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Unitholder Minimum Gain Chargeback.  Except as otherwise provided in Regulations, Section 1.704-2(i)(4), notwithstanding any other provision of this Section, if there is a net decrease in Unitholder Nonrecourse Debt Minimum Gain attributable to a Unitholder Nonrecourse Debt during any Fiscal Year, each Unitholder who has a share of the Unitholder Nonrecourse Debt Minimum Gain attributable to the Unitholder Nonrecourse Debt, determined in accordance with Regulations, Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for the Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the Unitholder’s share of the net decrease in Unitholder Nonrecourse Debt, determined in accordance with Regulations, Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unitholder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations, Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 3.3(b) is intended to comply and shall be interpreted consistently with the minimum gain chargeback requirement in Regulations, Section 1.704-2(i)(4).

(c) Qualified Income Offset.  In the event any Unitholder unexpectedly receives any adjustments, allocations, or Distributions described in Regulations, Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to the Unitholder in an amount and manner sufficient to eliminate, to the extent required by the

Regulations, the Adjusted Capital Account Deficit of the Unitholder as quickly as possible, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Unitholder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.3(c) were not in this Appendix E.

(d) Gross Income Allocation.  In the event any Unitholder has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Unitholder is obligated to restore pursuant to the penultimate sentences of Regulations, Sections 1.704-2(g)(1) and 1.704-2(i)(5), each Unitholder shall be specially allocated items of Company income and gain in the amount of the excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Unitholder would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article III have been made as if Section 3.3(c) of this Appendix E and this Section 3.3(d) were not in this Appendix E.

(e) Nonrecourse Deductions.  Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unitholders in the manner which Profits would be allocated under Section 3.1 of this Appendix E determined without regard to the other provisions of this Article III.

(f) Unitholder Nonrecourse Deductions.  Any Unitholder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unitholder who bears the economic risk of loss with respect to the Unitholder Nonrecourse Debt to which such Unitholder Nonrecourse Deductions are attributable in accordance with Regulations, Section 1.704-2(i)(1).

(g) Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations, Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a Distribution to a Unitholder in complete liquidation of the Unitholder’s interest in the Company, the amount of the adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unitholders in accordance with their interests in the Company in the event Regulations, Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unitholder to whom the Distribution was made in the event Regulations, Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h) Issuance of Units in Connection with Services.  Taxable income or items thereof shall be specially allocated among the Unitholders in the manner and in the amounts determined by the Board of Managers in accordance with Section 3.2(d) of this Agreement as the result of issuing Units in connection with the performance of services.

(i) Syndication Expenses.  Syndication Expenses for any Fiscal Year shall be specially allocated to the Unitholders in proportion to their Units, provided that, if Units are issued pursuant to Article 3 of this Agreement during the Fiscal Year, all Syndication Expenses shall be divided among the Unitholders from time to time so that, to the extent possible, the cumulative Syndication Expenses allocated with respect to each Unit at any time is the same amount. In the event the Board of Managers shall determine that such result is not likely to be achieved through future allocations of Syndication Expenses, the Board may allocate other items of income, gain, deduction, or loss so as to achieve the same effect on the Capital Accounts of the Unitholders.

(j) Special Allocation of Gain.  Any net gain recognized during the Liquidation Period that otherwise would be allocable under Section 3.1 of this Appendix E shall be specially allocated to the Unitholders of each Unit that was issued during the Start-up Period to the extent that Two Dollars ($2.00) exceeds the initial Capital Contribution made with respect to each such Unit. If such gain is insufficient to satisfy the entire special allocation, such gain shall be specially allocated pro rata among all such Units. The intent of this special allocation is provide an incentive with respect to the Units purchased for less than $2.00 per Unit during the Start-up Period that will be paid only if and to the extent that aggregate distributions made by the Company during the Liquidation Period (or out of the proceeds of a refinancing) with respect to other Units issued during the Start-up Period are at least $2.00 per Unit. Accordingly, this special allocation generally shall be made with respect to gain realized by the Company during the Liquidation Period; provided, that if Profits are allocated before the Liquidation Period pursuant to subparagraph (c) of the definition of “Profits” and “Losses” (relating to adjustments to Gross Asset Values), the Board of Managers shall make a good faith determination of whether and to what extent it is appropriate for this special allocation to be made as part of that Profit allocation in order to better assure that the intended incentive will be distributed when the Company later liquidates. If the Company subdivides or combines its outstanding Units or declares a distribution payable in its Units, the amount per Unit of this special allocation shall be proportionately increased, in the case of combination, or decreased, in the case of a subdivision or distribution.

(k) Equalization of Certain Profits or Loss Allocations.  Immediately following the end of the Start-up Period and subject to Section 3.3(i) of this Appendix E, items of income, loss and deduction shall be specially allocated to the extent possible among the Units until the cumulative Profits or Losses allocated to each Unit since the Company’s formation is equal.

Section 3.4.  Curative Allocations.

The allocations set forth in Sections 3.3(a) through (g) and 3.5 of this Appendix E (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the Board shall make the offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after the offsetting allocations are made, each Unitholder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unitholder would have had if the Regulatory Allocations were not part of the Agreement.

Section 3.5.  Loss Limitation.

Losses allocated pursuant to Section 3.2 of this Appendix E shall not exceed the maximum amount of Losses that can be allocated without causing any Unitholder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unitholders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 of this Appendix E, the limitation set forth in this Section 3.5 shall be applied on a Unitholder by Unitholder basis among the Units, so as to allocate the maximum permissible Losses to each Unitholder under Regulations, Section 1.704-1(b)(2)(ii)(d).

Section 3.6.  Other Allocation Rules.

(a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined by the Board using any permissible method under Code Section 706 and the Regulations under Code Section 706.

(b) If additional Units are issued pursuant to Section 3.2(c) of the Agreement during a Fiscal Year, the Profits, Losses and other items allocated with respect to the Class of Units issued for that Fiscal Year will be allocated among the Unitholders of that Class in a manner that takes into account their varying interests in the Company during the Fiscal Year using any permissible methods under Code Section 706 and the Regulations under Code Section 706 and any conventions permitted by law as may be specified in the terms governing the issuance of the Units or, if not specified, as directed by the Board.

(c) The Unitholders agree to be bound by the provisions of this Article III in reporting their shares of Company income and loss for income tax purposes.

(d) Solely for purposes of determining a Unitholder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations, Section 1.752-3(a) (3), the Unitholders’ aggregate interests in Company profits shall be deemed to be as provided in the capital accounts.

(e) To the extent permitted by Regulations, Section 1.704-2(h) (3), the Unitholders shall endeavor to treat Distributions as having been made from the proceeds of a Nonrecourse Liability or a Unitholder Nonrecourse Debt only to the extent that the Distributions would cause or increase an Adjusted Capital Account Deficit for any Unitholder.

Section 3.7.  Tax Allocations: Code Section 704(c).

(a) In accordance with Code Section 704(c) and the Regulations under Code Section 704(c), income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unitholders so as to take into account any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value).

(b) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b)(ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations under Code Section 704(c).

(c) Allocations pursuant to this Section shall be made as required or permitted by Regulations, Section 1.704-3 pursuant to such method provided therein as may reasonably be designated by the Board. Any elections or other decisions relating to allocations under this Section will be made in any manner that the Board reasonably determines to reflect the purpose and intention of this Agreement. Allocations under this Section are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unitholder’s Capital Account or share of Profits, Losses and other allocation items or Distributions under any provision of this Appendix E or the Agreement.

ARTICLE IV.
DISTRIBUTIONS

Section 4.1.  Net Cash Flow.

The Board may make Distributions of Net Cash Flow at times and in aggregate amounts determined by the Board in its sole discretion. When the Board determines that a Distribution is to be made, except as otherwise provided in the Liquidation Provisions, Net Cash Flow, if any, shall be distributed to each Class by Class Percentage and then to Unitholders of a Class in proportion to Units held. The Class Percentages are subject to change if additional Units are issued pursuant to Section 3.2 of the Agreement.

Section 4.2.  Amounts Withheld.

All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, Distribution or allocation to the Company or the Unitholders shall be treated as amounts paid or distributed, as the case may be, to the Unitholders with respect to which the amount was withheld pursuant to this Section for all purposes under this Agreement. The Company is authorized to withhold from payments and Distributions, or with respect to allocations to the Unitholders, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unitholders with respect to which such amount was withheld.

Section 4.3.  Limitations On Distributions.

(a) The Company shall make no Distributions to the Unitholders except as provided in this Article IV, Article XII of this Appendix E, Article 7 of the Agreement, and Section 3.6 of the Agreement.

(b) A Unitholder may not receive a Distribution from the Company to the extent that, after giving effect to the Distribution, all liabilities of the Company, other than liability to Unitholders on account of their Capital Contributions, would exceed the Gross Asset Value of the Company’s assets.

ARTICLE V.
[RESERVED]

ARTICLE VI.
[RESERVED]

ARTICLE VII.
[RESERVED]

ARTICLE VIII.
ACCOUNTING, BOOKS AND RECORDS

Section 8.1.  Accounting, Books And Records.

(a) The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP, consistently applied; provided, that the financial provisions in the Agreement and this Appendix E relating to Capital Contributions, Profits, Losses and other allocation items, Distributions and Capital Accounts shall be construed and determined in accordance with this Agreement without regard to whether such provisions are inconsistent with GAAP. The books and records shall reflect all the Company’s transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain all of the following:

(i) a current list of the full name and last known business or residence address of each Unitholder set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Unitholder;

(ii) the full name and business address of each Manager;

(iii) a copy of the Certificate of Formation and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Certificate of Formation or any amendments thereto have been executed;

(iv) copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

(v) a copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

(vi) copies of the financial statements of the Company, if any, for the six most recent Fiscal Years; and

(vii) the Company’s books and records as they relate to the internal affairs of the Company for at least the current and past four Fiscal Years.

(b) The Company shall use the accrual method of accounting in preparing its financial reports and for tax purposes and shall keep its books and records accordingly. The Board may, without any further consent of the Unitholders (except as specifically required by the Code), apply for IRS consent to, and otherwise effect a change in, the Company’s Fiscal Year.

Section 8.2.  Reports.

(a) In General.  The chief financial officer of the Company (or other officer determined by the Board or the CEO) shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants.

(b) Financial Statements.  The Company shall maintain the financial statements listed in clauses (i) and (ii) below, prepared, in each case (other than with respect to Unitholder’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied (and file with the Securities and Exchange Commission, if required, for purposes of reporting under the Securities Exchange Act of 1934, Regulation S-X).

(i) As soon as practicable following the end of each GAAP Fiscal Year (and in any event not later than one hundred and twenty (120) days after the end of the GAAP Fiscal Year) and at the time as Distributions are made to the Unitholders pursuant to the Liquidation Provisions following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of the GAAP Fiscal Year and the related statements of operations, statement of Unitholders’ Capital and changes therein, and cash flows for the GAAP Fiscal Year, together with appropriate notes to the financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding GAAP Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding GAAP Fiscal Years (in the case of the statements).

(ii) If required by the Securities and Exchange Commission, as soon as practicable following the end of the first three quarters of each GAAP Fiscal Year (and in any event not later than forty-five (45) days after the end of such quarter), an unaudited balance sheet of the Company as of the end of such quarter and the related unaudited statements of operations and cash flows for such GAAP Fiscal Quarter and for the GAAP Fiscal Year to date, in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the prior GAAP Fiscal Year’s quarter and the quarter just completed.

Section 8.3.  Tax Matters.

(a) Generally.  The Board shall have the power and authority, without any further consent of the Members being required: (i) to cause the Company to make or revoke any and all elections for federal, state, local, and foreign tax purposes including an election pursuant to Code Section 754; (ii) to extend the statute of limitations for assessment of tax deficiencies against the Unitholders with respect to adjustments to the Company’s federal, state, local or foreign tax returns; (iii) to the extent provided in Code Sections 6221 through 6231 and similar provisions of federal, state, local, or foreign law, to represent the Company and the Unitholders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unitholders in their capacities as Unitholders; and (iv) to file or amend any tax returns and execute any agreements or other documents relating to or affecting tax matters, including agreements or other documents that bind the Unitholders with respect to tax matters. The Board shall designate a qualifying Member to act as the tax matters partner within the meaning of and pursuant to Regulations, Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law.

(b) Tax Information.  Necessary tax information shall be delivered to each Unitholder as soon as practicable after the end of each Fiscal Year of the Company but not later than five (5) months after the end of each Fiscal Year.

ARTICLE IX.
[RESERVED]

ARTICLE X.
[RESERVED]

ARTICLE XI.
[RESERVED]

ARTICLE XII.
DISSOLUTION AND WINDING UP

Section 12.1.  Compliance With Certain Requirements Of Regulations; Deficit Capital Accounts.

In the event the Company is “liquidated” within the meaning of Regulations, Section 1.704-1(b)(2)(ii)(g), Distributions shall be made pursuant to the Liquidation Provisions to the Unitholders who have positive Capital Accounts in compliance with Regulations, Section 1.704-1(b)(2)(ii)(b)(2). If any Unitholder has a deficit balance in his Capital Account (after giving effect to all Capital Contributions, Distributions and allocations of Profits, Losses and other allocation items for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unitholder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the Distributions that would otherwise be made to the Unitholders pursuant to the Liquidation Provisions may be:

(a) Distributed to a trust established for the benefit of the Unitholders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unitholders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to the trust by the Company would otherwise have been distributed to the Unitholders pursuant to Section 7.2 of the Agreement; or

(b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that the withheld amounts shall be distributed to the Unitholders as soon as practicable.

Section 12.2.  Deemed Distribution And Recontribution.

Notwithstanding any other provision of the Liquidation Provisions, in the event the Company is liquidated within the meaning of Regulations, Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the debts, obligations and liabilities of the Company shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have contributed all of its Property and liabilities to a new limited liability company in exchange for an interest in the new company, and immediately thereafter, the Company will be deemed to liquidate by distributing the interest in the new company to the Unitholders.

Section 12.3.  Character Of Liquidating Distributions.

All payments made in liquidation of the interest of a Unitholder in the Company shall be made in exchange for the interest of such Unitholder in Property pursuant to Section 736(b)(1) of the Code, including the interest of the Unitholder in Company goodwill.

Appendix C

SUBSCRIPTION PACKAGE
including
SUBSCRIPTION AGREEMENT,
PROMISSORY NOTE
AND
SIGNATURE PAGE TO LIMITED LIABILITY COMPANY AGREEMENT

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OZARK ETHANOL, LLC

Class A Units

SUBSCRIPTION PACKAGE

NOTICES TO INVESTORS

This package contains execution copies of the documents required to be signed and submitted to Ozark Ethanol, LLC (the “Company”) in order to subscribe to purchase Class A Units (“Units”) of the Company in the offering (the “Offering”) made by the Company’s Prospectus dated June 15, 2007, as the same may be amended or supplemented subsequent to that date (the “Prospectus”).

You should read the Prospectus, including the Appendices attached and any supplements thereto, carefully and thoroughly for a full description of the Company and the Units.

The Units are speculative securities, involve a high degree of risk and are subject to substantial transfer restrictions. No public or other market for the Units exists or is expected in the future. The Units are suitable only as a long-term investment for investors who can afford to lose their entire investment. See “Risk Factors” beginning on page 11 of the Prospectus for important factors you should consider before subscribing for any Units.

Please direct any questions regarding the offering or the subscription process to Kerry Rose, President, or Brad Williams, Treasurer, Ozark Ethanol, LLC, 300 West Kneeland Street, Liberal, Missouri 64762, telephone (417) 843-3835, e-mail thefuel@ozarkethanol.com.

You may also contact the managers and officers of the Company listed on page 10 of the Prospectus. Please note that in certain states only the managers and officers specifically identified are authorized to speak with prospective purchasers of Units.

We reserve the right to reject your Subscription for any reason in our discretion. If we reject your Subscription, we will return your Subscription materials and check to you.

INSTRUCTIONS

TO SUBSCRIBE FOR UNITS IN THIS OFFERING YOU MUST:

A. Subscription Agreement.  Review carefully and complete the attached Subscription Agreement (pages S-1 through S-7) as follows:

1. Complete the Subscription and Subscriber Information required on pages S-5 and S-6, as follows:

a. Indicate the number of Units you are purchasing, the total purchase price for your investment, and the amount of your deposit payment for the Units.

b. Print the name(s) in which the Units are to be registered. Check the appropriate box to indicate form of ownership. If the Subscriber is a corporation, limited liability company, partnership, trust or custodian, please provide the additional information and documents requested.

c. Provide the address, telephone number and social security or tax identification number of the Subscriber, including any joint or additional Subscriber. All individual Subscribers must provide their social security number. Entities must provide their taxpayer identification number. Trustees or custodians must provide the social security number of the beneficiary or taxpayer identification number of the trust or IRA as required by applicable law. If more than one social security number is required to be provided, we will deliver Schedules K-1 and notices to the subscriber associated with the first social security number.

d. Fill in your state of residence if you are an individual Subscriber or, if an entity, the principal place of business.

e. Check the appropriate box if the Subscriber is a non-resident alien, a U.S. Citizen residing outside the United States or are subject to back up withholding.

2. Sign and date the Subscription Agreement where indicated on page S-6. Note that each Subscriber (including each joint tenant, tenant in common or other additional Subscriber) must sign.

B. Initial Deposit.  Make a check payable to “US Bank, Escrow Agent for Ozark Ethanol, LLC” in an amount equal to at least 10% of the total purchase price of the Units for which you are subscribing as shown on page S-5 of your Subscription Agreement. (If we have satisfied the conditions for release of Subscriptions from escrow and Subscriptions have been released from escrow, as described in the Prospectus, you may be requested to make your check payable to the order of “Ozark Ethanol, LLC.”) If you wish to submit funds by wire transfer or other method, please contact us for instructions.

C. Promissory Note.  Complete and execute the Promissory Note (pages N-1 and N-2) for the remaining balance of your total purchase price as shown on page S-5 of your Subscription Agreement. Note that each Subscriber (including each joint tenant, tenant in common or other additional Subscriber) must sign.

D. Signature Page to Limited Liability Company Agreement.  Complete and execute the Signature Page to Limited Liability Company Agreement, (pages L-1 and L-2) which will document your agreement to become a party to our Limited Liability Company Agreement. (The full text of our Limited Liability Company Agreement is set forth as Appendix B to the Prospectus.) Note that each Subscriber (including each joint tenant, tenant in common or other additional Subscriber) must sign.

E. Return items A, B, C and D (listed above) to Ozark Ethanol, LLC, 300 West Kneeland Street, Liberal, Missouri 64762.

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THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES ARE NOT OFFERED IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER OR SALE WOULD BE UNLAWFUL.

OZARK ETHANOL, LLC

SUBSCRIPTION AGREEMENT

CLASS A UNITS

This Subscription Agreement (this “Agreement”) by and between Ozark Ethanol, LLC, a Delaware limited liability company (the “Company”), and the undersigned subscriber (the “Subscriber”) is made effective as of the date on which the Company accepts this Agreement by executing the Acceptance form below.

1. Prospectus.  Subscriber understands that the offering of Class A Units (the “Units”) of the Company to which this Agreement relates is being made only pursuant to a prospectus, including the appendices and any amendments or supplements thereto (the “Prospectus”), filed by the Company as part of a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and with the securities authorities of certain states under the securities laws of such states.

2. Subscription for Units.  Subscriber hereby offers and agrees to purchase from the Company that number of Units set forth on the execution portion of this Subscription Agreement at the purchase price of $2.00 per Unit on the terms and conditions herein provided. Concurrently with the delivery of this Agreement, the Subscriber must deliver a check for the initial deposit payment in the amount set forth on Line C of the execution portion of this Agreement (at least 10% of the Subscriber’s total purchase price) and a Promissory Note in the form attached hereto (the “Promissory Note”) for the remaining balance of the Subscriber’s total purchase price.

3. Terms of Escrow.  This Subscription, the Subscriber’s deposit payment and Promissory Note will be held in escrow until the Company satisfies the conditions to breaking escrow as described in the Prospectus. The escrow is subject to two conditions stated under “Plan of Distribution — Escrow of Subscriptions” in the Prospectus. When those conditions are met, the Subscriber’s subscription, including this Subscription Agreement, the initial cash deposited and the Promissory Note or the proceeds of the Promissory Note, will be subject to release to the Company. If the Company does not satisfy each of the conditions to breaking the escrow by September 13, 2008, the Company will promptly return the Subscriber’s Subscription Agreement, initial cash deposit and Promissory Note or the proceeds of the Promissory Note then held in escrow to the Subscriber, with interest on the cash amounts held in escrow.

4. Promissory Note; Liquidated Damages.  The outstanding principal balance of the Promissory Note will be due in one or more installments upon 30 days notice from the Company. The Subscriber agrees to pay the Promissory Note in accordance with its terms. If Subscriber does not pay the principal balance of the Promissory Note when due, interest will accrue on the amount due at a rate of twelve percent (12%) per annum and the Company may commence legal proceedings to collect the amount due and any related expenses. In addition, the Company has the right to retain as liquidated damages the Subscriber’s initial cash deposit payment (not to exceed 10% of the Subscriber’s total purchase price for the Units set forth herein) in exchange for cancellation of this Subscription Agreement and the Promissory Note. If Company cancels this Subscription Agreement and the Promissory Note, the Subscriber will no longer have any right to purchase or own Units and will forfeit any right to acquire Units or any ownership interest or rights in the Units or the Company. The Subscriber acknowledges that the Subscriber is aware of the terms and conditions upon which the Company offers the Units and agrees and consents to such terms and conditions.

5. Acceptance of Subscription.  The Company reserves the right to reject this Subscription Agreement, in whole or in part, for any reason, in its sole discretion. If the Company accepts this Subscription Agreement, one of its officers will countersign a copy of this Subscription Agreement and return a copy of the signature page to the Subscriber to confirm the Subscriber’s purchase. This is the only way the Company will accept this Subscription Agreement. The fact that the Company deposits Subscriber’s payment for the Units in escrow does not mean the Company has accepted this Subscription Agreement.

6. Representations and Warranties of the Subscriber.  In consideration of the Company’s acceptance of this Subscription Agreement, by his, her or its signature on this Agreement, the Subscriber hereby represents and warrants to the Company as follows:

a. The Subscriber, or the Subscriber’s representative, has had an opportunity to obtain, and has received, any information and has had an opportunity to ask such questions of, and receive answers from, the Company or an agent or representative of the Company, to the extent the Subscriber deemed necessary in order to form a decision concerning an investment in the Units.

b. The Subscriber understands that the Prospectus contains important information about this offering, the Company, its proposed operations, and an investment in the Units.

c. The Subscriber has not relied on any statements not contained in the Prospectus. No person has been authorized to give any information or to make any representation not contained in the Prospectus in connection with the offer and sale of the Units.

d. The Subscriber certifies, under penalties of perjury, that the Subscriber is NOT subject to the backup withholding provisions of Section 3406(a)(i)(C) of the Internal Revenue Code of 1986, as amended. (Note: You are subject to backup withholding if: (i) you fail to furnish your Social Security number or taxpayer identification number herein; (ii) the Internal Revenue Service notifies the Company that you furnished an incorrect Social Security number or taxpayer identification number; (iii) you are notified that you are subject to backup withholding; or (iv) you fail to certify that you are not subject to backup withholding or you fail to certify your Social Security number or taxpayer identification number.)

e. The Subscriber acknowledges that the Units are being acquired for the Subscriber’s own account and for investment and without the current intention of transferring any rights with respect to or reselling or redistributing the Units. The Subscriber understands that no public market currently exists or is expected to develop for the Units, and that the Units will not trade on any stock exchange or automatic quotation system.

f. The Subscriber is a resident of or, if an entity, has its principal place of business in, the state identified on the State of Residence line on page S-6 of this Subscription Agreement.

g. The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Units or the Subscriber has obtained, to the extent the Subscriber deems necessary, the Subscriber’s own professional advice with respect to the risks inherent in an investment in the Units, and the suitability of an investment in the Units in light of the Subscriber’s financial condition and investment needs. The Subscriber understands that an investment in the Units is not suitable for the Subscriber if:

•	The Subscriber cannot afford to lose the Subscriber’s entire investment (the Company is a start-up entity with no history of operations).

•	The Subscriber will need to resell or liquidate the Subscriber’s investment in the near term (the Units are an illiquid investment because no public trading market exists and the Units are subject to significant transfer restrictions).

•	The Subscriber cannot meet the payment obligations under the Subscriber’s Promissory Note for the remaining 90% of the Subscriber’s subscription (the Subscriber will forfeit the 10% cash deposit if the Subscriber does not meet the payment obligations under the Promissory Note when called).

•	The Subscriber needs to receive an immediate return on the Subscriber’s investment (the Company will not begin operations or generate any revenue for a considerable period of time).

•	The Subscriber must know whether our project will reach financial closing in the near term (we may hold the Subscriber’s deposit in escrow until September 13, 2008, while the Company seeks to close on the debt financing required for the project).

•	The Subscriber cannot tolerate the market and industry risk that is inherent in the processing of corn into ethanol.

7. Representations and Warranties of the Company.  In consideration of the Subscriber’s agreement to purchase Units, the Company represents and warrants to the Subscriber as follows:

a. The Company is a duly organized and validly existing limited liability company under the laws of the State of Delaware.

b. The Company is in good standing under the laws of the State of Delaware and there are no proceedings or actions pending to limit or impair any of its powers, rights and privileges, or to dissolve it.

c. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by proper corporate action of the Company.

8. Securities Law Compliance.  The Subscriber and the Company acknowledge that the offer and sale of the Units has been registered under the Securities Act and in certain states under the securities laws of such states. In other states, the Company will accept subscriptions to purchase Units and those Units will be issued to Subscribers only in accordance with and in reliance on exemptions from the registration requirements of the securities laws of such states and in reliance on the representations, warranties and agreements made by the Subscriber to evidence compliance with the securities laws of such states.

9. Transferability.  The Subscriber understands and agrees that the Units may not be transferred to any third party except in accordance with the Company’s Limited Liability Company Agreement. As a consequence, the Subscriber understands that the Units may be prohibited from sale or transfer for an extended period of time, that the Subscriber must bear the economic risk of an investment in the Units for an indefinite period of time and that the Subscriber may have extremely limited opportunities, if any, to dispose of the Units. The Subscriber consents to the placement of a stop transfer order with any registrar and transfer agent for the Units and to the placement of appropriate legends consistent with the foregoing on any certificates which may be issued representing the Units.

10. Limited Liability Company Agreement.  The Subscriber has received a copy of the Limited Liability Company Agreement of the Company and the Subscriber agrees that, upon acceptance by the Company of this Subscription Agreement and issuance of the Units to the Subscriber, Subscriber shall be a party to and shall be bound by the provisions of the Limited Liability Company Agreement.

11. Binding Effect.  Neither this Agreement nor any interest herein shall be assignable by the Subscriber without the prior written consent of the Company. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

12. Representations to Survive Delivery.  The representations, warranties and agreements of the Company and of the Subscriber contained in this Agreement will remain in full force and effect and will survive the payment of the purchase price pursuant to Section 2 above, the registration of the Subscriber as a holder of Units in the records of the Company and the delivery of any certificates representing the Units.

13. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding its conflict of laws rules.

14. Headings.  The section headings in this Subscription Agreement are for convenience of reference only and shall not limit or affect the interpretation of the provisions hereof.

15. Definitions.  Any capitalized term used herein shall have that meaning accorded to it in the Prospectus, unless otherwise expressly indicated.

RELIANCE BY COMPANY

The Subscriber understands that the Company is relying on the representations, warranties and other information provided by the Subscriber in this Subscription Agreement with respect to the offer and sale of the Units. By signing below, the Subscriber certifies that all information provided by the Subscriber in this Subscription Agreement is accurate and complete as of the date listed below and, if not an individual, that the Subscriber is duly organized, validly existing and in good standing and has full authority to execute and agree to this Subscription Agreement, the Promissory Note and the Limited Liability Company Agreement, and to perform each of its obligations thereunder. The Subscriber understands and agrees that this Subscription Agreement is irrevocable. Subject to the terms of this Subscription Agreement, the Company will return the Subscriber’s Subscription Agreement, the cash deposit paid by the Subscriber (including interest), the Promissory Note and the proceeds of the Promissory Note only if the Company rejects this Subscription Agreement or cannot satisfy the conditions to breaking escrow.

CAUTION!

This Subscription Agreement is a legal contract between the Subscriber and the Company concerning the purchase of Units. The Company urges the Subscriber to read carefully this entire Subscription Agreement and the Prospectus, including each of its Appendices, for a complete description of an investment in the Units. The Subscriber should obtain the Subscriber’s own professional advice with respect to the risks inherent in an investment in the Units, and the suitability of an investment in the Units in light of the Subscriber’s financial condition and investment needs.

SUBSCRIPTION, SUBSCRIBER INFORMATION AND SIGNATURES

Subscription for Units

A. Number of Units Subscribed For:	$

(Minimum subscription is 10,000 Units ($20,000); additional subscriptions must be in increments of 5,000 Units ($10,000))
B. Total Purchase Price for Units:	$

(Multiply total on Line A by $2.00)
C. Minimum Amount of Deposit Payment:	$

(Multiply total on Line B by 0.10 (10%)) (You may, if you wish, make a deposit payment for more than the minimum amount)
NOTE: Make checks for the Deposit Payment payable to “US Bank, Escrow Agent for Ozark Ethanol, LLC”. The remainder of the total purchase price must be paid pursuant to the Promissory Note.
D. Amount of Promissory Note:	$

(Total Purchase Price minus Deposit Payment)

Subscriber Name and Form of Ownership (Units will be registered as shown in the name(s) printed below)

Name(s) of Subscriber(s):

Form of Ownership — check applicable box:

☐	Individual
☐	Joint Tenants with Right of Survivorship (all signatures must appear below)
☐	Tenants in Common (all signatures must appear below)
☐	Individual Retirement Account (signatures of both account owner and trustee or custodian are required)
☐	Corporation, Limited Liability Company, Partnership or other entity (corporate or limited liability company resolutions or partnership agreement must be enclosed; see resolution example attached at the end of this Subscription Agreement on page S-8)
☐	Trust (title and signature pages of trust agreement and all amendments must be enclosed):
Trustee Name(s):
Date of trust agreement or last amendment:
☐	Other: Provide detailed information:

Subscriber Address and Tax Information

Subscriber:	Joint or Additional Subscriber (or IRA owner):

Name: _ _	Name: _ _

Address: _ _	Address: _ _

City State Zip Code	City State Zip Code

( )	( )

Telephone Number (include area code)	Telephone Number (include area code)

Social Security or Taxpayer Identification Number*	Social Security or Taxpayer Identification Number*

State of Residence: _ _	State of Residence: _ _

☐ Check this box if Subscriber is a non-resident alien.	☐ Check this box if joint or additional Subscriber is a non-resident alien.

☐ Check this box if Subscriber is a U.S Citizen residing outside of the United States	☐ Check this box if joint or additional Subscriber is a U.S. Citizen residing outside of the United States.

☐ Check this box if Subscriber is subject to backup withholding.	☐ Check this box if joint or additional Subscriber is subject to backup withholding.

(*Note: If more than one social security number is required to be provided, the Company will deliver Schedules K-1 and notices to the Subscriber and address associated with the first social security number.)

Signature(s)

By signing below, (1) each Subscriber represents, warrants and agrees as provided in the foregoing Subscription Agreement and that the information provided in this Subscription Agreement, including the Subscription, Subscriber Information and Signature pages, is true, correct and complete and (2) each Subscriber understands and agrees that the Subscriber will, upon acceptance of this Subscription Agreement by the Company, become a party to and will be bound by the provisions of the Company’s Limited Liability Company Agreement.

Individuals:	Entities:
(Includes joint tenants, tenants in common and individual IRA beneficiaries)	(Includes corporations, limited liability companies, partnerships, cooperatives, trusts and IRA custodians)

Name of Individual Subscriber	Name of Entity Subscriber

Signature of Individual Subscriber	Authorized Signature

Name of Joint Individual Subscriber	Print Name

Signature of Joint Individual Subscriber	Title

Date	Date

Office Use Only:

Subscription Return Check List:

Individuals, etc.:

☐	Completed & Signed Subscription Agreement
☐	Completed & Signed Promissory Note
☐	Completed & Signed Signature Page to Limited Liability Company Agreement
☐	Signed deposit check for 10% total price made payable to: US Bank, Escrow Agent for Ozark Ethanol, LLC

Entities:

☐	Completed & Signed Subscription Agreement
☐	Completed & Signed Promissory Note
☐	Completed & Signed Signature Page to Limited Liability Company Agreement
☐	Completed & Signed Entity Resolution or Partnership Agreement (see resolution example attached))
☐	Copy of Signature Page and any Amendments (Trusts Only)
☐	Signed deposit check for 10% total price made payable to: US Bank, Escrow Agent for Ozark Ethanol, LLC

Acceptance by Company:

This Subscription Agreement has been accepted and agreed to this          day of             , 200     .

OZARK ETHANOL, LLC

By: _ _
Title: _ _
Date: _ _

FORM OF ENTITY RESOLUTION

Note:  This form of entity resolution is offered as an example only. Resolutions adopted must comply in form and substance to the governing instruments of the adopting entity and applicable law.

Resolved, that           (authorized signer), the           (title) of           (name of entity) (the “Subscriber”), is authorized to subscribe on behalf of the Subscriber for the purchase of           Class A Units of Ozark Ethanol, LLC at a purchase price of $2.00 per Unit, for a total purchase price of $     , and, in connection therewith, is authorized to execute a Subscription Agreement, Promissory Note and Signature Page to Limited Liability Company Agreement, to cause payment for such Units to be made and to execute such other documents and to take such other action as may be necessary or appropriate to purchase said Units, all on behalf of the Subscriber.

This is to certify that the foregoing resolution was adopted by the (Board of Directors) (Stockholders) (Members) (Managers) (Partners) of          (name of entity), at a meeting held on or by consent or other legal and appropriate action effective on          , 200  .

By: _ _
Print Name: _ _
Title: _ _
Date: _ _

Attest: _ _
Print Name: _ _
Title: _ _
Date: _ _

Affix Entity Seal:

(Failure to affix seal will constitute a representation that the entity has no seal or that no seal is required to bind the entity)

PROMISSORY NOTE

Name of Subscriber/Obligor:
Number of Units Subscribed:
Purchase Price per Unit:	$2.00
Total Purchase Price:	$
Less Deposit Payment:	$ (Not less than 10% of Total Purchase Price)
Principal Balance of Promissory Note:	$

FOR VALUE RECEIVED, the undersigned, pursuant to the undersigned’s subscription agreement (the “Subscription Agreement”) to purchase the above Units of Ozark Ethanol, LLC, a Delaware limited liability company (the “Company”), hereby promises to pay in lawful money of the United States of America, the principal sum of $             (“Principal Balance”).

1. Payments.

(a) The Principal Balance shall be due and payable as specified in a written notice from the Company (“Call Notice”), but not less than 30 days from the date of the notice. The date and amount of the payment due shall be as specified in the Call Notice. Payment shall be made payable to the order of “US Bank, Escrow Agent for Ozark Ethanol, LLC” unless the Call Notice states that the Company has satisfied the conditions for release of subscriptions from escrow (as described under “Plan of Distribution — Escrow of Subscriptions” in the Company’s Prospectus dated June 15, 2007), in which case payment shall be made as specified in the Call Notice.

(b) In the event the undersigned fails to make any payment of the Principal Balance when due (as specified in the Call Notice), interest shall accrue on such payment amount at the rate of twelve percent (12%) per annum from the due date, and be due and payable as of the last day of the calendar month in which incurred and as of the last day of each calendar month thereafter until the Principal Balance and all other amounts due hereunder have been paid in full.

2. Default.  In the event the undersigned fails to make any payment of principal or interest under this Promissory Note when due, the undersigned acknowledges and agrees that:

(a) The Company may commence legal proceedings to collect the amounts due, and shall be entitled to collect from the undersigned all of its costs and expenses of collection or enforcement including, but not limited to, reasonable attorneys’ fees and expenses; and

(b) The Company may retain the undersigned’s cash deposit payment (not to exceed 10% of the Subscriber’s total purchase price under the Subscription Agreement) as liquidated damages in exchange for cancellation of the Subscription Agreement and this Promissory Note.

3. Notices.  All notices, requests, consents and demands shall be made in writing and shall be delivered by facsimile or by hand, sent via a reputable nationwide overnight courier service or mailed by first class certified or registered mail, return receipt requested, postage prepaid, if to the undersigned at the fax number or address of such undersigned as shown on the books of the Company, or if to the Company at the following fax number or address, or to such other fax number or address as may be furnished in writing to the undersigned: Ozark Ethanol, LLC, 300 West Kneeland Street, Liberal, Missouri 64762, fax number          . Notices, etc. shall be deemed delivered upon confirmation of facsimile transmission, upon personal delivery, one business day after being sent via reputable nationwide overnight courier service, or three business days after deposit in the mail.

4. Modification and Waiver.  No purported amendment, modification or waiver of any provision hereof shall be binding unless set forth in a written document signed by the undersigned and the Company (in the case of amendments or modifications) or by the party to be charged thereby (in the case of waivers). Any waiver shall be limited to the provisions hereof in the circumstances or events specifically made subject thereto, and shall not be deemed a waiver of any other term hereof or of the same circumstance or event upon any reoccurrence thereof.

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5. Successors and Assigns.  This Promissory Note shall not be assignable or transferable by the undersigned. Any attempt at assignment by the undersigned shall be null and void. All the terms and provisions of this Promissory Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the undersigned and the Company, whether or not so expressed.

6. Waiver of Demand, Presentment and Notice of Dishonor.  The undersigned hereby waives demand, presentment, protest, notice of protest and notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance or default hereof.

7. Applicable Law.  The laws of the State of Delaware, without regard to its conflicts of law principles, shall govern the validity, the construction and the interpretation of the rights and duties of the parties.

IN WITNESS WHEREOF, the undersigned has (have) executed this Promissory Note as of the date set forth below.

Individuals:	Entities:

(Includes joint tenants, tenants in common and individual IRA beneficiaries)	(Includes corporations, limited liability companies, partnerships, cooperatives, trusts and IRA custodians)

Name of Individual Obligor	Name of Entity Obligor

Signature of Individual Obligor	Authorized Signature

Name of Joint Individual Obligor	Print Name

Signature of Joint Individual Obligor	Title

Date	Date

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OZARK ETHANOL, LLC

SIGNATURE PAGE TO
LIMITED LIABILITY COMPANY AGREEMENT

This Signature Page to Limited Liability Company Agreement constitutes an Amendment to that certain Limited Liability Company Agreement adopted May 16, 2006, as it may be amended and may subsequently be amended (the “Agreement”), by and among the Members of Ozark Ethanol, LLC, a Delaware limited liability company (the “Company”), and the persons and entities who are or hereafter become parties to or bound by the Agreement, as provided therein or herein.

WHEREAS, the undersigned wishes to acquire Class A Units of the Company; and

WHEREAS, the Agreement contains provisions which provide that the rights and obligations of members of the Company and of holders of Units of the Company will be determined by the Agreement;

NOW, THEREFORE, in consideration of the premises, the mutual covenants and commitments set forth herein and in the Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, by executing this Signature Page, the undersigned hereby becomes a party to and is hereby bound by all of the provisions of the Agreement as it may be amended and may subsequently be amended and agrees that the Class A Units of the Company acquired by the undersigned are Class A Units within the meaning of that term in the Agreement.

Except as specifically amended hereby, all of the provisions of the Agreement shall remain in full force and effect and terms defined in the Agreement shall have the same meaning herein.

This Signature Page to Limited Liability Company Agreement shall be effective upon the acceptance and execution hereof by the Company.

IN WITNESS WHEREOF, the undersigned has (have) executed this Signature Page to Limited Liability Company Agreement as of the date set forth below.

Individuals:	Entities:

(Includes joint tenants, tenants in common and individual IRA beneficiaries)	(Includes corporations, limited liability companies, partnerships, cooperatives, trusts and IRA custodians)

Name of Individual Subscriber	Name of Entity Subscriber

Signature of Individual Subscriber	Authorized Signature

Name of Joint Individual Subscriber	Print Name

Signature of Joint Individual Subscriber	Title

Date	Date

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Acceptance by Company:

Ozark Ethanol, LLC hereby consents to and accepts this Signature Page to Limited Liability Company Agreement and to the amendment of the Limited Liability Company Agreement adopted May 16, 2006, as it may be amended and may subsequently be amended, as provided herein and as of the date set forth below, on behalf of itself and its Members and the persons and entities who are or hereafter become parties to or bound by the Agreement.

OZARK ETHANOL, LLC

By: _ _
Title: _ _
Date: _ _

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MINIMUM 15,000,000 UNITS

($30,000,000)

MAXIMUM 40,000,000 UNITS

($80,000,000)

OZARK ETHANOL, LLC

CLASS A UNITS

PROSPECTUS

JUNE 15, 2007

Through and including September 13, 2007 (the 90th day after the effective date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.